   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 25, 2014.

                       REGISTRATION NO. 333-186795


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                  FORM S-1



                      POST-EFFECTIVE AMENDMENT NO. 1 TO
           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933



                   MONY LIFE INSURANCE COMPANY OF AMERICA
           (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ARIZONA
       (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)

                                    6311
          (PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBER)

                                 86-0222062
                  (I. R. S. EMPLOYER IDENTIFICATION NUMBER)

                         1290 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10104

                               (212) 554-1234

  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                 OF REGISTRAT'S PRINCIPAL EXECUTIVE OFFICES)
            ---------------------



                                 DODIE KENT
                VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
                   MONY LIFE INSURANCE COMPANY OF AMERICA
                         1290 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10104
                               (212) 554-1234

(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                PLEASE SEND COPIES OF ALL COMMUNICATIONS TO:
                         CHRISTOPHER E. PALMER, ESQ.
                             GOODWIN PROCTER LLP
                          901 NEW YORK AVENUE, N.W.
                           WASHINGTON, D.C. 20001
            ---------------------



If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462 (d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.



Large accelerated filer [ ]    Accelerated filer [ ]     Non-accelerated filer
[x]     Smaller reporting company [ ]
                (Do not check if a smaller reporting company)


The Registration hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

PROSPECTUS                                             ISSUED BY
DATED MAY 1, 2014                                      MONY LIFE INSURANCE COMPANY OF AMERICA
INDIVIDUAL FLEXIBLE PAYMENT VARIABLE ANNUITY           WITH VARIABLE INVESTMENT OPTIONS UNDER MONY
  CONTRACT                                             AMERICA'S MONY AMERICA VARIABLE ACCOUNT A
                                                       OPERATIONS CENTER
                                                       5788 WIDEWATERS PARKWAY
                                                       SYRACUSE, NY 13214


PLEASE READ AND KEEP THIS PROSPECTUS FOR FUTURE REFERENCE. IT CONTAINS IMPORTANT INFORMATION THAT YOU SHOULD KNOW BEFORE PURCHASING, OR TAKING ANY OTHER ACTION UNDER YOUR CONTRACT. ALSO, YOU SHOULD READ THE PROSPECTUSES FOR EACH TRUST, WHICH CONTAIN IMPORTANT INFORMATION ABOUT THEIR PORTFOLIOS.

MONY Life Insurance Company of America (the "Company") issues the flexible payment variable annuity contract described in this prospectus. This prospectus is a disclosure document and describes all of the contract's material features, benefits, rights and obligations, as well as other information. The description of the contract's material provisions in this prospectus is current as of the date of this prospectus. If certain material provisions under the contract are changed after the date of this prospectus in accordance with the contract, those changes will be described in a supplement to this prospectus. You should carefully read this prospectus in conjunction with any applicable supplements.

This Contract is no longer being sold. This prospectus is used with current contract owners only. We will continue to accept Purchase Payments under existing Contracts. You should note that your Contract features and charges, and your investment options, may vary depending on your state and/or the date on which you purchased your Contract. For more information about the particular features, charges and options applicable to you, please contact your financial professional and/or refer to your Contract.

You can tell us what to do with your Purchase Payments. You can also tell us what to do with the fund value your Contract may create for you resulting from those Purchase Payments.


You may allocate some or all of your Purchase Payments into the subaccounts. Each subaccount is a subaccount of Separate Account MONY America Variable Account A. Both the value of your Contract before annuitization and the amount of income afterward will depend on the investment performance of the portfolios you select. You bear the investment risk of investing in the portfolios. The subaccounts invest in shares of the following portfolios of AXA Premier VIP Trust, Dreyfus Stock Index Fund, Inc., EQ Advisors Trust, Fidelity Variable Insurance Products (VIP), Franklin Templeton Variable Insurance Products Trust, Janus Aspen Series, Oppenheimer Variable Account Funds, PIMCO Variable Insurance Trust and ProFunds VP (the "Portfolios").





SUBACCOUNTS

- All Asset Growth-Alt 20                                   - EQ/Mid Cap Index
- AXA Aggressive Allocation(1)                              - EQ/Money Market
- AXA Conservative Allocation(1)                            - EQ/Montag & Caldwell Growth
- AXA Conservative-Plus Allocation(1)                       - EQ/Morgan Stanley Mid Cap Growth
- AXA Large Cap Growth Managed Volatility(3)                - EQ/PIMCO Ultra Short Bond
- AXA Mid Cap Value Managed Volatility(3)                   - EQ/Quality Bond PLUS
- AXA Moderate Allocation(1)                                - EQ/T. Rowe Price Growth Stock
- AXA Moderate-Plus Allocation(1)                           - EQ/UBS Growth and Income
- Charter(SM) Small Cap Growth(2)(3)                        - Fidelity VIP Contrafund(R)
- Dreyfus Stock Index                                       - Franklin Income VIP(3)
- EQ/BlackRock Basic Value Equity                           - Franklin Rising Dividends VIP(3)
- EQ/Boston Advisors Equity Income                          - Janus Aspen Balanced
- EQ/Calvert Socially Responsible                           - Janus Aspen Enterprise
- EQ/Capital Guardian Research                              - Janus Aspen Forty
- EQ/Core Bond Index                                        - Janus Aspen Global Research
- EQ/GAMCO Mergers and Acquisitions                         - Oppenheimer Global Fund/VA
- EQ/GAMCO Small Company Value                              - PIMCO Global Bond (Unhedged)
- EQ/Intermediate Government Bond                           - ProFund VP Bear
- EQ Large Cap Value Index                                  - ProFund VP Rising Rates Opportunity
- EQ/MFS International Growth                               - ProFund VP UltraBull


NOT ALL OF THESE PORTFOLIOS MAY BE AVAILABLE IN ALL STATES OR ALL MARKETS.

(1)   The "AXA Allocation" portfolios.


(2) This variable investment option was converted and/or changed its investment objective on or about April 30, 2014, pursuant to regulatory and shareholder approval. Please see "The Portfolios" later in this Prospectus for more information.



(3) This is the variable investment option's new name, effective on or about June 13, 2014, subject to regulatory approval. Please see "The Portfolios" later in this Prospectus for the variable investment option's former name.


You may also allocate some or all of your Purchase Payments and fund value into our Guaranteed Interest Account with Market Value Adjustment, which is discussed later in this prospectus.


A Statement of Additional Information dated May 1, 2014 containing additional information about the contract is incorporated herein by reference. It has been filed with the Securities and Exchange Commission and is available from the Company without charge upon written request. You may request one by writing to our Operations Center located at MONY Life Insurance Company of America, Operations Center, 5788 Widewaters Parkway, Syracuse, New York 13214, or by telephoning 1-800-487-6669 or by accessing the SEC's website at www.sec.gov. The table of contents of the Statement of Additional Information can be found in the back of this prospectus.


THE SEC HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.




MLA-CM 05.14

                         CONTENTS OF THIS PROSPECTUS




1.  SUMMARY OF THE CONTRACT..........................................      3
    Definitions......................................................      3
    Purpose of the Contract..........................................      3
    Purchase Payments and fund value.................................      3
    Minimum Purchase Payments........................................      3
    MONY America Variable Account A..................................      4
    Guaranteed Interest Account with Market Value Adjustment.........      4
    The Market Value Adjustment......................................      4
    Transfer of fund value...........................................      4
    Contract loans...................................................      5
    Surrender........................................................      5
    Charges and deductions...........................................      5
    Right to return contract provision...............................      5
    Death benefit....................................................      5
    Fee tables.......................................................      6
    Example..........................................................      7
    Other contracts..................................................      8
    Condensed financial information..................................      8
2.  WHO IS MONY LIFE INSURANCE COMPANY OF AMERICA?...................      8
    MONY Life Insurance Company of America...........................      8
    How to reach us..................................................      8
    MONY America Variable Account A..................................      9
3.  THE PORTFOLIOS...................................................     10
    Purchase of portfolio shares by MONY America Variable
        Account A....................................................     17
4.  DETAILED INFORMATION ABOUT THE CONTRACT..........................     17
    Payment and allocation of Purchase Payments......................     17
    Telephone/fax/web transactions...................................     22
    Disruptive transfer activity.....................................     22
    Termination of the Contract......................................     24
5.  SURRENDERS.......................................................     24
6.  LOANS............................................................     25
7.  DEATH BENEFIT....................................................     26
    Death benefit provided by the Contract...........................     26
    Enhanced death benefit options...................................     27
    Election and effective date of election..........................     27
    Payment of death benefit.........................................     28
8.  CHARGES AND DEDUCTIONS...........................................     28
    Deductions from Purchase Payments................................     29
    Charges against Fund Value.......................................     29
    Deductions from Fund Value.......................................     29
9.  ANNUITY PROVISIONS...............................................     32
    Annuity payments.................................................     32
    Election and change of settlement option.........................     32
    Settlement options...............................................     33
    Frequency of annuity payments....................................     33
    Additional provisions............................................     34
10. OTHER PROVISIONS.................................................     34
    Ownership........................................................     34
    Provision required by Section 72(s) of the Code..................     34
    Provision required by Section 401(a)(9) of the Code..............     35
    Secondary annuitant..............................................     36
    Assignment.......................................................     36
    Change of beneficiary............................................     36
    Substitution of securities.......................................     37
    Changes to Contracts.............................................     37
    Change in operation of MONY America Variable Account A...........     37
11. VOTING RIGHTS....................................................     37
12. DISTRIBUTION OF THE CONTRACTS....................................     37
13. FEDERAL TAX STATUS...............................................     40
    Introduction.....................................................     40
    Spousal status...................................................
    Taxation of annuities in general.................................     41
    Retirement plans.................................................
    Tax treatment of the Company.....................................
14. LEGAL PROCEEDINGS................................................     47
15. FINANCIAL STATEMENTS.............................................     47
    About the general account........................................     47
    Appendix I -- Condensed financial information....................    I-1
STATEMENT OF ADDITIONAL INFORMATION
    Table of Contents

1. SUMMARY OF THE CONTRACT

This summary provides you with a brief overview of the more important aspects of your Contract. It is not intended to be complete. More detailed information is contained in this prospectus on the pages following this summary and in your Contract. This summary and the entire prospectus will describe the part of the Contract involving MONY America Variable Account A. The prospectus also briefly will describe the Guaranteed Interest Account with Market Value Adjustment and the portfolios offered by AXA Premier VIP Trust, Dreyfus Stock Index Fund, Inc. EQ Advisors Trust, Fidelity Variable Insurance Products, Franklin Templeton Variable Insurance Products Trust, Janus Aspen Series, Oppenheimer Variable Account Funds, PIMCO Variable Insurance Trust and ProFunds VP. More detailed information about the Guaranteed Interest Account with Market Value Adjustment is contained in the prospectus attached to this prospectus and in your Contract. See applicable Fund prospectuses for more detailed information about the portfolios offered by the Funds.


DEFINITIONS


--------------------------------------------------------------------------------
SPECIALIZED TERMS WILL BE DEFINED ON THE PAGE WHERE THEY FIRST APPEAR ENCLOSED IN A BOX.
--------------------------------------------------------------------------------


PURPOSE OF THE CONTRACT

The Contract is an Individual Flexible Payment Variable Annuity Contract (the "Contract" or "Contracts"). As of January 31, 2005, we no longer offer this Contract. We will continue to accept Purchase Payments under existing Contracts.

The Contract is designed to allow an owner to make Purchase Payments to the Company under the Contract. Those Purchase Payments are allocated at the owner's choice among the subaccounts of MONY America Variable Account A and the Guaranteed Interest Account with Market Value Adjustment. Those Purchase Payments can accumulate for a period of time and create fund value for the owner. The owner can choose the length of time that such Purchase Payments may accumulate. The owner may choose at some point in the future to receive annuity benefits based upon that accumulated fund value.

An owner may use the Contract's design to accumulate fund value for various purposes including retirement or to supplement other retirement programs. Some of these retirement programs (the "Qualified Plans") may qualify for federal income tax advantages available under certain Sections of the Internal Revenue Code (the "Code"), Sections 401, 403 (other than Section 403(b)), 408, 408A and 457, for example.


--------------------------------------------------------------------------------
QUALIFIED PLANS -- RETIREMENT PLANS THAT MAY RECEIVE FAVORABLE TAX TREATMENT UNDER CERTAIN SECTIONS OF THE INTERNAL REVENUE CODE.

QUALIFIED CONTRACTS -- CONTRACTS ISSUED UNDER QUALIFIED PLANS.

NON-QUALIFIED CONTRACTS -- CONTRACTS NOT ISSUED UNDER QUALIFIED PLANS.
--------------------------------------------------------------------------------

The Contract is also designed to allow the owner to request payments of part or all of the accumulated fund value before the owner begins to receive annuity benefits. This payment may result in the imposition of a surrender charge and a market value adjustment. The market value adjustment will not apply to Contracts issued in certain states. It may also be subject to income and other taxes.


PURCHASE PAYMENTS AND FUND VALUE

You may allocate your Purchase Payments to one or more of the subaccounts of MONY America Variable Account A that are available under the Contract and/or to the Guaranteed Interest Account with Market Value Adjustment. The Purchase Payments you allocate among the various subaccounts of MONY America Variable Account A may increase or decrease in value on any day depending on the investment experience of the subaccounts you select. There is no guarantee that the value of the Purchase Payments you allocate to any of the subaccounts of MONY America Variable Account A will increase or that the Purchase Payments you make will not lose value.


MINIMUM PURCHASE PAYMENTS

The minimum Purchase Payment for individuals varies depending upon the purchaser of the Contract and the method of paying the Purchase Payments. See "Payment and allocation of Purchase Payments."

Additional Purchase Payments may be made at any time. However, for certain automatic payment plans, the smallest additional payment is $50. (See "Issuance of the Contract.") The Company may change this requirement in the future.


MONY AMERICA VARIABLE ACCOUNT A

MONY America Variable Account A is a separate investment account of MONY Life Insurance Company of America (the "Company"). MONY America Variable Account A's assets are owned by the Company, but are not chargeable with liabilities arising from any other business the Company conducts.


The subaccounts of MONY America Variable Account A invest in shares of the Portfolios at their net asset value. (See "The Portfolios.") Owners bear the entire investment risk for all amounts allocated to MONY America Variable Account A subaccounts.



--------------------------------------------------------------------------------
FUND -- ANY OPEN-END MANAGEMENT INVESTMENT COMPANY OR UNIT INVESTMENT TRUST IN WHICH A SUBACCOUNT INVESTS.

OWNER -- THE PERSON SO DESIGNATED IN THE APPLICATION TO WHOM ALL RIGHTS, BENEFITS, OPTIONS AND PRIVILEGES APPLY WHILE THE ANNUITANT IS LIVING. IF A CONTRACT HAS BEEN ABSOLUTELY ASSIGNED, THE ASSIGNEE BECOMES THE OWNER.

PURCHASE PAYMENT -- AN AMOUNT PAID TO THE COMPANY BY THE OWNER OR ON THE OWNER'S BEHALF AS CONSIDERATION FOR THE BENEFITS PROVIDED BY THE CONTRACT.

NET PURCHASE PAYMENT -- PURCHASE PAYMENT LESS ANY APPLICABLE TAX CHARGES.
--------------------------------------------------------------------------------


GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

The Guaranteed Interest Account with Market Value Adjustment is part of the Company's General Account. It consists of all the Company's assets other than assets allocated to segregated investment accounts of the Company. Net Purchase Payments allocated to the Guaranteed Interest Account with Market Value Adjustment will be credited with interest at rates guaranteed by the Company for specified periods. (See the prospectus for the Guaranteed Interest Account with Market Value Adjustment which accompanies this prospectus for further details)


THE MARKET VALUE ADJUSTMENT

Amounts that are surrendered or transferred (including transfers for the purpose of obtaining a Loan) from an Accumulation Period more than 30 days before the Maturity Date will be subject to an MVA. An MVA will not apply upon payment of a death benefit upon the death of the annuitant. The MVA is determined through the use of a factor, which is known as the MVA Factor. This factor is discussed in detail in the section entitled "The Market Value Adjustment." The MVA could cause an increase or decrease or no change at all in the amount of the distribution from an Accumulation Period.

A market value adjustment will be imposed on transfers or surrenders (partial or full) from the Guaranteed Interest Account with Market Value Adjustment in most states. A MARKET VALUE ADJUSTMENT WILL NOT BE IMPOSED ON CONTRACTS ISSUED IN THE STATES OF MARYLAND, THE COMMONWEALTH OF MASSACHUSETTS, NEW JERSEY, OKLAHOMA, OREGON, THE COMMONWEALTH OF PENNSYLVANIA, SOUTH CAROLINA, TEXAS AND WASHINGTON; HOWEVER, RESTRICTIONS ON TRANSFERS APPLY IN THESE STATES. The adjustment can be either a positive or negative adjustment. No adjustment is made for the amount withdrawn or transferred within 30 days before the end of the accumulation period.


--------------------------------------------------------------------------------
FUND VALUE -- THE AGGREGATE DOLLAR VALUE AS OF ANY BUSINESS DAY OF ALL AMOUNTS ACCUMULATED UNDER EACH OF THE SUBACCOUNTS, THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT, AND THE LOAN ACCOUNT OF THE CONTRACT.

BUSINESS DAY -- OUR "BUSINESS DAY" IS GENERALLY ANY DAY THE NEW YORK STOCK EXCHANGE IS OPEN FOR REGULAR TRADING AND GENERALLY ENDS AT 4:00 P.M. EASTERN TIME (OR AS OF AN EARLIER CLOSE OF REGULAR TRADING). A BUSINESS DAY DOES NOT INCLUDE A DAY ON WHICH WE ARE NOT OPEN DUE TO EMERGENCY CONDITIONS DETERMINED
BY THE SECURITIES AND EXCHANGE COMMISSION. WE MAY ALSO CLOSE EARLY DUE TO SUCH EMERGENCY CONDITIONS.
--------------------------------------------------------------------------------


TRANSFER OF FUND VALUE

You may transfer Fund Value among the subaccounts and to or from the Guaranteed Interest Account with Market Value Adjustment. Transfers from the Guaranteed Interest Account with Market Value Adjustment may be subject to a Market Value Adjustment for contracts issued in certain states. Transfers may be made by telephone, facsimile or via the web if the proper form has been completed, signed, and received by the Company at its Operations Center. See the cover page for how to contact the Operations Center. (See "Transfers.")

CONTRACT LOANS


Under certain qualified contracts, you may borrow up to the dollar amount specified in the Code, not to exceed 50% of your Contract's Fund Value from the Company. Your Contract will be the only security required for the loan. Contracts issued to 401(k) plans are generally the only Contracts which permit loans. An amount equal to the amount of the loan is transferred to the loan account as security for the loan. The loan account is part of the Company's General Account.


We will charge you interest on the amount borrowed. If you do not pay the interest when due, the amount due will be borrowed from the Contract's Fund Value.


SURRENDER

You may surrender all or part of the Contract at any time and receive its cash value while the Annuitant is alive prior to the annuity starting date. We may impose a surrender charge and market value adjustment (if applicable). The amounts you receive upon surrender may be subject to income taxes and a 10% penalty tax if you are younger than 59 1/2 at the time of surrender. (See "Federal tax status.")


CHARGES AND DEDUCTIONS

The Contract provides for the deduction of various charges and expenses from the Fund Value of the Contract.


RIGHT TO RETURN CONTRACT PROVISION

This information is no longer applicable, as these contracts are no longer available to new purchasers.

You have the right to examine the Contract when you receive it. You may return the Contract for any reason during the "right to return contract period" (usually within ten days from the day you receive it. You will receive a refund of the Purchase Payments received by the Company, less any partial surrender you made. During the right to return contract period, Purchase Payments will be retained in the Company's General Account and will earn interest at a rate not less than 3.50% per year. If you have not returned the Contract at the end of the right to return contract period, we transfer the Net Purchase Payments with interest to the subaccounts and/or the Guaranteed Interest Account.


DEATH BENEFIT

If the Annuitant (and the Secondary Annuitant, if any) dies before the annuity starting date a death benefit will be payable to the Beneficiary. Under certain circumstances, an enhanced death benefit may be payable. If the Annuitant dies after annuity payments start, no death benefit is payable except as may be payable under the settlement option selected. (See "Death benefit" and "Enhanced death benefit.")


--------------------------------------------------------------------------------
ANNUITANT -- THE PERSON UPON WHOSE CONTINUATION OF LIFE ANY ANNUITY PAYMENT DEPENDS.

SECONDARY ANNUITANT -- THE PARTY DESIGNATED BY THE OWNER TO BECOME THE ANNUITANT, SUBJECT TO CERTAIN CONDITIONS, ON THE DEATH OF THE ANNUITANT.

BENEFICIARY -- THE PARTY ENTITLED TO RECEIVE BENEFITS PAYABLE AT THE DEATH OF THE ANNUITANT OR (IF APPLICABLE) THE SECONDARY ANNUITANT.

ANNUITY STARTING DATE -- ATTAINMENT OF AGE 95, OR AT THE DISCRETION OF THE
OWNER OF THE CONTRACT, A DATE THAT IS AT LEAST TEN YEARS FROM THE EFFECTIVE
DATE OF THE CONTRACT.
--------------------------------------------------------------------------------

FEE TABLES

The following tables describe the fees and expenses that you will pay when buying, owning, and surrendering the Contract.

The first table describes the fees and expenses that you will pay at the time that you buy the Contract, surrender the Contract, transfer Fund Value between investment options, or for Contracts funding 401(k) plans only, take a loan. A charge for taxes may also be deducted.


                         OWNER TRANSACTION EXPENSES:

       Maximum deferred sales load (surrender charge)
       (as a percentage of Purchase Payments surrendered)..................................................     7.00%(1)

       Loan interest spread (effective annual rate)........................................................     2.50%(2)

       Maximum transfer charge.............................................................................       $25(3)

       The next table describes the fees and expense that you will pay periodically during the time that you own the Contract, not including Fund portfolio company fees and expenses.

       Maximum annual contract charge......................................................................       $50(4)


                      SEPARATE ACCOUNT ANNUAL EXPENSES
(AS A PERCENTAGE OF AVERAGE ANNUAL FUND VALUE IN MONY AMERICA VARIABLE ACCOUNT
A):

       Maximum mortality and expense risk fees......................................................    1.35%(5)

       Total separate account annual expenses.......................................................    1.35%(5)

       (1) THE SURRENDER CHARGE PERCENTAGE, WHICH REDUCES TO ZERO, IS DETERMINED UNDER A SURRENDER CHARGE SCHEDULE. (SEE "DEDUCTIONS FROM FUND VALUE -- AMOUNT OF SURRENDER CHARGE.") THE SURRENDER CHARGE MAY BE REDUCED UNDER CERTAIN CIRCUMSTANCES WHICH INCLUDE REDUCTION IN ORDER TO GUARANTEE THAT CERTAIN AMOUNTS MAY BE RECEIVED FREE OF SURRENDER CHARGE. (SEE "CHARGES AGAINST FUND VALUE -- FREE PARTIAL SURRENDER AMOUNT.")
       (2) THE LOAN INTEREST SPREAD IS THE DIFFERENCE BETWEEN THE AMOUNT OF INTEREST WE CHARGE ON LOANS AND THE AMOUNT OF INTEREST WE CREDIT TO AMOUNTS HELD IN THE LOAN ACCOUNT TO SECURE LOANS.
       (3) THE TRANSFER CHARGE CURRENTLY IS $0. HOWEVER, THE COMPANY HAS RESERVED THE RIGHT TO IMPOSE A CHARGE FOR EACH TRANSFER, WHICH WILL NOT EXCEED $25 (EXCEPT FOR CONTRACTS ISSUED IN THE STATES OF SOUTH CAROLINA AND TEXAS WHERE IT WILL NOT EXCEED $10). (SEE "CHARGES AGAINST FUND VALUE -- TRANSFER CHARGE.")
       (4) THE ANNUAL CONTRACT CHARGE IS CURRENTLY $0. HOWEVER, THE COMPANY MAY IN THE FUTURE CHANGE THE AMOUNT OF THE CHARGE TO AN AMOUNT NOT EXCEEDING $50 PER CONTRACT YEAR (EXCEPT FOR CONTRACTS ISSUED IN THE STATES OF MARYLAND, MASSACHUSETTS, NEW JERSEY, OKLAHOMA, OREGON, COMMONWEALTH OF PENNSYLVANIA, SOUTH CAROLINA, TEXAS AND WASHINGTON WHERE THE CHARGE MAY NOT EXCEED $30). (SEE "CHARGES AGAINST FUND VALUE -- ANNUAL CONTRACT CHARGE.")
       (5) THE MORTALITY AND EXPENSE RISK CHARGE IS DEDUCTED DAILY EQUIVALENT TO A CURRENT ANNUAL RATE OF 1.35% (AND IS GUARANTEED NOT TO EXCEED A DAILY RATE EQUIVALENT TO AN ANNUAL RATE OF 1.35%) FROM THE VALUE OF THE NET ASSETS OF MONY AMERICA VARIABLE ACCOUNT A.



The next item shows the minimum and maximum total operating expenses charged by the Portfolios for the year ended December 31, 2013. You may pay Portfolio operating expenses periodically during the time that you own the Contract. Certain Portfolios invest in shares of other portfolios of the Trusts and/or shares of unaffiliated portfolios ("underlying portfolios"). More detail concerning each Portfolio's fees and expenses is contained in the prospectus for the Portfolio.

                  TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES



       Total Annual Portfolio Operating Expenses for 2013...............    0.29%           1.81%
         (expenses that are deducted from portfolio assets
         including management fees, 12b-1 fees, service fees,
         and/or other Lowest Highest expenses)(1)



       (1) "TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES" ARE BASED, IN PART, ON ESTIMATED AMOUNTS FOR OPTIONS ADDED DURING THE FISCAL YEAR 2013, IF APPLICABLE, AND FOR THE UNDERLYING PORTFOLIOS. IN ADDITION, THE "LOWEST" REPRESENTS THE TOTAL ANNUAL OPERATING EXPENSES OF THE DREYFUS STOCK INDEX PORTFOLIO -- INITIAL SHARES. THE "HIGHEST" REPRESENTS THE TOTAL ANNUAL OPERATING EXPENSES OF THE CHARTER(SM) SMALL CAP GROWTH PORTFOLIO.




EXAMPLE


This example is intended to help you compare the cost of investing in the Contract with the cost of investing in other variable annuity contracts. These costs include Owner transaction expenses, contract fees, separate account annual expenses, and Portfolio fees and expenses for the year ended December 31, 2013.



The example assumes that you invest $10,000 in the Contract for the time periods indicated. The example also assumes that your investment has a 5% return each year. The example assumes the maximum contract charges and annual expenses of any of the Fund portfolios (before expense limitations) set forth in the previous charts. Although your actual costs may be higher or lower, based on these assumptions, your costs would be:


1. a. If you surrender your Contract at the end of the applicable time period (assuming maximum fees and expenses of any of the Fund portfolios):


                                          1 YEAR       3 YEARS      5 YEARS      10 YEARS
                                         --------     --------     ---------    ---------
                                          $1,007       $1,683       $2,374        $3,915


   b. If you surrender your Contract at the end of the applicable time period (assuming minimum fees and expenses of any of the Fund portfolios):


                                          1 YEAR       3 YEARS      5 YEARS      10 YEARS
                                          -------     --------     ---------    ---------
                                            $865        $1,259        $1,669       $2,472


2. a. If you do not surrender your Contract (assuming maximum fees and expenses of any of the Fund portfolios):


                                          1 YEAR       3 YEARS      5 YEARS      10 YEARS
                                          -------     --------     ---------    ---------
                                            $368        $1,120        $1,892       $3,915


   b. If you do not surrender your Contract (assuming minimum fees and expenses of any of the Fund portfolios):


                                          1 YEAR       3 YEARS      5 YEARS      10 YEARS
                                          -------     --------     ---------    ---------
                                            $217          $670        $1,149       $2,472


3. a. If you annuitize your Contract and the proceeds are settled under Settlement Options 3 or 3A (life income with annuity options) (assuming maximum fees and expenses of any of the Fund portfolios):


                                          1 YEAR       3 YEARS      5 YEARS      10 YEARS
                                         --------     --------     ---------    ---------
                                          $1,007       $1,120       $1,892        $3,915


   b. If you annuitize your Contract and the proceeds are settled under Settlement Options 3 or 3A (life income with annuity options) (assuming minimum fees and expenses of any of the Fund portfolios):


                                          1 YEAR       3 YEARS      5 YEARS      10 YEARS
                                          -------     --------     ---------    ---------
                                            $865          $670        $1,149       $2,472


4. a. If you annuitize your Contract and the proceeds are settled under Settlement Options 1, 2 or 4 (annuity income without life contingencies) (assuming maximum fees and expenses of any of the Fund portfolios):


                                          1 YEAR       3 YEARS      5 YEARS      10 YEARS
                                         --------     --------     ---------    ---------
                                          $1,007       $1,683       $2,374        $3,915

   b. If you annuitize your Contract and the proceeds are settled under Settlement Options 1, 2 or 4 (annuity income without life contingencies) (assuming minimum fees and expenses of any of the Fund portfolios):


                                          1 YEAR       3 YEARS      5 YEARS      10 YEARS
                                          -------     --------     ---------    ---------
                                            $865        $1,259        $1,669       $2,472



For the purposes of the Fee Tables and the Example, we assume that the Contract is owned during the accumulation period. (See "Charges and Deductions.") On and after the annuity starting date, different fees and charges will apply.


OTHER CONTRACTS

We offer a variety of fixed and variable annuity Contracts. They may offer features, including investment options, fees and/or charges that are different from those in the Contracts offered by this prospectus. Not every Contract is offered through the same distributor. Upon request, your registered representative can show you information regarding other annuity Contracts that he or she distributes. You can also contact us to find out more about any of MONY Life Insurance Company of America annuity Contracts.


CONDENSED FINANCIAL INFORMATION


Please see Appendix I at the end of this prospectus for the unit values and the number of units outstanding as of the end of the period shown for each of the variable investment options available as of December 31, 2013.



2. WHO IS MONY LIFE INSURANCE COMPANY OF AMERICA?

MONY LIFE INSURANCE COMPANY OF AMERICA

We are MONY Life Insurance Company of America (the "Company"), an Arizona stock life insurance corporation organized in 1969. MONY Life Insurance Company of America is an indirect wholly owned subsidiary of AXA Financial, Inc., which is an indirect wholly owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of the Company, AXA exercises significant influence over the operations and capital structure of the Company. No company other than the Company, however, has any legal responsibility to pay amounts that the Company owes under the Contracts.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $552.3 billion in assets as of December 31, 2013. The Company is licensed to sell life insurance and annuities in forty-nine states (not including New
York), the District of Columbia, the U.S. Virgin Islands and Puerto Rico. Our main administrative office is located at 525 Washington Blvd., Jersey City, NJ 07310.



On October 1, 2013, the Company entered into a reinsurance transaction with Protective Life Insurance Company ("Protective"), whereby Protective agreed to reinsure a substantial portion of the Company's life insurance and annuity business (the "Reinsured Business"). This policy is included in the Reinsured Business. Protective reinsures all of the insurance risks of the Reinsured Business and is responsible for customer service and administration for all contracts comprising the Reinsured Business. However, the Company remains the insurer of the policy and the terms, features, and benefits of the policy have NOT changed as a result of the transaction.


HOW TO REACH US


EFFECTIVE SEPTEMBER 1, 2014, YOU MAY NO LONGER ACCESS YOUR ACCOUNT INFORMATION OR MAKE TRANSACTION REQUESTS ON-LINE THROUGH THE INTERNET.



To obtain (1) any forms you need for communicating with us, (2) unit values and other values under your policy, and (3) any other information or materials that we provide in connection with your Contract or the Portfolios, you may communicate with our Operations Center as listed below for the purposes described. Please refer to "Telephone/ Fax/Web Transactions" for effective dates for processing telephone, Internet, and facsimile requests, later in this prospectus. Certain methods of contacting us, such as by telephone or electronically may be unavailable or delayed (for example our fax service may not be available at all times and/or we may be unavailable due to emergency closing). In addition, the level and type of service available may be restricted based on criteria established by us. In order to avoid delays in processing, please send your correspondence and check to the appropriate location, as follows:



FOR CORRESPONDENCE WITH CHECKS:

FOR SUBSEQUENT CONTRIBUTIONS SENT BY REGULAR MAIL:

MONY Life Insurance Company of America
P.O. Box 5064
New York, NY 10087-5064

FOR SUBSEQUENT CONTRIBUTIONS SENT BY EXPRESS DELIVERY:

JPMorgan Chase - Lockbox Processing
Lockbox - MONY Life Insurance Company of America -
LBX 5064
4 Chase Metrotech Center
7th Floor East
Brooklyn, NY 11245


FOR CORRESPONDENCE WITHOUT CHECKS:

FOR ALL OTHER COMMUNICATIONS (E.G., REQUESTS FOR TRANSFERS, WITHDRAWALS, OR REQUIRED NOTICES) SENT BY MAIL:


MONY Life Insurance Company of America
Operations Center
5788 Widewaters Parkway
Syracuse, New York 13214



Your correspondence will be picked up at the mailing address noted above and delivered to our Operations Center. Your correspondence, however, is not considered received by us until it is received at our Operations Center. Where this prospectus refers to the day when we receive a contribution, request, election, notice, transfer or any other transaction request from you, we mean the day on which that item (or the last thing necessary for us to process that item) arrives in complete and proper form at our Operations Center or via the appropriate telephone or fax number if the item is a type we accept by those means. There are two main exceptions: if the item arrives (1) on a day that is not a business day or (2) after the close of a business day, then, in each case, we are deemed to have received that item on the next business day. Our Operations Center is: 5788 Widewaters Parkway, Syracuse, New York 13214.



BY TOLL-FREE PHONE:

Customer service representatives are available weekdays from 9:00 a.m. to 5:00 p.m., Eastern Time at 1-800-487-6669.


BY INTERNET:


Clients may access Online Account Access by visiting our Website at www.axa.com. Our Website provides access to account information and customer service. After enrolling and setting up a password, you can view account details, perform certain transactions, print customer service forms and find answers to Frequently Asked Questions (FAQs).


You can also change your allocation percentages, transfer among investment options, make a payment, and/or change your address (1) by toll-free phone, (2) over the Internet, through Online Account Access, or (3) by writing our Operations Center. For more information about the transaction requests you can make by phone, fax or internet, see "Telephone/fax/web transactions" later in this prospectus.


MONY AMERICA VARIABLE ACCOUNT A

MONY America Variable Account A is a separate investment account of the Company. Presently, only Purchase Payments for individual flexible payment variable annuity contracts are permitted to be allocated to MONY America Variable Account A. The assets in MONY America Variable Account A are kept separate from the General Account assets and other separate accounts of the Company.

The Company owns the assets in MONY America Variable Account A. The Company is required to keep assets in MONY America Variable Account A that equal the total market value of the contract liabilities funded by MONY America Variable Account A. Realized or unrealized income gains or losses of MONY America Variable Account A are credited or charged against MONY America Variable Account A assets without regard to the other income, gains or losses of the Company. Reserves and other liabilities under the contracts are assets of MONY America Variable Account A. MONY America Variable Account A assets are not chargeable with liabilities of the Company's other businesses. The assets of MONY America Variable Account A are, however, available to cover the liabilities of the Company's General Account to the extent that the assets of MONY America Variable Account A exceed the liabilities of the Contracts supported by it. The amount of some of our obligations under the Contracts is based on the assets in MONY America Variable Account A. However, the obligations themselves are obligations of the Company.

MONY America Variable Account A was authorized by the Board of Directors of the Company and established under Arizona law on March 27, 1987. MONY America Variable Account A is registered under the Investment Company Act of 1940 (the "1940 Act") and is registered and classified under that act as a "unit investment trust". The SEC, however, does not manage or supervise the Company or MONY America Variable Account A. Although MONY America Variable Account A is registered, the Securities and Exchange Commission (the "SEC") does not monitor the activity of MONY America Variable Account A on a daily basis. The Company is not required to register, and is not registered, as an investment company under the "1940 Act". A unit investment trust is a type of investment company. For state law purposes, MONY America Variable Account A is treated as a part or division of the Company.


MONY America Variable Account A is divided into subdivisions called subaccounts. Each subaccount invests only in shares of a designated Portfolio. For example, the EQ/Core Bond Index Subaccount invests solely in shares of the EQ/Core Bond Index Portfolio of the EQ Advisors Trust. These Portfolios serve only as the underlying investment for variable annuity and variable life insurance contracts issued through separate accounts of the Company or other life insurance companies. The Portfolios may also be available to certain pension accounts. The Portfolios are not available directly to individual investors. In the future, we reserve the right, in compliance with the laws that apply, to establish additional subaccounts; eliminate subaccounts; combine any two or more subaccounts; transfer the assets we determine to be the shares of the class of contracts to which the contracts belong from any subaccount to another subaccount; restrict or eliminate any voting rights as to the MONY America Variable Account A; and cause one or more subaccounts to invest some or all of their assets in one or more other trusts or investment companies of MONY America Variable Account A if marketing needs, tax conditions, or investment conditions warrant. Future subaccounts may invest in other Portfolios or in other securities, as permitted by applicable law. Any new subaccounts may be made available to existing contracts on a basis to be determined by us. If any of these changes are made, we may, by appropriate endorsement, change the Contract to reflect the change.




3. THE PORTFOLIOS



We offer both affiliated and unaffiliated Trusts, which in turn offer one or more Portfolios. AXA Equitable Funds Management Group, LLC, ("AXA FMG") a wholly owned subsidiary of AXA Equitable, serves as the investment manager of the Portfolios AXA Premier VIP Trust and EQ Advisors Trust. For some Portfolios, AXA has entered into sub-advisory agreements with one or more investment advisers (the "sub-advisers") to carry out the day-to-day investment decisions for the Portfolios. As such, among other responsibilities, AXA FMG oversees the activities of the sub-advisers with respect to the Trusts and is responsible for retaining or discontinuing the services of those sub-advisers. The chart below indicates the sub-adviser(s) for each Portfolio, if any. The chart below also shows the currently available Portfolios and their investment objectives.



You should be aware that AXA Advisors, LLC and AXA Distributors, LLC (together, the "Distributors") directly or indirectly receive 12b-1 fees from affiliated Portfolios for providing certain distribution and/or shareholder support services. These fees will not exceed 0.25% of the Portfolios' average daily net assets. The Portfolios' sub-advisers and/or their affiliates may also contribute to the cost of expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the sub-advisers' respective Portfolios. It may be more profitable for us to offer affiliated Portfolios than to offer unaffiliated Portfolios.



AXA Equitable or the Distributors may directly or indirectly receive 12b-1 fees and additional payments from certain unaffiliated Portfolios, their advisers, sub-advisers, distributors or affiliates, for providing certain administrative, marketing, distribution and/or shareholder support services. These fees and payments range from 0% to 0.60% of the unaffiliated Portfolios' average daily net assets. The Distributors may also receive payments from the advisers or sub-advisers of the unaffiliated Portfolios or their affiliates for certain distribution services, including expenses for sales meetings or seminar sponsorships that may relate to the contracts and/or the advisers' respective Portfolios.



As a contract owner, you may bear the costs of some or all of these fees and payments through your indirect investment in the Portfolios. (See the Portfolios' prospectuses for more information.) These fees and payments, as well as the Portfolios' investment management fees and administrative expenses, will reduce the underlying Portfolios' investment returns. AXA Equitable may profit from these fees and payments. AXA Equitable considers the availability of these fees and payment arrangements during the selection process for the underlying Portfolios. These fees and payment arrangements may create an incentive for us to select Portfolios (and classes of shares of Portfolios) that pay us higher amounts.



Some affiliated Portfolios invest in other affiliated Portfolios ("the AXA Fund of Fund Portfolios"). The AXA Fund of Fund Portfolios offer contract owners a convenient opportunity to invest in other Portfolios that are managed and have been selected for inclusion in the AXA Fund of Fund Portfolios by AXA FMG. AXA Advisors, LLC, an affiliated broker-dealer of AXA Equitable, may promote the benefits of such Portfolios to contract owners and/or suggest that contract owners consider whether allocating some or all of their account value to such Portfolios is consistent with their desired investment objectives. In doing so, AXA Equitable, and/or its affiliates, may be subject to conflicts of interest insofar as AXA Equitable may derive greater revenues from the AXA Fund of Fund Portfolios than certain other Portfolios available to you under your contract. Please see "Detailed information about the Contract" later in this Prospectus for more information about your role in managing your allocations.

As described in more detail in the Portfolio prospectuses, the AXA Managed Volatility Portfolios may utilize a proprietary volatility management strategy developed by AXA FMG (the "AXA volatility management strategy"), and, in addition, certain AXA Fund of Fund Portfolios may invest in affiliated Portfolios that utilize this strategy. The AXA volatility management strategy uses futures and options, such as exchange-traded futures and options contracts on securities indices, to reduce the Portfolio's equity exposure during periods when certain market indicators indicate that market volatility is above specific thresholds set for the Portfolio. When market volatility is increasing above the specific thresholds set for a Portfolio utilizing the AXA volatility management strategy, the manager of the Portfolio may reduce equity exposure. Although this strategy is intended to reduce the overall risk of investing in the Portfolio, it may not effectively protect the Portfolio from market declines and may increase its losses. Further, during such times, the Portfolio's exposure to equity securities may be less than that of a traditional equity portfolio. This may limit the Portfolio's participation in market gains and result in periods of underperformance, including those periods when the specified benchmark index is appreciating, but market volatility is high.



The AXA Managed Volatility Portfolios and the AXA Fund of Fund Portfolios that include the AXA volatility management strategy as part of their investment objective and/or principal investment strategy are identified below in the chart by a "[x]" under the column entitled "AXA Volatility Management."



Portfolios that utilize the AXA volatility management strategy (or, in the case of certain AXA Fund of Fund Portfolios, invest in other Portfolios that use the AXA volatility management strategy) are designed to reduce the overall volatility of your account value and provide you with risk-adjusted returns over time. During rising markets, the AXA volatility management strategy, however, could result in your account value rising less than would have been the case had you been invested in a Portfolio that does not utilize the AXA volatility management strategy. Conversely, investing in investment options that feature a managed-volatility strategy may be helpful in a declining market when high market volatility triggers a reduction in the investment option's equity exposure because during these periods of high volatility, the risk of losses from investing in equity securities may increase. In these instances, your account value may decline less than would have been the case had you not been invested in investment options that feature a volatility management strategy.



Please see the underlying Portfolio prospectuses for more information in general, as well as more information about the AXA volatility management strategy. Please further note that certain other affiliated Portfolios, as well as unaffiliated Portfolios, may utilize volatility management techniques that differ from the AXA volatility management strategy. Any such Portfolio is not identified under "AXA Volatility Management" below in the chart. Such techniques could also impact your account value in the same manner described above. Please see the Portfolio prospectuses for more information about the Portfolios' objective and strategies.




INVESTMENTS IN PORTFOLIOS THAT ARE ALSO OFFERED IN POLICIES/CONTRACTS WITH AN ASSET TRANSFER PROGRAM



Some of the Portfolios are offered in other AXA variable annuity contracts that have guaranteed benefit riders. Owners of these riders may be required to participate in AXA's Asset Transfer Program ("ATP"), which is designed to reduce the overall volatility of the owner's account value and therefore help AXA manage the risks associated with providing guaranteed benefits during times of high volatility in the equity market. The ATP uses predetermined mathematical formulas to move account value between the AXA Ultra Conservative Strategy Portfolio (an investment option utilized solely by the ATP) and the other Portfolios offered under those contracts. You should be aware that operation of the predetermined mathematical formulas underpinning the ATP has the potential to adversely impact the Portfolios, including their performance, risk profile and expenses. This means that Portfolio investments in policies/contracts with or without an ATP feature could be adversely impacted. Particularly during times of high market volatility, if the ATP triggers substantial asset flows into and out of a Portfolio, it could have the following effects on all policy/contract owners invested in that Portfolio:



          (a) By requiring a Portfolio sub-adviser to buy and sell large amounts of securities at inopportune times, a Portfolio's investment performance and the ability of the sub-adviser to fully implement the Portfolio's investment strategy could be negatively affected; and



          (b) By generating higher turnover in its securities or other assets than it would have experienced without being impacted by the ATP, a Portfolio could incur higher operating expense ratios and transaction costs than comparable funds. In addition, even Portfolios structured as funds-of-funds that are not available for investment by policy/contract owners who are subject to the ATP could also be impacted by the ATP if those Portfolios invest in underlying funds that are themselves subject to significant asset turnover caused by the ATP. If the ATP causes significant transfers of account value out of a Portfolio, any resulting negative effect on the performance of that Portfolio will be experienced to a greater extent by a policy/contract owner who remains invested in that Portfolio because his or her account value was not subject to the transfer.


                                                                                          INVESTMENT MANAGER               AXA
AXA PREMIER VIP TRUST                                                                     (OR SUB-ADVISER(S),          VOLATILITY
PORTFOLIO NAME               SHARE CLASS                   OBJECTIVE                        AS APPLICABLE)             MANAGEMENT
-----------------------  -------------------  ----------------------------------  ----------------------------------  ------------

AXA AGGRESSIVE                Class B         Seeks to achieve long-term          -  AXA Equitable Funds                  [x]
ALLOCATION(1)                                 capital appreciation.                  Management Group, LLC

AXA CONSERVATIVE              Class B         Seeks to achieve a high level       -  AXA Equitable Funds                  [x]
ALLOCATION(1)                                 of current income.                     Management Group, LLC

AXA CONSERVATIVE-             Class B         Seeks to achieve current            -  AXA Equitable Funds                  [x]
PLUS ALLOCATION(1)                            income and growth of capital,          Management Group, LLC
                                              with a greater emphasis on
                                              current income.

AXA MODERATE                  Class B         Seeks to achieve long-term          -  AXA Equitable Funds                  [x]
ALLOCATION(1)                                 capital appreciation and               Management Group, LLC
                                              current income.

AXA MODERATE-                 Class B         Seeks to achieve long-term          -  AXA Equitable Funds                  [x]
PLUS ALLOCATION(1)                            capital appreciation and               Management Group, LLC
                                              current income, with a greater
                                              emphasis on capital
                                              appreciation.

CHARTER(SM) SMALL             Class B         Seeks to achieve long-term          -  AXA Equitable Funds                    -
CAP GROWTH(2)                                 growth of capital.(*)                  Management Group, LLC

ALL ASSET GROWTH-             Class IB        Seeks long-term capital             -  AXA Equitable Funds                    -
ALT 20                                        appreciation and current               Management Group, LLC
                                              income.

AXA LARGE CAP                 Class IB        Seeks to achieve long-term          -  AXA Equitable Funds                  [x]
GROWTH MANAGED                                growth of capital with an              Management Group, LLC
VOLATILITY(3)                                 emphasis on risk-adjusted           -  BlackRock Capital
                                              returns and managing volatility        Management, Inc
                                              in the Portfolio.                   -  BlackRock Investment
                                                                                     Management, LLC

AXA MID CAP                   Class IA        Seeks to achieve long-term          -  AXA Equitable Funds                  [x]
VALUE MANAGED                                 capital appreciation with an           Management Group, LLC
VOLATILITY(4)                                 emphasis on risk-adjusted           -  BlackRock Investment
                                              returns and managing volatility        Management, LLC
                                              in the Portfolio.                   -  Diamond Hill Capital
                                                                                     Management, Inc.
                                                                                  -  Wellington Management
                                                                                     Company, LLP

EQ/BLACKROCK                  Class IB        Seeks to achieve capital            -  BlackRock Investment                   -
BASIC VALUE EQUITY                            appreciation and secondarily,          Management, LLC
                                              income.


                                                                                          INVESTMENT MANAGER              AXA
EQ ADVISORS TRUST                                                                         (OR SUB-ADVISER(S),         VOLATILITY
PORTFOLIO NAME               SHARE CLASS                   OBJECTIVE                        AS APPLICABLE)            MANAGEMENT
-----------------------  -------------------  ----------------------------------  ---------------------------------  ------------

EQ/BOSTON                     Class IB        Seeks a combination of              -  Boston Advisors, LLC                  -
ADVISORS EQUITY                               growth and income to achieve
INCOME                                        an above-average and
                                              consistent total return.

EQ/CALVERT                    Class IA        Seeks to achieve long-term          -  Calvert Investment                    -
SOCIALLY                                      capital appreciation.                  Management, Inc.
RESPONSIBLE

EQ/CAPITAL                    Class IA        Seeks to achieve long-term          -  Capital Guardian Trust                -
GUARDIAN                                      growth of capital.                     Company
RESEARCH

EQ/CORE BOND                  Class IA        Seeks to achieve a total return     -  AXA Equitable Funds                   -
INDEX                                         before expenses that                   Management Group, LLC
                                              approximates the total return       -  SSgA Funds Management,
                                              performance of the Barclays            Inc.
                                              Intermediate U.S.
                                              Government/Credit Index,
                                              including reinvestment of
                                              dividends, at a risk level
                                              consistent with that of the
                                              Barclays Intermediate U.S.
                                              Government/Credit Index.

EQ/GAMCO                      Class IB        Seeks to achieve capital            -  GAMCO Asset                           -
MERGERS AND                                   appreciation.                          Management, Inc.
ACQUISITIONS

EQ/GAMCO SMALL                Class IB        Seeks to maximize capital           -  GAMCO Asset                           -
COMPANY VALUE                                 appreciation.                          Management, Inc.

EQ/INTERMEDIATE               Class IA        Seeks to achieve a total return     -  AXA Equitable Funds                   -
GOVERNMENT BOND                               before expenses that                   Management Group, LLC
                                              approximates the total return       -  SSgA Funds Management,
                                              performance of the Barclays            Inc.
                                              Intermediate U.S. Government
                                              Bond Index, including
                                              reinvestment of dividends, at a
                                              risk level consistent with that
                                              of the Barclays Intermediate
                                              U.S. Government Bond Index.

EQ/LARGE CAP                  Class IA        Seeks to achieve a total return     -  SSgA Funds Management,                -
VALUE INDEX                                   before expenses that                   Inc.
                                              approximates the total return
                                              performance of the
                                              Russell 1000 Value Index,
                                              including reinvestment of
                                              dividends, at a risk level
                                              consistent with that of the
                                              Russell 1000 Value Index.


                                                                                          INVESTMENT MANAGER              AXA
EQ ADVISORS TRUST                                                                         (OR SUB-ADVISER(S),         VOLATILITY
PORTFOLIO NAME               SHARE CLASS                   OBJECTIVE                        AS APPLICABLE)            MANAGEMENT
-----------------------  -------------------  ----------------------------------  ---------------------------------  ------------

EQ/MFS                        Class IB        Seeks to achieve capital            -  Massachusetts Financial               -
INTERNATIONAL                                 appreciation.                          Services Company d/b/a
GROWTH                                                                               MFS Investment
                                                                                     Management

EQ/MID CAP INDEX              Class IA        Seeks to achieve a total return     -  SSgA Funds Management,                -
                                              before expenses that                   Inc.
                                              approximates the total return
                                              performance of the S&P Mid
                                              Cap 400 Index, including
                                              reinvestment of dividends, at a
                                              risk level consistent with that
                                              of the S&P Mid Cap 400 Index.

EQ/MONEY MARKET               Class IA        Seeks to obtain a high level of     -  The Dreyfus Corporation               -
                                              current income, preserve its
                                              assets and maintain liquidity.

EQ/MONTAG &                   Class IB        Seeks to achieve capital            -  Montag & Caldwell, LLC                -
CALDWELL GROWTH                               appreciation.

EQ/MORGAN                     Class IA        Seeks to achieve capital            -  Morgan Stanley Investment             -
STANLEY MID CAP                               growth.                                Management Inc.
GROWTH

EQ/PIMCO ULTRA                Class IB        Seeks to generate a return in       -  Pacific Investment                    -
SHORT BOND                                    excess of traditional money            Management Company
                                              market products while                  LLC
                                              maintaining an emphasis on
                                              preservation of capital and
                                              liquidity.

EQ/QUALITY BOND               Class IB        Seeks to achieve high current       -  AllianceBernstein L.P.                -
PLUS                                          income consistent with              -  AXA Equitable Funds
                                              moderate risk to capital.              Management Group, LLC
                                                                                  -  Pacific Investment
                                                                                     Management Company LLC

EQ/T. ROWE PRICE              Class IB        Seeks to achieve long-term          -  T. Rowe Price Associates,             -
GROWTH STOCK                                  capital appreciation and               Inc.
                                              secondarily, income.

EQ/UBS GROWTH                 Class IB        Seeks to achieve total return       -  UBS Global Asset                      -
AND INCOME                                    through capital appreciation           Management (Americas)
                                              with income as a secondary             Inc.
                                              consideration.


                                                                                         INVESTMENT MANAGER
DREYFUS STOCK INDEX                                                                      (OR SUB-ADVISER(S),
FUND, INC. -- INITIAL SHARES                          OBJECTIVE                            AS APPLICABLE)
-------------------------------------  -------------------------------------  ----------------------------------------

DREYFUS STOCK INDEX FUND,              The fund seeks to match the            -  The Dreyfus Corporation
INC.                                   total return of the Standard &         -  Index Fund Manager: Mellon
                                       Poor's(R) 500 Composite Stock             Capital Management
                                       Price Index.


                                            AXA
DREYFUS STOCK INDEX                     VOLATILITY
FUND, INC. -- INITIAL SHARES            MANAGEMENT
-------------------------------------  -------------

DREYFUS STOCK INDEX FUND,                     -
INC.





                                                                                         INVESTMENT MANAGER
FIDELITY(R) VARIABLE INSURANCE                                                           (OR SUB-ADVISER(S),
PRODUCTS (VIP) -- SERVICE CLASS                       OBJECTIVE                            AS APPLICABLE)
-------------------------------------  -------------------------------------  ----------------------------------------

FIDELITY(R) VIP CONTRAFUND(R)          Seeks long-term capital                -  Fidelity Management and
PORTFOLIO                              appreciation.                             Research Company (FMR)


                                            AXA
FIDELITY(R) VARIABLE INSURANCE          VOLATILITY
PRODUCTS (VIP) -- SERVICE CLASS         MANAGEMENT
-------------------------------------  -------------

FIDELITY(R) VIP CONTRAFUND(R)                 -
PORTFOLIO



FRANKLIN TEMPLETON VARIABLE                                                            INVESTMENT MANAGER                  AXA
INSURANCE PRODUCTS TRUST -- CLASS 2                                                    (OR SUB-ADVISER(S),             VOLATILITY
PORTFOLIO NAME                                      OBJECTIVE                            AS APPLICABLE)                MANAGEMENT
------------------------------------  ------------------------------------  ----------------------------------------  -------------

FRANKLIN INCOME VIP FUND(5)           Seeks to maximize income              -  Franklin Advisers, Inc.                      -
                                      while maintaining prospects for
                                      capital appreciation.

FRANKLIN RISING DIVIDENDS VIP         Seeks long-term capital               -  Franklin Advisory Services, LLC              -
FUND(6)                               appreciation, with preservation
                                      of capital as an important
                                      consideration.



                                                                                       INVESTMENT MANAGER                   AXA
JANUS ASPEN SERIES --                                                                  (OR SUB-ADVISER(S),              VOLATILITY
INSTITUTIONAL SHARES                                OBJECTIVE                            AS APPLICABLE)                 MANAGEMENT
------------------------------------  ------------------------------------  ----------------------------------------  -------------

BALANCED PORTFOLIO                    Seeks long-term capital growth,        -  Janus Capital Management LLC                 -
                                      consistent with preservation of
                                      capital and balanced by current
                                      income.

ENTERPRISE PORTFOLIO                  Seeks long-term growth of              -  Janus Capital Management LLC                 -
                                      capital.

FORTY PORTFOLIO((7))                  Seeks long-term growth of              -  Janus Capital Management LLC                 -
                                      capital.

GLOBAL RESEARCH PORTFOLIO             Seeks long-term growth of              -  Janus Capital Management LLC                 -
                                      capital.



                                                                                    INVESTMENT MANAGER                  AXA
OPPENHEIMER VARIABLE ACCOUNT                                                        (OR SUB-ADVISER(S),             VOLATILITY
FUNDS -- SERVICE CLASS                             OBJECTIVE                          AS APPLICABLE)                MANAGEMENT
-----------------------------------  -----------------------------------  ---------------------------------------  ------------

OPPENHEIMER GLOBAL FUND/VA           The fund seeks capital               -  OFI Global Asset Management,                -
                                     appreciation.                           Inc. (Investment Manager)



                                                                                       INVESTMENT MANAGER                  AXA
PIMCO VARIABLE INSURANCE TRUST --                                                      (OR SUB-ADVISER(S),             VOLATILITY
ADMINISTRATIVE CLASS                                OBJECTIVE                            AS APPLICABLE)                MANAGEMENT
------------------------------------  ------------------------------------  ----------------------------------------  ------------

PIMCO GLOBAL BOND PORTFOLIO           Seeks maximum total return,           -  Pacific Investment Management
(UNHEDGED)                            consistent with preservation of          Company LLC
                                      capital and prudent investment
                                      management.


                                                                                      INVESTMENT MANAGER                  AXA
                                                                                      (OR SUB-ADVISER(S),             VOLATILITY
PROFUNDS VP -- PORTFOLIO NAME                       OBJECTIVE                           AS APPLICABLE)                MANAGEMENT
------------------------------------  -----------------------------------  ----------------------------------------  ------------

PROFUND VP BEAR                       Seeks daily investment results,      -  ProFund Advisors LLC                         -
                                      before fees and expenses, that
                                      correspond to the inverse (-1x)
                                      of the daily performance of the
                                      S&P 500(R).

PROFUND VP RISING RATES               Seeks daily investment results,      -  ProFund Advisors LLC                         -
OPPORTUNITY                           before fees and expenses, that
                                      correspond to one and one-
                                      quarter times the inverse
                                      (-1.25x) of the daily price
                                      movement of the most recently
                                      issued 30-year U.S. Treasury
                                      Bond ("Long Bond").

PROFUND VP ULTRABULL                  Seeks daily investment results,      -  ProFund Advisors LLC                         -
                                      before fees and expenses that
                                      correspond to two times (2x)
                                      the daily performance of the
                                      S&P 500(R).


(1)  The "AXA Allocation" portfolios.


(2) This variable investment option was involved in a planned conversion to a fund-of-funds structure on or about April 30, 2014, pursuant to shareholder and regulatory approval. Also, subject to regulatory approval, the variable investment's name will change on or about June 13, 2014, as listed in the table below.



     CURRENT PORTFOLIO NAME                      NEW PORTFOLIO NAME


     Multimanager Small Cap Growth               Charter(SM) Small Cap Growth



(3) This is the variable investment option's new name, effective on or about June 13, 2014. The variable investment option's former name was EQ/Equity Growth Plus.



(4) This is the variable investment option's new name, effective on or about June 13, 2014. The variable investment option's former name was EQ/Mid Cap Value Plus.



(5) This is the variable investment option's new name, effective on or about June 13, 2014. The variable investment option's former name was Franklin Income Securities Fund.



(6) This is the variable investment option's new name, effective on or about June 13, 2014. The variable investment option's former name was Franklin Rising Dividends Securities Fund.



((7)) Unlike the other Portfolios, the Janus Aspen Forty Portfolio is a nondiversified, open-end management investment company. A nondiversified Portfolio may hold a larger position in a smaller number of securities than a diversified Portfolio. This means that a single security's increase or decrease in value may have a greater impact on the return and net asset value of a nondiversified Fund than a diversified Fund.



(*) On or about April 30, 2014, the investment objective changed from "Seeks to achieve long-term growth of capital with an emphasis on risk adjusted returns and managing volatility in the Portfolio" to "Seeks to achieve long-term growth of capital." Accordingly, this Portfolio no longer utilizes the AXA volatility management strategy.



YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS AND CHARGES AND EXPENSES OF THE PORTFOLIOS CAREFULLY BEFORE INVESTING. SHARE CLASSES, WHERE APPLICABLE, ARE DEFINED IN THE CORRESPONDING PORTFOLIO PROSPECTUS. THE PROSPECTUSES FOR THE PORTFOLIO CONTAIN THIS AND OTHER IMPORTANT INFORMATION ABOUT THE PORTFOLIOS. THE PROSPECTUSES SHOULD BE READ CAREFULLY BEFORE INVESTING. IN ORDER TO OBTAIN COPIES OF PORTFOLIO PROSPECTUSES THAT DO NOT ACCOMPANY THIS PROSPECTUS, YOU MAY CALL ONE OF OUR CUSTOMER SERVICE REPRESENTATIVES AT 1-800-487-6669.



Each Owner should periodically review their allocation of Purchase Payments and Fund Value among the subaccounts and the Guaranteed Interest Account with Market Value Adjustment in light of their current objectives, the current market conditions, and the risks of investing in each of the Portfolios. A full description of the objectives, policies, restrictions, risks and expenses for each of the Portfolios can be found in the prospectus for each of the Portfolios.

PURCHASE OF PORTFOLIO SHARES BY MONY AMERICA VARIABLE ACCOUNT A


MONY America Variable Account A will buy and redeem shares from the Portfolios at net asset value. Shares will be redeemed when needed for the Company to:


-  collect charges under the Contracts;

-  pay Cash Value on full surrenders of the Contract;

-  fund partial surrenders;

-  provide benefits under the Contracts; and

- transfer assets from one subaccount to another or between one or more subaccounts of MONY America Variable Account A and the Guaranteed Interest Account with Market Value Adjustment as requested by Owners.


Any dividend or capital gain distribution received from a Portfolio will be:



-  reinvested immediately at net asset value in shares of that Portfolio; and


-  kept as assets of the corresponding subaccount.


--------------------------------------------------------------------------------
CASH VALUE -- THE CONTRACT'S FUND VALUE, LESS (1) ANY APPLICABLE SURRENDER CHARGE, (2) ANY OUTSTANDING DEBT, AND (3) ANY APPLICABLE MARKET VALUE ADJUSTMENT.
--------------------------------------------------------------------------------


Shares of the Portfolios are not sold directly to the general public. They are sold to the Company, and may be sold to other insurance companies that issue variable annuity and variable life insurance contracts. In addition, they may be sold to retirement plans.



When a Portfolio sells shares both to variable annuity and to variable life insurance company separate accounts, it engages in mixed funding. When a Portfolio sells shares in any of its portfolios to separate accounts of unaffiliated life insurance companies, it engages in shared funding. Each Portfolio may engage in mixed and shared funding. Therefore, due to differences in redemption rates or tax treatment, or other considerations, the interests of various shareholders participating in a Portfolio could conflict.



The Board of Directors or Trustees of each of the Trusts monitors the respective Trust for the existence of material irreconcilable conflict between the interests of variable annuity Owners and variable life insurance Owners. The Boards shall report any such conflict to the boards of the Company and its affiliates. The Boards of Directors of the Company and its affiliates have agreed to be responsible for reporting any potential or existing mixed and shared funding conflicts to the Directors and Trustees of each of the relevant Trusts. The Boards of Directors of the Company and its affiliates will remedy any conflict at their own cost. The remedy may include establishing a new registered management investment company and segregating the assets underlying the variable annuity contracts and the variable life insurance contracts.



The investment objectives and policies of certain Portfolios are similar to the investment objectives and policies of other Portfolios that may be managed by the same investment adviser or manager. The investment results of the Portfolios, however, may be higher or lower than the results of such other Portfolios. There can be no assurance, and no representation is made that the investment results of any of the Portfolios will be comparable to the investment results of any other Portfolio, even if the other Portfolio has the same investment adviser or manager, or if the other Portfolio has a similar name.



4. DETAILED INFORMATION ABOUT THE CONTRACT

The Fund Value in MONY America Variable Account A and in the Guaranteed Interest Account with Market Value Adjustment provide many of the benefits of your Contract. The information in this section describes the benefits, features, charges and major provisions of the Contract and the extent to which those depend upon the Fund Value, particularly the Fund Value in MONY America Variable Account A. There may be differences in your Contract, such as differences in fees, charges and benefits because of the state where we issued your Contract. We will include any such differences in your Contract.


PAYMENT AND ALLOCATION OF PURCHASE PAYMENTS

ISSUANCE OF THE CONTRACT

Disclosure regarding contract issuance and minimum initial Purchase Payments is for informational purposes only. This Contract is no longer available to new purchasers.

The Contract is between you and the Company. The Contract is not an investment advisory account, and the Company is not providing any investment advice or managing the allocations under your Contract. In the absence of a specific written arrangement to the contrary, you as the owner of the Contract, have the sole authority to make investment allocations and other decisions under the Contract. Your AXA Advisors' financial professional is acting as a broker-dealer registered representative, and is not authorized to act as an investment advisor or to manage the allocations under your Contract. If your financial professional is a registered representative with a broker-dealer other than AXA Advisors, you should speak with him/her regarding any different arrangements that may apply.

Individuals who want to buy a Contract must:

     (1)  Complete an application;

     (2)  Personally deliver the application to;

          (a) a licensed agent of the Company who is also a registered representative of AXA Advisors, LLC or AXA Distributors, LLC (together, the "Distributors") who act as the principal underwriters for the Contracts, or

          (b) a licensed agent who is also a registered representative of a broker dealer which had been authorized by the Distributors to sell the Contract; and

     (3)  Pay the minimum initial Purchase Payment.

If we receive a completed application and all other information necessary for processing a purchase order at our Operations Center, we will apply your initial Purchase Payment no later than two Business Days after we receive the order. While attempting to finish an incomplete application, we may hold your initial Purchase Payment for no more than five Business Days. If an incomplete application cannot be completed within those five days, we will inform you of the reasons, and will return your Purchase Payment immediately (unless you specifically authorize us to keep it until the application is complete). Once you complete your application, we must apply the initial Purchase Payment within two Business Days. We will apply any additional Purchase Payments you make on the Business Day we receive them at our Operations Center.

The Contract may be used with certain tax qualified plans. The Contract includes attributes such as tax deferral on accumulated earnings. Qualified retirement plans provide their own tax deferral benefit; the purchase of this Contract does not provide additional tax deferral benefits beyond those provided in the Qualified Plan. Accordingly, if you are purchasing this Contract, you should purchase it for its death benefit, annuity benefits, and other non-tax related benefits. Please consult a tax adviser for information specific to your circumstances in order to determine whether the Contract is an appropriate investment for you.

The minimum initial Purchase Payment for individuals varies depending upon the use of the Contract and the method of purchase. The chart below shows the minimum initial Purchase Payment for each situation.

USE OF CONTRACT OR METHOD OF MAKING PURCHASE PAYMENT                                 MINIMUM INITIAL PURCHASE PAYMENT
------------------------------------------------------------------------  ------------------------------------------------------
Individual retirement accounts and annuities under Section 408 of         $2,000
the Code (other than Simplified Employee Pensions), including
Roth IRAs under Section 408A of the Code

Non-Qualified Contracts                                                   $2,000

H.R. 10 plans (self-employedindividuals' retirement plans under           $600
Section 401 of the Code), certain corporate or association
retirement plans, and Simplified Employee Pensions under
Section 408 of the Code

Annuity purchase plans sponsored by certain tax-exempt                    $600
organizations, governmental entities and deferred compensation plans under Section 457 of the Code

Payroll deduction and automatic checking account withdrawal               Annualized rate of $600 (i.e., $600 per year, $300
plans                                                                     semiannually, $150 quarterly or $ 50 per month)

Government Allotment Plans                                                $50 per month


--------------------------------------------------------------------------------
GOVERNMENT ALLOTMENT PLANS -- PAYROLL DEDUCTION PLANS USED FOR FINANCIAL PRODUCTS BY GOVERNMENT EMPLOYEES.
--------------------------------------------------------------------------------

Additional Purchase Payments may be made at any time before the Annuity starting date as long as the Annuitant is living. However, for certain automatic payment plans, the smallest additional payment is $50. The Company reserves the right to revise its rules from time to time to specify different minimum Purchase Payments for such plans. In addition, the prior approval of the Company is needed before it will accept a Purchase Payment if, with that Payment, that would cause Cumulative Purchase Payments, less any partial surrenders and their surrender charges and market value adjustment, to exceed $1,500,000.

The Company reserves the right to reject an application for any reason permitted by law.

Net Purchase Payments received before the Effective Date will be held in the Company's General Account and will be credited with interest at not less than 3.50% per year if:

     (1)  the Contract is issued by the Company, and

     (2)  the Contract is delivered to the Owner.

No interest will be paid if the Contract is not issued or if it is declined by the Owner.

These amounts will be held in the General Account pending end of the right to return contract period. (See below.)



--------------------------------------------------------------------------------
EFFECTIVE DATE -- THE DATE THE CONTRACT BEGINS AS SHOWN IN THE CONTRACT.
--------------------------------------------------------------------------------


TAX-FREE "SECTION 1035" EXCHANGES

This information is no longer applicable to the purchase of these Contracts as these Contracts are no longer available to new purchasers.

The Owner can generally exchange one annuity contract for another in a "tax-free exchange" under Section 1035 of the Internal Revenue Code. Similar rules may apply to changing the funding vehicle in a Qualified Plan. Before making the exchange, the Owner should compare both contracts carefully. Remember that if you exchange another contract for the one described in this prospectus, you might have to pay a surrender charge on the old contract. There will be a new surrender charge period for this Contract and other charges may be higher (or lower) and the benefits may be different. If the exchange does not qualify for Section 1035 treatment, the Owner may have to pay federal income tax, and penalty taxes on the exchange. The Owner should not exchange another contract for this one unless he or she determines, after knowing all the facts, that the exchange is in the Owner's best interest and not just better for the person trying to sell the Owner this Contract (that person will generally earn a commission if the Owner buys this Contract through an exchange or otherwise).

RIGHT TO RETURN CONTRACT PROVISION

This information is no longer applicable, as these contracts are no longer available to new purchasers.

The Owner may return the Contract during the right to return contract period (usually within 10 days of the delivery date). The Contract must be returned to the Company or any agent of the Company. When the Company receives the Contract, it will be voided as if it were never in effect. The amount to be refunded is equal to the Purchase Payments received by the Company less any partial surrender you made. During the right to return contract period, Purchase Payments will be retained in the Company's General Account and will earn interest at a rate not less than 3.50% per year. If you have not returned the Contract at the end of the right to return contract period, we transfer the Net Purchase Payments with interest to the subaccounts and/or the Guaranteed Interest Account.

For contracts issued in the State of Washington, an additional 10% penalty will be added to any Purchase Payment refund due that is not paid within 30 days of return of the Contract to the Company. For contracts issued in the State of Oklahoma, if payment is delayed more than 30 days, the Company will pay interest on the proceeds at a rate required by Oklahoma law.

ALLOCATION OF PURCHASE PAYMENTS AND FUND VALUE

ALLOCATION OF PAYMENTS. On the application, the Owner may allocate Net Purchase Payments to any of the available subaccounts of MONY America Variable Account A or to the Guaranteed Interest Account with Market Value Adjustment. Net Purchase Payments (and any interest thereon) are held in the General Account if they are received before the end of the right to return contract period. The Net Purchase Payments will earn interest at a rate not less than 3.50% per year beginning on the later of:

     (1)  the Effective Date of the Contract, or

     (2)  the date the Payment is received at the Company's Operations
          Center.

Net Purchase Payments will continue to earn 3.50% annual interest until the right to return contract period expires. (See "Right to return contract provision" above.) After the right to return contract period has expired, the Contract's Fund Value will automatically be transferred to MONY America Variable Account A subaccount(s) or to the Guaranteed Interest Account with Market Value Adjustment according to the Owner's allocation instructions.

After the right to return contract period ends, under a non-automatic payment plan, if the Owner does not:

      (1)  specify the amount to be allocated among subaccounts, or

      (2)  specify the percentage to be allocated among subaccounts, or

      (3)  the amount or percentage specified is incorrect or incomplete,

the Net Purchase Payments will be allocated under the Owner's most recent instructions on record with the Company. The percentage specified must not be less than 10% of the Net Purchase Payment. For automatic payment plans, Net Purchase Payments will be allocated according to the Owner's most recent instructions on record.

The Owner may change the specified allocation formula for future Net Purchase Payments at any time without charge by sending written notification to the Company at the Operations Center. Prior allocation instructions may also be changed by telephone, facsimile or via the Web subject to the rules of the Company and its right to terminate or modify telephone, facsimile or via the Web allocation. The Company reserves the right to deny any telephone, facsimile or via the Web allocation request. (See "Telephone/fax/web transactions.") Any such change, whether made in writing or by telephone, facsimile or via the Web, will be effective within 7 days of the date we receive notice of the change.

Net Purchase Payments may be allocated in whole percentages to any of the available subaccounts and to the Guaranteed Interest Account. Allocations must be in whole percentages, and no allocation may be for less than 10% of a Net Purchase Payment. Allocation percentages must total 100%. Contracts issued in the states of Maryland, New Jersey, Oklahoma, Oregon, South Carolina, Texas and Washington and the Commonwealths of Massachusetts and Pennsylvania must maintain a minimum fund value balance of $2,500 in the Guaranteed Interest Account when an allocation to said account is chosen.

CALCULATING UNIT VALUES FOR EACH SUBACCOUNT

When allocated Purchase Payments are received they are credited to subaccounts of MONY America Variable Account A in the form of units. The number of units is determined by dividing the dollar amount allocated to a particular subaccount by the unit value for that subaccount for the Business Day on which the Purchase Payment is received.

To determine the unit value of a subaccount on each Business Day, the Company takes the prior Business Day's unit value and multiplies it by the Net Investment Factor for the current Business Day. The Net Investment Factor is used to measure the investment performance of a subaccount from one Business Day to the next. The Net Investment Factor for each subaccount equals:

      (1) the net asset value per share of each Fund held in the subaccount at the end of the current Business Day divided by

      (2) the net asset value per share of each Fund held in the subaccount at the end of the prior Business day, minus

      (3) the daily mortality and expense risk charge and any other applicable charges adjusted for the number of calendar days in the period.

The unit value of these subaccounts may increase, decrease or remain the same from Business Day to Business Day. The unit value depends on the investment performance of the portfolio of the Fund in which the subaccount invests and any expenses and charges deducted from MONY America Variable Account A. The Owner bears the entire investment risk. Owners should periodically review their allocations of payments and values in light of market conditions and overall financial planning requirements.

CALCULATION OF GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT FUND
VALUE

Net Purchase Payments to be allocated to the Guaranteed Interest Account with Market Value Adjustment will be credited to the Accumulation Period chosen by the Owner on:

      (1)  the date received at the Operations Center, or

      (2) if the day Net Purchase Payments are received is not a Business Day, then on the next Business Day.

Interest will be credited daily.

CALCULATION OF FUND VALUE

The Contract's Fund Value will reflect:

     - The investment performance of the selected subaccount(s) of MONY America Variable Account A;

     - Amounts credited (including interest) to the Guaranteed Interest Account with Market Value Adjustment;

     -  Any amount in the loan account;

     -  Any Net Purchase Payments;

     -  Any transfer charges;

     -  Any partial surrenders; and

     - All contract charges (including surrender charges and market value adjustments) imposed.

There is no guaranteed minimum Fund Value, except to the extent Net Purchase Payments have been allocated to the Guaranteed Interest Account with Market Value Adjustment. Because a Contract's Fund Value at any future date will be dependent on a number of variables, it cannot be predetermined.

The Fund Value will be computed first on the Effective Date and thereafter on each Business Day. On the Effective Date, the Contract's Fund Value will be the Net Purchase Payments received plus any interest credited on those Payments during the period when Net Purchase Payments are held in the General Account. (See "Issuance of the Contract.")

After amounts allocated to the subaccounts are transferred from the General Account to MONY America Variable Account A, on each Business Day, the Contract's Fund Value will be computed as follows:

     (1) Determine the aggregate of the Fund Values attributable to the Contract in each of the subaccounts on that Business Day. This is done by multiplying the subaccount's unit value on that date by the number of subaccount units allocated to the Contract. The computation of the Contract's Fund Value in the subaccount is done before any other Contract transactions on that Business Day.

     (2) Add any amount credited to the Guaranteed Interest Account with Market Value Adjustment before that Business Day. This amount is the aggregate of all Net Purchase Payments allocated to the Guaranteed Interest Account with Market Value Adjustment and:

          - The addition of any interest credited.

          - Addition or subtraction of any amounts transferred.

          - Subtraction of any partial surrenders.

          - Subtraction of any contract charges, surrender charges, transfer charges, and any Market Value Adjustments

     (3) Add the value held in the loan account to secure contract loans and interest credited on that day on that amount;

     (4)  Add any Net Purchase Payment received on that Business Day;

     (5) Subtract any partial surrender amount (reflecting any surrender charge and Market Value Adjustment) made on that Business Day;

     (6) Subtract any annual contract charge and/or transfer charge deductible on that Business Day.

Regarding (1) above, for each subaccount we multiply the number of units credited to that subaccount by its unit value on that Business Day. The multiplication is done BEFORE the purchase or redemption of any units on that Business Day.

If a transaction would ordinarily require that the Contract's Fund Value be computed for a day that is not a Business Day, the next following Business Day will be used.


TRANSFERS. You may transfer the value of the Contract among the subaccounts after the right to return contract period has expired by sending a proper written request to the Company's Operations Center. Transfers may be made by telephone, facsimile or via the web if you have proper authorization. (See "Telephone/fax/web transactions.") Transfers from a subaccount will be executed at the net asset value next calculated by the Company if the transfer instruction is received and acknowledged by 4:00 p.m., Eastern Time on a day on which the New York Stock Exchange is open for business (or as of an earlier close of regular trading). If the New York Stock Exchange is not open for business on the day of receipt, the transfer instruction will be executed at the net asset value calculated at the close of business on the first day thereafter on which the New York Stock Exchange is open for business. Such transfers are subject to the Company's rules and conditions for such privilege. Currently, there are no limitations on the number of transfers between subaccounts. Our current transfer restrictions are set forth in the "Disruptive transfer activity" section below. Effective September 1, 2014, you may no longer access your account information or make transaction requests on-line through the Internet.


Transfers among, to and from subaccounts may be postponed for any period during which:

     (1) the New York Stock Exchange is closed other than customary weekend and holiday closings, or

     (2) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or

     (3) an emergency exists as a result of which disposal of securities held by the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Fund.

A transfer charge is not currently imposed on transfers. (See "Charges against fund value -- Transfer charge.") However, the Company reserves the right to impose a charge which will not exceed $25 per transfer (except for contracts issued in the states of South Carolina and Texas where it will not exceed $10). If imposed the charge will be deducted from the first subaccount(s) or the Guaranteed Interest Account with Market Value Adjustment Accumulation Period you designate funds to be transferred from. This charge is in addition to the amount transferred. All transfers in a single request are treated as one transfer transaction. A transfer resulting from the first reallocation of Fund Value at the end of the right to return contract period and transfers made at the end of an Accumulation Period of amounts allocated to the Guaranteed Interest Account with Market Value Adjustment (see below) will not be subject to a transfer charge. Under present law, transfers are not taxable transactions.


--------------------------------------------------------------------------------
EFFECTIVE DATE -- THE DATE SHOWN AS THE EFFECTIVE DATE OF THE CONTRACT.
--------------------------------------------------------------------------------

TRANSFERS INVOLVING THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT. Transfers may be made from the Guaranteed Interest Account with Market Value Adjustment at any time, but, if they are made before the end of the 3, 5, 7, or 10 year accumulation period there will be a market value adjustment for contracts issued in most states. If the transfer request is received within 30 days before the end of the Accumulation Period, no market value adjustment will apply.

Contracts issued in Maryland, New Jersey, Oklahoma, South Carolina, Texas and Washington and the Commonwealths of Massachusetts and Pennsylvania, to the extent the Owner allocates investments to the Guaranteed Interest Account, must maintain a minimum Fund Value in the Guaranteed Interest Account of $2,500.

Please see "Payment and allocation of Purchase Payments" earlier in this section for more information about your role in managing your allocations.

PORTFOLIO REBALANCING

Our portfolio rebalancing program can help prevent a well-conceived investment strategy from becoming diluted over time. Investment performance will likely cause the allocation percentages you originally selected to shift. With this program, you may instruct us to periodically reallocate values in your Contract. The program does not guarantee an investment gain or protect against an investment loss. You may elect or terminate the rebalancing program at any time. You may also change your allocations under the program at any time. Requesting a transfer while enrolled in our rebalancing program will automatically terminate your participation in the program. This means that your account will no longer be rebalanced on a periodic basis. You must provide us with written instructions if you wish your account to be rebalanced in the future.


TELEPHONE/FAX/WEB TRANSACTIONS


Prior allocation instructions may be changed or transfers requested by telephone, fax or via the web subject to the Company's guidelines (which we believe to be reasonable) and the Company's right to modify or terminate the telephone/fax/web privilege. The Company reserves the right to deny any telephone, fax or web request. Effective September 1, 2014, you may no longer access your account information or make transaction requests on-line through the Internet.


If all telephone lines are busy or the internet is not available (for example, during periods of substantial market fluctuations), Owners may be unable to request telephone, fax or web allocation changes or transfers by telephone, fax or web. In such cases, an Owner would submit a written request.

We have adopted guidelines relating to changes of allocations and transfers by telephone, fax or the web which, among other things, outlines procedures designed to prevent unauthorized instructions. If the Owner does not follow these procedures:

     (1) the Company shall not be liable for any loss as a result of following fraudulent telephone, fax or web instructions; and

     (2) the Owner will, therefore, bear the entire risk of loss due to fraudulent telephone, fax or web instructions.


A copy of the guidelines and our form for electing telephone/facsimile transfer privileges is available from your financial professional or by calling us at 1-800-487-6669, Monday through Friday, 9 a.m. to 5 p.m., Eastern Time. Web transfer privileges and a copy of the guidelines and forms are available online at www.axa.com. The telephone or fax allocation and transfer privileges may also be elected by completing the telephone or fax authorization. The Company's form or a Contract application with a completed telephone or fax authorization must be signed and received at the Company's Operations Center before telephone or fax allocation instructions will be accepted. To elect web allocation and transfer privileges, you must log on to www.axa.com, and register for online account access. This online application must be electronically signed and received by the Company via the Internet before web transaction instructions will be accepted. Effective September 1, 2014, you may no longer access your account information or make transaction requests on-line through the Internet.


SPECIAL NOTE ON RELIABILITY. Please note that the internet and our telephone system may not always be available. Any system, whether it is yours, your service provider's, or your registered representative's, can experience unscheduled outages or slowdowns for a variety of reasons. These outages or slowdowns may delay or prevent our processing of your request. Although we have taken precautions to help our systems handle heavy use, we cannot promise complete reliability under all circumstances. If you are experiencing problems, you can make your transactions by writing our Operations Center.


DISRUPTIVE TRANSFER ACTIVITY

You should note that the Contract is not designed for professional "market timing" organizations, or other organizations or individuals engaging in a market timing strategy. The Contract is not designed to accommodate programmed transfers, frequent transfers or transfers that are large in relation to the total assets of the underlying portfolio.

Frequent transfers, including market timing and other program trading or short-term trading strategies, may be disruptive to the underlying portfolios in which the subaccounts invest. Disruptive transfer activity may adversely affect performance and the interests of long-term investors by requiring a portfolio to maintain larger amounts of cash or to liquidate portfolio holdings at a disadvantageous time or price. For example, when market timing occurs, a portfolio may have to sell its holdings to have the cash necessary to redeem the market timer's investment. This can happen when it is not advantageous to sell any securities, so the portfolio's performance may be hurt. When large dollar amounts are involved, market timing can also make it difficult to use long-term investment strategies because a portfolio cannot predict how much cash it will have to invest. In addition, disruptive transfers or purchases and redemptions of portfolio investments may impede efficient portfolio management and impose increased transaction costs, such as brokerage costs, by requiring the portfolio manager to effect more frequent purchases and sales of portfolio securities. Similarly, a portfolio may bear increased administrative costs as a result of the asset level and investment volatility that accompanies patterns of excessive or short-term trading. Portfolios that invest a significant portion of their assets in foreign securities or the securities of small- and mid-capitalization companies tend to be subject to the risks associated with market timing and short-term trading strategies to a greater extent than portfolios that do not. Securities trading in overseas markets present time zone arbitrage opportunities when events affecting portfolio securities values occur after the close of the overseas market but prior to the close of the U.S. markets. Securities of small- and mid-capitalization companies present arbitrage opportunities because the market for such securities may be less liquid than the market for securities of larger companies, which could result in pricing inefficiencies. Please see the prospectuses for the underlying portfolios for more information on how portfolio shares are priced.

We currently use the procedures described below to discourage disruptive transfer activity. You should understand, however, that these procedures are subject to the following limitations: (1) they primarily rely on the policies and procedures implemented by the underlying portfolios; (2) they do not eliminate the possibility that disruptive transfer activity, including market timing, will occur or that portfolio performance will be affected by such activity; and (3) the design of market timing procedures involves inherently subjective judgments, which we seek to make in a fair and reasonable manner consistent with the interests of all policy and contract owners.

We offer subaccounts with underlying portfolios that are part of the AXA Premier VIP Trust and EQ Advisors Trust, as well as subaccounts with underlying portfolios of outside trusts with which AXA Equitable has entered participation agreements (the "unaffiliated trusts" and, collectively with AXA Premier VIP Trust and EQ Advisors Trust, the "Trusts"). The Trusts have adopted policies and procedures regarding disruptive transfer activity. They discourage frequent purchases and redemptions of portfolio shares and will not make special arrangements to accommodate such transactions. They aggregate inflows and outflows for each Portfolio on a daily basis. On any day when a Portfolio's net inflows or outflows exceed an established monitoring threshold, the Trust obtains from us contract owner trading activity. The affiliated Trusts currently consider transfers into and out of (or vice versa) the same subaccount within a five business day period as potentially disruptive transfer activity.


When a Contract is identified in connection with potentially disruptive transfer activity for the first time, a letter is sent to the Contract owner explaining that there is a policy against disruptive transfer activity and that if such activity continues certain transfer privileges may be eliminated. If and when the contract owner is identified a second time as engaged in potentially disruptive transfer activity under the Contract, we currently prohibit the use of voice, fax and automated transaction services. We currently apply such action for the remaining life of each affected contract. We or a trust may change the definition of potentially disruptive transfer activity, the monitoring procedures and thresholds, any notification procedures, and the procedures to restrict this activity. Any new or revised policies and procedures will apply to all contract owners uniformly. We do not permit exceptions to our policies restricting disruptive transfer activity.


Each unaffiliated trust may have its own policies and procedures regarding disruptive transfer activity. If an unaffiliated trust advises us that there may be disruptive activity from one of our contract owners, we will work with the unaffiliated trust to review contract owner trading activity. Each Trust reserves the right to reject a transfer that it believes, in its sole discretion, is disruptive (or potentially disruptive) to the management of one of its Portfolios. Please see the prospectuses for the Trusts for more information.



It is possible that a Trust may impose a redemption fee designed to discourage frequent or disruptive trading by Contract owners. As of the date of this prospectus, the Trusts had not implemented such a fee. If a redemption fee is implemented by a Trust, that fee, like any other trust fee, will be borne by the Contract owner.



Contract owners should note that it is not always possible for us and the Trusts to identify and prevent disruptive transfer activity. In addition, because we do not monitor for all frequent trading at the separate account level, contract owners may engage in frequent trading which may not be detected, for example, due to low net inflows or outflows on the particular day(s). Therefore, no assurance can be given that we or the Trusts will successfully impose restrictions on all potentially disruptive transfers. Because there is no guarantee that disruptive trading will be stopped, some Contract owners may be treated differently than others, resulting in the risk that some Contract owners may be able to engage in frequent transfer activity while others will bear the effect of that frequent transfer activity. The potential effects of frequent transfer activity are discussed above.



TERMINATION OF THE CONTRACT

The Contract will remain in effect until the earlier of:

     (1)  the date the Contract is surrendered in full,

     (2)  the date annuity payments start,

     (3) the Contract Anniversary on which, after deduction for any annual contract charge then due, no Fund Value in the subaccounts and the Guaranteed Interest Account with Market Value Adjustment remains in the Contract, or

     (4)  the date the death benefit is payable under the Contract.


5. SURRENDERS

The Owner may elect to make a surrender of all or part of the Contract's Fund Value provided it is:

     -  on or before the annuity payments start, and

     -  during the lifetime of the Annuitant.

Any such election shall specify the amount of the surrender. The surrender will be effective on the date a proper written request is received by the Company at its Operations Center.

The amount of the surrender may be equal to the Contract's Cash Value, which is its Fund Value less:

     (1)  any applicable surrender charge,

     (2)  any applicable Market Value Adjustment, and

     (3)  any outstanding debt.

The Surrender may also be for a lesser amount (a "partial surrender"). Requested partial surrenders that would leave a Cash Value of less than $1,000 are treated and processed as a full surrender. In such case, the entire Cash Value will be paid to the Owner. For a partial surrender, any surrender charge or any applicable market value adjustment will be in addition to the amount requested by the Owner.

A surrender will result in the cancellation of units of the particular subaccounts and the withdrawal of amounts credited to the Guaranteed Interest Account Accumulation Periods as chosen by the Owner. The aggregate value of the surrender will be equal to the dollar amount of the surrender plus, if applicable, any surrender charge and any applicable market value adjustment. For a partial surrender, the Company will cancel Units of the particular subaccounts and withdraw amounts from the Guaranteed Interest Account with Market Value Adjustment Accumulation Period under the allocation specified by the Owner. The unit value will be calculated as of the Business Day the surrender request is received. Allocations may be by either amount or percentage. Allocations by percentage must be in whole percentages (totaling 100%). At least 10% of the partial surrender must be allocated to any subaccount or an Accumulation Period in the Guaranteed Interest Account with Market Value Adjustment designated by the Owner. The request will not be accepted if:

     - there is insufficient Fund Value in the Guaranteed Interest Account with Market Value Adjustment or a subaccount to provide for the requested allocation against it, or

     -  the request is incomplete or incorrect.

Any surrender charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each subaccount in the same proportion that each allocation bears to the total amount of the partial surrender. Contracts issued in the States of Maryland, New Jersey, Oklahoma, South Carolina, Texas and Washington and the Commonwealths of Massachusetts and Pennsylvania, to the extent the Owner allocates investments to the Guaranteed Interest Account, must maintain a minimum Fund Value in the Guaranteed Interest Account of $2,500.

The amount of any surrender or transfer payable from MONY America Variable Account A will be paid in accordance with the requirements of state insurance departments and the 1940 Act. However, the Company may be permitted to postpone such payment under the 1940 Act. Postponement is currently permissible only for any period during which:

     (1) the New York Stock Exchange is closed other than customary weekend and holiday closings, or

     (2) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or

     (3) an emergency exists as a result of which disposal of securities held by the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Fund.

Any surrender involving payment from amounts credited to the Guaranteed Interest Account with Market Value Adjustment may be postponed, at the option of the Company, for up to 6 months from the date the request for a surrender is received by the Company. Surrenders involving payment from the Guaranteed Interest Account with Market Value Adjustment may in certain circumstances and in certain states also be subject to a market value adjustment, in addition to a surrender charge. The Owner may elect to have the amount of a surrender settled under one of the settlement options of the Contract. (See "Annuity provisions".)

Contracts offered by this prospectus may be issued in connection with retirement plans meeting the requirements of certain sections of the Internal Revenue Code. Owners should refer to the terms of their particular retirement plan for any limitations or restrictions on cash surrenders.

The tax results of a surrender should be carefully considered. (See "Federal tax status".)

Please note: if mandated under applicable law, we may be required to reject a Purchase Payment. In addition, we may also be required to block an Owner's account and thereby refuse to honor any request for transfers, partial surrenders, loans, or death benefits until instructions are secured from the appropriate regulator. We may be required to provide additional information about your account to government regulators.


6. LOANS

Qualified Contracts issued under an Internal Revenue Code Section 401(k) plan will have a loan provision (except in the case of contracts issued in Vermont) under which a loan can be taken using the Contract as collateral for the loan.

All of the following conditions apply in order for the amount to be considered a loan, rather than a (taxable) partial surrender:


     -  The term of the loan generally must be 5 years or less.


     - Repayments are required at least quarterly and must be substantially level.

     - The loan amount is limited to certain dollar amounts as specified by the IRS.


The Owner (Plan Trustee) must certify that these conditions are satisfied. Loans could have tax consequences. (See "Federal tax status.")


In any event, the maximum outstanding loan on a Contract is 50% of the Fund Value in the subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment. Loans are not permitted before the end of the right to return contract period. In requesting a loan, the Owner must specify the subaccounts from which Fund Value equal to the amount of the loan requested will be taken. Loans from the Guaranteed Interest Account with Market Value Adjustment are not taken until Fund Value in the subaccounts is exhausted. If Fund Value must be taken from the Guaranteed Interest Account with Market Value Adjustment in order to provide the Owner with the amount of the loan requested, the Owner must specify the Accumulation Periods from which Fund Values equal to such amount will be taken. If the Owner fails to specify subaccounts and Accumulation Periods, the request for a loan will be returned to the Owner.

Values are transferred to a loan account that earns interest at an annual rate of 3.50%. The annual loan interest rate charged on outstanding loan amounts will be 6%. If interest is not repaid each year, it will be added to the principal of the loan.

Loan repayments must be specifically earmarked as loan repayment and will be allocated to the subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment using the most recent payment allocation on record. Otherwise, we will treat the payment as a Net Purchase Payment.


--------------------------------------------------------------------------------
LOAN -- AVAILABLE UNDER A CONTRACT ISSUED UNDER SECTION 401(K) OF THE CODE; SUBJECT TO AVAILABILITY. TO BE CONSIDERED A LOAN: (1) THE TERM MUST BE NO MORE THAN FIVE YEARS, (2) REPAYMENTS MUST BE AT LEAST QUARTERLY AND SUBSTANTIALLY LEVEL, AND (3) THE AMOUNT IS LIMITED TO DOLLAR AMOUNTS SPECIFIED BY THE CODE, NOT TO EXCEED 50% OF THE FUND VALUE.

LOAN ACCOUNT -- A PART OF THE GENERAL ACCOUNT WHERE FUND VALUE IS HELD AS COLLATERAL FOR A LOAN. AN OWNER MAY TRANSFER FUND VALUE IN THE SUBACCOUNTS, AND/OR GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT TO THE LOAN ACCOUNT.
--------------------------------------------------------------------------------


7. DEATH BENEFIT


DEATH BENEFIT PROVIDED BY THE CONTRACT

The Company will pay a death benefit to the Beneficiary if:

     (1)  the Annuitant dies, and

     (2)  the death occurs before the annuity payments start.

The amount of the death benefit will be the greater of:

     (1) the Fund Value less any outstanding debt on the date of the Annuitant's death;

     (2) the Purchase Payments paid, less any partial surrenders and their surrender charges and market value adjustment and less any outstanding debt; or

     (3)  an enhanced death benefit.

If there are funds allocated to the Guaranteed Interest Account with market value adjustment at the time of death, any applicable market value adjustment will be waived. If the death of the Annuitant occurs on or after the annuity payments start, no death benefit will be payable except as may be provided under the settlement option elected.


In general, on the death of any Owner amounts must be distributed from the Contract as required by Section 72(s) of the Code. (See "Provisions required by Section 72(s) of the Code" later in this prospectus.) In cases where an Owner who is not the Annuitant dies, we will impose applicable surrender charges. (See "Charges and deductions" later in this prospectus.)

ENHANCED DEATH BENEFIT OPTIONS

Your Contract provides a choice of two enhanced death benefit options when it is issued. If the Annuitant is age 0-75, the Owner may choose either enhanced death benefit -- 5 Year or enhanced death benefit -- 1 Year described below. If the Annuitant does not choose an option when the Contract is issued, the Annuitant will automatically receive the enhanced death benefit -- 5 Year. If your Contract was issued on or before August 16, 2000, you may have elected the enhanced death benefit -- 1 Year during the period from August 16, 2000 to September 22, 2000. Owners with these Contracts not making the election will retain the enhanced death benefit -- 5 Year.

ENHANCED DEATH BENEFIT -- 5 YEAR

On the 5th Contract anniversary and each subsequent 5th Contract anniversary prior to the Annuitant's 71st birthday, the enhanced death benefit may be increased. If the Annuitant is age 65 or over on the date of issue, the enhanced death benefit will be recalculated once on the 5th Contract anniversary. Thereafter the enhanced death benefit remains at its last value.

ENHANCED DEATH BENEFIT -- 1 YEAR

On the first Contract Anniversary and each subsequent Contract Anniversary prior to the Annuitant's 80th birthday, the enhanced death benefit may be increased. After the Annuitant reaches age 80, this enhanced death benefit provision expires. This option may not be currently available in all states.

AMOUNT OF THE ENHANCED DEATH BENEFIT PAYABLE ON DEATH UNDER ENHANCED DEATH BENEFIT OPTIONS

The recalculated enhanced death benefit is equal to the greater of:

     (1) the Fund Value on the date the enhanced death benefit is to be recalculated; and

     (2) the current enhanced death benefit proportionately reduced by any partial surrenders including surrender charges and any applicable market value adjustments assessed since the last recalculation of the enhanced death benefit.

The enhanced death benefit payable under both enhanced death benefit options is the enhanced death benefit on the date of death of the Annuitant, reduced proportionately for each partial surrender (including surrender charges and market value adjustments, if applicable) since the last recalculation date and less any outstanding debt.

In no event will the enhanced death benefit payable on death exceed 200% of:

     - the total Purchase Payments reduced proportionately for each partial surrender (including surrender charges and applicable market value adjustments,), and LESS

     -  any outstanding debt.

The proportionate reduction for each partial surrender will be equal to:

     (1) the amount of that partial surrender (including any surrender charges and applicable Market Value Adjustment assessed), DIVIDED BY

     (2)  the Fund Value immediately before that partial surrender, MULTIPLIED
          BY,

     (3)  the enhanced death benefit immediately before the surrender.

Once the last value is set for the enhanced death benefit, it will not be recalculated. The last value is set for the 5 Year option prior to the Annuitant's 71st birthday or on the first 5th anniversary if the Contract is purchased on or after the Annuitant's age 65. The last value is set for the 1 Year option on the Contract Anniversary prior to the Annuitant's age 80. After the Annuitant reaches age 80, this enhanced death benefit provision expires.

All other basic death benefits as described in this prospectus continue to apply. The largest death benefit under any of these provisions will be paid.

The cost of an enhanced death benefit option is reflected in the mortality and expense risk charge.


ELECTION AND EFFECTIVE DATE OF ELECTION

The Owner may elect to have the death benefit of the Contract applied under one of four settlement options to effect an annuity for the Beneficiary as payee after the death of the Annuitant. The election must take place:

     (1)  during the lifetime of the Annuitant, and

     (2)  before the annuity payments start.

If no election of a settlement option for the death benefit is in effect on the date when proceeds become payable, the Beneficiary may elect:

     (1)  to receive the death benefit in the form of a lump sum payment; or

     (2) to have the death benefit applied under one of the settlement options.

(See "Settlement options.") If an election by the payee is not received by the Company within one month following the date proceeds become payable, the payee will be considered to have elected a lump sum payment. Either election described above may be made by filing a written election with the Company in such form as it may require. Any proper election of a method of settlement of the death benefit by the Owner will become effective on the date it is signed. However, any election will be subject to any payment made or action taken by the Company before receipt of the notice at the Company's Operations Center.

Settlement option availability may be restricted by the terms of any applicable retirement plan and any applicable legislation for any limitations or restrictions on the election of a method of settlement and payment of the death benefit.


PAYMENT OF DEATH BENEFIT

If the death benefit is to be paid in one sum to the Beneficiary, payment will be made within seven (7) days of the date:

     (1)  the election becomes effective, or

     (2)  the election is considered to become effective, and

     (3)  due proof of death of the Annuitant is received.

The Company may be permitted to postpone such payment from amounts payable from MONY America Variable Account A under the 1940 Act. If the death benefit is to be paid in one sum to the Successor Beneficiary, or to the estate of the deceased Annuitant, payment will be made within seven (7) days of the date due proof of the death of the Annuitant and the Beneficiary is received by the Company. Unless another election is made, the death benefit proceeds will be transferred to an interest bearing checking account. The Beneficiary may make partial or full withdrawals from such account through a checkbook provided to the Beneficiary.


8. CHARGES AND DEDUCTIONS

The following table summarizes the charges and deductions under the Contract (See "Summary of the Contract -- Fee tables" for more detailed information):

                                             DEDUCTIONS FROM PURCHASE PAYMENTS
--------------------------------------------------------------------------------------------------------------------------
TAX CHARGE                                                             RANGE FOR STATE AND LOCAL -- 0%-3.50%(1).
                                                                       FEDERAL -- Currently 0% (Company reserves the
                                                                       right to charge in the future.)

                                     DAILY DEDUCTIONS FROM MONY AMERICA VARIABLE ACCOUNT A
--------------------------------------------------------------------------------------------------------------
MORTALITY & EXPENSE RISK CHARGE                                          Maximum daily rate -- 0.003699%
Annual Rate deducted daily from average daily net assets                 Maximum annual rate -- 1.35%

                                                  DEDUCTIONS FROM FUND VALUE
--------------------------------------------------------------------------------------------------------------------------
ANNUAL CONTRACT CHARGE                                                   Maximum of $50 ($30 in some states) on 30
                                                                         days written notice Current charge is $0

--------------------------------------------------------------------------------------------------------------------------
TRANSACTION AND OTHER CHARGES                                            Maximum of $25
Transfer charge                                                          Current charge is $0

--------------------------------------------------------------------------------------------------------------------------
SURRENDER CHARGE                                                         See grading schedule and "Charges and
Grades from 7% to 0% of Fund Value surrendered based on a                deductions -- Charges against fund value" for
schedule.                                                                details of how it is computed.

--------------------------------------------------------------------------------------------------------------------------
LOAN INTEREST SPREAD                                                     2.50%

--------------------------------------------------------------------------------------------------------------------------

(1)  Company currently assumes responsibility; current charge to Owner 0%.

The following provides additional details of the charges and deductions under the Contract.

The amount of the charge may not necessarily correspond to the costs associated with providing the services or benefits indicated by the designation of the charge. For example, the surrender charge we collect may not fully cover all of the sales and distribution expenses we actually incur. We also may realize a profit on one or more of the charges. We may use such profits for any corporate purpose, including the payment of sales expenses.


DEDUCTIONS FROM PURCHASE PAYMENTS

Deductions may be made from Purchase Payments for a charge for state and local premium or similar taxes prior to allocation of any Net Purchase Payment among the subaccounts. Currently, the Company makes no deduction, but may do so with respect to future Purchase Payments. If the Company is going to make deductions for such tax from future Purchase Payments, it will give 30 days notice to each affected Owner.


CHARGES AGAINST FUND VALUE

DAILY DEDUCTION FROM MONY AMERICA VARIABLE ACCOUNT A

MORTALITY AND EXPENSE RISK CHARGE. The Company assumes mortality and expense risks. A charge for assuming such risks is deducted daily from the net assets of MONY America Variable Account A. This daily charge from MONY America Variable Account A is deducted at a current daily rate equivalent to an annual rate of 1.35% from the value of the net assets of MONY America Variable Account
A. The rate is guaranteed not to exceed a daily rate equivalent to an annual rate of 1.35% from the value of the net assets of MONY America Variable Account
A. The charge is deducted from MONY America Variable Account A, and therefore the subaccounts, on each Business Day. The mortality and expense risk charges will not be deducted from the Guaranteed Interest Account with Market Value Adjustment. Where the previous day (or days) was not a Business Day, the deduction currently on the next Business Day will be 0.003699% (guaranteed not to exceed 0.003699%) multiplied by the number of days since the last Business Day.

The Company believes that this level of charge is within the range of industry practice for comparable individual flexible payment variable annuity contracts.

The mortality risk assumed by the Company is that Annuitants may live for a longer time than projected. If that occurs, an aggregate amount of annuity benefits greater than that projected will be payable. In making this projection, the Company has used the mortality rates from the 1983 Table "a" (discrete functions without projections for future mortality), with 3.50% interest. The expense risk assumed is that expenses incurred in issuing and administering the Contracts will exceed the administrative charges provided in the Contracts.

If the amount of the charge exceeds the amount needed, the excess will be kept by the Company in its General Account. If the amount of the charge is inadequate, the Company will pay the difference out of its General Account.


DEDUCTIONS FROM FUND VALUE

ANNUAL CONTRACT CHARGE. The Company has primary responsibility for the administration of the Contract and MONY America Variable Account A. An annual contract charge helps to reimburse the Company for administrative expenses related to the maintenance of the Contract. Ordinary administrative expenses expected to be incurred include premium collection, recordkeeping, processing death benefit claims and surrenders, preparing and mailing reports, and overhead costs. In addition, the Company expects to incur certain additional administrative expenses in connection with the issuance of the Contract, including the review of applications and the establishment of Contract records.

The Company intends to administer the Contract itself through an arrangement whereby it may buy some administrative services from AXA Equitable and such other sources as may be available.

Currently, there is no annual contract charge. The Company may in the future impose an annual contract charge. The charge will never, however, exceed $50. The Owner will receive a written notice 30 days in advance of any change in the charge. Any applicable charge will be assessed once per year on the Contract Anniversary, starting on the first Contract Anniversary.

If imposed, the annual contract charge is deducted from the Fund Value on each Contract Anniversary before the date annuity payments start.

The amount of the charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each subaccount of MONY America Variable Account A in the same proportion that the Fund Value in those accounts bears to the Fund Value of the Contract. The Company does not expect to make any profit from the annual contract charge.

TRANSFER CHARGE. Contract value may be transferred among the subaccounts or to or from the Guaranteed Interest Account with Market Value Adjustment and one or more of the subaccounts (including transfers made by telephone, if permitted by the Company). The Company reserves the right to impose a transfer charge for each transfer instructed by the Owner in a Contract Year. The transfer charge compensates the Company for the costs of effecting the transfer. The transfer charge will not exceed $25 (except for contracts issued in the states of South Carolina and Texas where it will not exceed $10). The Company does not expect to make a profit from the transfer charge. If imposed, the transfer charge will be deducted from the Contract's Fund Value held in the subaccount(s) or from the Guaranteed Interest Account with Market Value Adjustment from which the first transfer is made.

SURRENDER CHARGE. A contingent deferred sales charge (called a "surrender charge") will be imposed when a full or partial surrender is requested or at the start of annuity benefits if it is during the first eight years of the Contract.

The surrender charge will never exceed 7% of total Fund Value. The surrender charge is intended to reimburse the Company for expenses incurred in distributing the Contract. To the extent such charge is insufficient to cover all distribution costs, the Company will make up the difference. The Company will use funds from its General Account, which may contain funds deducted from MONY America Variable Account A to cover mortality and expense risks borne by the Company. (See "Charges against fund value -- Mortality and expense risk charge.")

We impose a surrender charge when a full or partial surrender is made during the first eight (8) Contract Years, except as provided below.

A surrender charge will not be imposed:

     (1)  Against Fund Value surrendered after the eighth Contract Year.

     (2) To the extent necessary to permit the Owner to obtain an amount equal to the free partial surrender amount (See "Free partial surrender amount").

     (3) If the Contract is surrendered after the third Contract Year and the surrender proceeds are paid under either Settlement Option 3 or Settlement Option 3A (See "Settlement options"). The elimination of a Surrender Charge in this situation does not apply to contracts issued in the State of Texas.

In no event will the aggregate surrender charge exceed 7% of the Fund Value. Further, in no event will the surrender charges imposed, when added to any surrender charges previously paid on the Contract, exceed 9% of aggregate Purchase Payments made to date for the Contract.

The Owner may specify whether he/she wants the surrender charge to be deducted from the amount requested for surrender or the Fund Value remaining. If not specified or if the Fund Value remaining is not sufficient, then the surrender charge will be deducted from the amount requested for surrender. If it is specified that the surrender charge will come from the remaining Fund Value and it is sufficient, then the Company will determine the appropriate amount to be surrendered in order to pay the surrender charge. Any surrender charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each subaccount of MONY America Variable Account A in the same proportion that the amount of the partial surrender allocated against those accounts bears to the total amount of the partial surrender.

If any surrender from the Guaranteed Interest Account with Market Value Adjustment occurs prior to the Maturity Date for any particular Accumulation Period elected by the Owner, the amount surrendered will be subject to a Market Value Adjustment in addition to Surrender Charges.

No surrender charge will be deducted from Death Benefits except as described in "Death benefit."

If The MONYMaster variable annuity contract issued by MONY Life Insurance Company of America has been exchanged for this Contract, a separate effective date was assigned to this Contract by endorsement for purposes of determining the amount of any surrender charge. The surrender charge effective date of this Contract with the endorsement is the effective date of The MONYMaster variable annuity contract. Your agent can provide further details.

A separate surrender charge effective date does not apply in states where the endorsement has not been approved. We reserve the right to disallow exchanges for this Contract at any time.



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
AMOUNT OF SURRENDER CHARGE. The amount of the surrender charge is equal to a varying percentage of Fund Value during the first 8 Contract Years. The percentage is determined by multiplying the surrender charge percentage for the Contract Year by the amount of Fund Value requested as follows:


                                                 SURRENDER CHARGE PERCENTAGE TABLE
                                          ----------------------------------------------


                                                                    SURRENDER CHARGE
                                                                   (AS A PERCENTAGE OF
                                           CONTRACT YEAR         FUND VALUE SURRENDERED)
                                          --------------         -----------------------
                                                 1                         7%

                                                 2                         7

                                                 3                         6

                                                 4                         6

                                                 5                         5

                                                 6                         4

                                                 7                         3

                                                 8                         2

                                            9 (or more)                    0

The amount of the surrender charge is in addition to any applicable Market Value Adjustment that may be made if the surrender is made from Fund Value in the Guaranteed Interest Account with Market Value Adjustment. (See the prospectus for the Guaranteed Interest Account with Market Value Adjustment which accompanies this prospectus for further details.)

FREE PARTIAL SURRENDER AMOUNT. The surrender charge may be reduced by using the free partial surrender amount provided for in the Contract. The surrender charge will not be deducted in the following circumstances:

     (1) For Qualified Contracts, (other than contracts issued for IRA and SEP-IRA), an amount each Contract Year up to the greater of:

          (a)  $10,000 (but not more than the Contract's Fund Value), or

          (b) 10% of the Contract's Fund Value at the beginning of the Contract Year (except, if the surrender is requested during the first Contract Year, then 10% of the Contract's Fund Value at the time the first surrender is requested).

     (2) For Non-Qualified Contracts (and contracts issued for IRA and SEP-IRA), an amount up to 10% of the Fund Value at the beginning of the Contract Year (except, if the surrender is requested during the first Contract Year, then 10% of the Contract's Fund Value at the time the first surrender is requested) may be received in each Contract Year without a surrender charge.

Free partial surrenders may only be made to the extent Cash Value in the subaccounts and/or Guaranteed Interest Account is available. For example, the Fund Value in MONY America Variable Account A could decrease (due to unfavorable investment experience) after part of the 10% was withdrawn. In that case it is possible that there may not be enough Cash Value to provide the remaining part of the 10% free partial surrender amount.

Contract Fund Value here means the Fund Value in the subaccounts (and the Guaranteed Interest Account with Market Value Adjustment not the Loan Account). This reduction of surrender charge does not affect any applicable Market Value Adjustment that may be made if the surrender is made from Fund Value in the Guaranteed Interest Account with Market Value Adjustment. (See the prospectus for the Guaranteed Interest Account with Market Value Adjustment which accompanies this prospectus for further details.)

TAXES

Currently, no charge will be made against MONY America Variable Account A for federal income taxes. However, the Company may make such a charge in the future if income or gains within MONY America Variable Account A will incur any federal income tax liability. Charges for other taxes, if any, attributable to MONY America Variable Account A may also be made. (See "Federal tax status".)

INVESTMENT ADVISORY FEE

Each portfolio in which the MONY America Variable Account A invests incurs certain fees and charges. To pay for these fees and charges, the portfolio makes deductions from its assets. Certain portfolios available under the Contract in turn invest in shares of other portfolios of AXA Premier VIP Trust and EQ Advisors Trust and/or shares of unaffiliated portfolios (collectively the "underlying portfolios"). The underlying portfolios each have their own fees and expenses, including management fees, operating expenses, and investment related expenses such as brokerage commissions. The portfolio expenses are described more fully in each Fund prospectus.

We sell the Contracts through registered representatives of broker-dealers. These registered representatives are also appointed and licensed as insurance agents of the Company. We pay commissions to the broker-dealers for selling the Contracts. You do not directly pay these commissions, we do. We intend to recover commissions, marketing, administrative and other expenses and the cost of Contract benefits through the fees and charges imposed under the Contracts. (See "Distribution of the Contracts" for more information.)


9. ANNUITY PROVISIONS


ANNUITY PAYMENTS

Annuity payments under a Contract will begin on the date that is selected by the Owner when the Contract is applied for. The date chosen for the start of annuity payments may be:

     (1)  no earlier than the 10th Contract Anniversary, and

     (2) no later than the Contract Anniversary after the Annuitant's 95th birthday.

The minimum number of years from the Effective Date to the start of annuity payments is 10. The date when annuity payments start may be:

     (1) Advanced to a date that is not earlier than the 10th Contract Anniversary.

     (2) Deferred from time to time by the Owner by written notice to the Company.

The date when annuity payments start will be advanced or deferred if:

     (1) Notice of the advance or deferral is received by the Company prior to the current date for the start of annuity payments.

     (2) The new start date for annuity payments is a date which is not later than the Contract Anniversary after the Annuitant's 95th birthday.

A particular retirement plan may contain other restrictions.

When annuity payments begin, unless Settlement Option 3 or 3A is elected, the Contract's Cash Value, less any tax charge which may be imposed, will be applied to provide an annuity or any other option previously chosen by the Owner and permitted by the Company. If Settlement Option 3 or 3A is elected, the Contract's Fund Value (less any state taxes imposed when annuity payments begin) will be applied to provide an annuity.

A supplementary contract will be issued when proceeds are applied to a settlement option. That contract will describe the terms of the settlement. No payments may be requested under the Contract's surrender provisions after annuity payments start. No surrender will be permitted except as may be available under the settlement option elected.

For Contracts issued in connection with retirement plans, reference should be made to the terms of the particular retirement plan for any limitations or restrictions on when annuity payments start.


ELECTION AND CHANGE OF SETTLEMENT OPTION

During the lifetime of the Annuitant and prior to the start of annuity payments, the Owner may elect:

     -  one or more of the settlement options described below, or

     -  another settlement option as may be agreed to by the Company.


The Owner may also change any election if written notice of the change is received by the Company at its Operation Center prior to the start of annuity payments. For contracts issued in the State of Texas, if no election is in effect when annuity payments start, Settlement Option 3 with a period certain of 10 years will be considered to have been elected.

Settlement options may also be elected by the Owner or the Beneficiary as provided in the "Death benefit" and "Surrenders" sections of this prospectus. (See "Death benefit" and "Surrenders").

Where applicable, reference should be made to the terms of a particular retirement plan and any applicable legislation for any limitations or restrictions on the options that may be elected.


SETTLEMENT OPTIONS

Proceeds settled under the settlement options listed below or otherwise currently available will not participate in the investment experience of the MONY America Variable Account A. Unless you select Settlement Option 1, the settlement option may not be changed once payments begin.

SETTLEMENT OPTION 1 -- INTEREST INCOME: Interest on the proceeds at a rate (not less than 2.75% per year) set by the Company each year. The Option will continue until the earlier of the date that the payee dies or the date you elect another settlement option. Under certain contracts, this option is not available if the Annuitant is the payee.

SETTLEMENT OPTION 2 -- INCOME FOR SPECIFIED PERIOD: Fixed monthly payments for a specified period of time, as elected. The payments may, at the Company's option, be increased by additional interest each year.

SETTLEMENT OPTION 3 -- SINGLE LIFE INCOME: Payments for the life of the payee and for a period certain. The period certain may be (a) 0 years, 10 years, or 20 years, or (b) the period required for the total income payments to equal the proceeds (refund period certain). The amount of the income will be determined by the Company on the date the proceeds become payable.

SETTLEMENT OPTION 3A -- JOINT LIFE INCOME: Payments during the joint lifetime of the payee and one other person, and during the lifetime of the survivor. The survivor's monthly income may be equal to either (a) the income payable during the joint lifetime or (b) two-thirds of that income. If a person for whom this option is chosen dies before the first monthly payment is made, the survivor will receive proceeds instead under Settlement Option 3, with 10 years certain.

SETTLEMENT OPTION 4 -- INCOME OF SPECIFIED AMOUNT: Income, of an amount chosen, for as long as the proceeds and interest last. The amount chosen to be received as income in each year may not be less than 10 percent of the proceeds settled. Interest will be credited annually on the amount remaining unpaid at a rate determined annually by the Company. This rate will not be less than 2.75% per year.

The Contract contains annuity payment rates for Settlement Options 3 and 3A described in this prospectus. The rates show, for each $1,000 applied, the dollar amount of the monthly fixed annuity payment, when this payment is based on minimum guaranteed interest as described in the Contract.

The annuity payment rates may vary according to the Settlement Option elected and the age of the payee. The mortality table used in determining the annuity payment rates for Settlement Options 3 and 3A is the 1983 Table "a" (discrete functions, without projections for future mortality), with 3.50% interest per year.

Under Settlement Option 3, if income based on the period certain elected is the same as the income provided by another available period or periods certain, the Company will consider the election to have been made of the longest period certain.

In Qualified Plans, settlement options available to Owners may be restricted by the terms of the plans.


FREQUENCY OF ANNUITY PAYMENTS

At the time the settlement option is chosen, the payee may request that it be paid:

     - Quarterly:

     - Semiannually: or

     - Annually

If the payee does not request a particular installment payment schedule, the payments will be made in monthly installments. However, if the net amount available to apply under any settlement option is less than $1,000, the Company has the right to pay such amount in one lump sum. In addition, if the payments provided for would be less than $25, the Company shall have the right to change the frequency of the payments to result in payments of at least $25.

ADDITIONAL PROVISIONS

The Company may require proof of the age of the Annuitant before making any life annuity payment under the Contract. If the Annuitant's age has been misstated, the amount payable will be the amount that would have been provided under the settlement option at the correct age. Once life income payments begin, any underpayments will be made up in one sum with the next annuity payment. Overpayments will be deducted from the future annuity payments until the total is repaid.

For contracts issued in the State of Washington, any underpayment by the Company will be paid in a single sum after the correction of the misstatement.

The Contract may be required to be returned upon any settlement. Prior to any settlement of a death claim, proof of the Annuitant's death must be submitted to the Company.

Where any benefits under the Contract are contingent upon the recipient's being alive on a given date, the Company requires proof satisfactory to it that such condition has been met.

The Contracts described in this prospectus contain annuity payment rates that distinguish between men and women. On July 6, 1983, the Supreme Court held in ARIZONA GOVERNING COMMITTEE V. NORRIS that optional annuity benefits provided under an employer's deferred compensation plan could not, under Title VII of the Civil Rights Act of 1964, vary between men and women on the basis of sex. Because of this decision, the annuity payment rates that apply to Contracts purchased under an employment-related insurance or benefit program may in some cases not vary on the basis of the Annuitant's sex. Unisex rates to be provided by the Company will apply for Qualified Plans.

Employers and employee organizations should consider, in consultation with legal counsel, the impact of NORRIS , and Title VII, generally and any comparable state laws that may apply, on any employment-related plan for which a Contract may be purchased.

The Contract is incontestable from its date of issue.


10. OTHER PROVISIONS


OWNERSHIP

The Owner has all rights and may receive all benefits under the Contract. During the lifetime of the Annuitant (and Secondary Annuitant if one has been named), the Owner is the person so designated in the application, unless:

     (1)  a change in Owner is requested, or

     (2)  a Successor Owner becomes the Owner.

The Owner may name a Successor Owner or a new Owner at any time. If the Owner dies, the Successor Owner, if living, becomes the Owner. Any request for change must be:

     (1)  made in writing, and

     (2)  received at the Company.

The change will become effective as of the date the written request is signed. A new choice of Owner or Successor Owner will apply to any payment made or action taken by the Company after the request for the change is received. Owners should consult a competent tax adviser prior to changing Owners.


--------------------------------------------------------------------------------
SUCCESSOR OWNER -- THE LIVING PERSON WHO, AT THE DEATH OF THE OWNER, BECOMES
THE NEW OWNER.
--------------------------------------------------------------------------------


PROVISION REQUIRED BY SECTION 72(s) OF THE CODE


The entire interest under a Non-Qualified Contract must be distributed within five years of any Owner's death if any Owner dies before annuity payments start. Satisfactory proof of death must be provided to the Company.



If the deceased Owner's spouse is the Successor Owner as of the date of the Owner's death, then the surviving spouse will be treated as the new Owner of the Contract and may continue the Contract. Spousal status is determined under federal law for this purpose (described below).



If the surviving spouse is not the Successor Owner:



     (1) the Contract will be surrendered as of the date of the Owner's death, and



     (2)  the proceeds will be paid to the Beneficiary.

If the Beneficiary is the Successor Owner, the surrender proceeds may be paid over the life of the Successor Owner if:



     (1)  the Successor Owner chooses that option, and



     (2) payments begin no later than one year after the date of the Owner's death.



This provision shall not extend the term of the Contract beyond the date when death proceeds become payable.



If any Owner, Annuitant or payee dies on or after annuity payments start, any remaining portion of the proceeds will be distributed using a method that is at least as quick as the one used as of the date of the Owner's, Annuitant's or payee's death.



PROVISION REQUIRED BY SECTION 401(a)(9) OF THE CODE


The entire interest of a Qualified Plan participant in the Contract generally will begin to be distributed no later than the required beginning date. Distributions generally must begin not later than April 1 of the calendar year following the calendar year the Qualified Plan Participant attains age 70 1/2. The interest is distributed:


     (1)  over the life of such Participant, or

     (2)  the lives of such Participant and designated Beneficiary.

If (i) required minimum distributions have begun, and (ii) the Participant dies before the Owner's entire interest has been distributed to him/her, the remaining distributions will be made using a method that is at least as rapid as that used as of the date of the Participant's death.

The Contract generally will be surrendered as of the Participant's death if:

     (1)  the Participant dies before the start of such distributions, and

     (2)  there is no designated Beneficiary.


The surrender proceeds generally must be distributed within 5 years after the date of death. But, the surrender proceeds may be paid over the life of any designated Beneficiary at his/her option. In such case, distributions generally will begin not later than one year after the December 31 following the Participant's death. If the Plan is an IRA under Section 408 of the Code, the surviving spouse may elect to forgo distribution and treat the IRA as his/her own plan. Although the lifetime required minimum distribution rules do not apply to Roth IRAs under Section 408A of the Code, the post-death distribution rules apply.



It is the Owner's responsibility to assure that distribution rules imposed by the Code and Treasury regulations will be met. The Owner may want to consult a tax advisor concerning the potential application of these complex rules before purchasing this annuity Contract or purchasing additional features under this annuity Contract or making additional Purchase Payments under this annuity Contract. (See "Federal tax status.")




CONTINUATION OF THE CONTRACT BY A SURVIVING SPOUSE



As described above, in certain cases a surviving spouse may elect, in the case of Non-Qualified Contracts and Contracts that are used in connection with IRAs under Section 408 of the Code, to continue the Contract and become the new Owner. A Contract may be continued by a surviving spouse only once. This benefit will not be available to any subsequent surviving spouse under the continued Contract.



The designated beneficiary of an annuity contract who is recognized as a spouse of a deceased owner for federal tax purposes is treated more favorably than a designated beneficiary who is not recognized as a spouse for federal tax purposes. Specifically, a designated beneficiary who is recognized as a spouse of the deceased owner for federal tax purposes may continue the Contract and become the new Owner as described above. In contrast, a designated beneficiary who is not recognized as a spouse of the deceased owner for federal tax purposes must surrender the Contract within 5 years of the owner's death or take distributions from the Contract over the beneficiary's life or life expectancy beginning within one year of the owner's death.



The Internal Revenue Service has ruled that for federal tax purposes, the term "spouse" does not include individuals (whether of the opposite sex or the same sex) who have entered into a registered domestic partnership, civil union, or other similar formal relationship recognized under state law that is not denominated as a marriage under the laws of that state. As a result, if a beneficiary of a deceased owner and the owner were parties to such a relationship, the beneficiary will be required by federal tax law to take distributions from the Contract in the manner applicable to nonspouse beneficiaries and will not be able to continue the Contract.

IF YOU HAVE QUESTIONS CONCERNING YOUR STATUS AS A SPOUSE FOR FEDERAL TAX PURPOSES AND HOW THAT STATUS MIGHT AFFECT YOUR RIGHTS UNDER THE CONTRACT, YOU SHOULD CONSULT YOUR LEGAL ADVISER.



SECONDARY ANNUITANT

Except where the Contract is issued in connection with a Qualified Plan, a Secondary Annuitant may be designated by the Owner. Such designation may be made once before annuity payments begin, either:

     (1)  in the application for the Contract, or

     (2) after the Contract is issued, by written notice to the Company at its Operations Center.

The Secondary Annuitant may be deleted by written notice to the Company at its Operations Center. A designation or deletion of a Secondary Annuitant will take effect as of the date the written election was signed. The Company, however, must first accept and record the change at its Operations Center. The change will be subject to:

     (1)  any payment made by the Company, or

     (2) action taken by the Company before the receipt of the notice at the Company's Operations Center.

You cannot change the Secondary Annuitant, but you can delete the Secondary Annuitant.

The Secondary Annuitant will be deleted from the Contract automatically by the Company as of the Contract Anniversary following the Secondary Annuitant's 95th birthday.

On the death of the Annuitant, the Secondary Annuitant will become the Annuitant, under the following conditions:

     (1) the death of the Annuitant must have occurred before the Annuity starting date;

     (2) the Secondary Annuitant is living on the date of the Annuitant's death;

     (3) if the Annuitant was the Owner on the date of death, the Successor Owner must have been the Annuitant's spouse (as defined by federal law); and

     (4) if the date annuity payments start is later than the Contract Anniversary nearest the Secondary Annuitant's 95th birthday, the date annuity payments start will be automatically advanced to that Contract Anniversary.

EFFECT OF SECONDARY ANNUITANT'S BECOMING THE ANNUITANT. If the Secondary Annuitant becomes the Annuitant, the Death Benefit proceeds will be paid to the Beneficiary only on the death of the Secondary Annuitant. If the Secondary Annuitant was the Beneficiary on the Annuitant's death, the Beneficiary will be automatically changed to the person who was the successor Beneficiary on the date of death. If there was no successor Beneficiary, then the Secondary Annuitant's executors or administrators, unless the Owner directed otherwise, will become the Beneficiary. All other rights and benefits under the Contract will continue in effect during the lifetime of the Secondary Annuitant as if the Secondary Annuitant were the Annuitant.


ASSIGNMENT


The Owner may assign the Contract. However, the Company will not be bound by any assignment until the assignment (or a copy) is received by the Company at its Operations Center. The Company is not responsible for determining the validity or effect of any assignment. The Company shall not be liable for any payment or other settlement made by the Company before receipt of the assignment.


If the Contract is issued under certain retirement plans, then it may not be assigned, pledged or otherwise transferred except under conditions allowed under applicable law.

Because an assignment may be a taxable event, a Owner should consult a competent tax adviser before assigning the Contract.


CHANGE OF BENEFICIARY

So long as the Contract is in effect the Owner may change the Beneficiary or successor Beneficiary. A change is made by submitting a written request to the Company at its Operations Center. The form of the request must be acceptable to the Company. The Contract need not be returned unless requested by the Company. The change will take effect as of the date the request is signed. The Company will not, however, be liable for any payment made or action taken before receipt and acknowledgement of the request at its Operations Center.

SUBSTITUTION OF SECURITIES


The Company may substitute shares of another mutual fund for shares of the Portfolios already purchased or to be purchased in the future by Contract Purchase Payments if:



     (1) the shares of any Portfolio are no longer available for investment by MONY America Variable Account A, or



     (2) in the judgment of the Company's Board of Directors, further investment in shares of one or more of the Portfolios is inappropriate based on the purposes of the Contract.


The new portfolios may have higher fees and charges than the ones they replaced, and not all portfolios may be available to all classes of contracts. We will notify you before we substitute securities in any subaccount, and, to the extent required by law, we will obtain prior approval from the Securities and Exchange Commission and the Arizona Insurance Department. We also will obtain any other required approvals (See "Who is MONY Life Insurance Company of America -- MONY America Variable Account A" for more information about changes we may make to the subaccounts).


CHANGES TO CONTRACTS


The Company reserves the right, subject to compliance with laws that apply, to unilaterally change your Contract in order to comply with any applicable laws and regulations, including but not limited to changes in the Internal Revenue Code, Treasury regulations, published rulings of the Internal Revenue Service, ERISA, and Department of Labor regulations.


Any change in the Contract must be in writing and made by our authorized officer. We will provide notice of any contract change.


CHANGE IN OPERATION OF MONY AMERICA VARIABLE ACCOUNT A

MONY America Variable Account A may be operated as a management company under the 1940 Act or it may be deregistered under the 1940 Act in the event the registration is no longer required, or MONY America Variable Account A may be combined with any of other subaccounts.

Deregistration of MONY America Variable Account A requires an order by the Securities and Exchange Commission. If there is a change in the operation of MONY America Variable Account A under this provision, the Company may make appropriate endorsement to the Contract to reflect the change and take such other action as may be necessary and appropriate to effect the change.


11. VOTING RIGHTS


All of the assets held in the subaccounts of MONY America Variable Account A will be invested in shares of the designated Portfolios. The Company is the legal holder of these shares.



To the extent required by law, the Company will vote the shares of each of the Portfolios held in MONY America Variable Account A (whether or not attributable to contract owners).


We will determine the number of votes which you have the right to cast by applying your percentage interest in a subaccount to the total number of votes attributable to that subaccount. In determining the number of votes, we will recognize fractional shares.


We will vote Portfolio shares of a class held in a subaccount for which we received no timely instructions in proportion to the voting instructions which we received for all contracts participating in that subaccount. We will apply voting instructions to abstain on any item to be voted on a pro rata basis to reduce the number of votes eligible to be cast.



Whenever a Portfolio calls a shareholder's meeting, each person having a voting interest in a subaccount will receive proxy voting material, reports, and other materials relating to the Portfolio. Since each Portfolio may engage in shared funding, other persons or entities besides the Company may vote Portfolio shares.



12. DISTRIBUTION OF THE CONTRACTS

The Contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of MONY America Variable Account
A. The offering of the Contracts is intended to be continuous.

AXA Advisors is an affiliate of the Company, and AXA Distributors is an indirect wholly owned subsidiary of the Company. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is

1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for the Company's life and annuity products.

The Contracts are sold by financial professionals of AXA Advisors and its affiliates. The Contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

The Company pays compensation to both Distributors based on Contracts sold. The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its Contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your Contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the Contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the Contract, see "Summary of the Contract" and "Charges and deductions" earlier in this prospectus.

COMPENSATION PAID TO THE DISTRIBUTORS. The Company pays compensation to the Distributors based on Purchase Payments made on the Contracts sold through the Distributors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 6.50% of the total Purchase Payments made under the Contracts, plus, starting in the second Contract Year, up to 0.25% of the Fund Value of the Contracts ("asset-based compensation"). The Distributors, in turn, may pay a portion of the compensation received from the Company to the Distributors financial professional and/or the Selling broker-dealer making the sale. The compensation paid by the Distributors varies among financial professionals and among Selling broker-dealers. The Distributors also pay a portion of the compensation it receives to its managerial personnel. When a Contract is sold by a Selling broker-dealer, the Selling broker-dealer, not the Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the Contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company Contracts and Contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

The Company also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of the Company's distribution agreements with AXA Distributors.

DIFFERENTIAL COMPENSATION PAID BY AXA ADVISORS. In an effort to promote the sale of the Company's products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of the Company's Contract than it pays for the sale of a Contract or other financial product issued by a company other than the Company. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company's Contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company's Contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company's Contracts and products sponsored by affiliates.



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The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend the Company's Contract over a Contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the Contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to Contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). AXA Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain AXA Equitable contracts exclusively.


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company Contracts over Contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2013) received additional payments. These additional payments ranged from $1,256 to $5,706,371. The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company's contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.



1st Global Capital Corporation


Allstate Financial Services, LLC


American Portfolios Financial Services


Ameriprise Financial Services


BBVA Compass Investment Solutions, Inc.


Cambridge Investment Research


CCO Investment Services Corporation


Centaurus Financial, Inc.


Cetera Advisors, LLC


Cetera Advisors Networks, LLC


Cetera Financial Specialists, LLC


Cetera Investment Services, LLC


Citigroup Global Markets, Inc.


Commonwealth Financial Network


CUNA Brokerage Services


Cuso Financial Services, L.P.


Essex National Securities, Inc.


Farmer's Financial Solution


First Allied Securities Inc.


First Citizens Investor Services, Inc.


First Tennessee Brokerage Inc.


Founders Financial Securities


Geneos Wealth Management Inc.

GWN Securities, Inc.


H.D. Vest Investment Securities, Inc.


Harvest Capital, LLC


Independent Financial Group, LLC


ING Financial Partners


Investacorp, Inc.


Investment Professionals, Inc.


Investors Capital Corporation


James T. Borello & Company


Janney Montgomery Scott LLC


JP Turner & Company, LLC


Key Investment Services LLC


Kovack Securities


LPL Financial Corporation


Lucia Securities, LLC


Meridien Financial Group, Inc.


Merrill Lynch Life Agency, Inc.


Morgan Keegan & Company


Morgan Stanley Smith Barney


National Planning Corporation


Next Financial Group, Inc.


NFP Securities Inc.


PNC Investments


Prime Capital Services


Raymond James Insurance Group


RBC Capital Markets Corporation


Robert W Baird& Company


Santander Securities Corporation


Securities America Inc.


SII Investments


Stifel, Nicolaus & Company, Inc.


Summit Brokerage Services, Inc.


SunTrust Investments


The Advisor Group


TransAmerica Financial Advisors


Triad Advisors


U.S Bancorp Investments, Inc.


Valmark Securities, Inc.


Wells Fargo Wealth Brokerage Insurance Agency



13. FEDERAL TAX STATUS



INTRODUCTION



The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contract is unclear in certain circumstances, and you should always consult a qualified tax adviser regarding the application of law to individual circumstances. This discussion is based on the Code, Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.



This discussion does not address state or local tax consequences associated with the purchase of the Contract. In addition, THE COMPANY MAKES NO GUARANTEE REGARDING ANY TAX TREATMENT -- FEDERAL, STATE OR LOCAL -- OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.




THE COMPANY'S TAX STATUS



The Company is taxed as a life insurance company under the Code. Since the operations of MONY America Variable Account A are a part of, and are taxed with, the operations of the Company, the MONY America Variable Account A is not separately taxed as a "regulated investment company" under the Code. Under existing federal income tax laws,



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

investment income and capital gains of the MONY America Variable Account A are not taxed to the extent they are applied under a Contract. The Company does not anticipate that it will incur any federal income tax liability attributable to such income and gains of the MONY America Variable Account A, and therefore does not intend to make provision for any such taxes. If the Company is taxed on investment income or capital gains of the MONY America Variable Account A, then the Company may impose a charge against the Variable Account in order to make provision for such taxes.




TAXATION OF ANNUITIES IN GENERAL




TAX DEFERRAL DURING ACCUMULATION PERIOD



Under existing provisions of the Code, except as described below, any increase in an Owner's Fund Value is generally not taxable to the Owner until received, either in the form of annuity payments as contemplated by the Contracts, or in some other form of distribution. However, this rule applies only if:



     (1) the investments of the MONY America Variable Account A are "adequately diversified" in accordance with Treasury Department regulations;



     (2) the Company, rather than the Owner, is considered the owner of the assets of the MONY America Variable Account A for federal income tax purposes; and



     (3) the Owner is an individual (or an individual is treated as the Owner for tax purposes).



DIVERSIFICATION REQUIREMENTS. The Code and Treasury Department regulations prescribe the manner in which the investments of a segregated asset account, such as the MONY America Variable Account A, are to be "adequately diversified." If the MONY America Variable Account A fails to comply with these diversification standards, the Contract will not be treated as an annuity contract for federal income tax purposes and the Owner would generally be taxable currently on the excess of the Fund Value over the premiums paid for the Contract. The Company expects that the MONY America Variable Account A, through the Portfolios, will comply with the diversification requirements prescribed by the Code and Treasury Department regulations.



OWNERSHIP TREATMENT. In certain circumstances, variable annuity contract owners may be considered the owners, for federal income tax purposes, of the assets of a segregated asset account, such as the MONY America Variable Account A, used to support their contracts. In those circumstances, income and gains from the segregated asset account would be currently includable in the contract owners' gross income. The Internal Revenue Service (the "IRS") has stated in published rulings that a variable contract owner will be considered the owner of the assets of a segregated asset account if the owner possesses incidents of ownership in those assets, such as the ability to exercise investment control over the assets.



The ownership rights under the Contract are similar to, but differ in certain respects from, the ownership rights described in certain IRS rulings where it was determined that contract owners were not owners of the assets of a segregated asset account (and thus not currently taxable on the income and gains). For example, the Owner of this Contract has the choice of more investment options to which to allocate purchase payments and Mony America Variable Account A values than were addressed in such rulings. These differences could result in the Owner being treated as the owner of the assets of the Mony America Variable Account A and thus subject to current taxation on the income and gains from those assets. In addition, the Company does not know what standards will be set forth in any further regulations or rulings which the Treasury Department or IRS may issue. The Company therefore reserves the right to modify the Contract as necessary to attempt to prevent Contract Owners from being considered the owners of the assets of the Mony America Variable Account A. However, there is no assurance such efforts would be successful.



NONNATURAL OWNER. As a general rule, Contracts held by "nonnatural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner of the Contract during the taxable year. There are several exceptions to this general rule for nonnatural Owners. First, Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person. Thus, if a group Contract is held by a trust or other entity as an agent for certificate owners who are individuals, those individuals should be treated as owning an annuity for federal income tax purposes. However, this special exception will not apply in the case of any employer who is the nominal owner of a Contract under a non-qualified deferred compensation arrangement for its employees.




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

In addition, exceptions to the general rule for nonnatural Owners will apply with respect to:



     (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent;



     (2)  certain Qualified Contracts;



     (3) Contracts purchased by employers upon the termination of certain Qualified Plans;



     (4) certain Contracts used in connection with structured settlement agreements; and



     (5) Contracts purchased with a single purchase payment when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.




DELAYED ANNUITY PAYMENT DATES



If the date annuity payments start under the Contract occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age (E.G., past age 95), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includable in the Owner's income.



The remainder of this discussion assumes that the Contract will be treated as an annuity contract for federal income tax purposes.




TAXATION OF SURRENDERS AND PARTIAL SURRENDERS



In the case of a partial surrender, amounts you receive are generally includable in income to the extent your "cash surrender value" before the partial surrender exceeds your "investment in the contract" (defined below). All amounts includable in income with respect to the Contract are taxed as ordinary income; no amounts are taxed at the special lower rates applicable to long term capital gains and corporate dividends. Amounts received under an automatic withdrawal plan are treated for tax purposes as partial surrenders, not annuity payments. In the case of a surrender, amounts received are includable in income to the extent they exceed the "investment in the contract." For these purposes, the "investment in the contract" at any time equals the total of the Purchase Payments made under the Contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to Qualified Contracts) less any amounts previously received from the Contract which were not includable in income.



As described elsewhere in this Prospectus, the cost of the enhanced death benefit option is reflected in the mortality and expense risk charge. It is possible that the portion of the mortality and expense risk charge that represents the cost of the enhanced death benefit option could be treated for federal tax purposes as a partial surrender from the Contract. If the Contract has additional riders, charges (or some portion thereof) for such riders could be treated for federal tax purposes as partial surrenders from the Contract.



There is some uncertainty regarding the treatment of the Market Value Adjustment for purposes of determining the amount includible in income as a result of any partial surrender, surrender, assignment, pledge, or transfer without adequate consideration. Congress has given the IRS regulatory authority to address this uncertainty. However, as of the date of this Prospectus, the IRS has not issued any regulations addressing these determinations.



Surrenders and partial surrenders may be subject to a 10% penalty tax. (See "Penalty Tax on Premature Distributions.") Surrenders and partial surrenders may also be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")




TAXATION OF ANNUITY PAYMENTS



Normally, the portion of each annuity income payment taxable as ordinary income equals the excess of the payment over the exclusion amount. The exclusion amount is determined by multiplying (1) the payment by (2) the ratio of the "investment in the contract" (defined above) you allocate to the settlement option, adjusted for any period certain or refund feature, to the total expected amount of annuity income payments for the term of the Contract (determined under Treasury Department regulations).



Once the total amount of the investment in the contract is excluded using the above formula, annuity income payments will be fully taxable. If annuity income payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction.




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

There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another within the meaning of federal law. You should consult a tax advisor in those situations.



Annuity income payments may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")




TAXATION OF PROCEEDS PAYABLE UPON DEATH



Prior to the date annuity payments start, we may distribute amounts from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such proceeds are includable in income as follows:



     (1) if distributed in a lump sum or under Settlement Option 1 (described above), they are taxed in the same manner as a surrender, as described above; or



     (2) if distributed under Settlement Options 2, 3, 3A, or 4 (described above), they are taxed in the same manner as annuity income payments, as described above.



After the date annuity payments start, if a guaranteed period exists under a life income settlement option and the payee dies before the end of that period, payments we make to the Beneficiary for the remainder of that period are includable in income as follows:



     (1) if received in a lump sum, they are included in income to the extent that they exceed the unrecovered investment in the contract at that time; or



     (2) if distributed in accordance with the existing settlement option selected, they are fully excluded from income until the remaining investment in the contract is deemed to be recovered, and all annuity income payments thereafter are fully includable in income.



Proceeds payable on death may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")



The Company may be liable for payment of the generation skipping transfer tax under certain circumstances. In the event that the Company determines that such liability exists, an amount necessary to pay the generation skipping transfer tax may be subtracted from the proceeds.




ASSIGNMENTS, PLEDGES, AND GRATUITOUS TRANSFERS



Other than in the case of Qualified Contracts (which generally cannot be assigned or pledged), any assignment or pledge of (or agreement to assign or pledge) any portion of the Fund Value is treated for federal income tax purposes as a surrender of such amount or portion. The investment in the contract is increased by the amount includable as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be required to include in income the difference between the "cash surrender value" and the investment in the contract at the time of transfer. In such case, the transferee's "investment in the contract" will increase to reflect the increase in the transferor's income. The exceptions for transfers to the Owner's spouse (or to a former spouse) are limited to individuals that are treated as spouses under federal law.




PENALTY TAX ON PREMATURE DISTRIBUTIONS



Where we have not issued the Contract in connection with a Qualified Plan, there generally is a 10% penalty tax on the amount of any payment from the Contract, E.G., surrenders, partial surrenders, annuity payments, death proceeds, assignments, pledges and gratuitous transfers, that is includable in income unless the payment is:



     (a)  received on or after the Owner reaches age 59 1/2;



     (b) attributable to the Owner's becoming disabled (as defined in the tax law);



     (c) made on or after the death of the Owner or, if the Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law);



     (d) made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law); or




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

     (e) made under a Contract purchased with a single Purchase Payment when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.



Certain other exceptions to the 10% penalty tax not described herein also may apply. (Similar rules, discussed below, apply in the case of certain Qualified Contracts.)




AGGREGATION OF CONTRACTS



In certain circumstances, the IRS may determine the amount of an annuity income payment or a surrender from a Contract that is includable in income by combining some or all of the annuity contracts a person owns that were not issued in connection with Qualified Plans. For example, if a person purchases a Contract offered by this Prospectus and also purchases at approximately the same time an immediate annuity issued by the Company (or its affiliates), the IRS may treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment that was not received as an annuity (including surrenders prior to the date annuity payments start) is includable in income. The effects of such aggregation are not always clear; however, it could affect the amount of a surrender or an annuity payment that is taxable and the amount which might be subject to the 10% penalty tax described above.




NET INVESTMENT INCOME TAX



Effective for tax years beginning after December 31, 2012, a net investment income tax of 3.8% will apply to some types of investment income received by individuals. This tax will apply to the taxable portion of (1) any proceeds distributed from the Contract as annuity payments pursuant to a settlement option, or (2) the proceeds of any sale or disposition of the Contract. This new tax only applies to taxpayers with "modified adjusted gross income" above $250,000 in the case of married couples filing jointly, $125,000 in the case of married couples filing separately, and $200,000 for all others. For more information regarding this tax and whether it may apply to you, please consult your tax advisor.




LOSS OF INTEREST DEDUCTION WHERE CONTRACT IS HELD BY OR FOR THE BENEFIT OF CERTAIN NONNATURAL PERSONS



In the case of Contracts issued after June 8, 1997, to a nonnatural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, that entity's general interest deduction under the Code may be limited. More specifically, a portion of its otherwise deductible interest may not be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that the Owner received or accrued during the taxable year. Entities that have purchased the Contract, or entities that will be Beneficiaries under a Contract, should consult a tax adviser.




QUALIFIED RETIREMENT PLANS




IN GENERAL



The Contracts are also designed for use in connection with certain types of retirement plans which receive favorable treatment under the Code. Numerous special tax rules apply to the participants in Qualified Plans and to Contracts used in connection with Qualified Plans. Therefore, we make no attempt in this prospectus to provide more than general information about use of the Contract with the various types of Qualified Plans. State income tax rules applicable to Qualified Plans and Qualified Contracts often differ from federal income tax rules, and this prospectus does not describe any of these differences. THOSE WHO INTEND TO USE THE CONTRACT IN CONNECTION WITH QUALIFIED PLANS SHOULD SEEK COMPETENT ADVICE.



The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, for surrenders, automatic withdrawals, partial surrenders, and annuity income payments under Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Both the amount of the contribution that you and/or your employer may make, and the tax deduction or exclusion that you and/or your employer may claim for such contribution, are limited under Qualified Plans.



In the case of Qualified Contracts, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, the length of any guarantee period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code. Due to the presence of a Market Value Adjustment there may be in some circumstances uncertainty as to the amount of required minimum distributions. Furthermore, failure to comply with minimum distribution requirements applicable to Qualified Plans will



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

result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. In the case of Individual Retirement Accounts or Annuities (IRAs), distributions of minimum amounts (as specified in the tax law) must generally commence by April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2. In the case of certain other Qualified Plans, distributions of such minimum amounts must generally commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires. The death benefit under your Contract and certain other benefits that the IRS may characterize as "other benefits" for purposes of the regulations under Code Section 401(a)(9), may increase the amount of the minimum required distribution that must be taken from your Contract.



As described earlier in this prospectus, certain Qualified Contracts issued under a Code Section 401(k) plan will have a loan provision under which a loan can be taken using the Contract as collateral for the loan. In general, loans from Qualified Contracts are taxable distributions unless certain requirements are satisfied. For example, the loan, by its terms, generally must be repaid within 5 years, repayments are required at least quarterly and must be substantially level, and the loan amount is limited to certain dollar amounts specified by the IRS. These dollar limits take into account other recent loans you have had under the plan. If these requirements are not satisfied when the loan is received or while the loan is outstanding, it could result in a taxable distribution from the Qualified Contract. The plan may also require the loan to be repaid upon severance from employment. PLEASE CONSULT YOUR PLAN ADMINISTRATOR AND/OR TAX ADVISER REGARDING THE TREATMENT OF LOANS IN THESE CIRCUMSTANCES.



There may be a 10% penalty tax on the taxable amount of payments from certain Qualified Contracts. There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an IRA, exceptions provide that the penalty tax does not apply to a payment:



     (a)  received on or after the date the Owner reaches age 59 1/2;



     (b) received on or after the Owner's death or because of the Owner's disability (as defined in the tax law); or



     (c) made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and his designated beneficiary (as defined in the tax law).



These exceptions generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under section 401, exception "c" above for substantially equal periodic payments applies only if the Owner has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs which are used for qualified first time home purchases or for higher education expenses. You must meet special conditions to be eligible for these two exceptions to the penalty tax. Those wishing to take a distribution from an IRA for these purposes should consult their tax advisor. Certain other exceptions to the 10% penalty tax not described herein also may apply.



Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, the Company shall not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless the Company consents.



Following are brief descriptions of various types of Qualified Plans in connection with which the Company may issue a Contract.




INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES



Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an IRA. If you use this Contract in connection with an IRA, the Owner and Annuitant generally must be the same individual and generally may not be changed. IRAs are subject to limits on the amounts that may be contributed and deducted, on the persons who may be eligible, and on the time when distributions must commence. Also, subject to the direct rollover and mandatory withholding requirements (discussed below), you may "roll over" distributions from certain Qualified Plans on a tax-deferred basis into an IRA. Contracts may also be issued in connection with a "Simplified Employee Pension" or "SEP IRA" under Section 408(i) of the
Code.



However, you may not use the Contract in connection with a "Coverdell Education Savings Account" (formerly known as an "Education IRA") under Section 530 of the Code, or a "Simple IRA" under Section 408(p) of the Code.

ROTH IRAS



Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Roth IRAs are generally subject to the same rules as non-Roth IRAs, but differ in several respects. Among the differences is that, although contributions to a Roth IRA are not deductible, "qualified distributions" from a Roth IRA will be excludable from income.



A qualified distribution is a distribution that satisfies two requirements. First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution to any Roth IRA established for the Owner was made. Second, the distribution must be either (1) made after the Owner attains the age of 59 1/2; (2) made after the Owner's death; (3) attributable to the Owner being disabled; or (4) a qualified first-time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code. In addition, distributions from Roth IRAs need not commence when the Owner attains age 70 1/2. A Roth IRA may accept a "qualified rollover contribution" from (1) a non-Roth IRA, (2) a "designated Roth account" maintained under a Qualified Plan, and (3) certain Qualified Plans of eligible individuals. Special rules apply to rollovers to Roth IRAs from Qualified Plans and from designated Roth accounts under Qualified Plans. You should seek competent advice before making such a rollover.




PENSION AND PROFIT-SHARING PLANS



Section 401(a) of the Code permits employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. These types of plans may be subject to rules under Sections 401(a)(11) and 417 of the Code that provide rights to a spouse or former spouse of a participant. In such a case, the participant may need the consent of the spouse or former spouse to change settlement options, to elect an automatic withdrawal option, or to make a partial or full surrender of the Contract.




TAX-SHELTERED ANNUITIES



Section 403(b) of the Code permits employers of public school employees and employees of certain types of charitable organizations specified in Section 501(c)(3) of the Code and certain educational organizations to purchase annuity contracts on behalf of their employees and, subject to certain contribution limitations, exclude the amount of Purchase Payments from gross income for tax purposes. However, such Purchase Payments may be subject to Social Security
(FICA) taxes. These annuity contracts are commonly referred to as "Tax-Sheltered Annuities." Effective January 1, 1989, the Contracts have been withdrawn from sale to Qualified Plans which intend to qualify for federal income tax advantages under Section 403(b).




DIRECT ROLLOVERS



If your Contract is used in connection with a pension or profit-sharing plan qualified under Section 401(a) of the Code, or is used with an eligible deferred compensation plan that has a government sponsor and that is qualified under Section 457(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code or an eligible Section 457(b) deferred compensation plan that has a government sponsor, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).



Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain eligible retirement plans (such as an IRA). Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or the Company) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.




FEDERAL INCOME TAX WITHHOLDING




IN GENERAL



The Company will withhold and remit to the federal government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies the Company at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, the Company may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. A 10% withholding rate applies to the taxable portion of non-periodic payments (including surrenders prior to the date annuity payments start) and conversions of, or rollovers from, non-Roth IRAs and Qualified Plans to Roth IRAs. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.




NONRESIDENT ALIENS AND FOREIGN CORPORATIONS



The discussion above provides general information regarding federal withholding tax consequences to annuity contract owners or beneficiaries that are U.S. citizens or residents. Owners or beneficiaries that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. Owners or beneficiaries that are not U.S. citizens or residents are advised to consult with a tax advisor regarding federal tax withholding with respect to the distributions from a Contract.




FATCA WITHHOLDING



If the payee of a distribution from the Contract is a foreign financial institution ("FFI") or a non-financial foreign entity ("NFFE") within the meaning of the Code as amended by the Foreign Account Tax Compliance Act ("FATCA"), the distribution could be subject to U.S. federal withholding tax on the taxable amount of the distribution at a 30% rate irrespective of the status of any beneficial owner of the Contract or the distribution. The rules relating to FATCA are complex, and a tax advisor should be consulted if an FFI or NFFE is or may be designated as a payee with respect to the Contract.




14. LEGAL PROCEEDINGS


MONY Life Insurance Company of America and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a Contract owner's interest in MONY America Variable Account A, nor would any of these proceedings be likely to have a material adverse effect upon MONY America Variable Account A, our ability to meet our obligations under the contracts, or the distribution of the contracts.


15. FINANCIAL STATEMENTS

The audited financial statements of MONY America Variable Account A and the Company are set forth in the Statement of Additional Information. These financial statements have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm.

The financial statements of the Company should be considered only as bearing upon the ability of the Company to meet its obligations under the Contracts. You should not consider the financial statements of the Company as affecting investment performance of assets in the Variable Account. PricewaterhouseCoopers LLP also provides independent audit services and certain other non-audit services to the Company as permitted by the applicable SEC independence rules. PricewaterhouseCoopers LLP's address is 300 Madison Avenue, New York, New York 10017.


ABOUT THE GENERAL ACCOUNT

This Contract was offered to customers through various financial institutions, brokerage firms and their affiliate insurance agencies. No financial institution, brokerage firm or insurance agency has any liability with respect to a Contract's account value or any guaranteed benefits with which the Contract was issued. The Company is solely responsible to the Contract owner for the Contract's account value and such guaranteed benefits. The general obligations and any guaranteed benefits under the contract are supported by the Company's general account and are subject to the Company's claims paying ability. An owner should look to the financial strength of the Company for its claims-paying ability. Assets in the general account are not segregated for the exclusive benefit of any particular Contract or obligation. General account assets are also available to the insurer's general creditors and the conduct of its routine business activities, such as the payment of salaries, rent and other ordinary business expenses. For more information about the Company's financial strength, you may review its financial statements and/or check its current rating with one or more of the independent sources that rate insurance companies for their financial strength and stability. Such ratings are subject to change and have no bearing on the performance of the variable investment options. You may also speak with your financial representative.

The general account is subject to regulation and supervision by the Insurance Department of the State of Arizona and to the insurance laws and regulations of all jurisdictions where we are authorized to do business. Interests under the contracts in the general account have not been registered and are not required to be registered under the Securities Act of 1933 because of exemptions and exclusionary provisions that apply. The general account is not required to register as an investment company under the Investment Company Act of 1940 and it is not registered as an investment company under the Investment Company Act of 1940. The contract is a "covered security" under the federal securities laws.

We have been advised that the staff of the SEC has not reviewed the portions of this prospectus that relate to the general account. The disclosure with regard to the general account, however, may be subject to certain provisions of the federal securities laws relating to the accuracy and completeness of statements made in prospectuses.

                 APPENDIX I: CONDENSED FINANCIAL INFORMATION



                   MONY LIFE INSURANCE COMPANY OF AMERICA
                       MONY AMERICA VARIABLE ACCOUNT A
                          ACCUMULATION UNIT VALUES




                                          UNIT VALUE
                                       ---------------------------------------------------------------------------------------------
                                          DEC. 31,   DEC. 31,    DEC. 31,   DEC. 31,   DEC. 31,    DEC. 31,    DEC. 31,   DEC. 31,
SUBACCOUNT                                  2013       2012        2011       2010       2009        2008        2007       2006
---------------------------------------  ----------  ---------  ---------  ---------  ----------  ----------  ----------  ---------
All Asset Growth-Alt 20................      $12.52     $11.12     $10.06     $10.57       $9.32       $7.49      $10.90     $10.57
AXA Aggressive Allocation..............       10.79       8.65       7.68       8.41        7.54        6.00       10.01         --
AXA Conservative Allocation............       11.12      10.80      10.47      10.41        9.84        9.08       10.34         --
AXA Conservative-Plus Allocation.......       11.12      10.23       9.66       9.86        9.16        8.11       10.21         --
AXA Moderate Allocation................       10.98       9.84       9.17       9.52        8.78        7.60       10.20         --
AXA Moderate-Plus Allocation...........       11.01       9.32       8.47       9.03        8.20        6.82       10.13         --
Dreyfus Stock Index Fund, Inc..........       14.02      10.76       9.42       9.38        8.27        6.64       10.69      10.30
EQ/BlackRock Basic Value Equity........       15.82      11.64      10.38      10.86        9.81        7.63       12.19      12.21
EQ/Boston Advisors Equity Income.......       18.48      14.22      12.24      12.46       10.92        9.92       14.85      14.51
EQ/Calvert Socially Responsible........       10.23       7.72       6.70       6.76        6.07        4.69        8.66       7.80
EQ/Capital Guardian Research...........       13.34      10.26       8.86       8.61        7.52        5.78        9.69         --
EQ/Core Bond Index.....................       13.06      13.45      13.21      12.75       12.18       12.00       13.32      13.06
EQ/Equity Growth PLUS..................       14.80      11.32      10.04      10.85        9.54        7.57       12.85      11.42
EQ/GAMCO Mergers and
   Acquisitions........................       15.87      14.50      13.96      13.96       12.91       11.22       13.20      12.93
EQ/GAMCO Small Company Value...........       48.61      35.42      30.46      32.00       24.45       17.52       25.61      23.75
EQ/Intermediate Government Bond........       13.69      14.11      14.16      13.60       13.19          --          --         --
EQ/Large Cap Value Index...............       17.23      13.27      11.54         --          --          --          --         --
EQ/MFS International Growth............       15.35      13.69      11.60      13.16       11.61        8.57       14.55      12.69
EQ/Mid Cap Index.......................       20.56      15.72      13.61      14.10       11.34        8.41       16.77         --
EQ/Mid Cap Value PLUS..................       18.71      14.25      12.18      13.58       11.23          --          --         --
EQ/Money Market........................       10.21      10.35      10.49      10.63       10.77       10.88       10.77      10.40
EQ/Montag & Caldwell Growth............       15.42      12.28      11.05      10.89       10.20        7.97       12.04      10.10
EQ/Morgan Stanley Mid Cap Growth.......       25.83      18.89      17.61      19.29       14.74        9.49       18.21         --
EQ/PIMCO Ultra Short Bond..............       11.97      12.13      12.11      12.30       12.36       11.60       12.26      11.14
EQ/Quality Bond PLUS...................       15.38      15.95      15.75      15.77       15.05          --          --         --
EQ/T. Rowe Price Growth Stock..........       14.69      10.79       9.20       9.51        8.28        5.88       10.32       9.75
EQ/UBS Growth and Income...............       16.05      12.00      10.78      11.24       10.08        7.71       13.04      13.06
Fidelity(R) VIP Contrafund(R) Portfolio       20.69      15.99      13.93      14.51       12.56        9.38       16.57      14.29
Franklin Income Securities Fund........       21.04      18.71      16.84      16.67       14.99       11.21       16.15      15.78
Franklin Rising Dividends Securities
   Fund................................       21.81      17.04      15.43      14.76       12.40       10.71       14.89      15.51
Janus Aspen Series Balanced
   Portfolio...........................       20.69      17.45      15.57      15.53       14.52       11.69       14.08      12.91
Janus Aspen Series Enterprise
   Portfolio...........................       15.88      12.16      10.51      10.80        8.70        6.09       10.97       9.11
Janus Aspen Series Forty Portfolio.....       18.41      14.22      11.61      12.61       11.97        8.29       15.05      11.14
Janus Aspen Series Global Research
   Portfolio...........................       11.73       9.26       7.81       9.18        8.03        5.91       10.83      10.02
Multimanager Small Cap Growth..........       24.16      16.57      15.08      18.13       14.40       10.85       18.99      18.57
Oppenheimer Global Fund/VA.............       27.37      21.85      18.31      20.29       17.77       12.93       21.96      20.98
PIMCO Global Bond Portfolio
   (Unhedged)..........................       18.31      20.28      19.22      18.11       16.44       14.26       14.57      13.46
ProFund VP Bear........................        2.69       3.72       4.52       5.03        6.20        8.71        6.31       6.36
ProFund VP Rising Rates
   Opportunity.........................        3.40       2.96       3.23       5.23        6.32        4.84        7.92       8.46
ProFund VP UltraBull...................       21.62      13.04      10.25      10.92        9.06        6.35       19.74      19.84



                                          UNIT VALUE
                                       ---------------------------------------------------------------------------------------------
                                          DEC. 31,   DEC. 31,
SUBACCOUNT                                  2005       2004
---------------------------------------  ---------  ----------
All Asset Growth-Alt 20................      $9.73       $9.37
AXA Aggressive Allocation..............         --          --
AXA Conservative Allocation............         --          --
AXA Conservative-Plus Allocation.......         --          --
AXA Moderate Allocation................         --          --
AXA Moderate-Plus Allocation...........         --          --
Dreyfus Stock Index Fund, Inc..........       9.04        8.75
EQ/BlackRock Basic Value Equity........      10.24          --
EQ/Boston Advisors Equity Income.......      12.68       12.10
EQ/Calvert Socially Responsible........         --          --
EQ/Capital Guardian Research...........         --          --
EQ/Core Bond Index.....................         --          --
EQ/Equity Growth PLUS..................      10.58          --
EQ/GAMCO Mergers and
   Acquisitions........................      11.69       11.33
EQ/GAMCO Small Company Value...........      20.26       19.68
EQ/Intermediate Government Bond........         --          --
EQ/Large Cap Value Index...............         --          --
EQ/MFS International Growth............      10.24        9.18
EQ/Mid Cap Index.......................         --          --
EQ/Mid Cap Value PLUS..................         --          --
EQ/Money Market........................      10.07          --
EQ/Montag & Caldwell Growth............       9.49        9.12
EQ/Morgan Stanley Mid Cap Growth.......         --          --
EQ/PIMCO Ultra Short Bond..............      11.25       11.31
EQ/Quality Bond PLUS...................         --          --
EQ/T. Rowe Price Growth Stock..........      10.30       10.04
EQ/UBS Growth and Income...............      11.60       10.79
Fidelity(R) VIP Contrafund(R) Portfolio      12.98       11.26
Franklin Income Securities Fund........      13.53       13.49
Franklin Rising Dividends Securities
   Fund................................      13.42       13.15
Janus Aspen Series Balanced
   Portfolio...........................      11.82       11.10
Janus Aspen Series Enterprise
   Portfolio...........................       8.13        7.33
Janus Aspen Series Forty Portfolio.....      10.32        9.27
Janus Aspen Series Global Research
   Portfolio...........................       8.59        8.22
Multimanager Small Cap Growth..........      17.07       16.08
Oppenheimer Global Fund/VA.............      18.12       16.10
PIMCO Global Bond Portfolio
   (Unhedged)..........................      13.04       14.15
ProFund VP Bear........................       6.97        7.16
ProFund VP Rising Rates
   Opportunity.........................       7.79        8.57
ProFund VP UltraBull...................      16.34       16.14



                                        UNITS OUTSTANDING
                                       ---------------------------------------------------------------------------------------------
                                         DEC. 31,   DEC. 31,    DEC. 31,    DEC. 31,   DEC. 31,  DEC. 31,   DEC. 31,    DEC. 31,
SUBACCOUNT                                 2013       2012        2011        2010       2009      2008       2007        2006
---------------------------------------  ---------  ---------  ----------  ---------  ---------  ---------  ---------  ----------
All Asset Growth-Alt 20................  1,663,560  1,922,201   2,249,246  2,681,015  3,190,836  3,976,044  5,513,287   7,300,951
AXA Aggressive Allocation..............     96,772    111,649     131,557    125,972    109,441     57,982     23,678          --
AXA Conservative Allocation............    119,074    182,536     170,983    221,943    178,106    171,180     25,364          --
AXA Conservative-Plus Allocation.......     79,837     85,402     112,840    155,794    158,842    191,867     84,997          --
AXA Moderate Allocation................    248,206    317,251     358,670    371,177    476,016    592,487    235,127          --
AXA Moderate-Plus Allocation...........    171,273    179,305     175,273    269,294    293,026    202,158     44,505          --
Dreyfus Stock Index Fund, Inc..........  1,120,346  1,265,037   1,488,411  1,831,626  2,258,134  3,003,891  4,131,405   5,268,532
EQ/BlackRock Basic Value Equity........    120,336    132,606     148,549    181,943    245,928    378,596    588,447     162,707
EQ/Boston Advisors Equity Income.......    421,966    476,308     544,646    661,133    866,996  1,228,517  1,872,979   2,493,147
EQ/Calvert Socially Responsible........    130,251    146,303     169,267    204,371    264,142    305,886    392,763     491,154
EQ/Capital Guardian Research...........    156,684    189,628     222,032    277,556    346,955    464,204    704,758          --
EQ/Core Bond Index.....................    873,081  1,038,202   1,223,634  1,617,336  2,064,117    770,250  1,462,548   1,907,446
EQ/Equity Growth PLUS..................    511,851    581,025     672,128    814,368  1,015,952  1,340,581  2,049,590   2,697,953
EQ/GAMCO Mergers and
   Acquisitions........................     76,178     89,008     124,211    145,562    181,250    228,727    307,858     355,264
EQ/GAMCO Small Company Value...........    915,072  1,050,951   1,240,734  1,525,805  1,863,329  2,470,253  3,497,734   4,619,713
EQ/Intermediate Government Bond........    440,760    529,083     616,021    725,776    946,198         --         --          --
EQ/Large Cap Value Index...............    191,422    226,296     262,505         --         --         --         --          --
EQ/MFS International Growth............    356,534    407,540     464,762    566,604    733,386    951,223  1,314,677   1,619,060
EQ/Mid Cap Index.......................     46,164     47,235      67,501     63,808     72,187    126,854    166,194          --
EQ/Mid Cap Value PLUS..................    340,596    394,593     486,345    647,302    822,335         --         --          --
EQ/Money Market........................    726,367  1,009,821   1,016,824  1,476,653  1,814,818  2,886,956  3,268,106   3,783,141
EQ/Montag & Caldwell Growth............  2,602,937  2,928,876   3,408,649  4,022,399  5,040,656  6,247,168  8,542,516  12,014,014
EQ/Morgan Stanley Mid Cap Growth.......    148,445    181,900     236,450    284,685    314,142    373,739    616,094          --
EQ/PIMCO Ultra Short Bond..............    155,927    200,733     241,075    303,672    462,400    453,559    444,115     607,070
EQ/Quality Bond PLUS...................    305,390    402,636     496,868    678,561    868,263         --         --          --
EQ/T. Rowe Price Growth Stock..........    962,019  1,080,159   1,271,301  1,517,985  1,837,732  2,322,411  3,097,303   4,266,241
EQ/UBS Growth and Income...............  1,147,685  1,288,206   1,545,593  1,877,719  2,301,746  2,986,644  4,058,934   5,288,888
Fidelity(R) VIP Contrafund(R) Portfolio  1,099,666  1,249,805   1,496,304  1,814,712  2,228,837  2,979,630  4,309,960   4,132,884
Franklin Income Securities Fund........    242,047    252,307     307,638    407,327    491,997    711,395  1,026,999   1,032,610
Franklin Rising Dividends Securities
   Fund................................    135,596    138,568     165,260    163,952    173,655    246,117    358,103     418,715
Janus Aspen Series Balanced
   Portfolio...........................    754,473    853,186   1,012,978  1,184,523  1,470,007  1,954,684  2,761,884   3,539,301
Janus Aspen Series Enterprise
   Portfolio...........................    726,031    822,747     940,015  1,131,580  1,419,916  1,722,276  2,242,169   2,826,266
Janus Aspen Series Forty Portfolio.....    619,070    710,450     812,913  1,010,518  1,289,315  1,547,604  1,997,448   2,485,058
Janus Aspen Series Global Research
   Portfolio...........................    733,779    827,150     981,953  1,206,618  1,502,931  1,795,688  2,357,570   2,964,196
Multimanager Small Cap Growth..........    363,981    411,235     507,768    599,656    773,448    997,235  1,431,540   2,003,547
Oppenheimer Global Fund/VA.............    146,830    170,316     194,493    240,081    329,171    528,621    879,138   1,058,049
PIMCO Global Bond Portfolio
   (Unhedged)..........................    113,409    131,524     144,199    165,708    224,099    311,052    444,312     568,823
ProFund VP Bear........................     42,169     50,931      43,007     54,582     46,231    117,167     38,052      37,753
ProFund VP Rising Rates
   Opportunity.........................     86,370     32,762      39,800     45,613     71,161     54,450     96,834     195,027
ProFund VP UltraBull...................     37,644     18,290      50,540     75,957    120,086     67,276     74,392      93,443



                                        UNITS OUTSTANDING
                                       ---------------------------------------------------------------------------------------------
                                           DEC. 31,    DEC. 31,
SUBACCOUNT                                   2005        2004
---------------------------------------  -----------  ----------
All Asset Growth-Alt 20................    9,232,209  11,109,364
AXA Aggressive Allocation..............           --          --
AXA Conservative Allocation............           --          --
AXA Conservative-Plus Allocation.......           --          --
AXA Moderate Allocation................           --          --
AXA Moderate-Plus Allocation...........           --          --
Dreyfus Stock Index Fund, Inc..........    6,734,123   8,132,629
EQ/BlackRock Basic Value Equity........      138,603          --
EQ/Boston Advisors Equity Income.......    3,121,754   3,207,756
EQ/Calvert Socially Responsible........           --          --
EQ/Capital Guardian Research...........           --          --
EQ/Core Bond Index.....................           --          --
EQ/Equity Growth PLUS..................    3,382,866          --
EQ/GAMCO Mergers and
   Acquisitions........................      281,983     226,652
EQ/GAMCO Small Company Value...........    6,024,921   7,075,206
EQ/Intermediate Government Bond........           --          --
EQ/Large Cap Value Index...............           --          --
EQ/MFS International Growth............    1,680,543   1,911,713
EQ/Mid Cap Index.......................           --          --
EQ/Mid Cap Value PLUS..................           --          --
EQ/Money Market........................    4,407,396          --
EQ/Montag & Caldwell Growth............   16,339,010  16,012,029
EQ/Morgan Stanley Mid Cap Growth.......           --          --
EQ/PIMCO Ultra Short Bond..............      800,622     925,861
EQ/Quality Bond PLUS...................           --          --
EQ/T. Rowe Price Growth Stock..........    5,964,804   7,351,694
EQ/UBS Growth and Income...............    6,768,008   8,081,277
Fidelity(R) VIP Contrafund(R) Portfolio    4,769,384   5,109,618
Franklin Income Securities Fund........      924,609     587,543
Franklin Rising Dividends Securities
   Fund................................      347,075     333,759
Janus Aspen Series Balanced
   Portfolio...........................    4,375,862   5,057,432
Janus Aspen Series Enterprise
   Portfolio...........................    3,502,925   4,107,171
Janus Aspen Series Forty Portfolio.....    3,187,808   3,832,050
Janus Aspen Series Global Research
   Portfolio...........................    3,890,586   4,838,805
Multimanager Small Cap Growth..........    2,557,971   3,066,363
Oppenheimer Global Fund/VA.............      995,554     764,151
PIMCO Global Bond Portfolio
   (Unhedged)..........................      672,896     649,315
ProFund VP Bear........................       32,469      28,387
ProFund VP Rising Rates
   Opportunity.........................      263,771     345,652
ProFund VP UltraBull...................      123,690     157,450


                     STATEMENT OF ADDITIONAL INFORMATION


                              TABLE OF CONTENTS



                                MAY 1, 2014



Additional information about the Company.......................................................................      2
About our independent registered public accounting firm........................................................      2
Sale of the contracts..........................................................................................      2
Financial statements...........................................................................................      3



If you would like to receive a copy of the MONY America Variable Account A Statement of Additional Information, please return this request to:


      MONY Life Insurance Company of America
      Operations Center
      5788 Widewaters Parkway
      Syracuse, New York 13214
      1-800-487-6669
      www.axa.com.





================================================================================
Please send me a copy of the MONY America Variable Account A Statement of Additional Information.


--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Address

--------------------------------------------------------------------------------
City                                          State                   Zip




MLA-CM

Guaranteed Interest Account with Market Value Adjustment under Flexible Payment Variable Annuity Contracts


PROSPECTUS                                            ISSUED BY
DATED MAY 1, 2014                                     MONY LIFE INSURANCE COMPANY OF AMERICA
                                                      OPERATIONS CENTER
                                                      5788 WIDEWATERS PARKWAY
                                                      SYRACUSE, NY 13214


MONY Life Insurance Company of America (the "Company") issues the Guaranteed Interest Account with Market Value Adjustment described in this prospectus. The Guaranteed Interest Account with Market Value Adjustment is available only under certain variable annuity contracts that we offer.

This Contract is no longer being sold. This prospectus is used with current contract owners only. We will continue to accept Purchase Payments under existing Contracts. You should note that your contract features and charges, and your investment options, may vary depending on your state and/or the date on which you purchased your Contract. For more information about the particular options, features and charges applicable to you, please contact your financial professional and/or refer to your contract.

Among the many terms of the Guaranteed Interest Account with Market Value Adjustment are:

     - Guaranteed interest to be credited for specific periods (referred to as "Accumulation Periods").

     - Three (3), five (5), seven (7), and ten (10) year Accumulation Periods are available.

     - Interest will be credited for the entire Accumulation Period on a daily basis. Different rates apply to each Accumulation Period and are determined by the Company from time to time at its sole discretion.

     - A market value adjustment may be charged if part or all of the Guaranteed Interest Account with Market Value Adjustment is surrendered or transferred before the end of the Accumulation Period.

     - Potential purchasers should carefully consider the factors described in "Risk Factors" as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein.


--------------------------------------------------------------------------------
THESE ARE ONLY SOME OF THE TERMS OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT. PLEASE READ THIS PROSPECTUS AND THE PROSPECTUS FOR THE VARIABLE ANNUITY CONTRACT CAREFULLY FOR MORE COMPLETE DETAILS OF THE
CONTRACT.
--------------------------------------------------------------------------------


THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE CONTRACTS ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.




MLA-GIAMVA 05.14

                              TABLE OF CONTENTS


1.  DEFINITIONS....................................................................................................      3
2.  SUMMARY........................................................................................................      4
    Purpose of the Guaranteed Interest Account with Market Value Adjustment........................................      4
    Purchase Payments..............................................................................................      4
    The Accumulation Periods.......................................................................................      4
    Crediting of interest..........................................................................................      4
    The Market Value Adjustment....................................................................................      5
    Transfers, Surrenders and Loans................................................................................      5
    Death Benefit..................................................................................................      7
    Other provisions of the contract...............................................................................      7
3.  RISK FACTORS...................................................................................................      7
4.  DESCRIPTION OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT....................................      7
    General........................................................................................................      7
    Allocations to the Guaranteed Interest Account with Market Value Adjustment....................................      8
    Specified interest rates and the accumulation periods..........................................................      8
    End of accumulation periods....................................................................................      9
    The Market Value Adjustment....................................................................................     10
    Contract charges...............................................................................................     11
    Guaranteed Interest Account at annuitization...................................................................     11
5.  FEDERAL TAX STATUS.............................................................................................     11
    Introduction...................................................................................................     11
    Taxation of annuities in general...............................................................................     11
    Retirement plans...............................................................................................
    Tax treatment of the Company...................................................................................
6.  INVESTMENTS....................................................................................................     17
7.  CONTRACTS AND THE DISTRIBUTION OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT.................     18
8.  MONY LIFE INSURANCE COMPANY OF AMERICA.........................................................................     20
9.  LEGAL PROCEEDINGS..............................................................................................     21
10. ADDITIONAL INFORMATION.........................................................................................     21
APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

1. DEFINITIONS

ACCUMULATION PERIOD -- Currently 3, 5, 7 and 10 years. The Accumulation Period starts on the Business Day and falls on, or next follows the date the Purchase Payment is transferred into the Guaranteed Interest Account with Market Value Adjustment and ends on the monthly Contract Anniversary immediately prior to the last day of that Accumulation Period.

ANNUITANT -- The person upon whose continuation of any life annuity payment depends.

ANNUITY STARTING DATE -- Attainment of age 95, or at the discretion of the Owner of the Contract, a date that is at least ten years from the Effective Date of the Contract.

BUSINESS DAY -- Our "business day" is generally any day the New York Stock Exchange is open for regular trading and generally ends at 4.00 p.m. Eastern Time (or as of an earlier close of regular trading). A business day does not include a day on which we are not open due to emergency conditions determined by the Securities and Exchange Commission. We may also close early due to such emergency conditions.

CASH VALUE -- The Contract's Fund Value, less (1) any applicable Surrender Charge, (2) any outstanding debt, and (3) any applicable market value adjustment.

CODE -- The Internal Revenue Code of 1986, as amended.

COMPANY -- MONY Life Insurance Company of America, the issuer of the
Contract.

CONTRACT -- Individual Flexible Payment Variable Annuity Contract.

CONTRACT ANNIVERSARY -- An anniversary of the Effective Date of the Contract.

CONTRACT YEAR -- Any period of twelve (12) months commencing with the Effective Date and each Contract Anniversary hereafter.

EFFECTIVE DATE -- The date the contract begins as shown in the Contract.

FUND VALUE -- The aggregate dollar value as of any Business Day of all amounts accumulated under each of the Subaccounts, the Guaranteed Interest Account, and the Loan Account of the Contract.

GENERAL ACCOUNT -- The General Account of the Company which consists of all of the Company's assets other than those assets allocated to the Company's separate accounts.

GUARANTEED INTEREST ACCOUNT -- An account which is part of the General
Account.

LOAN -- Available under a Contract issued under Section 401(k) of the Code; subject to availability. To be considered a Loan: (1) the term must be no more than five years, (2) repayments must be at least quarterly and substantially level, and (3) the amount is limited to dollar amounts specified by the Code, not to exceed 50% of the Fund Value.

LOAN ACCOUNT -- A part of the General Account where Fund Value is held as collateral for a loan. An Owner may transfer Fund Value in the Subaccounts, and/or Guaranteed Interest Account with Market Value Adjustment to the Loan Account.

MARKET VALUE ADJUSTMENT -- An amount added to or deducted from the amount surrendered or transferred from the Guaranteed Interest Account with Market Value Adjustment for contracts issued in certain states.

MONTHLY CONTRACT ANNIVERSARY -- The date of each month corresponding to the Effective Date of the Contract. For example, for a Contract with a June 15 Effective Date, the Monthly Contract Anniversary is the 15th of each month. If a Contract's Effective Date falls on the 29th, 30th or 31st day of a month, the Monthly Contract Anniversary will be the earlier of that day or the last day of the particular month in question.

OWNER -- The person so designated in the application to whom all rights, benefits, options, and privileges apply while the Annuitant is living. If a Contract has been absolutely assigned, the assignee becomes the Owner.

PURCHASE PAYMENT -- An amount paid to the Company by the Owner or on the Owner's behalf as consideration for the benefits provided by the Contract.

SUBACCOUNT -- A division of MONY America Variable Account A.

SURRENDER CHARGE -- A deferred sales load, expressed as a percentage of Fund Value surrendered.

2. SUMMARY

This summary provides you with a brief overview of the more important aspects of the Contract's Guaranteed Interest Account with market value adjustment. It is not intended to be complete. More detailed information is contained in this prospectus on the pages following this summary and in the Contract. This summary and the entire prospectus will describe only the Guaranteed Interest Account with market value adjustment. Other parts of the Contract are described in the Contract and in the prospectus for that contract. Before allocating your purchase payments to the Guaranteed Interest Account with market value adjustment, We urge you to read both prospectuses carefully.


PURPOSE OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

The Guaranteed Interest Account with Market Value Adjustment is designed to provide you with an opportunity to receive a guaranteed fixed rate of interest. You can choose the period of time over which the guaranteed fixed rate of interest will be paid. That period of time is known as the Accumulation
Period.

The Guaranteed Interest Account with Market Value Adjustment is also designed to provide you with the opportunity to transfer part or all of the Guaranteed Interest Account with Market Value Adjustment to the Subaccounts available to you under the Contract. It is also designed to provide you with the opportunity to surrender part or all of the Guaranteed Interest Account with Market Value Adjustment before the end of the Accumulation Period. If you ask us to transfer or surrender part or all of the Guaranteed Interest Account, we may apply a market value adjustment ("MVA"). This adjustment may be positive, negative, or zero.


PURCHASE PAYMENTS

The Purchase Payments you make for the Contract are received by the Company. Currently earnings on those Purchase Payments are not subject to taxes imposed by the U.S. Government or any state or local government.

You may allocate all or part of your Purchase Payments to the Guaranteed Interest Account with Market Value Adjustment.


THE ACCUMULATION PERIODS

There are 4 different Accumulation Periods currently available: a 3-year Accumulation Period, a 5-year Accumulation Period, a 7-year Accumulation Period, and a 10-year Accumulation Period. You may allocate initial or additional Purchase Payments made under the Contract to one or more Accumulation Periods. You may also ask us to transfer Fund Values from the Subaccounts available under the Contract to one or more of the Accumulation Periods subject to any applicable MVA. There is no minimum amount required for allocation or transfer to an Accumulation Period. (See "Allocations to the Guaranteed Interest Account with Market Value Adjustment.")

Each Accumulation Period starts on the Business Day that falls on, or next follows, the date on which allocations are made and Purchase Payments are received or Fund Values are transferred. Each Accumulation Period ends on the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period (the "Maturity Date"). This means that the Accumulation Period for a 3, 5, 7 or 10 year Accumulation Period may be up to 31 days shorter than 3, 5, 7 or 10 years, respectively. (See "Specified interest rates and the accumulation periods.")


CREDITING OF INTEREST

The Company will credit amounts allocated to an Accumulation Period with interest at an annual rate not less than 3.50%. This interest rate is referred to as the Specified Interest Rate. It will be credited for the duration of the Accumulation Period. Specified Interest Rates for each Accumulation Period are declared periodically at the sole discretion of the Company. (See "Specified interest rates and the accumulation periods.")

At least 15 days and at most 45 days prior to the Maturity Date of an Accumulation Period, Owners having Fund Values allocated to such Accumulation Periods will be notified of the impending Maturity Date. Owners will then have the option of directing the surrender or transfer (including transfers for the purpose of obtaining a Loan) of the Fund Value within 30 days before the end of the Accumulation Period without application of any MVA.

The Specified Interest Rate will be credited to amounts allocated to an Accumulation Period, so long as such allocations are neither surrendered nor transferred prior to the Maturity Date for the Allocation Period. The Specified Interest Rate is credited daily, providing an annual effective yield. (See "Specified interest rates and the accumulation periods.")

THE MARKET VALUE ADJUSTMENT

Amounts that are surrendered or transferred (including transfers for the purpose of obtaining a Loan) from an Accumulation Period more than 30 days before the Maturity Date will be subject to an MVA. An MVA will not apply upon annuitization or upon payment of a death benefit. The MVA is determined through the use of a factor, which is known as the MVA Factor. This factor is discussed in detail in the section entitled "The Market Value Adjustment." The MVA could cause an increase or decrease or no change at all in the amount of the distribution from an Accumulation Period.


TRANSFERS, SURRENDERS AND LOANS

When you as Owner request that Contract Fund Value from the Guaranteed Interest Account with Market Value Adjustment be transferred to MONY America Variable Account A, surrendered, loaned to you, or used to pay any charge imposed in accordance with the Contract, you should tell the Company the source by interest rate Accumulation Period of amounts you request be transferred, surrendered, loaned, or used to pay charges. We will not process the surrender unless you tell us the source by interest rate Accumulation Period to use. If you do not specify an Accumulation Period, your transaction will be processed using the Accumulation Periods in the order in which money was most recently allocated.


TRANSFERS

Transfers may be made from the Guaranteed Interest Account with Market Value Adjustment at any time, but, if they are made before the end of the 3, 5, 7, or 10 year accumulation period there will be a market value adjustment for contracts issued in most states. If the transfer request is received within 30 days before the end of the Accumulation Period, no market value adjustment will apply. If multiple Accumulation Periods are in effect, your transfer request must specify from which Accumulation Period(s) we are to make the transfer.

Contracts issued in Maryland, Massachusetts, New Jersey, Oklahoma, Oregon, Pennsylvania, South Carolina, Texas and Washington with Fund Value must maintain a minimum Fund Value in the Guaranteed Interest Account with Market Value Adjustment of $2,500.


SURRENDERS

The Owner may elect to make a surrender of all or part of the Contract's Fund Value provided it is:

     -  on or before the annuity payments start, and

     -  during the lifetime of the Annuitant.

Any such election shall specify the amount of the surrender. The surrender will be effective on the date a proper written request is received by the Company at its Operations Center.

The amount of the surrender may be equal to the Contract's Cash Value, which is its Fund Value less:

     (1)  any applicable surrender charge, and

     (2)  any applicable Market Value Adjustment.

The surrender may also be for a lesser amount (a "partial surrender"). Requested partial surrenders that would leave a Cash Value of less than $1,000 are treated and processed as a full surrender. In such case, the entire Cash Value will be paid to the Owner. For a partial surrender, any surrender charge or any applicable Market Value Adjustment will be in addition to the amount requested by the Owner. A partial surrender may reduce your death benefit proportionately by the same percentage that the surrender (including any surrender charge and any market value adjustment, if applicable) reduced Fund Value.

A surrender will result in the cancellation of units of the particular subaccounts and the withdrawal of amounts credited to the Guaranteed Interest Account with Market Value Adjustment Accumulation Periods as chosen by the Owner. The aggregate value of the surrender will be equal to the dollar amount of the surrender plus, if applicable, any surrender charge and any applicable Market Value Adjustment. For a partial surrender, the Company will cancel units of the particular subaccounts and withdraw amounts from the Guaranteed Interest Account with Market Value Adjustment Accumulation Period under the allocation specified by the Owner. The unit value will be calculated as of the end of the Business Day the surrender request is received. The Owner can specify partial surrender allocations by either amount or percentage. Allocations by percentage must be in whole percentages (totaling 100%). The minimum percentage of allocation for a partial surrender is 10% of any subaccount or Guaranteed Interest Account with Market Value Adjustment designated by the Owner. The request will not be accepted if:

     - there is insufficient Fund Value in the Guaranteed Interest Account with Market Value Adjustment or a subaccount to provide for the requested allocation against it, or

     -  the request is incomplete or incorrect.

Any surrender charge will be allocated against the Guaranteed Interest Account with Market Value Adjustment and each subaccount in the same proportion that each allocation bears to the total amount of the partial surrender. Contracts issued in Maryland, the Commonwealth of Massachusetts, New Jersey, Oklahoma, Oregon, the Commonwealth of Pennsylvania, South Carolina, Texas and Washington must maintain a minimum Fund Value in the Guaranteed Interest Account with Market Value Adjustment of $2,500.

The amount of any surrender, death benefit, or transfer payable from MONY America Variable Account A amount will be paid in accordance with the requirements of the 1940 Act. However, the Company may be permitted to postpone such payment under the 1940 Act. Postponement is currently permissible only for any period during which:

     (1) the New York Stock Exchange is closed other than customary weekend and holiday closings, or

     (2) trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission, or

     (3) an emergency exists as a result of which disposal of securities held by the Fund is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of the Fund.

Any surrender involving payment from amounts credited to the Guaranteed Interest Account with Market Value Adjustment may be postponed, at the option of the Company, for up to 6 months from the date the request for a surrender is received by the company. Surrenders involving payment from the Guaranteed Interest Account with Market Value Adjustment may in certain circumstances and in certain states also be subject to a Market Value Adjustment, in addition to a surrender charge.


The tax results of a surrender should be carefully considered. (See "Federal tax status.")


Please note: If mandated under applicable law, we may be required to reject a Purchase Payment. In addition, we may also be required to block an Owner's account and thereby refuse to honor any request for transfers, partial surrenders, loans or death benefits until instructions are secured from the appropriate regulator. We may also be required to provide additional information about your account to government regulators.


LOANS

Qualified Contracts issued under an Internal Revenue Code Section 401(k) plan will have a loan provision (except in the case of Contracts issued in Vermont) under which a loan can be taken using the Contract as collateral for the loan. All of the following conditions apply in order for the amount to be considered a loan, rather than a (taxable) partial surrender:


     -  The term of the loan generally must be 5 years or less.


     - Repayments are required at least quarterly and must be substantially level.

     - The loan amount is limited to certain dollar amounts as specified by the IRS.


The Owner (Plan Trustee) must certify that these conditions are satisfied. Loans could have tax consequences. (See "Federal tax status.")


In any event, the maximum outstanding loan on a Contract is 50% of the Fund Value in the subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment. Loans are not permitted before the end of the right to return contract period. In requesting a loan, the Owner must specify the subaccounts from which Fund Value equal to the amount of the loan requested will be taken. Loans from the Guaranteed Interest Account with Market Value Adjustment are not taken until Fund Value in the subaccounts is exhausted. If in order to provide the Owner with the amount of the loan requested, and Fund Values must be taken from the Guaranteed Interest Account with Market Value Adjustment, then the Owner must specify the Accumulation Periods from which Fund Values equal to such amount will be taken. If the Owner fails to specify subaccounts and Accumulation Periods, the request for a loan will be returned to the Owner.

Values are transferred to a loan account that earns interest at an annual rate of 3.50%. The annual loan interest rate charged on outstanding loans will be 6% in arrears. Any interest not paid when due will be added to the loan and bear interest at the 6% annual rate.

Loan repayments must be specifically earmarked as loan repayment and will be allocated to the subaccounts and/or the Guaranteed Interest Account with Market Value Adjustment using the most recent payment allocation on record. Otherwise, we will treat the payment as a Net Purchase Payment.


DEATH BENEFIT

Upon payment of a death benefit, if there are funds allocated to the Guaranteed Interest Account with Market Value Adjustment at the time of death, any applicable market value adjustment will be waived.


OTHER PROVISIONS OF THE CONTRACT

This summary and this prospectus do not describe the other provisions of the Contract. Please refer to the prospectus for MONY America Variable Account A and to the Contract for the details of these provisions.


3. RISK FACTORS

Potential purchasers should carefully consider the factors described in this section as well as the other information contained in this prospectus before allocating Purchase Payments or Fund Values to the Guaranteed Interest Account with Market Value Adjustment offered herein. Such Risk factors include:

     (i)  the risk of losses on real estate and commercial mortgage loans,

     (ii) other risks relating to the Company's investment portfolio that could affect the profitability of the Company,

     (iii) the risk that interest rate changes could make certain of the Company's products less profitable to the Company or less attractive to customers,

     (iv) risks with respect to certain sales practice litigation that could result in substantial judgments against the Company,

     (v) the risk of increased surrenders of certain annuities as the Surrender Charges with respect to such annuities expire that could eliminate sources of revenues (charges under the annuities) and/or exhaust the Company's liquid assets and force the Company to liquidate other assets, perhaps on unfavorable terms,

     (vi) risks associated with certain economic and market factors,

     (vii) the risk of variations in claims experience that could be different than the assumptions management used in pricing the Company's products,

     (viii) risks related to certain insurance regulatory matters -- i.e., that certain issues raised during examinations of the Company could have a material impact on the Company,

     (ix) risks of competition,

     (x) risks with respect to claims paying ability ratings and financial strength ratings that could adversely affect the Company's ability to compete, and

     (xi) risks of potential adoption of new Federal income tax legislation that could adversely affect the Company and its ability to compete with non-insurance products and the demand for certain insurance products.


4. DESCRIPTION OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE
ADJUSTMENT

GENERAL

The Guaranteed Interest Account with Market Value Adjustment is an allocation option available under certain variable annuity contracts issued by the Company. Not all of the variable annuity contracts issued by the Company offer the Guaranteed Interest Account with Market Value Adjustment, nor is the Guaranteed Interest Account with Market Value Adjustment available in every state jurisdiction. The variable annuity contract that offers the Guaranteed Interest Account with Market Value Adjustment clearly discloses whether the Guaranteed Interest Account with Market Value Adjustment is available as an allocation choice to the Owner. If the Guaranteed Interest Account with Market Value Adjustment is available under a variable annuity issued by the Company, the prospectus for the variable annuity contract and this prospectus must be read carefully together in the same manner that prospectuses for underlying mutual funds must be read with the prospectus for the contracts.

The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are borne exclusively by the Company. The guarantees associated with the Guaranteed Interest Account with Market Value Adjustment are legal obligations of the Company. Fund Values allocated to the Guaranteed Interest Account with Market Value Adjustment are held in the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. The Company has sole investment discretion over the investment of the assets of its General Account. Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, however, will have no claim against any particular assets of the Company.

The Guaranteed Interest Account with Market Value Adjustment provides for a Specified Interest Rate, which is a guaranteed interest rate that will be credited as long as any amount allocated to the Guaranteed Interest Account with Market Value Adjustment is not distributed for any reason prior to the Maturity Date of the particular Accumulation Period chosen by the Owner. Generally, a 3-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over three years, a 5-year Accumulation Period offers guaranteed interest at a Specified Interest Rate over five years, and so on. Because the Maturity Date is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period, the Accumulation Period may be up to 31 days shorter than the 3, 5, 7 or 10 years, respectively.

Although the Specified Interest Rate will continue to be credited as long as Fund Value remains in an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that Accumulation Period, surrenders or transfers (including transfers to the Loan Account as a result of a request by the Owner for a Loan) will be subject to a Market Value Adjustment, as described below. Market Value Adjustments do not apply upon annuitization or upon payment of a death benefit.


ALLOCATIONS TO THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT There are three sources from which allocations to the Guaranteed Interest Account with Market Value Adjustment may be made:

     (1) an initial Purchase Payment made under a Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment;

     (2) a subsequent or additional Purchase Payment made under a Contract may be partially or wholly allocated to the Guaranteed Interest Account with Market Value Adjustment; and

     (3) amounts transferred from Subaccounts available under the Contract may be wholly or partially allocated to the Guaranteed Interest Account with Market Value Adjustment.

There is no minimum amount of any allocation of either Purchase Payments or transfers of Fund Value to the Guaranteed Interest Account with Market Value Adjustment. The Contract provides that the prior approval of the Company is required before it will accept a Purchase Payment where, with that Purchase Payment, cumulative Purchase Payments made under the Contract held by the Owner, less the amount of any prior partial surrenders and their Surrender Charges, the MVA, and any debt, exceed $1,500,000. This limit applies to the aggregate of Fund Values in the Guaranteed Interest Account with Market Value Adjustment, the Subaccounts and the Loan Account of the Contract.


SPECIFIED INTEREST RATES AND THE ACCUMULATION PERIODS

SPECIFIED INTEREST RATES

The Specified Interest Rate, at any given time, is the rate of interest guaranteed by the Company to be credited to allocations made to the Accumulation Period for the Guaranteed Interest Account with Market Value Adjustment chosen by the Owner, so long as no portion of the allocation is distributed for any reason prior to the Maturity Date of the Accumulation Period. Different Specified Interest Rates may be established for the four different Accumulation Periods which are currently available (3, 5, 7 and 10 years).

The Company declares Specified Interest Rates for each of the available Accumulation Periods from time to time. Normally, new Specified Interest Rates will be declared monthly; however, depending on interest rate fluctuations, declarations of new Specified Interest Rates may occur more or less frequently. The Company observes no specific method in the establishment of the Specified Interest Rates, but generally will attempt to declare Specified Interest Rates which are related to interest rates associated with fixed-income investments available at the time and having durations and cash flow attributes compatible with the Accumulation Periods then available for the Guaranteed Interest Account with Market Value Adjustment. In addition, the establishment of Specified Interest Rates may be influenced by other factors, including competitive considerations, administrative costs and general economic trends. The Company has no way of predicting what Specified Interest Rates may be declared in the future and there is no guarantee that the Specified Interest Rate for any of the Accumulation Periods will exceed the guaranteed minimum effective annual interest rate of 3.50%. OWNERS BEAR THE RISK THAT THE SPECIFIED INTEREST RATE WILL NOT EXCEED THE GUARANTEED MINIMUM RATE.

The period of time during which a particular Specified Interest Rate is in effect for new allocations to the then available Accumulation Periods is referred to as the Investment Period. All allocations made to an Accumulation Period during an Investment Period are credited with the Specified Interest Rate in effect. An Investment Period ends only when a new Specified Interest Rate relative to the Accumulation Period in question is declared. Subsequent declarations of new Specified Interest Rates have no effect on allocations made to Accumulation Periods during prior Investment Periods. All such prior allocations will be credited with the Specified Interest Rate in effect when the allocation was made for the duration of the Accumulation Period selected.

Information concerning the Specified Interest Rates in effect for the various Accumulation Periods can be obtained by contacting an agent of the Company who is also a registered representative of AXA Advisors, LLC or by calling the following toll free telephone number: (800) 487-6669.

The Specified Interest Rate is credited on a daily basis to allocations made to an Accumulation Period elected by the Owner, resulting in an annual effective yield which is guaranteed by the Company, unless amounts are surrendered, transferred or paid out on death of Annuitant from that Accumulation Period for any reason prior to the Maturity Date for that Accumulation Period. The Specified Interest Rate will be credited for the entire Accumulation Period. If amounts are surrendered or transferred from the Accumulation Period for any reason prior to the Maturity Date, a Market Value Adjustment will be applied to the amount surrendered or transferred.


ACCUMULATION PERIODS

For each Accumulation Period, the Specified Interest Rate in effect at the time of the allocation to that Accumulation Period is guaranteed. An Accumulation Period always ends on a Maturity Date, which is the Monthly Contract Anniversary immediately prior to the 3, 5, 7 or 10 year anniversary of the start of the Accumulation Period. Therefore, the Specified Interest Rate may be credited for up to 31 days less than the full 3, 5, 7 or 10 years.

For example, if the Effective Date of a Contract is August 10, 2000 and an allocation is made to a 10 year Accumulation Period on August 15, 2000 and the funds for a new Purchase Payment are received on that day, the Accumulation Period will begin on August 15, 2000 and end on August 10, 2010, during which period the Specified Interest Rate will be credited.

All Accumulation Periods for the 3, 5, 7, and 10 year Accumulation Periods, respectively, will be determined in a manner consistent with the foregoing example.


END OF ACCUMULATION PERIODS

At least fifteen days and at most forty-five days prior to the end of an Accumulation Period, the Company will send notice to the Owner of the impending Maturity Date. The notice will include the projected Fund Value held in the Accumulation Period on the Maturity Date and will specify the various options Owners may exercise with respect to the Accumulation Period:

     (1) During the thirty-day period before the Maturity Date, the Owner may wholly or partially surrender the Fund Value held in that Accumulation Period without a Market Value Adjustment; however, Surrender Charges under the Contract, if applicable, will be assessed.

     (2) During the thirty-day period before the Maturity Date, the Owner may wholly or partially transfer the Fund Value held in that Accumulation Period, without a Market Value Adjustment, to any Subaccount then available under the Contract or may elect that the Fund Value held in that Accumulation Period be held for an additional Accumulation Period of the same number of years or for another Accumulation Period of a different number of years which may at the time be available. A confirmation of any such transfer or election will be sent immediately after the transfer or election is processed.

     (3) If the Owner does not make an election within thirty days following the Maturity Date, the entire Fund Value held in the maturing Accumulation Period will be transferred to an Accumulation Period of the same number of years as the Accumulation Period which matured. The start of the new Accumulation Period is the ending date of the previous Accumulation Period. However, if that period would extend beyond the Annuity Starting Date of the Contract or if that period is not then made available by the Company, the Fund Value held in the maturing Accumulation Period will be automatically transferred to the Money Market Subaccount at the end of the Maturity Period. A confirmation will be sent immediately after the automatic transfer is executed.

During the thirty-day period following the Maturity Date, and prior to any of the transactions set forth in (1), (2), or (3) above, the Specified Value held in the maturing Accumulation Period will continue to be credited with the Specified Interest Rate in effect before the Maturity Date.


THE MARKET VALUE ADJUSTMENT

GENERAL INFORMATION REGARDING THE MVA


A surrender or transfer (including a transfer to the Loan Account as a result of a request by the Owner for a Loan) from the Guaranteed Interest Account with Market Value Adjustment prior to the Maturity Date of that particular Accumulation Period, will be subject to a Market Value Adjustment. A Market Value Adjustment will not apply upon annuitization or upon payment of a death benefit. The Market Value Adjustment is determined by the multiplication of an MVA Factor by the Specified Value, or the portion of the Specified Value being surrendered or transferred (including transfers for the purpose of obtaining a Loan). The Specified Value is the amount of the allocation of Purchase Payments and transfers of Fund Value to an Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment, plus interest accrued at the Specified Interest Rate minus prior distributions. The Market Value Adjustment may either increase or decrease the amount of the distribution. It will not apply to requests for transfer or full or partial surrenders received at our Operations Center within 30 days before the end of the applicable Accumulation Period.


The Market Value Adjustment is intended to approximate, without duplicating, the experience of the Company when it liquidates assets in order to satisfy contractual obligations. Such obligations arise when Owners request surrenders or transfers (including transfers for the purpose of obtaining a Loan). When liquidating assets, the Company may realize either a gain or a loss.

If prevailing interest rates are higher at the time of a surrender or transfer (including transfers for the purpose of obtaining a Loan) than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a loss when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the Market Value Adjustment under such circumstances will decrease the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

Generally, if prevailing interest rates are lower than the Specified Interest Rate in effect at the time the Accumulation Period commences, the Company will realize a gain when it liquidates assets in order to process a surrender or transfer (including transfers for the purpose of obtaining a Loan); therefore, application of the MVA under such circumstances will generally increase the amount of the surrender or transfer (including transfers for the purpose of obtaining a Loan).

The Company measures the relationship between prevailing interest rates and the Specified Interest Rates it declares through the MVA Factor. The MVA Factor is described more fully below.


THE MVA FACTOR

The formula for determining the MVA Factor is:

                         [(1+a)/(1+b)]/((n-t)/12)/-1

Where:

                a     =        the Specified Interest Rate for the Accumulation Period from which the surrender, transfer or loan is to be taken;

                b     =        the Specified Interest Rate declared at the time a surrender or transfer is requested for an
                           Accumulation Period equal to the time remaining in the Accumulation Period from which the surrender or transfer (including transfer to the Loan Account as a result of a request by the
                           Owner for a Loan) is requested, plus 0.25%;

                n     =        the Accumulation Period from which the surrender or transfer occurs in months; and

                t     =        the number of elapsed months (or portion thereof) in the Accumulation Period from which the surrender or transfer occurs.

If an Accumulation Period equal to the time remaining is not issued by the Company, the rate will be an interpolation between two available Accumulation Periods. If two such Accumulation Periods are not available, we will use the rate for the next closest available Accumulation Period.

If the Company is no longer declaring rates on new payments, we will use Treasury yields adjusted for investment risk as the basis for the Market Value Adjustment.

The MVA Factor shown above also accounts for some of the administrative and processing expenses incurred when fixed-interest investments are liquidated. This is represented in the addition of 0.25% in the MVA Factor.

The MVA Factor will be multiplied by that portion of the Fund Value being surrendered, transferred, or distributed for any other reason. If the result is greater than 0, a gain will be realized by the Owner; if less than 0, a loss will be realized. If the MVA Factor is exactly 0, no gain or loss will be realized by the Owner.


CONTRACT CHARGES

The Contracts under which the Guaranteed Interest Account with Market Value Adjustment are made available have various fees and charges, some of which may be assessed against allocations made to the Guaranteed Interest Account with Market Value Adjustment.

Surrender Charges, if applicable, will be assessed against full or partial surrenders from the Guaranteed Interest Account with Market Value Adjustment. If any such surrender occurs prior to the Maturity Date for any particular Accumulation Period elected by the Owner, the amount surrendered will be subject to a Market Value Adjustment in addition to Surrender Charges. The variable annuity prospectus fully describes the Surrender Charges. Please refer to the variable annuity prospectus for complete details regarding the Surrender Charges under the Contracts.

Mortality and expense risk charges which may be assessed under Contracts will not be assessed against any allocation to the Guaranteed Interest Account with Market Value Adjustment. Such charges apply only to the Fund Value allocated to the Subaccounts.


GUARANTEED INTEREST ACCOUNT AT ANNUITIZATION

On the Annuity Starting Date, the Contract's Cash Value, including the Specified Value of all Accumulation Periods of the Guaranteed Interest Account with Market Value Adjustment, will be applied to provide an annuity or any other option previously chosen by the Owner and permitted by the Company. Because the Annuity Starting Date will always coincide with or follow the Maturity Date of any Guaranteed Interest Account with Market Value Adjustment, no Market Value Adjustment will apply at annuitization. For more information about annuitization and annuity options, please refer to the prospectus for MONY America Variable Account A and to the Contract.


5. FEDERAL TAX STATUS


INTRODUCTION



The following discussion of the federal income tax treatment of the Contract is not exhaustive, does not purport to cover all situations, and is not intended as tax advice. The federal income tax treatment of the Contract is unclear in certain circumstances, and you should always consult a qualified tax adviser regarding the application of law to individual circumstances. This discussion is based on the Code, Treasury Department regulations, and interpretations existing on the date of this Prospectus. These authorities, however, are subject to change by Congress, the Treasury Department, and judicial decisions.



This discussion does not address state or local tax consequences associated with the purchase of the Contract. In addition, THE COMPANY MAKES NO GUARANTEE REGARDING ANY TAX TREATMENT -- FEDERAL, STATE OR LOCAL -- OF ANY CONTRACT OR OF ANY TRANSACTION INVOLVING A CONTRACT.



THE COMPANY'S TAX STATUS



The Company is taxed as a life insurance company under the Code. The assets underlying the Guaranteed Interest Account with Market Value Adjustment are owned by the Company, and the income derived from such assets will be includible in the Company's income for federal income tax purposes.



TAXATION OF ANNUITIES IN GENERAL



TAX DEFERRAL DURING ACCUMULATION PERIOD



Under existing provisions of the Code, except as described below, any increase in an Owner's Fund Value is generally not taxable to the Owner until received, either in the form of annuity payments as contemplated by the Contracts, or in some other form of distribution.

NONNATURAL OWNER



As a general rule, Contracts held by "nonnatural persons" such as a corporation, trust or other similar entity, as opposed to a natural person, are not treated as annuity contracts for federal tax purposes. The income on such Contracts (as defined in the tax law) is taxed as ordinary income that is received or accrued by the Owner of the Contract during the taxable year. There are several exceptions to this general rule for nonnatural Owners. First, Contracts will generally be treated as held by a natural person if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person. Thus, if a group Contract is held by a trust or other entity as an agent for certificate owners who are individuals, those individuals should be treated as owning an annuity for federal income tax purposes. However, this special exception will not apply in the case of any employer who is the nominal owner of a Contract under a non-qualified deferred compensation arrangement for its employees.



In addition, exceptions to the general rule for nonnatural Owners will apply with respect to:



     (1) Contracts acquired by an estate of a decedent by reason of the death of the decedent;



     (2)  certain Qualified Contracts;



     (3) Contracts purchased by employers upon the termination of certain Qualified Plans;



     (4) certain Contracts used in connection with structured settlement agreements; and



     (5) Contracts purchased with a single purchase payment when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.



DELAYED ANNUITY PAYMENT DATES



If the date annuity payments start under the Contract occurs (or is scheduled to occur) at a time when the Annuitant has reached an advanced age (E.G., past age 95), it is possible that the Contract would not be treated as an annuity for federal income tax purposes. In that event, the income and gains under the Contract could be currently includable in the Owner's income.



The remainder of this discussion assumes that the Contract will be treated as an annuity contract for federal income tax purposes.



TAXATION OF SURRENDERS AND PARTIAL SURRENDERS



In the case of a partial surrender, amounts you receive are generally includable in income to the extent your "cash surrender value" before the partial surrender exceeds your "investment in the contract" (defined below). All amounts includable in income with respect to the Contract are taxed as ordinary income; no amounts are taxed at the special lower rates applicable to long term capital gains and corporate dividends. Amounts received under an automatic withdrawal plan are treated for tax purposes as partial surrenders, not annuity payments. In the case of a surrender, amounts received are includable in income to the extent they exceed the "investment in the contract." For these purposes, the "investment in the contract" at any time equals the total of the Purchase Payments made under the Contract to that time (to the extent such payments were neither deductible when made nor excludable from income as, for example, in the case of certain contributions to Qualified Contracts) less any amounts previously received from the Contract which were not includable in income.



As described elsewhere in this Prospectus, the cost of the enhanced death benefit option is reflected in the mortality and expense risk charge. It is possible that the portion of the mortality and expense risk charge that represents the cost of the enhanced death benefit option could be treated for federal tax purposes as a partial surrender from the Contract. If the Contract has additional riders, charges (or some portion thereof) for such riders could be treated for federal tax purposes as partial surrenders from the Contract.



There is some uncertainty regarding the treatment of the Market Value Adjustment for purposes of determining the amount includible in income as a result of any partial surrender, surrender, assignment, pledge, or transfer without adequate consideration. Congress has given the IRS regulatory authority to address this uncertainty. However, as of the date of this Prospectus, the IRS has not issued any regulations addressing these determinations. Similarly, if the Contract is issued with a Guaranteed Minimum Income Benefit Rider, the Guaranteed Annuitization Value might be used by the IRS for purposes of determining the amount includible in income as a result of any partial surrender, surrender, assignment, pledge, or transfer without adequate consideration. In that event, the amount treated as income could be higher.

Surrenders and partial surrenders may be subject to a 10% penalty tax. (See "Penalty Tax on Premature Distributions.") Surrenders and partial surrenders may also be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")



TAXATION OF ANNUITY PAYMENTS



Normally, the portion of each annuity income payment taxable as ordinary income equals the excess of the payment over the exclusion amount. The exclusion amount is determined by multiplying (1) the payment by (2) the ratio of the "investment in the contract" (defined above) you allocate to the settlement option, adjusted for any period certain or refund feature, to the total expected amount of annuity income payments for the term of the Contract (determined under Treasury Department regulations).



Once the total amount of the investment in the contract is excluded using the above formula, annuity income payments will be fully taxable. If annuity income payments cease because of the death of the Annuitant and before the total amount of the investment in the contract is recovered, the unrecovered amount generally will be allowed as a deduction.



There may be special income tax issues present in situations where the Owner and the Annuitant are not the same person and are not married to one another within the meaning of federal law. You should consult a tax advisor in those situations.



Annuity income payments may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")



TAXATION OF PROCEEDS PAYABLE UPON DEATH



Prior to the date annuity payments start, we may distribute amounts from a Contract because of the death of an Owner or, in certain circumstances, the death of the Annuitant. Such proceeds are includable in income as follows:



     (1) if distributed in a lump sum or under Settlement Option 1 (described above), they are taxed in the same manner as a surrender, as described above; or



     (2) if distributed under Settlement Options 2, 3, 3A, or 4 (described above), they are taxed in the same manner as annuity income payments, as described above.



After the date annuity payments start, if a guaranteed period exists under a life income settlement option and the payee dies before the end of that period, payments we make to the Beneficiary for the remainder of that period are includable in income as follows:



     (1) if received in a lump sum, they are included in income to the extent that they exceed the unrecovered investment in the contract at that time; or



     (2) if distributed in accordance with the existing settlement option selected, they are fully excluded from income until the remaining investment in the contract is deemed to be recovered, and all annuity income payments thereafter are fully includable in income.



Proceeds payable on death may be subject to federal income tax withholding requirements. (See "Federal Income Tax Withholding.")



The Company may be liable for payment of the generation skipping transfer tax under certain circumstances. In the event that the Company determines that such liability exists, an amount necessary to pay the generation skipping transfer tax may be subtracted from the proceeds.



ASSIGNMENTS, PLEDGES, AND GRATUITOUS TRANSFERS



Other than in the case of Qualified Contracts (which generally cannot be assigned or pledged), any assignment or pledge of (or agreement to assign or pledge) any portion of the Fund Value is treated for federal income tax purposes as a surrender of such amount or portion. The investment in the contract is increased by the amount includable as income with respect to such assignment or pledge, though it is not affected by any other aspect of the assignment or pledge (including its release). If an Owner transfers a Contract without adequate consideration to a person other than the Owner's spouse (or to a former spouse incident to divorce), the Owner will be required to include in income the difference between the "cash surrender value" and the investment in the contract at the time of transfer. In such case, the transferee's "investment in the contract" will increase to reflect the increase in the transferor's income. The exceptions for transfers to the Owner's spouse (or to a former spouse) are limited to individuals that are treated as spouses under federal law.

PENALTY TAX ON PREMATURE DISTRIBUTIONS



Where we have not issued the Contract in connection with a Qualified Plan, there generally is a 10% penalty tax on the amount of any payment from the Contract, E.G., surrenders, partial surrenders, annuity payments, death proceeds, assignments, pledges and gratuitous transfers, that is includable in income unless the payment is:



     (a)  received on or after the Owner reaches age 59 1/2;



     (b) attributable to the Owner's becoming disabled (as defined in the tax law);



     (c) made on or after the death of the Owner or, if the Owner is not an individual, on or after the death of the primary annuitant (as defined in the tax law);



     (d) made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or the joint lives (or joint life expectancies) of the Owner and a designated beneficiary (as defined in the tax law); or



     (e) made under a Contract purchased with a single Purchase Payment when the annuity starting date is no later than a year from purchase of the Contract and substantially equal periodic payments are made, not less frequently than annually, during the annuity period.



Certain other exceptions to the 10% penalty tax not described herein also may apply. (Similar rules, discussed below, apply in the case of certain Qualified Contracts.)



AGGREGATION OF CONTRACTS



In certain circumstances, the IRS may determine the amount of an annuity income payment or a surrender from a Contract that is includable in income by combining some or all of the annuity contracts a person owns that were not issued in connection with Qualified Plans. For example, if a person purchases a Contract offered by this Prospectus and also purchases at approximately the same time an immediate annuity issued by the Company (or its affiliates), the IRS may treat the two contracts as one contract. In addition, if a person purchases two or more deferred annuity contracts from the same insurance company (or its affiliates) during any calendar year, all such contracts will be treated as one contract for purposes of determining whether any payment that was not received as an annuity (including surrenders prior to the date annuity payments start) is includable in income. The effects of such aggregation are not always clear; however, it could affect the amount of a surrender or an annuity payment that is taxable and the amount which might be subject to the 10% penalty tax described above.



NET INVESTMENT INCOME TAX. Effective for tax years beginning after December 31, 2012, a net investment income tax of 3.8% will apply to some types of investment income received by individuals. This tax will apply to the taxable portion of (1) any proceeds distributed from the Contract as annuity payments pursuant to a settlement option, or (2) the proceeds of any sale or disposition of the Contract. This new tax only applies to taxpayers with "modified adjusted gross income" above $250,000 in the case of married couples filing jointly, $125,000 in the case of married couples filing separately, and $200,000 for all others. For more information regarding this tax and whether it may apply to you, please consult your tax advisor.



LOSS OF INTEREST DEDUCTION WHERE CONTRACT IS HELD BY OR FOR THE BENEFIT OF CERTAIN NONNATURAL PERSONS



In the case of Contracts issued after June 8, 1997, to a nonnatural taxpayer (such as a corporation or a trust), or held for the benefit of such an entity, that entity's general interest deduction under the Code may be limited. More specifically, a portion of its otherwise deductible interest may not be deductible by the entity, regardless of whether the interest relates to debt used to purchase or carry the Contract. However, this interest deduction disallowance does not affect Contracts where the income on such Contracts is treated as ordinary income that the Owner received or accrued during the taxable year. Entities that have purchased the Contract, or entities that will be Beneficiaries under a Contract, should consult a tax adviser.



QUALIFIED RETIREMENT PLANS



IN GENERAL



The Contracts are also designed for use in connection with certain types of retirement plans which receive favorable treatment under the Code. Numerous special tax rules apply to the participants in Qualified Plans and to Contracts used in connection with Qualified Plans. Therefore, we make no attempt in this prospectus to provide more than general information about use of the Contract with the various types of Qualified Plans. State income tax rules applicable to Qualified Plans and Qualified Contracts often differ from federal income tax rules, and this prospectus does not describe any of these differences. THOSE WHO INTEND TO USE THE CONTRACT IN CONNECTION WITH QUALIFIED PLANS SHOULD SEEK COMPETENT ADVICE.



The tax rules applicable to Qualified Plans vary according to the type of plan and the terms and conditions of the plan itself. For example, for surrenders, automatic withdrawals, partial surrenders, and annuity income payments under Qualified Contracts, there may be no "investment in the contract" and the total amount received may be taxable. Both the amount of the contribution that you and/or your employer may make, and the tax deduction or exclusion that you and/or your employer may claim for such contribution, are limited under Qualified Plans.



In the case of Qualified Contracts, special rules apply to the time at which distributions must commence and the form in which the distributions must be paid. For example, the length of any guarantee period may be limited in some circumstances to satisfy certain minimum distribution requirements under the Code. Due to the presence of a Market Value Adjustment there may be in some circumstances uncertainty as to the amount of required minimum distributions. Furthermore, failure to comply with minimum distribution requirements applicable to Qualified Plans will result in the imposition of an excise tax. This excise tax generally equals 50% of the amount by which a minimum required distribution exceeds the actual distribution from the Qualified Plan. In the case of Individual Retirement Accounts or Annuities (IRAs), distributions of minimum amounts (as specified in the tax law) must generally commence by April 1 of the calendar year following the calendar year in which the Owner attains age 70 1/2. In the case of certain other Qualified Plans, distributions of such minimum amounts must generally commence by the later of this date or April 1 of the calendar year following the calendar year in which the employee retires. The death benefit and the Guaranteed Minimum Income Benefit Rider under your Contract and certain other benefits that the IRS may characterize as "other benefits" for purposes of the regulations under Code Section 401(a)(9), may increase the amount of the minimum required distribution that must be taken from your Contract.



As described earlier in this prospectus, certain Qualified Contracts issued under a Code Section 401(k) plan will have a loan provision under which a loan can be taken using the Contract as collateral for the loan. In general, loans from Qualified Contracts are taxable distributions unless certain requirements are satisfied. For example, the loan, by its terms, generally must be repaid within 5 years, repayments are required at least quarterly and must be substantially level, and the loan amount is limited to certain dollar amounts specified by the IRS. These dollar limits take into account other recent loans you have had under the plan. If these requirements are not satisfied when the loan is received or while the loan is outstanding, it could result in a taxable distribution from the Qualified Contract. The plan may also require the loan to be repaid upon severance from employment. PLEASE CONSULT YOUR PLAN ADMINISTRATOR AND/OR TAX ADVISER REGARDING THE TREATMENT OF LOANS IN THESE CIRCUMSTANCES.



There may be a 10% penalty tax on the taxable amount of payments from certain Qualified Contracts. There are exceptions to this penalty tax which vary depending on the type of Qualified Plan. In the case of an IRA, exceptions provide that the penalty tax does not apply to a payment:



     (a)  received on or after the date the Owner reaches age 59 1/2;



     (b) received on or after the Owner's death or because of the Owner's disability (as defined in the tax law); or



     (c) made as part of a series of substantially equal periodic payments (not less frequently than annually) for the life (or life expectancy) of the Owner or for the joint lives (or joint life expectancies) of the Owner and his designated beneficiary (as defined in the tax law).



These exceptions generally apply to taxable distributions from other Qualified Plans (although, in the case of plans qualified under section 401, exception "c" above for substantially equal periodic payments applies only if the Owner has separated from service). In addition, the penalty tax does not apply to certain distributions from IRAs which are used for qualified first time home purchases or for higher education expenses. You must meet special conditions to be eligible for these two exceptions to the penalty tax. Those wishing to take a distribution from an IRA for these purposes should consult their tax advisor. Certain other exceptions to the 10% penalty tax not described herein also may apply.



Owners, Annuitants, and Beneficiaries are cautioned that the rights of any person to any benefits under Qualified Plans may be subject to the terms and conditions of the plans themselves, regardless of the terms and conditions of the Contract. In addition, the Company shall not be bound by terms and conditions of Qualified Plans to the extent such terms and conditions contradict the Contract, unless the Company consents.



Following are brief descriptions of various types of Qualified Plans in connection with which the Company may issue a Contract.

INDIVIDUAL RETIREMENT ACCOUNTS AND ANNUITIES



Section 408 of the Code permits eligible individuals to contribute to an individual retirement program known as an IRA. If you use this Contract in connection with an IRA, the Owner and Annuitant generally must be the same individual and generally may not be changed. IRAs are subject to limits on the amounts that may be contributed and deducted, on the persons who may be eligible, and on the time when distributions must commence. Also, subject to the direct rollover and mandatory withholding requirements (discussed below), you may "roll over" distributions from certain Qualified Plans on a tax-deferred basis into an IRA. Contracts may also be issued in connection with a "Simplified Employee Pension" or "SEP IRA" under Section 408(i) of the
Code.



However, you may not use the Contract in connection with a "Coverdell Education Savings Account" (formerly known as an "Education IRA") under Section 530 of the Code, or a "Simple IRA" under Section 408(p) of the Code.



ROTH IRAS



Section 408A of the Code permits eligible individuals to contribute to a type of IRA known as a "Roth IRA." Roth IRAs are generally subject to the same rules as non-Roth IRAs, but differ in several respects. Among the differences is that, although contributions to a Roth IRA are not deductible, "qualified distributions" from a Roth IRA will be excludable from income.



A qualified distribution is a distribution that satisfies two requirements. First, the distribution must be made in a taxable year that is at least five years after the first taxable year for which a contribution to any Roth IRA established for the Owner was made. Second, the distribution must be either (1) made after the Owner attains the age of 59 1/2; (2) made after the Owner's death; (3) attributable to the Owner being disabled; or (4) a qualified first-time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code. In addition, distributions from Roth IRAs need not commence when the Owner attains age 70 1/2. A Roth IRA may accept a "qualified rollover contribution" from (1) a non-Roth IRA, (2) a "designated Roth account" maintained under a Qualified Plan, and (3) certain Qualified Plans of eligible individuals.



Special rules apply to rollovers to Roth IRAs from Qualified Plans and from designated Roth accounts under Qualified Plans. You should seek competent advice before making such a rollover.



PENSION AND PROFIT-SHARING PLANS



Section 401(a) of the Code permits employers to establish various types of tax-favored retirement plans for employees. The Self-Employed Individuals' Tax Retirement Act of 1962, as amended, commonly referred to as "H.R. 10" or "Keogh," permits self-employed individuals also to establish such tax-favored retirement plans for themselves and their employees. Such retirement plans may permit the purchase of the Contract in order to provide benefits under the plans. These types of plans may be subject to rules under Sections 401(a)(11) and 417 of the Code that provide rights to a spouse or former spouse of a participant. In such a case, the participant may need the consent of the spouse or former spouse to change settlement options, to elect an automatic withdrawal option, or to make a partial or full surrender of the Contract.



DIRECT ROLLOVERS



If your Contract is used in connection with a pension or profit-sharing plan qualified under Section 401(a) of the Code, or is used with an eligible deferred compensation plan that has a government sponsor and that is qualified under Section 457(b) of the Code, any "eligible rollover distribution" from the Contract will be subject to direct rollover and mandatory withholding requirements. An eligible rollover distribution generally is any taxable distribution from a qualified pension plan under Section 401(a) of the Code or an eligible Section 457(b) deferred compensation plan that has a government sponsor, excluding certain amounts (such as minimum distributions required under Section 401(a)(9) of the Code, distributions which are part of a "series of substantially equal periodic payments" made for life or a specified period of 10 years or more, or hardship distributions as defined in the tax law).



Under these requirements, federal income tax equal to 20% of the eligible rollover distribution will be withheld from the amount of the distribution. Unlike withholding on certain other amounts distributed from the Contract, discussed below, you cannot elect out of withholding with respect to an eligible rollover distribution. However, this 20% withholding will not apply if, instead of receiving the eligible rollover distribution, you elect to have it directly transferred to certain eligible retirement plans (such as an IRA). Prior to receiving an eligible rollover distribution, you will receive a notice (from the plan administrator or the Company) explaining generally the direct rollover and mandatory withholding requirements and how to avoid the 20% withholding by electing a direct transfer.

FEDERAL INCOME TAX WITHHOLDING



IN GENERAL



The Company will withhold and remit to the federal government a part of the taxable portion of each distribution made under a Contract unless the distributee notifies the Company at or before the time of the distribution that he or she elects not to have any amounts withheld. In certain circumstances, the Company may be required to withhold tax. The withholding rates applicable to the taxable portion of periodic annuity payments (other than eligible rollover distributions) are the same as the withholding rates generally applicable to payments of wages. A 10% withholding rate applies to the taxable portion of non-periodic payments (including surrenders prior to the date annuity payments start) and conversions of, or rollovers from, non-Roth IRAs and Qualified Plans to Roth IRAs. Regardless of whether you elect not to have federal income tax withheld, you are still liable for payment of federal income tax on the taxable portion of the payment. As discussed above, the withholding rate applicable to eligible rollover distributions is 20%.



NONRESIDENT ALIENS AND FOREIGN CORPORATIONS



The discussion above provides general information regarding federal withholding tax consequences to annuity contract owners or beneficiaries that are U.S. citizens or residents. Owners or beneficiaries that are not U.S. citizens or residents will generally be subject to U.S. federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. Owners or beneficiaries that are not U.S. citizens or residents are advised to consult with a tax advisor regarding federal tax withholding with respect to the distributions from a Contract.



FATCA WITHHOLDING



If the payee of a distribution from the Contract is a foreign financial institution ("FFI") or a non-financial foreign entity ("NFFE") within the meaning of the Code as amended by the Foreign Account Tax Compliance Act ("FATCA"), the distribution could be subject to U.S. federal withholding tax on the taxable amount of the distribution at a 30% rate irrespective of the status of any beneficial owner of the Contract or the distribution. The rules relating to FATCA are complex, and a tax advisor should be consulted if an FFI or NFFE is or may be designated as a payee with respect to the Contract.



6. INVESTMENTS

Amounts allocated to the Guaranteed Interest Account with Market Value Adjustment are transferred to the General Account of the Company. Amounts allocated to the General Account of the Company are subject to the liabilities arising from the business the Company conducts. This is unlike amounts allocated to the Subaccounts of the Variable Account A, which are not subject to the liabilities arising from the business the Company conducts.

The Company has sole investment discretion over the investment of the assets of the General Account. We will invest these amounts primarily in investment-grade fixed income securities including: securities issued by the U.S. Government or its agencies or instrumentalities, which issues may or may not be guaranteed by the U.S. Government; debt securities that have an investment grade, at the time of purchase, within the four highest grades assigned by Moody's Investor Services, Inc., Standard & Poor's Corporation, or any other nationally recognized rating service; mortgage-backed securities collateralized by real estate mortgage loans or securities collateralized by other assets, that are insured or guaranteed by the Federal Home Loan Mortgage Association, the Federal National Home Mortgage Association, or the Government National Mortgage Association, or that have an investment grade at the time of purchase within the four highest grades described above; commercial and agricultural mortgage loans; other debt instruments; commercial paper; cash or cash equivalents.

Variable Annuity Owners having allocated amounts to a particular Accumulation Period of the Guaranteed Interest Account with Market Value Adjustment will not have a direct or indirect interest in these investments, nor will they have a claim against any particular assets of the Company. The overall investment performance of the General Account will not increase or decrease their claim against the Company.

There is no specific formula for establishing Specified Interest Rates. The Specified Interest Rates declared by the Company for the various Accumulation Periods will not necessarily correspond to the performance of any group of assets of the General Account. We will consider certain factors in determining these rates, such as regulatory and tax environment, sales commissions, administrative expenses borne by us, and competitive factors. The Company's management will make the final determination of these rates. However, the Specified Interest Rate will never be less than 3.50%.

7. CONTRACTS AND THE DISTRIBUTION OF THE GUARANTEED INTEREST ACCOUNT WITH MARKET VALUE ADJUSTMENT

Interests in the Guaranteed Interest Account with Market Value Adjustment are only available through certain Contracts issued by the Company. The appropriate variable annuity prospectus and statement of additional information also contain information regarding the distribution of the Contracts.

The Contracts are distributed by both AXA Advisors, LLC ("AXA Advisors") and AXA Distributors, LLC ("AXA Distributors") (together, the "Distributors"). The Distributors serve as principal underwriters of MONY America Variable Account
A. The offering of the Contracts is intended to be continuous.

AXA Advisors is an affiliate of the Company, and AXA Distributors is an indirect wholly owned subsidiary of the Company. The Distributors are under the common control of AXA Financial, Inc. Their principal business address is 1290 Avenue of the Americas, New York, NY 10104. The Distributors are registered with the SEC as broker-dealers and are members of the Financial Industry Regulatory Authority, Inc. ("FINRA"). Both broker-dealers also act as distributors for the Company's life and annuity products.

The Contracts are sold by financial professionals of AXA Advisors and its affiliates. The Contracts are also sold by financial professionals of unaffiliated broker-dealers that have entered into selling agreements with the Distributors ("Selling broker-dealers").

The Company pays compensation to both Distributors based on contracts sold. The Company may also make additional payments to the Distributors, and the Distributors may, in turn, make additional payments to certain Selling broker-dealers. All payments will be in compliance with all applicable FINRA rules and other laws and regulations.

Although the Company takes into account all of its distribution and other costs in establishing the level of fees and charges under its Contracts, none of the compensation paid to the Distributors or the Selling broker-dealers discussed in this section of the prospectus are imposed as separate fees or charges under your Contract. The Company, however, intends to recoup amounts it pays for distribution and other services through the fees and charges of the Contract and payments it receives for providing administrative, distribution and other services to the Portfolios. For information about the fees and charges under the Contract, see "Summary of the Contract" and "Charges and deductions" earlier in this prospectus.

COMPENSATION PAID TO THE DISTRIBUTORS The Company pays compensation to the Distributors based on Purchase Payments made on the Contracts sold through the Distributors ("contribution-based compensation"). The contribution-based compensation will generally not exceed 6.50% of total Purchase Payments made under the Contracts, plus, starting in the second Contract Year, up to 0.25% of the cash value of the Contracts ("asset-based compensation"). The Distributors, in turn, may pay a portion of the compensation received from the Company to the Distributors financial professional and/or the Selling broker-dealer making the sale. The compensation paid by the Distributors varies among financial professionals and among Selling broker-dealers. The Distributors also pay a portion of the compensation it receives to its managerial personnel. When a Contract is sold by a Selling broker-dealer, the Selling broker-dealer, not the Distributors, determines the amount and type of compensation paid to the Selling broker-dealer's financial professional for the sale of the Contract. Therefore, you should contact your financial professional for information about the compensation he or she receives and any related incentives, as described below.

AXA Advisors may receive compensation, and, in turn, pay its financial professionals a portion of such fee, from third party investment advisors to whom its financial professionals refer customers for professional management of the assets within their contract.

AXA Advisors also pays its financial professionals and managerial personnel other types of compensation including service fees, expense allowance payments and health and retirement benefits. AXA Advisors also pays its financial professionals, managerial personnel and Selling broker-dealers sales bonuses (based on selling certain products during specified periods) and persistency bonuses. AXA Advisors may offer sales incentive programs to financial professionals and Selling broker-dealers who meet specified production levels for the sales of both the Company's Contracts and Contracts offered by other companies. These incentives provide non-cash compensation such as stock options awards and/or stock appreciation rights, expense-paid trips, expense-paid education seminars and merchandise.

The Company also pays AXA Distributors compensation to cover its operating expenses and marketing services under the terms of the Company's distribution agreements with AXA Distributors.

DIFFERENTIAL COMPENSATION PAID BY AXA ADVISORS. In an effort to promote the sale of the Company's products, AXA Advisors may pay its financial professionals and managerial personnel a greater percentage of contribution-based compensation and/or asset-based compensation for the sale of the Company's contract than it pays for the sale of a Contract or other financial product issued by a company other than the Company. AXA Advisors may pay higher compensation on certain products in a class than others based on a group or sponsored arrangement, or between older and newer versions or series of the same contract. This practice is known as providing "differential compensation." Differential compensation may involve other forms of compensation to AXA Advisors personnel. Certain components of the compensation paid to managerial personnel are based on whether the sales involve the Company's Contracts. Managers earn higher compensation (and credits toward awards and bonuses) if the financial professionals they manage sell a higher percentage of the Company's Contracts than products issued by other companies. Other forms of compensation provided to its financial professionals include health and retirement benefits, expense reimbursements, marketing allowances and contribution-based payments, known as "overrides." For tax reasons, AXA Advisors financial professionals qualify for health and retirement benefits based solely on their sales of the Company's Contracts and products sponsored by affiliates.

The fact that AXA Advisors financial professionals receive differential compensation and additional payments may provide an incentive for those financial professionals to recommend the Company's Contract over a Contract or other financial product issued by a company not affiliated with the Company. However, under applicable rules of FINRA, AXA Advisors financial professionals may only recommend to you products that they reasonably believe are suitable for you based on the facts that you have disclosed as to your other security holdings, financial situation and needs. In making any recommendation, financial professionals of AXA Advisors may nonetheless face conflicts of interest because of the differences in compensation from one product category to another, and because of differences in compensation among products in the same category. For more information, contact your financial professional.

ADDITIONAL PAYMENTS BY AXA DISTRIBUTORS TO SELLING BROKER-DEALERS. AXA Distributors may pay, out of its assets, certain Selling broker-dealers and other financial intermediaries additional compensation in recognition of services provided or expenses incurred. AXA Distributors may also pay certain Selling broker-dealers or other financial intermediaries additional compensation for enhanced marketing opportunities and other services (commonly referred to as "marketing allowances"). Services for which such payments are made may include, but are not limited to, the preferred placement of the Company's products on a company and/or product list; sales personnel training; product training; business reporting; technological support; due diligence and related costs; advertising, marketing and related services; conference; and/or other support services, including some that may benefit the contract owner. Payments may be based on ongoing sales, on the aggregate account value attributable to contracts sold through a Selling broker-dealer or such payments may be a fixed amount. For certain selling broker-dealers, AXA Distributors increases the marketing allowance as certain sales thresholds are met. AXA Distributors may also make fixed payments to Selling broker-dealers, for example in connection with the initiation of a new relationship or the introduction of a new product.

Additionally, as an incentive for the financial professionals of Selling broker-dealers to promote the sale of the Company's products, AXA Distributors may increase the sales compensation paid to the Selling broker-dealer for a period of time (commonly referred to as "compensation enhancements"). AXA Distributors also has entered into agreements with certain selling broker-dealers in which the selling broker-dealer agrees to sell certain AXA Equitable contracts exclusively.


These additional payments may serve as an incentive for Selling broker-dealers to promote the sale of the Company contracts over contracts and other products issued by other companies. Not all Selling broker-dealers receive additional payments, and the payments vary among Selling broker-dealers. The list below includes the names of Selling broker-dealers that we are aware (as of December 31, 2013) received additional payments. These additional payments ranged from $1,256 to $5,706,371. The Company and its affiliates may also have other business relationships with Selling broker-dealers, which may provide an incentive for the Selling broker-dealers to promote the sale of the Company's contracts over contracts and other products issued by other companies. The list below includes any such Selling broker-dealer. For more information, ask your financial professional.



1st Global Capital Corporation


Allstate Financial Services, LLC


American Portfolios Financial Services


Ameriprise Financial Services


BBVA Compass Investment Solutions, Inc.


Cambridge Investment Research


CCO Investment Services Corporation


Centaurus Financial, Inc.


Cetera Advisors, LLC


Cetera Advisors Networks, LLC


Cetera Financial Specialists, LLC


Cetera Investment Services, LLC

Citigroup Global Markets, Inc.


Commonwealth Financial Network


CUNA Brokerage Services


Cuso Financial Services, L.P.


Essex National Securities, Inc.


Farmer's Financial Solution


First Allied Securities Inc.


First Citizens Investor Services, Inc.


First Tennessee Brokerage Inc.


Founders Financial Securities


Geneos Wealth Management Inc.


GWN Securities, Inc.


H.D. Vest Investment Securities, Inc.


Harvest Capital, LLC


Independent Financial Group, LLC


ING Financial Partners


Investacorp, Inc.


Investment Professionals, Inc.


Investors Capital Corporation


James T. Borello & Company


Janney Montgomery Scott LLC


JP Turner & Company, LLC


Key Investment Services LLC


Kovack Securities


LPL Financial Corporation


Lucia Securities, LLC


Meridien Financial Group, Inc.


Merrill Lynch Life Agency, Inc.


Morgan Keegan & Company


Morgan Stanley Smith Barney


National Planning Corporation


Next Financial Group, Inc.


NFP Securities Inc.


PNC Investments


Prime Capital Services


Raymond James Insurance Group


RBC Capital Markets Corporation


Robert W Baird & Company


Santander Securities Corporation


Securities America Inc.


SII Investments


Stifel, Nicolaus & Company, Inc.


Summit Brokerage Services, Inc.


SunTrust Investments


The Advisor Group


TransAmerica Financial Advisors


Triad Advisors


U.S. Bancorp Investments, Inc.


Valmark Securities, Inc.


Wells Fargo Wealth Brokerage Insurance Agency



8. MONY LIFE INSURANCE COMPANY OF AMERICA

The Guaranteed Interest Account with Market Value Adjustment is issued by MONY Life Insurance Company of America (the "Company"), an Arizona stock life insurance corporation organized in 1969. MONY Life Insurance Company of America is an indirect wholly owned subsidiary of AXA Financial, Inc., which is an indirect wholly owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. As the ultimate sole shareholder of the Company, AXA exercises significant influence over the operations and capital structure of the Company. No company other than the Company, however, has any legal responsibility to pay amounts that the Company owes under the Contracts. The Company is obligated to pay all amounts promised under the Guaranteed Interest Account with Market Value Adjustment.


AXA Financial, Inc. and its consolidated subsidiaries managed approximately $552.3 billion in assets as of December 31, 2013. The Company is licensed to sell life insurance and annuities in forty-nine states (not including New
York), the District of Columbia, and Puerto Rico. Our main administrative office is located at 525 Washington Blvd., Jersey City, NJ 07310.



On October 1, 2013, the Company entered into a reinsurance transaction with Protective Life Insurance Company ("Protective"), whereby Protective agreed to reinsure a substantial portion of the Company's life insurance and annuity business (the "Reinsured Business"). This policy is included in the Reinsured Business. Protective reinsures all of the insurance risks of the Reinsured Business and is responsible for customer service and administration for all contracts comprising the Reinsured Business. However, the Company remains the insurer of the policy and the terms, features, and benefits of the policy have NOT changed as a result of the transaction.



9. LEGAL PROCEEDINGS

MONY Life Insurance Company of America and its affiliates are parties to various legal proceedings. In our view, none of these proceedings would be considered material with respect to a Contract owner's interest in MONY America, nor would any of these proceedings be likely to have a material adverse effect upon MONY America, our ability to meet our obligations under the contracts, or the distribution of the contracts.


10. ADDITIONAL INFORMATION

Rule 12h-7 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") exempts an insurance company from filing reports under the Exchange Act when the insurance company issues certain types of insurance products that are registered under the Securities Act of 1933 and such products are regulated under state law. The units of the Guaranteed Interest Account with Market Value Adjustment described in this prospectus fall within the exemption provided under rule 12h-7. The Company relies on the exemption provided under rule 12h-7 and does not file reports under the Exchange Act.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The financial statements of MONY Life Insurance Company of America at December 31, 2013 and 2012 and for each of the three years in the period ended December 31, 2013 are incorporated by reference herein in reliance on the reports of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. PricewaterhouseCoopers LLP provides independent audit services and certain other non-audit services to MONY Life Insurance Company of America as permitted by the applicable SEC independence rules. PricewaterhouseCoopers LLP's address is 300 Madison Avenue, New York, New York 10017.

APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA TABLE OF CONTENTS:

                                                   PAGE
Risk Factors......................................    1
Description of Business...........................   10
Description of Property...........................   19
Legal Proceedings.................................   20
Financial Statements and Notes to Financial
  Statements......................................   28
Selected Financial Data...........................   63
Management's Discussion and Analysis of Financial
  Condition and Results of Operations.............   65
Changes in and Disagreements with Accountants on
  Accounting and Financial Disclosure.............   90
Quantitative and Qualitative Disclosures About
  Market Risk.....................................   91
Directors, Executive Officers, Promoters and
  Control Persons.................................   93
Executive Compensation............................   98
Security Ownership of Certain Beneficial Owners
  and Management..................................  128
Transactions with Related Persons, Promoters and
  Certain Control Persons.........................  130

RISK FACTORS

IN THE COURSE OF CONDUCTING OUR BUSINESS OPERATIONS, WE COULD BE EXPOSED TO A VARIETY OF RISKS. THIS "RISK FACTORS" SECTION PROVIDES A SUMMARY OF SOME OF THE SIGNIFICANT RISKS THAT HAVE AFFECTED AND COULD AFFECT OUR BUSINESS, RESULTS OF OPERATIONS OR FINANCIAL CONDITION. IN THIS SECTION, THE TERMS "WE," "US" AND "OUR" REFER TO MONY LIFE INSURANCE COMPANY OF AMERICA. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THE "RISK FACTORS" ARE DEFINED IN THE "DESCRIPTION OF BUSINESS" THAT IMMEDIATELY FOLLOWS THIS SECTION.

DIFFICULT CONDITIONS IN THE GLOBAL CAPITAL MARKETS AND THE ECONOMY COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Our business, results of operations and financial condition are materially affected by conditions in the global capital markets and the economy generally. We have been affected by the financial crisis and its aftermath since 2008. While financial markets generally stabilized and performed well in 2013, a wide variety of factors continue to negatively impact economic conditions and consumer confidence. These factors include, among others, concerns over the pace of the economic recovery, the U.S. Federal Reserve's tapering of its bond buying program, including, the potential impact to emerging economies, the recent shutdown of the U.S. government, the level of U.S. national debt, the European sovereign debt issues, unemployment, the availability and cost of credit, the U.S. housing market, inflation levels, and geopolitical issues. Given our interest rate and equity market exposure, these events could have an adverse effect on us. Our revenues may decline, our profit margins could erode and we could incur significant losses.

Factors such as consumer spending, business investment, government spending, the volatility and strength of the equity markets, interest rates, deflation and inflation all affect the business and economic environment and, ultimately, the amount and profitability of our business. In an economic downturn characterized by higher unemployment, lower family income, lower corporate earnings, lower business investment and lower consumer spending, the demand for insurance products could be adversely affected. In addition, the levels of surrenders and withdrawals of our variable life contracts we face may be adversely impacted. Our policyholders may choose to defer paying insurance premiums or stop paying insurance premiums altogether. Adverse changes in the economy could affect earnings negatively and could have a material adverse effect on our business, results of operations and financial condition. See "Description of Business -- Products" and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations."

INTEREST RATE FLUCTUATIONS MAY NEGATIVELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Some of our life insurance products and our investment returns, are sensitive to interest rate fluctuations, and changes in interest rates may adversely affect our investment returns and results of operations, including in the following respects:

   . changes in interest rates may reduce the spread on some of our products between the amounts that we are required to pay under the contracts and the rate of return we are able to earn on our general account investments supporting the contracts. When interest rates decline, we have to reinvest the cash income from our investments in lower yielding instruments, potentially reducing net investment income. Since many of our policies have guaranteed minimum interest or crediting rates or limit the resetting of interest rates, the spreads could decrease and potentially become negative. When interest rates rise, we may not be able to replace the assets in our general account as quickly with the higher yielding assets needed to fund the higher crediting rates necessary to keep these products and contracts competitive, which may result in higher lapse rates;

   . when interest rates rise, policy loans and surrenders and withdrawals of life insurance policies may increase as policyholders seek to buy products with perceived higher returns, requiring us to sell investment assets potentially resulting in realized investment losses, or requiring us to accelerate the amortization of DAC or VOBA;

   . a decline in interest rates accompanied by unexpected prepayments of certain investments may result in reduced investment income and a decline in our profitability. An increase in interest rates accompanied by unexpected extensions of certain lower yielding investments may result in a decline in our profitability;

   . changes in the relationship between long-term and short-term interest rates may adversely affect the profitability of some of our products;

   . changes in interest rates may adversely impact our liquidity and increase our costs of financing;

   . our mitigation efforts with respect to interest rate risk are primarily focused on maintaining an investment portfolio with diversified maturities that has a weighted average duration that is approximately equal to the duration of our estimated liability cash flow profile. However, our estimate of the liability cash flow profile may turn out to be inaccurate. In addition, there are practical and capital market limitations on our ability to accomplish this matching. Due to these and other factors we may need to liquidate investments prior to maturity at a loss in order to satisfy liabilities or be forced to reinvest funds in a lower rate environment;

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   . although we take measures, including hedging strategies utilizing derivative instruments to manage the economic risks of investing in a changing interest rate environment, we may not be able to effectively mitigate, and we may sometimes choose based on economic considerations and other factors not to fully mitigate or to increase, the interest rate risk of our assets relative to our liabilities; and

   . for certain of our products, a delay between the time we make changes in interest rate and other assumptions used for product pricing and the time we are able to reflect these assumptions in products available for sale may negatively impact the long-term profitability of products sold during the intervening period.

Recent periods have been characterized by low interest rates and the Federal Reserve Board has committed to keeping interest rates low for an extended period of time. A prolonged period during which interest rates remain at levels lower than those anticipated may result in greater costs associated with certain of our product features; higher costs for derivative instruments used to hedge certain of our product risks; or shortfalls in investment income on assets supporting policy obligations as our portfolio earnings decline over time, each of which may require us to record charges to increase reserves. In addition to compressing spreads and reducing net investment income, such an environment may cause policies to remain in force for longer periods than we anticipated in our pricing, potentially resulting in greater claims costs than we expected and resulting in lower overall returns on business in force.

EQUITY MARKET DECLINES AND VOLATILITY MAY ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Declines or volatility in the equity markets can negatively impact our investment returns as well as our business and profitability. For example, equity market declines and/or volatility may, among other things:

   . decrease the account values of our variable life contracts which, in turn, reduces the amount of revenue we derive from fees charged on those account and asset values;

   . can influence policyholder behavior, which may adversely impact the levels of surrenders, withdrawals and amounts of withdrawals of our variable life contracts or cause policyholders to reallocate a portion of their account balances to more conservative investment options (which may have lower fees), which could negatively impact our future profitability and/or increase our benefit obligations particularly if they were to remain in such options during an equity market increase;

   . negatively impact the value of equity securities we hold for investment, including our investment in AllianceBernstein, thereby reducing our statutory capital;

   .   reduce demand for variable products relative to fixed products; and

   . lead to changes in estimates underlying our calculations of deferred acquisition costs ("DAC") that, in turn, could accelerate our DAC and value of business acquired ("VOBA") amortization and reduce our current earnings.

OUR REINSURANCE AND HEDGING PROGRAMS MAY BE INADEQUATE TO PROTECT US AGAINST THE FULL EXTENT OF THE EXPOSURE OR LOSSES WE SEEK TO MITIGATE.

Certain of our products contain minimum crediting rates. Reduced interest rates could result in an increase in the valuation of liabilities associated with such products, resulting in increases in reserves and reductions in net earnings. In the normal course of business, we seek to mitigate some of these risks to which our business is subject through our reinsurance and hedging programs. However, these programs cannot eliminate all of the risks and no assurance can be given as to the extent to which such programs will be effective in reducing such risks.

Reinsurance. We utilize reinsurance to mitigate a portion of the risks that we face, principally in certain of our in-force life insurance products with regard to mortality. Under our reinsurance arrangements, other insurers assume a portion of the obligation to pay claims and related expenses to which we are subject. However, we remain liable as the direct insurer on all risks we reinsure and, therefore, are subject to the risk that our reinsurer is unable or unwilling to pay or reimburse claims at the time demand is made. For example, a material amount of liabilities were reinsured to Protective Life Insurance Company ("Protective Life") in October 2013. Given our significant concentration of reinsurance with Protective Life, if Protective Life fails to perform its obligations under the reinsurance treaty, such a failure could have a material adverse impact on our results of operations and financial condition. See "Description of Business -- Reinsurance and Hedging" and Note 1 of Notes to Financial Statements. Although we evaluate periodically the financial condition (including the applicable capital requirements) of our reinsurers, the inability or unwillingness of a reinsurer to meet its obligations to us (or the inability to collect under our reinsurance treaties for any other reason) could have a material adverse impact on our results of operations and financial condition. See "Description of Business -- Reinsurance and Hedging" and Notes 7 and 8 of Notes to Financial Statements.

We are continuing to utilize reinsurance to mitigate a portion of our risk on certain new life insurance sales. Prolonged or severe adverse mortality experience could result in increased reinsurance costs, and ultimately, may reduce the availability of reinsurance for future life

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insurance sales. If, for new sales, we are unable to maintain our current level of reinsurance or purchase new reinsurance protection in amounts that we consider sufficient, we would either have to be willing to accept an increase in our net exposures, revise our pricing to reflect higher reinsurance premiums or limit the amount of new business written on any individual life. If this were to occur, we may be exposed to reduced profitability and cash flow strain or we may not be able to price new business at competitive rates.

Hedging Programs. We use equity index options on the S&P 500, Russell 2000, Morgan Stanley Capital International, Europe, Australasia and Far East for the purpose of hedging our crediting rate exposure in the Market Stabilizer Option(R) and indexed universal life insurance products. This involves entering into a package of calls and/or put options whose payoff mimics the crediting rate embedded in individual segments of these products. In certain cases, however, we may not be able to apply these techniques to effectively hedge these risks because the derivatives market(s) in question may not be of sufficient size or liquidity or there could be an operational error in the application of our hedging strategy or for other reasons. The operation of our hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates and amounts of withdrawals, election rates, market volatility, interest rates and correlation among various market movements. There can be no assurance that ultimate actual experience will not differ materially from our assumptions, particularly (but not only) during periods of high market volatility, which could adversely impact results of operations and financial condition. If we are unable to effectively hedge these risks, we could experience economic losses which could have a material adverse impact on our results of operations and financial condition.

WE ARE HEAVILY REGULATED, AND CHANGES IN REGULATION MAY REDUCE OUR PROFITABILITY AND LIMIT OUR GROWTH.

INSURANCE REGULATION: We are subject to a wide variety of insurance and other laws and regulations. See "Description of Business -- Regulation." State insurance laws regulate most aspects of our insurance business. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance and by the states in which we are licensed.

Our products are highly regulated and approved by the individual state regulators where such products are sold. State insurance regulators and the National Association of Insurance Commissioners (the "NAIC") regularly reexamine existing laws and regulations applicable to insurance companies and their products. Changes in these laws and regulations, or in interpretations thereof including, potentially rescinding prior product approvals, are often made for the benefit of the consumer at the expense of the insurer and, thus, could have a material adverse effect on our financial condition and results of operations. See "Description of Business -- Regulation -- Insurance Regulation" and "Description of Business -- Regulation -- NAIC."

U.S. FEDERAL REGULATION AFFECTING INSURANCE: Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Wall Street and Consumer Protection Act (the "Dodd-Frank Act") does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Act establishes a Federal Reserve Insurance Office (the "FIO") within the U.S. Treasury Department and reforms the regulation of the non-admitted property and casualty insurance market and the reinsurance market. Federal legislation and administrative policies can significantly and adversely affect insurance companies, including policies regarding financial services regulation, securities regulation, derivatives regulation, pension regulation, health care regulation, privacy, tort reform legislation and taxation. In addition, various forms of direct and indirect federal regulation of insurance have been proposed from time to time, including proposals for the establishment of an optional federal charter for insurance companies. Other aspects of our insurance operations could also be affected by Dodd-Frank. For example, the Dodd-Frank Act includes a new framework of regulation of the over-the-counter ("OTC") derivatives markets. See "Description of Business -- Regulation -- Dodd-Frank Wall Street Reform and Consumer Protection Act."

INTERNATIONAL REGULATION: In addition, regulators and lawmakers in non-U.S. jurisdictions are engaged in addressing the causes of the financial crisis and means of avoiding such crises in the future. For example, on July 18, 2013, the Financial Stability Board (the "FSB") published its initial list of nine global systemically important insurers ("G-SIIs"), which includes AXA, our parent company. While the precise implications of being designated a G-SII are not yet clear, it could have far reaching regulatory and competitive implications for the AXA Group and adversely impact AXA's capital requirements, profitability, the fungibility of AXA's capital and ability to provide capital/financial support for AXA Group companies, including potentially, MLOA, AXA's ability to grow through future acquisitions, change the way AXA conducts its business and AXA's overall competitive position in relation to insurance groups that are not designated G-SIIs. All of these possibilities, if they occurred, could affect the way we conduct our business (including, for example, which products we offer) and manage capital, and may require us to satisfy increased capital requirements, and of which in turn could materially affect our results of operations, financial condition and liquidity. See "Description of Business -- Regulation -- International Regulation."

GENERAL: From time to time, regulators raise issues during examinations or audits of us and regulated subsidiaries that could, if determined adversely, have a material impact on us. In addition, the interpretations of regulations by regulators may change and statutes may be enacted with retroactive impact, particularly in areas such as accounting or statutory reserve requirements. We are also subject to other regulations and may in the future become subject to additional regulations. See "Description of Business -- Regulation." Compliance with applicable laws

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and regulations is time consuming and personnel-intensive, and changes in these laws and regulations may materially increase our direct and indirect compliance and other expenses of doing business, thus having a material adverse effect on our results of operations and financial condition.

OUR PRODUCTS ARE SUBJECT TO EXTENSIVE REGULATION AND FAILURE TO MEET ANY OF THE COMPLEX PRODUCT REQUIREMENTS MAY REDUCE PROFITABILITY.

Our products are subject to a complex and extensive array of state and federal tax, securities, insurance and employee benefit plan laws and regulations, which are administered and enforced by a number of different governmental and self-regulatory authorities, including, among others, state insurance regulators, state securities administrators, state banking authorities, the Securities and Exchange Commission (the "SEC"), the Financial Industry Regulatory Authority, Inc. ("FINRA"), the U.S. Department of Labor (the "DOL") and the Internal Revenue Service (the "IRS").

For example, U.S. federal income tax law imposes requirements relating to insurance product design, administration and investments that are conditions for beneficial tax treatment of such products under the Internal Revenue Code. Additionally, state and federal securities and insurance laws impose requirements relating to insurance product design, offering and distribution and administration. Failure to administer product features in accordance with contract provisions or applicable law, or to meet any of these complex tax, securities, or insurance requirements could subject us to administrative penalties imposed by a particular governmental or self-regulatory authority, unanticipated costs associated with remedying such failure or other claims, litigation, harm to our reputation or interruption of our operations, If this were to occur, it could adversely impact our profitability, results of operations and financial condition.

THE AMOUNT OF STATUTORY CAPITAL THAT WE HAVE AND THE AMOUNT OF STATUTORY CAPITAL WE MUST HOLD TO MEET OUR STATUTORY CAPITAL REQUIREMENTS AND OUR FINANCIAL STRENGTH AND CREDIT RATINGS CAN VARY SIGNIFICANTLY FROM TIME TO TIME.

Statutory accounting standards and capital and reserve requirements for MLOA are prescribed by the applicable state insurance regulators and the NAIC. State insurance regulators have established regulations that govern reserving requirements and provide minimum capitalization requirements based on risk-based capital ("RBC") ratios for life insurance companies. This RBC formula establishes capital requirements relating to insurance, business, asset and interest rate risks. In any particular year, statutory surplus amounts and RBC ratios may increase or decrease depending on a variety of factors, including but not limited to the amount of statutory income or losses we generate (which itself is sensitive to equity market and credit market conditions), changes in reserves, the amount of additional capital we must hold to support business growth, changes in equity market levels, the value of certain fixed-income and equity securities in our investment portfolio (including the value of AllianceBernstein units), changes in interest rates, as well as changes to existing RBC formulas. Additionally, state insurance regulators have significant leeway in how to interpret existing regulations, which could further impact the amount of statutory capital or reserves that we must maintain. Our financial strength and credit ratings are significantly influenced by our statutory surplus amount and our RBC ratio. Moreover, rating agencies may implement changes to their internal models that have the effect of increasing or decreasing the amount of capital we must hold in order to maintain our current ratings. To the extent that our statutory capital resources are deemed to be insufficient to maintain a particular rating by one or more rating agencies, our financial strength and credit ratings might be downgraded by one or more rating agencies. There can be no assurance that we will be able to maintain our current RBC ratio in the future or that our RBC ratio will not fall to a level that could have a material adverse effect on our business, results of operations or financial condition.

OUR REQUIREMENTS TO PLEDGE COLLATERAL OR MAKE PAYMENTS RELATED TO DECLINES IN ESTIMATED FAIR VALUE OF SPECIFIED ASSETS MAY ADVERSELY AFFECT OUR LIQUIDITY AND EXPOSE US TO COUNTERPARTY CREDIT RISK.

Some of our transactions with financial and other institutions specify the circumstances under which the parties are required to pledge collateral related to any decline in the market value of the specified assets. In addition, under the terms of some of our transactions, we may be required to make payments to our counterparties related to any decline in the market value of the specified assets. The amount of collateral we may be required to pledge and the payments we may be required to make under these agreements may increase under certain circumstances, which could adversely affect our liquidity. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

IF THE COUNTERPARTIES TO THE DERIVATIVE INSTRUMENTS WE USE TO HEDGE THE RISKS ON CERTAIN OF OUR PRODUCTS DEFAULT OR FAIL TO PERFORM, WE MAY BE EXPOSED TO RISKS WE HAD SOUGHT TO MITIGATE, WHICH COULD MATERIALLY ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

We use equity index options on the S&P 500, Russell 2000, Morgan Stanley Capital International, Europe, Australasia and Far East for the purpose of hedging crediting rate exposure in the Market Stabilizer Option(R) in our variable life and indexed universal life insurance products. This involves entering into a package of calls and/or put options whose payoff mimics the crediting rate embedded in individual segments of

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these products. See "Management's Discussion and Analysis of Financial
Condition and Results of Operations -- Derivatives." If our counterparties fail or refuse to honor their obligations under these derivative instruments, we could face significant losses to the extent collateral agreements do not fully offset our exposures. This is a more pronounced risk to us in view of the stresses suffered by financial institutions over the past several years. Such failure could have a material adverse effect on our financial condition and results of operations.

CHANGES IN STATUTORY RESERVE OR OTHER REQUIREMENTS AND/OR THE IMPACT OF ADVERSE MARKET CONDITIONS COULD RESULT IN CHANGES TO OUR PRODUCT OFFERINGS THAT COULD NEGATIVELY IMPACT OUR BUSINESS.

Changes in statutory reserve or other requirements, increased costs of hedging, other risk mitigation techniques and financing and other adverse market conditions could result in certain products becoming less profitable or unprofitable. These circumstances may cause us to modify and/or eliminate certain features of various products, including our universal life products among others, and could cause the suspension or cessation of sales of certain products in the future. Any modifications to products that we may make could result in certain of our products being less attractive and/or competitive. This could adversely impact sales which could negatively impact our ability to maintain our distribution relationships. This, in turn, may negatively impact our business and results of operations and financial condition.

OUR RESERVES COULD BE INADEQUATE DUE TO DIFFERENCES BETWEEN OUR ACTUAL EXPERIENCE AND MANAGEMENT'S ESTIMATES AND ASSUMPTIONS.

We establish and carry reserves to pay future policyholder benefits and claims. Our reserve requirements for our direct and reinsurance assumed business are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, interest rates, future equity performance, reinvestment rates, persistency, claims experience, and policyholder elections (i.e., the exercise or non-exercise of rights by policyholders under the contracts). Examples of policyholder elections include, but are not limited to, lapses and surrenders, withdrawals and amounts of withdrawals, and contributions and the allocation thereof. The assumptions and estimates used in connection with the reserve estimation process are inherently uncertain and involve the exercise of significant judgment. We periodically review the adequacy of reserves and the underlying assumptions and make adjustments when appropriate. We cannot, however, determine with precision the amounts that we will pay for, or the timing of payment of, actual benefits and claims or whether the assets supporting the policy liabilities will grow to the level assumed prior to payment of benefits or claims. Our claim costs could increase significantly and our reserves could be inadequate if actual results differ significantly from our estimates and assumptions. If so, we will be required to increase reserves or reduce DAC, which could adversely impact our earnings and/or capital. See "Management's Discussion and Analysis of Financial Conditions and Results of Operations -- Critical Accounting Estimates."

OUR PROFITABILITY MAY DECLINE IF MORTALITY RATES OR PERSISTENCY RATES DIFFER SIGNIFICANTLY FROM OUR PRICING EXPECTATIONS.

We set prices for our insurance products based upon expected claims and payment patterns, using assumptions for mortality rates of our policyholders. In addition to the potential effect of natural or man-made disasters, significant changes in mortality could emerge gradually over time, due to changes in the natural environment, the health habits of the insured population, the economic environment, or other factors. Pricing of our insurance products are also based in part upon expected persistency of these products, which is the probability that a policy will remain in force from one period to the next. Persistency within our life products may be significantly impacted by, among other things, conditions in the capital markets, the changing needs of our policyholders, the manner in which a product is marketed or illustrated, and competition, including the availability of new products. The development of a secondary market for life insurance, including life settlements or "viaticals" and investor owned life insurance, and to a lesser extent third party investor strategies in the annuities market, could adversely affect the profitability of existing business and our pricing assumptions for new business. Significant deviations in actual experience from our pricing assumptions could have an adverse effect on the profitability of our products. Although some of our products permit us to increase premiums or adjust other charges and credits during the life of the policy, the adjustments permitted under the terms of the policies may not be sufficient to maintain profitability. Many of our products do not permit us to increase premiums or adjust other charges and credits or limit those adjustments during the life of the policy.

OUR EARNINGS ARE IMPACTED BY DAC AND VOBA ESTIMATES THAT ARE SUBJECT TO CHANGE.

Our earnings for any period depend in part on the amount of our life insurance product acquisition costs (including commissions, underwriting, agency and policy issue expenses) that can be deferred and amortized rather than expensed immediately. They also depend in part on the pattern of DAC and VOBA amortization and the recoverability of DAC and VOBA which are both based on models involving numerous estimates and subjective judgments, including those regarding investment results including, hedging costs, Separate Account performance, Separate Account fees, mortality and expense margins, expected market rates of return, lapse rates and anticipated surrender charges. These estimates and judgments are required to be revised periodically and adjusted as appropriate. Revisions to our estimates may result in a change in DAC and VOBA amortization, which could negatively impact our earnings.

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WE USE FINANCIAL MODELS THAT RELY ON A NUMBER OF ESTIMATES, ASSUMPTIONS AND
PROJECTIONS THAT ARE INHERENTLY UNCERTAIN AND WHICH MAY CONTAIN ERRORS.

We use models in in our hedging programs and many other aspects of our operations, including but not limited to product development and pricing, capital management, the estimation of actuarial reserves, the amortization of deferred acquisition costs and the value of business acquired and the valuation of certain other assets and liabilities. These models rely on estimates, assumptions and projections that are inherently uncertain and involve the exercise of significant judgment. Due to the complexity of such models, it is possible that errors in the models could exist and our controls could fail to detect such errors. Failure to detect such errors could result in a negative impact to our results of operations and financial position.

THE DETERMINATION OF THE AMOUNT OF ALLOWANCES AND IMPAIRMENTS TAKEN ON OUR INVESTMENTS IS SUBJECTIVE AND COULD MATERIALLY IMPACT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The determination of the amount of allowances and impairments vary by investment type and is based upon our evaluation and assessment of known and inherent risks associated with the respective asset class. Such evaluations and assessments are revised as conditions change and new information becomes available. Management updates its evaluations regularly and reflects changes in allowances and impairments in operations as such evaluations are revised. There can be no assurance that management's judgments, as reflected in our financial statements, will ultimately prove to be an accurate estimate of the actual and eventual diminution in realized value. Furthermore, additional impairments may need to be taken or allowances provided for in the future.

SOME OF OUR INVESTMENTS ARE RELATIVELY ILLIQUID.

We hold certain investments that may lack liquidity, such as privately placed fixed maturity securities, mortgage loans, commercial mortgage backed securities, equity real estate and limited partnership interests. These asset classes represented approximately 19% of the carrying value of our total cash and invested assets as of December 31, 2013. Although we seek to adjust our cash and short-term investment positions to minimize the likelihood that we would need to sell illiquid investments, if we were required to liquidate these investments on short notice, we may have difficulty doing so and be forced to sell them for less than we otherwise would have been able to realize.

GROSS UNREALIZED LOSSES ON FIXED MATURITY SECURITIES MAY BE REALIZED OR RESULT IN FUTURE IMPAIRMENTS, RESULTING IN A REDUCTION IN OUR NET EARNINGS.

Fixed maturity securities classified as available-for-sale are reported at fair value. Unrealized gains or losses on available-for-sale securities are recognized as a component of other comprehensive income (loss) and are, therefore, excluded from net earnings. Our gross unrealized losses on fixed maturity securities at December 31, 2013 were approximately $33 million. The accumulated change in estimated fair value of these available-for-sale securities is recognized in net earnings when the gain or loss is realized upon the sale of the security or in the event that the decline in estimated fair value is determined to be other-than-temporary and an impairment charge to earnings is taken. Realized losses or impairments may have a material adverse effect on our net earnings in a particular quarterly or annual period. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General Accounts Investment Portfolio."

A DOWNGRADE IN OUR FINANCIAL STRENGTH AND CLAIMS-PAYING RATINGS COULD ADVERSELY AFFECT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

Claims paying and financial strength ratings are important factors in establishing the competitive position of insurance companies. A downgrade of our ratings or those of AXA and/or AXA Financial could adversely affect our business and results of operations by, among other things, reducing new sales of our products, increasing surrenders and withdrawals from our existing contracts, possibly requiring us to reduce prices or take other actions for many of our products and services to remain competitive, or adversely affecting our ability to obtain reinsurance or obtain reasonable pricing on reinsurance. A downgrade in our ratings may also adversely affect our cost of raising capital or limit our access to sources of capital.

LEGAL AND REGULATORY ACTIONS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

A number of lawsuits have been filed against life and health insurers and affiliated distribution companies involving insurers' sales practices, alleged agent misconduct, failure to properly supervise agents and other matters. Some of these lawsuits have resulted in the award of substantial judgments against other insurers, including material amounts of punitive damages, or in substantial settlements. In some states, juries have substantial discretion in awarding punitive damages.

We, like other life insurers, are involved in such litigation and our results of operations and financial position could be affected by defense and settlement costs and any unexpected material adverse outcomes in such litigations as well as in other material litigations pending against us.

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The frequency of large damage awards, including large punitive damage awards that bear little or no relation to actual economic damages incurred by plaintiffs in some jurisdictions, continues to create the potential for an unpredictable judgment in any given matter.

In addition, examinations by Federal and state regulators and other governmental and self-regulatory agencies including, among others, the SEC, state attorneys general, insurance and securities regulators and FINRA could result in adverse publicity, sanctions, fines and other costs. At this time, management cannot predict what actions the SEC, FINRA and/or regulators may take or what the impact of such actions might be. See "Description of Business -- Regulation" and Note 12 of Notes to Financial Statements.

CHANGES IN U.S. TAX LAWS AND REGULATIONS MAY ADVERSELY AFFECT SALES OF OUR PRODUCTS AND OUR PROFITABILITY.

Currently, U.S. tax law provisions afford certain benefits to life insurance products. The nature and extent of competition and the markets for our life insurance products and our profitability may be materially affected by changes in tax laws and regulations, including changes relating to savings and retirement funding. Adverse changes could include, among many other things, the introduction of current taxation of increases in the account value of life insurance products, improved tax treatment of mutual funds or other investments as compared to insurance products or repeal of the Federal estate tax. Management cannot predict what proposals may be made, what legislation, if any, may be introduced or enacted or what the effect of any such legislation might be. See "Description of Business -- Regulation -- Federal Tax Legislation."

WE FACE COMPETITION FROM OTHER INSURANCE COMPANIES, BANKS AND OTHER FINANCIAL INSTITUTIONS, WHICH MAY ADVERSELY IMPACT OUR MARKET SHARE AND PROFITABILITY.

There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products and services we provide. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. This competition makes it especially difficult to provide unique insurance products since, once such products are made available to the public, they often are reproduced and offered by our competitors. Also, this competition may adversely impact our market share and profitability.

Our ability to compete is dependent on numerous factors including, among others, the successful implementation of our strategy; our financial strength as evidenced, in part, by our financial and claims-paying ratings; our access to diversified sources of distribution; our size and scale; our product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; our ability to explain complicated products and features to our distribution channels and customers; crediting rates on our fixed products; the visibility, recognition and understanding of our brands in the marketplace; our reputation and quality of service; and, with respect to variable insurance products, investment options, flexibility and investment management performance. See "Description of Business -- Competition."

CONSOLIDATION OF DISTRIBUTORS OF INSURANCE PRODUCTS MAY ADVERSELY AFFECT THE INSURANCE INDUSTRY AND THE PROFITABILITY OF OUR BUSINESS.

The insurance industry distributes many of its products through other financial institutions such as banks and broker-dealers. An increase in bank and other financial services companies consolidation activity may create firms with even stronger competitive positions, negatively impact the industry's sales, and such consolidation could increase competition for access to distributors, result in greater distribution expenses and impair our ability to market insurance products to our current customer base or expand our customer base. Consolidation of distributors and/or other industry changes may also increase the likelihood that distributors will try to renegotiate the terms of any existing selling agreements to terms less favorable to us.

THE INABILITY OF AXA ADVISORS AND AXA NETWORK TO RECRUIT, MOTIVATE AND RETAIN EXPERIENCED AND PRODUCTIVE FINANCIAL PROFESSIONALS MAY ADVERSELY AFFECT OUR BUSINESS.

Financial professionals associated with AXA Advisors and AXA Network are key factors driving our sales. Intense competition exists among insurers and other financial services companies for financial professionals. Companies compete for financial professionals principally with respect to compensation policies, products and sales support. Competition is particularly intense in the hiring and retention of experienced financial professionals. Although we believe that AXA Advisors and AXA Network offer financial professionals a strong value proposition, we cannot provide assurances that AXA Advisors and AXA Network will be successful in their efforts to recruit, motivate and retain top financial professionals.

THE ABILITY OF FINANCIAL PROFESSIONALS ASSOCIATED WITH AXA ADVISORS AND AXA NETWORK TO SELL OUR COMPETITORS' PRODUCTS COULD RESULT IN REDUCED SALES OF OUR PRODUCTS AND REVENUES.

Most of the financial professionals associated with AXA Advisors and AXA Network can sell annuity and life insurance products of competing unaffiliated insurance companies. To the extent the financial professionals sell our competitors' products rather than our products, we will experience reduced sales and revenues.

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CHANGES IN ACCOUNTING STANDARDS COULD HAVE A MATERIAL ADVERSE EFFECT ON OUR
RESULTS OF OPERATIONS AND/OR FINANCIAL CONDITION.

Our financial statements are prepared in accordance with accounting principles generally accepted in the United States of America that are revised from time to time. Accordingly, from time to time we are required to adopt new or revised accounting standards issued by recognized authoritative bodies, including the Financial Accounting Standards Board ("FASB"). In the future, new accounting pronouncements, as well as new interpretations of existing accounting pronouncements, may have material adverse effects on our results of operations and/or financial condition. See Note 2 of Notes to Financial Statements.

WE MAY NOT BE ABLE TO PROTECT OUR INTELLECTUAL PROPERTY AND MAY BE SUBJECT TO INFRINGEMENT CLAIMS BY A THIRD PARTY.

We rely on a combination of contractual rights, copyright, trademark, and trade secret laws to establish and protect our intellectual property. Although we use a broad range of measures to protect our intellectual property rights, third parties may infringe or misappropriate our intellectual property. The loss of intellectual property protection or the inability to secure or enforce the protection of our intellectual property assets could have a material adverse effect on our business and our ability to compete.

Third parties may have, or may eventually be issued, patents or other protections that could be infringed by our products, methods, processes or services or could limit our ability to offer certain product features. In recent years, there has been increasing intellectual property litigation in the financial services industry challenging, among other things, product designs and business processes. If a third party were to successfully assert an intellectual property infringement claim against us, or if we were otherwise precluded from offering certain features or designs, or utilizing certain processes, it could have a material adverse effect on our business, results of operations and financial condition.

LOSSES DUE TO DEFAULTS, ERRORS OR OMISSIONS BY THIRD PARTIES, INCLUDING OUTSOURCING RELATIONSHIPS, COULD MATERIALLY ADVERSELY IMPACT OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

We depend on third parties that owe us money, securities or other assets to pay or perform under their obligations. These parties include the issuers whose securities we hold in our investment portfolios, borrowers under the mortgage loans we make, customers, trading counterparties, counterparties under swap and other derivative contracts, clearing agents, exchanges, clearing houses and other financial intermediaries. These parties may default on their obligations to us due to bankruptcy, lack of liquidity, downturns in the economy or real estate values, operational failure or other reasons.

We also depend on third parties in other contexts. For example, in establishing the amount of the liabilities and reserves associated with the risks assumed in connection with reinsurance pools and arrangements, we rely on the accuracy and timely delivery of data and other information from ceding companies.

We also rely on third parties to whom we outsource certain technology platforms, information systems and administrative functions, including records retention. For example, we rely on Protective Life to provide all administrative services and other related services with respect to business reinsured with Protective Life. See "Description of Business -- Reinsurance and Hedging." If we do not effectively implement and manage our outsourcing strategy, third party vendor providers do not perform as anticipated, such vendors' internal controls fail or are inadequate, or we experience technological or other problems associated with outsourcing transitions, we may not realize anticipated productivity improvements or cost efficiencies and may experience operational difficulties, increased costs and reputational damage.

Losses associated with defaults or other failures by these third parties and outsourcing partners upon whom we rely could materially adversely impact our business, results of operations and financial condition.

WE COULD EXPERIENCE SIGNIFICANT DIFFICULTIES WITH RESPECT TO OUR PROPRIETARY TECHNOLOGY AND INFORMATION SYSTEMS AS WELL AS THOSE PROVIDED BY VENDORS.

We utilize numerous technology and information systems in our businesses, some of which are proprietary and some of which are provided by outside vendors pursuant to outsourcing arrangements. These systems are central to, among other things, designing and pricing products, underwriting and reserving decisions, our reinsurance and hedging programs, marketing and selling products and services, processing policyholder and investor transactions, client recordkeeping, communicating with retail sales associates, employees and clients, and recording information for accounting and management purposes in a secure and timely manner. The systems are maintained to provide customer privacy and, although they are periodically tested to ensure the viability of business resumption plans, these systems are subject to attack by viruses, spam, spyware, worms and other malicious software programs, which could jeopardize the security of information stored in a user's computer or in our computer systems and networks.

We commit significant resources to maintain and enhance our existing information systems that, in some cases, are advanced in age, and to develop and introduce new systems and software applications. Any significant difficulty associated with the operation of our systems, or any

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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



material delay, disruption or inability to develop needed system capabilities could have a material adverse effect on our results of operations and, ultimately, our ability to achieve our strategic goals. We are unable to predict with certainty all of the material adverse effects that could result from our failure, or the failure of an outside vendor, to address these problems. The material adverse effects could include the inability to perform or prolonged delays in performing critical business operational functions or failure to comply with regulatory requirements, which could lead to loss of client confidence, harm to reputation or exposure to disciplinary action.

OUR BUSINESS COULD BE ADVERSELY AFFECTED BY THE OCCURRENCE OF A CATASTROPHE, INCLUDING NATURAL OR MAN-MADE DISASTERS.

Any catastrophic event, such as pandemic diseases, terrorist attacks, floods, severe storms or hurricanes or computer cyber-terrorism, could have an adverse effect on our business in several respects:

   . we could experience long-term interruptions in our service due to the vulnerability of our information and operation systems and those of our significant vendors to the effects of catastrophic events. We depend heavily on computer systems for a variety of functions, including processing claims and applications, providing information to customers and distributors, performing actuarial analysis and modelling and maintaining financial records. We also retain confidential and proprietary information on our computer systems and we rely on sophisticated technologies to maintain the security of that information. Despite our implementation of a variety of security measures, our computer systems could be subject to physical and electronic break-ins, cyber-attacks and similar disruptions from unauthorized tampering, including threats that may come from external factors, such as governments, organized crime, hackers and third parties to whom we outsource certain functions, or may originate internally from within the Company. Some of our operational systems are not fully redundant, and our disaster recovery and business continuity planning cannot account for all eventualities. Additionally, unanticipated problems with our disaster recovery systems could further impede our ability to conduct business, particularly if those problems affect our computer-based data processing, transmission, storage and retrieval systems and destroy valuable data.

   . the occurrence of a pandemic disease could have a material adverse effect on our liquidity and operating results due to increased mortality and, in certain cases, morbidity rates.

   . the occurrence of any pandemic disease, natural disaster, terrorist attacks or any other catastrophic event that results in our workforce being unable to be physically located at one of our facilities could result in lengthy interruptions in our service.

   . another terrorist attack in the United States could have long-term economic impacts that may have severe negative effects on our investment portfolio and disrupt our business operations. Any continuous and heightened threat of terrorist attacks could also result in increased costs of reinsurance.

OUR RISK MANAGEMENT POLICIES AND PROCEDURES MAY NOT BE ADEQUATE, WHICH MAY LEAVE US EXPOSED TO UNIDENTIFIED OR UNANTICIPATED RISK, WHICH COULD NEGATIVELY AFFECT OUR BUSINESSES OR RESULT IN LOSSES.

Our policies and procedures to identify, monitor and manage risks may not be adequate or fully effective. Many of our methods of managing risk and exposures are based upon our use of historical market behavior or statistics based on historical models. As a result, these methods may not predict future exposures, which could be significantly greater than the historical measures indicate, such as the risk of pandemics causing a large number of deaths or terrorism. Other risk management methods depend upon the evaluation of information regarding markets, clients, catastrophe occurrence or other matters that is publicly available or otherwise accessible to us, which may not always be accurate, complete, up-to-date or properly evaluated.

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DESCRIPTION OF BUSINESS1

OVERVIEW

MLOA, established in the state of Arizona in 1969, is a wholly owned subsidiary of AXA Financial, Inc. Our primary business is to provide life insurance products to both individuals and businesses. We are licensed to sell our products in 49 states (not including New York), the District of Columbia and Puerto Rico.

AXA Financial is an indirect wholly owned subsidiary of AXA S.A. ("AXA"), a French holding company for an international group of insurance and related financial services companies. For additional information regarding AXA, see "Description of Business -- Parent Company."

RECENT DEVELOPMENTS

On October 1, 2013, we entered into a reinsurance agreement (the "Reinsurance Agreement") with Protective Life Insurance Company ("Protective Life") pursuant to which Protective Life is reinsuring on a 100% indemnity reinsurance basis an in-force book of life insurance and annuity policies, written by MLOA primarily prior to 2004. Under the terms of the Reinsurance Agreement, we transferred and ceded assets equal to approximately $1,308 million, net of ceding commission of approximately $370 million for consideration for the transfer of liabilities amounting to approximately $1,374 million. In addition to the Reinsurance Agreement, we entered into a long-term administrative services agreement with Protective Life whereby Protective Life will provide all administrative and other services with respect to the reinsured business. For additional information regarding the Reinsurance Agreement, see Notes 1, 4, 6 and 7 of Notes to Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

In first quarter 2014, AXA Financial rolled out a branding initiative intended to help AXA Financial deliver on its strategy. As part of this initiative, the AXA Financial Group companies have enhanced their brand identity in the marketplace by using AXA as the single brand for AXA Financial's advice, retirement and life insurance lines of business. As a result, we have simplified our brand in the U.S. marketplace to "AXA". AXA Financial believes that this simplification and marketing of the brand will emphasize its strategic transformation in the United States, help it become a more prominent player in the U.S. life insurance marketplace and enable a more seamless global brand with our ultimate parent company, AXA. We further believe that the AXA brand is a more digitally friendly brand name allowing customers an easier way to get to us, find us and do business with us.

PRODUCTS

As part of AXA Financial's ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of AXA Financial Group, in 2013, most sales of indexed life insurance to policyholders located outside of New York were issued through MLOA instead of AXA Equitable, another life insurance subsidiary of AXA Financial. It is expected that, in 2014, AXA Financial will continue to issue new life insurance products, which are issued to policyholders located outside of New York through MLOA instead of AXA Equitable. Since future decisions regarding product development depend on factors and considerations not yet known, management is unable to predict the extent to which we will offer other products in the future.

LIFE INSURANCE PRODUCTS. Our primary life insurance product offerings include:

UNIVERSAL LIFE. Universal life is a form of permanent life insurance that provides protection in case of death, as well as a savings or cash value component. The cash value of a universal life policy is based on the amount of premiums paid, the declared interest crediting rate and the policy charges. Unlike term life or whole life insurance, flexible premium universal life policies permit flexibility in the amount and timing of premium payments (within limits) and they generally offer the policyholder the ability to choose one of two death benefit options: level benefits equal to the policy's original face amount or a variable benefit equal to the original face amount plus any existing policy account value.
-----------
1 As used herein, the terms "MLOA", "we", "our" and/or "us" refers to MONY Life Insurance Company of America, an Arizona stock life insurance company, "AXA Financial" refers to AXA Financial, Inc., a Delaware corporation incorporated in 1991, "AXA Financial Group" refers to AXA Financial and its consolidated subsidiaries, including AXA Equitable Life Insurance Company ("AXA Equitable"). The term "MONY" refers to The MONY Group Inc., a Delaware corporation acquired by AXA Financial on July 8, 2004 that merged with and into AXA Financial on July 22, 2004 (the "MONY Acquisition"), and the term "MONY Companies" means MONY Life Insurance Company, MLOA, U.S. Financial Life Insurance Company and the other subsidiaries of MONY acquired by AXA Financial in the MONY Acquisition. The term "Separate Accounts" refers to the separate sccount investment assets of MLOA excluding the assets held in those separate sccounts on which MLOA bears the investment risk. The term "General Account Investment Assets" refers to assets held in the General Account associated with MLOA's continuing operations. Unless otherwise defined herein, capitalized terms used in the "Description of Business" are defined in the "Risk Factors" that immediately precede this section.

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We recently introduced Brightlife/SM/ Protect, a type of universal life policy that offers a low cost structure and the flexibility to adjust to a policyholder's changing needs. Brightlife/SM/ Protect offers an indexed-linked interest option and offers policyholders several practical features including, among other things, a long term care services rider and flexible premium payments.

We also offer an indexed universal life product. Indexed universal life insurance combines life insurance with equity-linked accumulation potential. The equity linked option(s) provide upside potential for cash value accumulation up to certain growth cap rates and downside protection through a floor for certain investment periods. This floor will limit the impact of decreases over the investment period in the values of the indices selected.

VARIABLE UNIVERSAL LIFE. Variable universal life is a form of permanent life insurance that combines the premium and death benefit flexibility of universal life insurance with investment opportunity. A policyholder can invest premiums in one or more underlying portfolios offering different levels of risk and growth potential. The investment portfolios provide long-term growth potential, tax deferred earnings and the ability to make tax free transfers among the investment portfolios. A policyholder can choose one of two death benefit options: level benefit equal to the policy's original face amount or a variable benefit equal to the original face amount plus any existing policy account value. Variable universal life insurance products offered by us include single-life products, second-to-die policies (which pay death benefits following the death of both insureds) and products for the corporate-owned life insurance ("COLI") market.

We offer the Market Stabilizer Option(R), an investment option, on our variable universal life product. The Market Stabilizer Option(R) offers a policyholder growth potential (up to a cap) and downside protection through a buffer. Through the use of the upside caps and a downside buffer, the Market Stabilizer Option(R) helps a policyholder manage volatility in his/her variable universal life policy, which may reduce or potentially eliminate losses.

For additional information, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Premiums and Deposits."

SEPARATE ACCOUNT ASSETS

Variable life products offer purchasers the opportunity to direct the investment of their account portfolios into various Separate Account investment options. The investment options available to MLOA's variable life policyholders are comprised of the proprietary fund families of EQ Advisors Trust ("EQAT"), AXA Premier VIP Trust ("VIP Trust"), each of which are mutual funds for which our affiliate, AXA Equitable Funds Management Group, LLC, serves as the investment manager (and, in certain instances provides day-to-day portfolio management services as the investment adviser) and administrator, and various non-proprietary fund families for which third parties serve as investment manager. Depending on the investment options available under the specific contract, variable policyholders may allocate their funds among a wide variety of these investment options.

EQAT is a mutual fund offering variable life policyholders a choice of single or multi-advised equity, bond and money market investment portfolios, "hybrid" portfolios whose assets are allocated among multiple subadvisers, and sixteen asset allocation portfolios that invest in other portfolios of EQAT and/or VIP Trust and other unaffiliated investment companies or exchange traded funds. VIP Trust is a mutual fund offering variable life policyholders a choice of multi-advised equity and bond investment portfolios, as well as twenty-five asset allocation portfolios that invest in other portfolios of EQAT and/or VIP Trust and other unaffiliated investment companies or exchange traded funds. Certain of the EQAT and VIP Trust equity portfolios employ a managed volatility strategy that seeks to reduce equity exposure during periods in which market volatility has increased to levels that are meaningfully higher than long-term historic averages.

MARKETS

We primarily target affluent and emerging affluent individuals such as professionals and business owners, as well as existing clients. Variable and universal life insurance is targeted at individuals for protection and estate planning purposes, and at business owners to assist in, among other things, business continuation planning and funding for executive benefits.

DISTRIBUTION

We distribute our products through Retail and Wholesale distribution channels.

RETAIL DISTRIBUTION. Our life insurance products are offered on a retail basis in 49 states (not including New York), the District of Columbia and Puerto Rico through financial professionals associated with AXA Advisors, LLC ("AXA Advisors"), an affiliated broker-dealer, and AXA Network, LLC ("AXA Network"), an affiliated insurance agency. These financial professionals also have access to and can offer a broad array of annuity, life insurance and investment products and services from unaffiliated insurers and other financial service providers.

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WHOLESALE DISTRIBUTION. We also distribute our products on a wholesale basis through AXA Distributors, LLC ("AXA Distributors"), an affiliated wholesale distribution company, to third-party broker-dealers and insurance brokerage general agencies.

For additional information on premiums and deposits by the retail and wholesale channels, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Premium and Deposits."

REINSURANCE AND HEDGING

We have in place reinsurance and hedging programs to reduce our exposure to mortality, equity market fluctuations, interest rate fluctuations and certain other product features.

REINSURANCE. On October 1, 2013, we entered into a reinsurance agreement (the "Reinsurance Agreement") with Protective Life Insurance Company ("Protective Life") pursuant to which Protective Life is reinsuring on a 100% indemnity reinsurance basis an in-force book of life insurance and annuity policies, written by MLOA primarily prior to 2004. Under the terms of the Reinsurance Agreement, we transferred and ceded assets equal to approximately $1,308 million, net of ceding commission of approximately $370 million in consideration of the transfer of liabilities amounting to approximately $1,374 million. In addition to the Reinsurance Agreement, we entered into a long-term administrative services agreement with Protective Life whereby Protective Life will provide all administrative and other services with respect to the reinsured business. For additional information regarding the Reinsurance Agreement, see Notes 1, 4, 6 and 7 of Notes to Financial Statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations".

For business not reinsured with Protective Life, we generally reinsure our variable life, interest-sensitive life and term life insurance policies on an excess of retention basis. In 2013, we generally retained up to a maximum of $4 million of mortality risk on single-life policies and up to a maximum of $6 million of mortality risk on second-to-die policies. For amounts applied for in excess of those limits, reinsurance is ceded to AXA Equitable up to a combined maximum of $20 million of risk on single-life policies and up to a maximum of $25 million of risk on second-to-die policies. For amounts issued in excess of those limits we typically obtained reinsurance from unaffiliated third parties. The reinsurance arrangements obligate the reinsurer to pay a portion of any death claim in excess of the amount we retain in exchange for an agreed-upon premium.

In addition, we have reinsured the no lapse guarantee riders contained in certain variable and interest sensitive life insurance policies through AXA RE Arizona Company ("AXA Arizona"), a captive reinsurance company established by AXA Financial in 2003.

REINSURANCE ASSUMED. We do not assume reinsurance from any non-affiliated insurance company. For additional information about reinsurance strategies implemented and affiliate reinsurance assumed, see Notes 7 and 8 of Notes to Financial Statements.

HEDGING. We use equity index options on the S&P 500, Russell 2000, Morgan Stanley Capital International, Europe, Australasia and Far East for the purpose of hedging our crediting rate exposure in the Market Stabilizer Option(R) and indexed universal life insurance products. This involves entering into a package of calls and/or put options whose payoff mimics the crediting rate embedded in individual segments of these products.

For additional information about reinsurance and hedging strategies, see "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Notes 7 and 8 of Notes to Financial Statements.

POLICYHOLDER LIABILITIES AND RESERVES

We establish, and carry as liabilities, actuarially determined amounts that are calculated to meet our policy obligations when a policy matures or is surrendered, an insured dies or becomes disabled or upon the occurrence of other covered events. Our reserve requirements are calculated based on a number of estimates and assumptions, including estimates and assumptions related to future mortality, interest rates, future equity performance, reinvestment rates, persistency, claims experience and policyholder elections (i.e., lapses and surrenders, withdrawals and amounts of withdrawals, contributions and the allocation thereof, etc.), which we modify to reflect our actual experience and/or refined assumptions when appropriate.

Pursuant to state insurance laws, we establish statutory reserves, reported as liabilities, to meet our obligations on our policies. These statutory reserves are established in amounts sufficient to meet policy obligations, when taken together with expected future premiums and interest at assumed rates. Statutory reserves generally differ from actuarial liabilities for future policy benefits determined using U.S. GAAP.

State insurance laws and regulations require that we submit to state insurance departments, with each annual report, an opinion and memorandum of a "qualified actuary" that the statutory reserves and related actuarial amounts recorded in support of specified policies, and the assets supporting such statutory reserves and related actuarial amounts, make adequate provision for its statutory liabilities with respect to these obligations.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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For additional information on Policyholder Liabilities, see "Management's
Discussion and Analysis of Financial Condition and Results of Operations -- Critical Accounting Policies and Estimates", "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Results of Operations" and "Risk Factors."

UNDERWRITING AND PRICING

UNDERWRITING. We employ detailed underwriting policies, guidelines and procedures designed to align mortality results with the assumptions used in product pricing while providing for competitive risk selection. The risk selection process is carried out by underwriters who evaluate policy applications based on information provided by the applicant and other sources. Specific tests, such as blood analysis, are used to evaluate policy applications based on the size of the policy, the age of the applicant and other factors. The purpose of this process is to determine the type and amount of risk that we are willing to accept. In addition, we are continuing to pilot alternative underwriting methods that rely on predictive modeling.

We have senior level oversight of the underwriting process in order to facilitate quality sales and serve the needs of our customers, while supporting our financial strength and business objectives. The application of our underwriting guidelines is periodically reviewed through internal underwriting audits in order to achieve high standards of underwriting and consistency.

PRICING. Pricing for our products is designed to allow us to make an appropriate profit after paying benefits to customers, and taking account of all the risks we assume. Product pricing is calculated through the use of estimates and assumptions for mortality, withdrawal rates and amounts, expenses, persistency, policyholder elections and investment returns, as well as certain macroeconomic factors. Assumptions used are determined in light of our underwriting standards and practices. Investment-oriented products are priced based on various factors, which may include investment return, expenses, persistency and optionality.

Our life insurance products are highly regulated by the individual state regulators where such products are sold. From time to time, we reevaluate the type and level of features currently being offered and may change the nature and/or pricing of such features for new sales.

We continually review our underwriting and pricing guidelines with a view to maintaining competitive offerings that are consistent with maintaining our financial strength and meeting profitability goals.

GENERAL ACCOUNT INVESTMENT PORTFOLIO

The General Account consists of a diversified portfolio of principally fixed-income investments.

The following table summarizes our General Account Investment Assets by asset category at December 31, 2013:

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                       GENERAL ACCOUNT INVESTMENT ASSETS

                                                    AMOUNT  % OF TOTAL
                                                   -------- ----------
                                                      (IN MILLIONS)
Fixed maturities, available for sale, at fair
  value........................................... $    725       86.6%
Mortgage loans on real estate.....................       26        3.1
Policy Loans......................................       12        1.4
Other invested assets.............................        2        0.2
                                                   --------  ---------
  Total investments...............................      765       91.3
Cash and cash equivalents.........................       73        8.7
                                                   --------  ---------
Total............................................. $    838      100.0%
                                                   ========  =========

/(1)/See "Management's Discussion and Analysis of Financial Condition and
     Results of Operations -- General Account Investment Portfolio -- Investment Results of General Account Investment Assets" for further information on these investment assets and their results.

We have an asset/liability management approach with separate investment objectives for specific classes of product liabilities. We have investment strategies to manage each product line's investment return and liquidity requirements, consistent with management's overall investment objectives for the General Account investment portfolio. Investments frequently meet the investment objectives of more than one class of product liabilities.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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INVESTMENT SURVEILLANCE. As part of our investment management process, management, with the assistance of its investment advisors, continuously monitors General Account investment performance. This internal review process culminates with a quarterly review of assets by our Investment Under Surveillance ("IUS") Committee. The IUS Committee, among other things, evaluates whether any investments are other than temporarily impaired and, therefore, must be written down to their fair value and whether specific investments should be put on an interest non-accrual basis.

For additional information on the General Account Investment Portfolio, see"Management's Discussion and Analysis of Financial Condition and Results of Operations -- General Account Investment Portfolio."

COMPETITION

There is strong competition among insurers, banks, brokerage firms and other financial institutions and providers seeking clients for the types of products we provide. Competition is intense among a broad range of financial institutions and other financial service providers for retirement and other savings dollars. For additional information regarding competition, see "Risk Factors."

The principal competitive factors affecting our business are our financial strength as evidenced, in part, by our financial and claims-paying ratings; access to capital; access to diversified sources of distribution; size and scale; product quality, range, features/functionality and price; our ability to bring customized products to the market quickly; our ability to explain complicated products and features to our distribution channels and customers; crediting rates on fixed products; visibility, recognition and understanding of our brand in the marketplace; reputation and quality of service; and, with respect to variable insurance, investment options, flexibility and investment management performance.

We and our affiliated distributors must attract and retain productive sales representatives to sell our products. Strong competition continues among financial institutions for sales representatives with demonstrated ability. We and our affiliated distribution companies compete with other financial institutions for sales representatives primarily on the basis of financial position, product breadth and features, support services and compensation policies. For additional information, see "Risk Factors."

Legislative and other changes affecting the regulatory environment can affect our competitive position within the life insurance industry and within the broader financial services industry. For additional information, see "Description of Business -- Regulation" and "Risk Factors."

REGULATION

INSURANCE REGULATION

We are licensed to transact insurance business in all states other than New York and are subject to extensive regulation and supervision by insurance regulators in these states and the District of Columbia and Puerto Rico. We are domiciled in Arizona and are primarily regulated by the Director of Insurance of the Arizona Department of Insurance. The extent of regulation by jurisdiction varies, but most jurisdictions have laws and regulations governing the financial aspects and business conduct of insurers. State laws in the U.S. grant insurance regulatory authorities broad administrative powers with respect to, among other things, sales practices, establishing statutory capital and reserve requirements and solvency standards, reinsurance and hedging, protecting privacy, regulating advertising, restricting the payment of dividends and other transactions between affiliates, permitted types and concentrations of investments, and business conduct to be maintained by insurance companies as well as agent licensing, approval of policy forms and, for certain lines of insurance, approval or filing of rates. Insurance regulators have the discretionary authority to limit or prohibit new issuances of business to policyholders within their jurisdictions when, in their judgment, such regulators determine that the issuing company is not maintaining adequate statutory surplus or capital. For additional information on Insurance Supervision, see "Risk Factors."

We are required to file detailed annual financial statements, prepared on a statutory accounting basis, with supervisory agencies in each of the jurisdictions in which we do business. Such agencies may conduct regular or targeted examinations of our operations and accounts and may make occasional requests for particular information from us. In addition to oversight by state insurance regulators, in recent years, the insurance industry has seen an increase in inquiries from state attorneys general and other state officials regarding compliance with certain state insurance, securities and other applicable laws. We have received and responded to such inquiries from time to time. For example, MLOA, along with other life insurance industry companies has been the subject of various inquiries regarding its death claim, escheatment and unclaimed property procedures. For additional information, see Note 12 of Notes to Financial Statements.

Recently, the NAIC and the NYDFS have been scrutinizing insurance companies' use of affiliated captive reinsurers or off-shore entities. In July 2012, as part of an industry-wide inquiry, we received and responded to a request from the NYDFS to provide information regarding the use of affiliated captive reinsurers or off-shore entities to reinsure insurance risks. In June 2013, the NYDFS issued a highly critical report setting forth its findings to date relating to its inquiry into the life insurance industry's use of captive insurance companies. In its report, the NYDFS

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recommended that (i) the NAIC develop enhanced disclosure requirements for reserve financing transactions involving captive insurers, (ii) the FIO, the Office of Financial Research ("OFR"), the NAIC and state insurance commissioners conduct inquiries similar to the NYDFS inquiry and (iii) state insurance commissioners consider an immediate national moratorium on new reserve financing transactions involving captive insurers until these inquiries are complete. Like many life insurance companies, we utilize a captive reinsurer as part of our capital management strategy. We cannot predict what, if any, changes may result from these reviews. If the Arizona Department of Insurance or other state insurance regulators were to restrict the use of such captive reinsurers or if we otherwise are unable to continue to use a captive reinsurer, the capital management benefits we receive under this reinsurance arrangement could be adversely affected.

HOLDING COMPANY AND SHAREHOLDER DIVIDEND REGULATION. Most states, including Arizona, regulate transactions between an insurer and its affiliates under insurance holding company acts. The insurance holding company laws and regulations vary from jurisdiction to jurisdiction, but generally require a controlled insurance company (insurers that are subsidiaries of insurance holding companies) to register with state regulatory authorities and to file with those authorities certain reports, including information concerning its capital structure, ownership, financial condition, certain intercompany transactions and general business operations.

State insurance statutes also typically place restrictions and limitations on the amount of dividends or other distributions payable by insurance company subsidiaries to their parent companies, as well as on transactions between an insurer and its affiliates.

For additional information on shareholder dividends, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

GUARANTY ASSOCIATIONS AND SIMILAR ARRANGEMENTS. Each of the states in which we are admitted to transact business require life insurers doing business within the jurisdiction to participate in guaranty associations, which are organized to pay certain contractual insurance benefits owed pursuant to insurance policies issued by impaired, insolvent or failed insurers. These associations levy assessments, up to prescribed limits, on all member insurers in a particular state on the basis of the proportionate share of the premiums written by member insurers in the lines of business in which the impaired, insolvent or failed insurer is engaged. Some states permit member insurers to recover assessments paid through full or partial premium tax offsets.

During each of the past five years, the assessments levied against us have not been material.

NAIC. The NAIC is an organization, the mandate of which is to benefit state insurance regulatory authorities and consumers by promulgating model insurance laws and regulations for adoption by the states. The NAIC provides standardized insurance industry accounting and reporting guidance through its Accounting Practices and Procedures Manual (the "Manual"). However, statutory accounting principles continue to be established by individual state laws, regulations and permitted practices. Changes to the Manual or modifications by the various state insurance departments may impact the statutory capital and surplus of our U.S. insurance companies.

The NAIC currently has in place its "Solvency Modernization Initiative," which is designed to review the U.S. financial regulatory system and all aspects of financial regulation affecting insurance companies. Though broad in scope, the NAIC has stated that the Solvency Modernization Initiative will focus on:
(1) capital requirements; (2) governance and risk management; (3) group supervision; (4) statutory accounting and financial reporting; and
(5) reinsurance. This initiative has resulted in the recent adoption by the NAIC of the NAIC Risk Management and Own Risk and Solvency Assessment Model Act which, following enactment at the state level, will require larger insurers, at least annually beginning in 2015, to assess the adequacy of their and their group's risk management and current and future solvency position. We cannot predict the additional capital requirements or compliance costs these requirements may impose.

SURPLUS AND CAPITAL; RISK BASED CAPITAL ("RBC"). Insurers are required to maintain their capital and surplus at or above minimum levels. Regulators have discretionary authority, in connection with the licensing of insurance companies, to limit or prohibit an insurer's sales to policyholders if, in their judgment, the regulators determine that such insurer has not maintained the minimum surplus or capital or that the further transaction of business will be hazardous to policyholders. We report our RBC based on a formula calculated by applying factors to various asset, premium and statutory reserve items, as well as taking into account the risk characteristics of the insurer. The major categories of risk involved are asset risk, insurance risk, interest rate risk, market risk and business risk. The formula is used as a regulatory tool to identify possible inadequately capitalized insurers for purposes of initiating regulatory action, and not as a means to rank insurers generally. State insurance laws provide insurance regulators the authority to require various actions by, or take various actions against, insurers whose RBC ratio does not meet or exceed certain RBC levels. As of the date of the most recent annual statutory financial statements filed with insurance regulators, our RBC was in excess of each of those RBC levels. For additional information on RBC, see "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources."

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

SECURITIES LAWS

We and certain policies offered by us are subject to regulation under the Federal securities laws administered by the SEC and under certain state securities laws. The SEC conducts regular examinations of our operations, and from time to time makes requests for particular information from us. The SEC and other governmental regulatory authorities, including state securities administrators, may institute administrative or judicial proceedings that may result in censure, fines, issuance of cease-and-desist orders or other sanctions. Sales of variable insurance products are regulated by the SEC and FINRA. Certain of our Separate Accounts are registered as investment companies under the Investment Company Act of 1940, as amended. Separate Account interests under certain insurance policies issued by us are also registered under the Securities Act of 1933, as amended.

We have provided, and in certain cases continue to provide, information and documents to, among others, the SEC, FINRA, state attorneys general, state insurance regulators and other regulators regarding our compliance with insurance, securities and other laws and regulations regarding the conduct of our business. For additional information, see Note 12 to Notes to Financial Statements.

DODD-FRANK WALL STREET REFORM AND CONSUMER PROTECTION ACT

Currently, the U.S. federal government does not directly regulate the business of insurance. While the Dodd-Frank Act does not remove primary responsibility for the supervision and regulation of insurance from the states, Title V of the Dodd-Frank Act establishes the FIO within the U.S. Treasury Department and reforms the regulation of the non-admitted property and casualty insurance market and the reinsurance market. The FIO has authority that extends to all lines of insurance except health insurance, crop insurance and (unless included with life or annuity components) long-term care insurance. Under the Dodd-Frank Act, the FIO is charged with monitoring all aspects of the insurance industry (including identifying gaps in regulation that could contribute to a systemic crisis), recommending to the newly established Financial Stability Oversight Council ("FSOC") the designation of any insurer and its affiliates (potentially including AXA and its affiliates) as a non-bank financial company subject to oversight by the Board of Governors of the Federal Reserve System (including the administration of stress testing on capital), assisting the Treasury Secretary in negotiating "covered agreements" with non-U.S. governments or regulatory authorities, and, with respect to state insurance laws and regulation, determining whether such state insurance measures are pre-empted by such covered agreements. In addition, the FIO will be empowered to request and collect data (including financial data) on and from the insurance industry and insurers (including reinsurers) and their affiliates. In such capacity, the FIO may require an insurer or an affiliate of an insurer to submit such data or information as the FIO may reasonably require. In addition, the FIO's approval will be required to subject an insurer or a company whose largest U.S. subsidiary is an insurer to the special orderly liquidation process outside the federal bankruptcy code, administered by the Federal Deposit Insurance Corporation pursuant to the Dodd-Frank Act. The Dodd-Frank Act also reforms the regulation of the non-admitted property/casualty insurance market (commonly referred to as excess and surplus lines) and the reinsurance markets, including the ability of non-domiciliary state insurance regulators to deny credit for reinsurance when recognized by the ceding insurer's domiciliary state regulator.

Other aspects of our operations could also be affected by the Dodd-Frank Act. These include:

HEIGHTENED STANDARDS AND SAFEGUARDS. The FSOC may recommend that state insurance regulators or other regulators apply new or heightened standards and safeguards for activities or practices we and other insurers or other financial services companies engage in if the FSOC determines that those activities or practices could create or increase the risk that significant liquidity, credit or other problems spread among financial companies. We cannot predict whether any such recommendations will be made or their effect on our business, results of operations or financial condition.

OVER-THE-COUNTER DERIVATIVES REGULATION. The Dodd-Frank Act includes a new framework of regulation of the OTC derivatives markets which requires clearing of certain types of transactions currently traded OTC and imposes additional costs, including new reporting and margin requirements and will likely impose additional regulation on the Company. Our costs of risk mitigation are increasing under Dodd-Frank. For example, increased margin requirements including the requirement to pledge initial margin for OTC cleared transactions entered into after June 10, 2013 and for OTC uncleared transactions entered into after the phase-in period, which would be applicable to us in 2019 if the U.S. Commodity Futures Trading Commission and the SEC adopt the final margin requirements for non-centrally cleared derivatives published by the Bank of International Settlements and International Organization of Securities Commissions in September 2013, combined with restrictions on securities that will qualify as eligible collateral, will require increased holdings of cash and highly liquid securities with lower yields causing a reduction in income. Centralized clearing of certain OTC derivatives exposes us to the risk of a default by a clearing member or clearinghouse with respect to our cleared derivative transactions. We use derivatives to mitigate certain risks associated with our products. We have always been subject to the risk that our hedging and other management procedures might prove ineffective in reducing the risks to which insurance policies expose us or that unanticipated policyholder behavior or mortality, combined with adverse market events, could produce economic losses beyond the scope of the risk management techniques employed. Any such losses could be increased by higher costs of writing derivatives (including customized derivatives) and the reduced availability of customized derivatives that might result from the enactment and implementation of the Dodd-Frank Act.

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




INTERNATIONAL REGULATION

In addition, regulators and lawmakers in non-U.S. jurisdictions are engaged in addressing the causes of the financial crisis and means of avoiding such crises in the future. On July 18, 2013, the International Association of Insurance Supervisors ("IAIS") published an initial assessment methodology for designating G-SIIs. On the same date, the FSB, in consultation with the IAIS and national authorities, published its initial list of nine G-SIIs, which includes our ultimate parent company, AXA. The framework policy measures for G-SIIs include (1) "basic" capital requirements (formerly known as "backstop" capital requirements) ("BCR") applicable to all group activities,
(2) additional capital buffers for business deemed non-traditional/non-insurance, (3) greater regulatory authority over holding companies, (4) various measures to promote "structural self-sufficiency" of group companies and reduce group interdependencies, and (5) in general, a greater level of regulatory scrutiny for G-SIIs (including a requirement to prepare recovery and resolutions plans) which will entail significant new reporting and compliance burdens (and costs). In addition to these measures applicable to G-SIIs, the IAIS announced on October 9, 2013 that it will develop a risk-based global insurance capital standard ("ICS") by 2016 applicable to all internationally active insurance groups with a view to implementation in 2019. The relationship between the ICS and the BCR is currently unclear. These measures could have far reaching regulatory and competitive implications for the AXA Group, which in turn could materially affect our results of operations, financial condition, liquidity and how we operate our business. For additional information, see "Risk Factors."

FEDERAL TAX LEGISLATION

There are a number of existing, expiring, newly enacted and previously or currently proposed Federal tax initiatives that may also significantly affect us including, among others, the following.

Estate and Related Taxes. Under Federal tax legislation enacted on January 2, 2013, exemption amounts for estate, gift and generation skipping transfer ("GST") taxes in the United States on estates, gifts or GST transfers exceeding $5 million per individual ($5.34 million for 2014, as indexed for inflation) will be subject to tax at a top rate of 40%. The permanence of the estate tax as enacted in 2013 with an inflation indexed exemption amount of $5 million, a top tax rate of 40% and "portability" which allows a surviving spouse to use a deceased spouse's unused exemption could be expected to have an adverse impact on life insurance sales as a significant portion of our life insurance sales are made in conjunction with estate planning. At the same time, the higher gift tax exemption may encourage certain gifting techniques involving life insurance in larger estates.

Income, Capital Gains and Dividend Tax Rates. Federal tax legislation enacted on January 2, 2013 made permanent reduced income tax rates for individuals except those with taxable income of over $400,000 per year ($450,000 for a married couple on a joint tax return) who will now be subject to a top income tax rate of 39.6% (an increase from 35%) and a top long-term capital gains and dividend tax rate of 20% (an increase from 15%). Such changes may increase the tax appeal of cash value life insurance products for individuals in the higher tax bracket. The tax advantages of cash value life insurance products should increase favorably in view of higher income and capital gains tax rates and the application of a newly enacted 3.8% net investment income tax on investment type income for higher earning taxpayers beginning in 2013.

Other Proposals. The U.S. Congress may also consider proposals for, among other things, the comprehensive overhaul of the Federal tax law and/or tax incentives targeted particularly to lower and middle-income taxpayers. For example, as part of deficit reduction ideas being discussed, there may be renewed interest in tax reform options, which could present sweeping changes to many longstanding tax rules. One possible change includes the creation of new tax-favoured savings accounts that would replace many existing qualified plan arrangements or new limits on the tax benefits available under existing qualified plan arrangements. Others would eliminate or limit certain tax benefits currently available to cash value life insurance. Enactment of these changes or similar alternatives would likely adversely affect new sales, and possibly funding and persistency of existing cash value life insurance products. Finally, current legislative proposals may introduce significant increases on the taxation of financial institutions, including, taxes on certain financial institutions to compensate for the funds dispersed during the financial crisis, taxes on financial transactions, and taxes on executive compensation, including bonuses.

The current, rapidly changing economic environment and projections relating to government budget deficits may increase the likelihood of substantial changes to Federal tax law. Management cannot predict what, if any, legislation will actually be proposed or enacted based on these proposals or what other proposals or legislation, if any, may be introduced or enacted relating to our business or what the effect of any such legislation might be.

ERISA CONSIDERATIONS

We provide certain products and services to employee benefit plans that are subject to ERISA and certain provisions of the Internal Revenue Code. As such, our activities are subject to the restrictions imposed by ERISA and the Internal Revenue Code, including the requirement that fiduciaries must perform their duties solely in the interests of plan participants and beneficiaries, and fiduciaries may not cause or permit a covered plan to engage in

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA certain prohibited transactions with persons (parties-in-interest) who have certain relationships with respect to such plans. The applicable provisions of ERISA and the Internal Revenue Code are subject to enforcement by the DOL, the IRS and the Pension Benefit Guaranty Corporation.

PRIVACY OF CUSTOMER INFORMATION

We are subject to federal and state laws and regulations which require financial institutions to protect the security and confidentiality of customer information, and to notify customers about their policies and practices relating to their collection and disclosure of customer information and their practices relating to protecting the security and confidentiality of that information. We have adopted a privacy policy outlining procedures and practices to be followed by members of the AXA Financial Group relating to the collection, disclosure and protection of customer information. A copy of the privacy policy is mailed to customers on an annual basis. Federal and state laws require that we provide notice to affected individuals, law enforcement, regulators and potentially others if there is a breach in which customer information is intentionally or accidentally disclosed to unauthorized third parties. Federal regulations require financial institutions to implement programs to detect, prevent, and mitigate identity theft. Federal and state laws and regulations regulate the ability of financial institutions to make telemarketing calls and to send unsolicited e-mail or fax messages to both consumers and customers, and also regulate the permissible uses of certain categories of customer information. Violation of these laws and regulations may result in significant fines and remediation costs. It may be expected that legislation considered by either the U.S. Congress and/or state legislatures could create additional and/or more detailed obligations relating to the use and protection of customer information.

ENVIRONMENTAL CONSIDERATIONS

Federal, state and local environmental laws and regulations apply to our ownership and operation of real property. Inherent in owning and operating real property are the risk of environmental liabilities and the costs of any required clean-up. Under the laws of certain states, contamination of a property may give rise to a lien on the property to secure recovery of the costs of clean-up, which could adversely affect our mortgage lending business. In some states, this lien may have priority over the lien of an existing mortgage against such property. In addition, in some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, we may be liable, in certain circumstances, as an "owner" or "operator," for costs of cleaning-up releases or threatened releases of hazardous substances at a property mortgaged to us. We also risk environmental liability when we foreclose on a property mortgaged to us. However, Federal legislation provides for a safe harbor from CERCLA liability for secured lenders, provided that certain requirements are met. Application of various other federal and state environmental laws could also result in the imposition of liability on us for costs associated with environmental hazards.

We routinely conduct environmental assessments prior to making a mortgage loan or taking title to real estate, whether through acquisition for investment, or through foreclosure on real estate collateralizing mortgages. Although unexpected environmental liabilities can always arise, we seek to minimize this risk by undertaking these environmental assessments consistent with regulatory guidance and complying with our internal procedures. As a result, we believe that any costs associated with compliance with environmental laws and regulations or any clean-up of properties would not have a material adverse effect on our results of operations.

EMPLOYEES

We have no employees. We have service agreements with affiliates pursuant to which we are provided services necessary to operate our business. For additional information, see Note 8 of Notes to Financial Statements.

PARENT COMPANY

AXA, our ultimate parent company, is the holding company for an international group of insurance and related financial services companies engaged in the financial protection and wealth management business. AXA is one of the world's largest insurance groups, operating primarily in Europe, North America, the Asia/Pacific region and, to a lesser extent, in other regions including the Middle East, Africa and Latin America. AXA has five operating business segments: life and savings, property and casualty, international insurance, asset management and banking.

Neither AXA nor any affiliate of AXA has any obligation to provide us with additional capital or credit support.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

DESCRIPTION OF PROPERTY

MLOA does not lease or own space for its operations. Facilities are provided to MLOA for the conduct of its business pursuant to service agreements with affiliated companies. For additional information, see Note 8 of Notes to Financial Statements included elsewhere herein.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

LEGAL PROCEEDINGS

The matters set forth in Note 12 of Notes to Financial Statements for the year ended December 31, 2013 are incorporated herein by reference.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                             FINANCIAL STATEMENTS

                         INDEX TO FINANCIAL STATEMENTS

                    MONY LIFE INSURANCE COMPANY OF AMERICA

Report of Independent Registered Public Accounting Firm.................................. 22

Financial Statements:
 Balance Sheets, December 31, 2013 and December 31, 2012................................. 23
 Statements of Earnings (Loss), Years Ended December 31, 2013, 2012 and 2011............. 24
 Statements of Comprehensive Income (Loss), Years Ended December 31, 2013, 2012 and 2011. 25
 Statements of Shareholder's Equity, Years Ended December 31, 2013, 2012 and 2011........ 26
 Statements of Cash Flows, Years Ended December 31, 2013, 2012 and 2011.................. 27
 Notes to Financial Statements........................................................... 28

            REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholder of MONY Life Insurance Company of America

In our opinion, the accompanying balance sheets and the related statements of earnings (loss), of comprehensive income (loss), of shareholder's equity and of cash flows present fairly, in all material respects, the financial position of MONY Life Insurance Company of America ("the Company") at December 31, 2013 and 2012 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2013 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP
New York, New York

March 20, 2014

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                                BALANCE SHEETS
                          DECEMBER 31, 2013 AND 2012

                                                     2013     2012
                                                   -------- --------
                                                     (IN MILLIONS)
ASSETS:
Investments:
  Fixed maturities available for sale, at fair
   value.......................................... $    713 $  2,026
  Mortgage loans on real estate...................       28       45
  Policy loans....................................      142      137
  Other invested assets...........................       84       71
                                                   -------- --------
   Total investments..............................      967    2,279
Cash and cash equivalents.........................      139      151
Amounts due from reinsurers.......................    1,304      158
Deferred policy acquisition costs.................      218      218
Value of business acquired........................       18      103
Deferred cost of reinsurance......................       91       --
Other assets......................................       22       39
Separate Accounts' assets.........................    1,839    1,640
                                                   -------- --------

TOTAL ASSETS...................................... $  4,598 $  4,588
                                                   ======== ========

LIABILITIES
Policyholders' account balances................... $  1,777 $  1,615
Future policy benefits and other policyholders
  liabilities.....................................      323      397
Current and deferred income taxes.................       83      143
Other liabilities.................................       82       52
Separate Accounts' liabilities....................    1,839    1,640
                                                   -------- --------
   Total liabilities..............................    4,104    3,847
                                                   -------- --------

Commitments and contingent liabilities (Notes 2, 5, 8, 9, and 12)

SHAREHOLDER'S EQUITY
Common Stock, $1.00 par value; 5.0 million shares
  authorized, 2.5 million issued and outstanding..        2        2
Capital in excess of par value....................      315      516
Retained earnings.................................      169      141
Accumulated other comprehensive income (loss).....        8       82
                                                   -------- --------
   Total shareholder's equity.....................      494      741
                                                   -------- --------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY........ $  4,598 $  4,588
                                                   ======== ========

                      See Notes to Financial Statements.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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



                    MONY LIFE INSURANCE COMPANY OF AMERICA
                         STATEMENTS OF EARNINGS (LOSS)
                 YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

                                                    2013    2012    2011
                                                   ------  ------  ------
                                                        (IN MILLIONS)
REVENUES
Universal life and investment-type product policy
  fee income...................................... $  131  $  117  $  123
Premiums..........................................     25      32      42
Net investment income (loss):
  Investment income (loss) from derivatives.......      8      --      --
  Other investment income (loss)..................     84     110     116
                                                   ------  ------  ------
   Net investment income (loss)...................     92     110     116
Investment gains (losses), net:
  Total other-than-temporary impairment losses....     (6)     (7)     (2)
                                                   ------  ------  ------
   Net impairment losses recognized...............     (6)     (7)     (2)
  Other investment gains (losses), net............     74       2       1
                                                   ------  ------  ------
     Total investment gains (losses), net.........     68      (5)     (1)
                                                   ------  ------  ------
Equity in earnings (loss) of AllianceBernstein....      5       2      (2)
Other income (loss)...............................      5       5       6
Increase (decrease) in the fair value of the
  reinsurance contract asset......................     (7)     (2)      7
                                                   ------  ------  ------
     Total revenues...............................    319     259     291
                                                   ------  ------  ------

BENEFITS AND OTHER DEDUCTIONS
Policyholders' benefits...........................     78     103      96
Interest credited to policyholders' account
  balances........................................     65      61      61
Compensation and benefits.........................     32      25      30
Commissions.......................................     80      38      33
Amortization of deferred policy acquisition costs
  and value of business acquired..................     21     (27)    (12)
Capitalization of deferred policy acquisition
  costs...........................................    (81)    (31)    (25)
Amortization of deferred cost of reinsurance......      4      --      --
Rent expense......................................      2       2       3
Other operating costs and expenses................     74      44      29
                                                   ------  ------  ------
     Total benefits and other deductions..........    275     215     215
                                                   ------  ------  ------
Earnings (loss), before income taxes..............     44      44      76
Income tax (expense) benefit......................    (16)     (6)      1
                                                   ------  ------  ------

Net Earnings (Loss)............................... $   28  $   38  $   77
                                                   ======  ======  ======

                      See Notes to Financial Statements.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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



                    MONY LIFE INSURANCE COMPANY OF AMERICA
                   STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
                 YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

                                                        2013  2012  2011
                                                       -----  ----- -----
                                                         (IN MILLIONS)
COMPREHENSIVE INCOME (LOSS)
  Net earnings (loss)................................. $  28  $  38 $  77
                                                       -----  ----- -----

   Other comprehensive income (loss), net of
   income taxes:
     Change in unrealized gains (losses), net of
       reclassification adjustment....................   (74)    27    10
                                                       -----  ----- -----
       Total other comprehensive income (loss),
         net of income taxes..........................   (74)    27    10
                                                       -----  ----- -----

Comprehensive Income (Loss)........................... $ (46) $  65 $  87
                                                       =====  ===== =====

                      See Notes to Financial Statements.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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



                    MONY LIFE INSURANCE COMPANY OF AMERICA
                      STATEMENTS OF SHAREHOLDER'S EQUITY
                 YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

                                                    2013    2012   2011
                                                   ------  ------ ------
                                                       (IN MILLIONS)
SHAREHOLDER'S EQUITY
  Common stock, at par value, beginning and end
   of year........................................ $    2  $    2 $    2
                                                   ------  ------ ------

  Capital in excess of par value, beginning of
   year...........................................    516     515    514
  Return of capital...............................   (200)     --     --
  Changes in capital in excess of par value.......     (1)      1      1
                                                   ------  ------ ------
  Capital in excess of par value, end of year.....    315     516    515
                                                   ------  ------ ------

  Retained earnings, beginning of year............    141     103     26
  Net earnings (loss).............................     28      38     77
                                                   ------  ------ ------
  Retained earnings, end of year..................    169     141    103
                                                   ------  ------ ------

  Accumulated other comprehensive income (loss),
   beginning of year..............................     82      55     45
  Other comprehensive income (loss)...............    (74)     27     10
                                                   ------  ------ ------
  Accumulated other comprehensive income (loss),
   end of year....................................      8      82     55
                                                   ------  ------ ------

  TOTAL SHAREHOLDER'S EQUITY, END OF YEAR......... $  494  $  741 $  675
                                                   ======  ====== ======

                      See Notes to Financial Statements.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                           STATEMENTS OF CASH FLOWS
                 YEARS ENDED DECEMBER 31, 2013, 2012 AND 2011

                                                    2013    2012    2011
                                                   ------  ------  -----
                                                       (IN MILLIONS)
Net earnings (loss)............................... $   28  $   38  $  77
Adjustments to reconcile net earnings (loss) to
  net cash provided by (used in) operating
  activities:
  Interest credited to policyholders' account
   balances.......................................     65      61     61
  Universal life and investment-type product
   policy fee income..............................   (131)   (117)  (123)
  (Income) loss from derivative instruments.......     (8)     --     --
  Change in accrued investment income.............      3       2      1
  Investment (gains) losses, net..................    (68)      5      1
  Change in deferred policy acquisition costs and
   value of business acquired.....................    (60)    (58)   (37)
  Change in the fair value of the reinsurance
   contract asset.................................      7       2     (7)
  Change in future policy benefits................    (18)     (5)     3
  Change in other policyholders liabilities.......     (2)      5     (3)
  Change in current and deferred income taxes.....    (20)     (1)    15
  Provision for depreciation and amortization.....      7       5      3
  Dividend from AllianceBernstein.................      4       3      4
  Amortization of deferred reinsurance costs......      4      --     --
  Cash transferred as result of reinsurance
   agreement with Protective Life.................    (74)     --     --
  Other, net......................................     36      11    (18)
                                                   ------  ------  -----

Net cash provided by (used in) operating
  activities......................................   (227)    (49)   (23)
                                                   ------  ------  -----

Cash flows from investing activities:
  Maturities and repayments of fixed maturities
   and mortgage loans.............................    290     139    156
  Sales of investments............................    111      60     16
  Purchases of investments........................   (251)   (134)  (190)
  Cash settlements related to derivative
   instruments....................................     (4)     --     --
  Other, net......................................     19      (8)    (5)
                                                   ------  ------  -----

Net cash provided by (used in) investing
  activities......................................    165      57    (23)
                                                   ------  ------  -----

Cash flows from financing activities:
  Policyholders' account balances:
   Deposits.......................................    279     148    156
   Withdrawals and transfers to Separate Accounts.    (41)    (66)  (141)
  Change in collateralized pledged liabilities....     12      --     --
  Return of capital...............................   (200)     --     --
                                                   ------  ------  -----

Net cash provided by (used in) financing
  activities......................................     50      82     15
                                                   ------  ------  -----

Change in cash and cash equivalents...............    (12)     90    (31)
Cash and cash equivalents, beginning of year......    151      61     92
                                                   ------  ------  -----

Cash and Cash Equivalents, End of Year............ $  139  $  151  $  61
                                                   ======  ======  =====

Supplemental cash flow information:
  Interest paid................................... $   --  $   --  $   1
                                                   ======  ======  =====

Schedule of non-cash financing activities:
  Shared-based Programs........................... $   --  $    1  $   2
                                                   ======  ======  =====

                      See Notes to Financial Statements.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

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



                    MONY LIFE INSURANCE COMPANY OF AMERICA

                         NOTES TO FINANCIAL STATEMENTS

1) ORGANIZATION

   MONY Life Insurance Company of America ("MLOA") is an Arizona stock life insurance company. MLOA's primary business is providing life insurance products to both individuals and businesses. Effective October 1, 2013, MLOA is a wholly-owned subsidiary of AXA Equitable Financial Services, LLC ("AEFS"). AEFS is a direct wholly owned subsidiary of AXA Financial, Inc. ("AXA Financial" and together with its consolidated subsidiaries "AXA Financial Group"). AXA Financial is an indirect wholly owned subsidiary of AXA, a French holding company for an international group of insurance and related financial services companies.

   On October 1, 2013, AXA Financial and AEFS completed the sale of the stock of MONY Life Insurance Company ("MONY Life") and the reinsurance of an in-force book of life insurance and annuity policies written primarily prior to 2004 by MLOA to Protective Life Insurance Company ("Protective Life"). Prior to the close, MONY Life's subsidiaries, including MLOA, were distributed to AEFS. MLOA transferred and ceded assets to Protective Life equal to $1,308 million, net of ceding commission of $370 million for consideration of the transfer of liabilities amounting to $1,374 million in connection with the reinsurance agreement. As a result of the reinsurance agreement MLOA recorded a deferred cost of reinsurance asset amounting to $95 million which is amortized over the life of the underlying reinsured policies. Refer to the table below for a detailed description of assets and liabilities transferred, ceded and written off as a result of the reinsurance agreement with Protective Life on October 1, 2013.

                  Calculation of deferred cost of reinsurance
                                 (In Millions)

TRANSFERRED OR CEDED ASSETS (NET OF CEDING
COMMISSION):
  Fixed Maturities........................... $  1,102
  Cash.......................................       74
  Policy loans...............................      132
                                              --------
   TOTAL ASSETS TRANSFERRED OR CEDED (NET OF
     CEDING COMMISSION)...................... $  1,308
                                              --------

TRANSFERRED LIABILITIES:
  Future policyholder benefits and other
   policyholders liabilities................. $  1,334
  Amounts due to reinsurer...................       40
                                              --------
   TOTAL LIABILITIES TRANSFERRED............. $  1,374
                                              --------

ACCELERATED AMORTIZATION OF ASSETS AND
LIABILITIES AS PART OF THE REINSURANCE
AGREEMENT:
  Value of business acquired................. $    117
  Deferred policy acquisition costs..........       71
  Initial Fee Liability......................      (27)
                                              --------
   NET ACCELERATED AMORTIZATION OF ASSETS
     AND LIABILITIES......................... $    161
                                              --------

DEFERRED COST OF REINSURANCE................. $     95
                                              ========

2) SIGNIFICANT ACCOUNTING POLICIES

   Basis of Presentation

   The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America ("U.S. GAAP") requires management to make estimates and assumptions (including normal, recurring accruals) that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from these estimates. The accompanying financial statements reflect all adjustments necessary in the opinion of management for a fair presentation of the financial position of MLOA and its results of operations and cash flows for the periods presented.

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   The years "2013", "2012" and "2011" refer to the years ended December 31,
   2013, 2012 and 2011, respectively. Certain reclassifications have been made in the amounts presented for prior periods to conform those periods to the current presentation.

   Adoption of New Accounting Pronouncements

   In February 2013, the Financial Accounting Standards Board ("FASB") issued new guidance to improve the reporting of reclassifications out of accumulated other comprehensive income (loss) ("AOCI"). The amendments in this guidance require an entity to report the effect of significant reclassifications out of AOCI on the respective line items in the statement of earnings (loss) if the amount being reclassified is required to be reclassified in its entirety to net earnings (loss). For other amounts that are not required to be reclassified in their entirety to net earnings in the same reporting period, an entity is required to cross-reference other disclosures that provide additional detail about those amounts. The guidance requires disclosure of reclassification information either in the notes or the face of the financial statements provided the information is presented in one location. This guidance was effective for interim and annual periods beginning after December 31, 2012. Implementation of this guidance did not have a material impact on MLOA's financial statements. These new disclosures have been included in the Notes to MLOA's financial statements, as appropriate.

   In December 2011, the FASB issued new and enhanced disclosures about offsetting (netting) of financial instruments and derivatives, including repurchase/reverse repurchase agreements and securities lending/borrowing arrangements, to converge with those required by International Financial Reporting Standards ("IFRS"). The disclosures require presentation in tabular format of gross and net information about assets and liabilities that either are offset (presented net) on the balance sheet or are subject to master netting agreements or similar arrangements providing rights of setoff, such as global master repurchase, securities lending, and derivative clearing agreements, irrespective of whether the assets and liabilities are offset. Financial instruments subject only to collateral agreements are excluded from the scope of these requirements, however, the tabular disclosures are required to include the fair values of financial collateral, including cash, related to master netting agreements or similar arrangements. In January 2013, the FASB issued new guidance limiting the scope of the new balance sheet offsetting disclosures to derivatives, repurchase agreements, and securities lending transactions to the extent that they are (1) offset in the financial statements or (2) subject to an enforceable master netting arrangement or similar agreement. This guidance was effective for interim and annual periods beginning after January 1, 2013 and is to be applied retrospectively to all comparative prior periods presented. Implementation of this guidance did not have a material impact on MLOA's financial statements. These new disclosures have been included in the Notes to MLOA's financial statements, as appropriate.

   In September 2011, the FASB issued new guidance on testing goodwill for impairment. The guidance is intended to reduce the cost and complexity of the annual goodwill impairment test by providing entities with the option of performing a "qualitative" assessment to determine whether further impairment testing is necessary. The guidance was effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011, with early adoption permitted for certain companies. Implementation of this guidance did not have a material impact on MLOA's financial statements.

   In June 2011, the FASB issued new guidance to amend the existing alternatives for presenting Other comprehensive income (loss) ("OCI") and its components in financial statements. The amendments eliminate the current option to report OCI and its components in the statement of changes in equity. An entity can elect to present items of net earnings (loss) and OCI in one continuous statement or in two separate, but consecutive statements. This guidance will not change the items that constitute net earnings (loss) and OCI, when an item of OCI must be reclassified to net earnings (loss). The new guidance also called for reclassification adjustments from OCI to be measured and presented by income statement line item in net earnings (loss) and in OCI. This guidance was effective for interim and annual periods beginning after December 15, 2011. Consistent with this guidance, MLOA currently presents items of net earnings (loss) and OCI in two consecutive statements. In December 2011, the FASB issued new guidance to defer the portion of the guidance to present components of OCI on the face of the statement of earnings (loss).

   In May 2011, the FASB amended its guidance on fair value measurements and disclosure requirements to enhance comparability between U.S. GAAP and IFRS. The changes to the existing guidance include how and when the valuation premise of highest and best use applies, the application of premiums and discounts, as well as new required disclosures. This guidance was effective for reporting periods beginning after December 15, 2011, with early adoption prohibited. Implementation of this guidance did not have a material impact on MLOA's financial statements. These new disclosures have been included in the Notes to MLOA's financial statements, as appropriate.

   In April 2011, the FASB issued new guidance for a creditor's determination of whether a restructuring is a troubled debt restructuring ("TDR"). The new guidance provided additional guidance to creditors for evaluating whether a modification or restructuring of a receivable is a TDR. The new guidance required creditors to evaluate modifications and restructurings of receivables using a more principles-based approach, which may result in more modifications and restructurings being considered TDR. The financial reporting implications of being classified as a TDR are that the creditor is required to:

      . Consider the receivable impaired when calculating the allowance for credit losses; and

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




      . Provide additional disclosures about its troubled debt restructuring activities in accordance with the requirements of recently issued guidance on disclosures about the credit quality of financing receivables and the allowance for credit losses.

   The new guidance was effective for the first interim or annual period beginning on or after June 15, 2011. Implementation of this guidance did not have a material impact on MLOA's financial statements. These new disclosures have been included in the Notes to MLOA's financial statements, as appropriate.

   Future Adoption of New Accounting Pronouncements

   In July 2013, the FASB issued new guidance on the presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The amendments in this guidance state that an unrecognized tax benefit, or a portion thereof, should be presented in the financial statements as a reduction to a deferred tax asset for a net operating loss carryforward, a similar tax loss, or a tax credit carryforward. An exception to this guidance would be where a net operating loss carryforward or similar tax loss or credit carryforward would not be available under the tax law to settle any additional income taxes that would result from the disallowance of a tax position, or the tax law does not require the entity to use, and the entity does not intend to use, the deferred tax asset for such purpose. In such a case, the unrecognized tax benefit should be presented in the financial statements as a liability and should not be combined with deferred tax assets. This guidance is effective for interim and annual periods beginning after December 15, 2013. Management does not expect implementation of this guidance will have a material impact on MLOA's financial statements.

   Investments

   The carrying values of fixed maturities classified as available-for-sale ("AFS") are reported at fair value. Changes in fair value are reported in comprehensive income. The amortized cost of fixed maturities is adjusted for impairments in value deemed to be other than temporary which are recognized in Investment gains (losses), net. The redeemable preferred stock investments that are reported in fixed maturities include real estate investment trusts ("REIT"), perpetual preferred stock and redeemable preferred stock. These securities may not have a stated maturity, may not be cumulative and do not provide for mandatory redemption by the issuer.

   MLOA determines the fair values of fixed maturities and equity securities based upon quoted prices in active markets, when available, or through the use of alternative approaches when market quotes are not readily accessible or available. These alternative approaches include matrix or model pricing and use of independent pricing services, each supported by reference to principal market trades or other observable market assumptions for similar securities. More specifically, the matrix pricing approach to fair value is a discounted cash flow methodology that incorporates market interest rates commensurate with the credit quality and duration of the investment.

   MLOA's management, with the assistance of its investment advisors, monitors the investment performance of its portfolio and reviews AFS securities with unrealized losses for other-than-temporary impairments ("OTTI"). Integral to this review is an assessment made each quarter, on a security-by-security basis, by the Investments Under Surveillance ("IUS") Committee, of various indicators of credit deterioration to determine whether the investment security is expected to recover. This assessment includes, but is not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, and results in identification of specific securities for which OTTI is recognized.

   If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting OTTI is recognized in earnings (loss) and the remainder of the fair value loss is recognized in OCI. The amount of credit loss is the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present value is calculated by discounting management's best estimate of projected future cash flows at the effective interest rate implicit in the debt security prior to impairment. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage- and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.

   Real estate held for the production of income, including real estate acquired in satisfaction of debt, is stated at depreciated cost less valuation allowances. At the date of foreclosure (including in-substance foreclosure), real estate acquired in satisfaction of debt is valued at estimated fair value. Impaired real estate is written down to fair value with the impairment loss being included in Investment gains (losses), net.

   Depreciation of real estate held for production of income is computed using the straight-line method over the estimated useful lives of the properties, which generally range from 40 to 50 years.

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




   Policy loans are stated at unpaid principal balances.

   Partnerships and joint venture interests that MLOA has control of and has a majority economic interest in (that is, greater than 50% of the economic return generated by the entity) or those that meet the requirements for consolidation under accounting guidance for consolidation of variable interest entities ("VIE") are consolidated. Those that MLOA does not have control of and does not have a majority economic interest in and those that do not meet the VIE requirements for consolidation are reported on the equity basis of accounting and are reported in Other assets. MLOA records its interest in certain of these partnerships on a one quarter lag basis.

   Equity securities, which include common stock and non-redeemable preferred stock classified as AFS securities, are carried at fair value and are included in Other invested assets with changes in fair value reported in OCI.

   Units in AllianceBernstein L.P. ("AllianceBernstein"), a subsidiary of AXA Financial, are carried on the equity method and reported in Other invested assets.

   Short-term investments are reported at amortized cost that approximates fair value and are included in Other invested assets.

   Cash and cash equivalents includes cash on hand, amounts due from banks and highly liquid debt instruments purchased with an original maturity of three months or less. Due to the short-term nature of these investments, the recorded value is deemed to approximate fair value.

   All securities owned, including United States government and agency securities and mortgage-backed securities, are reported in the financial statements on a trade date basis.

   Derivatives

   Derivatives are financial instruments whose values are derived from interest rates, foreign exchange rates, financial indices, values of securities or commodities, credit spreads, market volatility, expected returns, and liquidity. Values can also be affected by changes in estimates and assumptions, including those related to counterparty behavior and non-performance risk used in valuation models. Derivative financial instruments generally used by MLOA include equity options and may be exchange-traded or contracted in the over-the-counter market. All derivative positions are carried in the balance sheets at fair value, generally by obtaining quoted market prices or through the use of valuation models.

   Freestanding derivative contracts are reported in the balance sheets either as assets within "Other invested assets" or as liabilities within "Other liabilities." MLOA nets the fair value of all derivative financial instruments with counterparties for which a standardized "ISDA Master Agreement" and related Credit Support Annex ("CSA") have been executed. MLOA uses derivatives to manage asset/liability risk but has not designated those economic relationships under the criteria to qualify for hedge accounting treatment. All changes in the fair value of MLOA freestanding derivative positions, including net receipts and payments, are included in "Investment gains (losses), net" without considering changes in the fair value of the economically associated assets or liabilities.

   MLOA is a party to financial instruments and other contracts that contain "embedded" derivative instruments. At inception, MLOA assesses whether the economic characteristics of the embedded instrument are "clearly and closely related" to the economic characteristics of the remaining component of the "host contract" and whether a separate instrument with the same terms as the embedded instrument would meet the definition of a derivative instrument. When those criteria are satisfied, the resulting embedded derivative is bifurcated from the host contract, carried in the balance sheets at fair value, and changes in its fair value are recognized immediately and captioned in the statements of earnings (loss) according to the nature of the related host contract. For certain financial instruments that contain an embedded derivative that otherwise would need to be bifurcated and reported at fair value, the Company instead may elect to carry the entire instrument at fair value.

   Valuation Allowances for Mortgage Loans:

   For commercial and agricultural loans, an allowance for credit loss is typically recommended when management believes it is probable that principal and interest will not be collected according to the contractual terms. Factors that influence management's judgment in determining allowance for credit losses include the following:

      . Loan-to-value ratio -- Derived from current loan balance divided by the fair market value of the property. An allowance for credit loss is typically recommended when the loan-to-value ratio is in excess of 100%. In the case where the loan-to-value is in excess of 100%, the allowance for credit loss is derived by taking the difference between the fair market value (less cost of sale) and the current loan balance.

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      .   Debt service coverage ratio -- Derived from actual net operating income divided by annual debt service. If the ratio is below 1.0x, then the income from the property does not support the debt.

      . Occupancy -- Criteria varies by property type but low or below market occupancy is an indicator of sub-par property performance.

      . Lease expirations -- The percentage of leases expiring in the upcoming 12 to 36 months are monitored as a decline in rent and/or occupancy may negatively impact the debt service coverage ratio. In the case of single-tenant properties or properties with large tenant exposure, the lease expiration is a material risk factor.

      . Maturity -- Loans that are not fully amortizing and have upcoming maturities within the next 12 to 24 months are monitored in conjunction with the capital markets to determine the borrower's ability to refinance the debt and/or pay off the balloon balance.

      . Borrower/tenant related issues -- Financial concerns, potential bankruptcy, or words or actions that indicate imminent default or abandonment of property.

      . Payment status -- current vs. delinquent -- A history of delinquent payments may be a cause for concern.

      . Property condition -- Significant deferred maintenance observed during Lender's annual site inspections.

      . Other -- Any other factors such as current economic conditions may call into question the performance of the loan.

   Mortgage loans on real estate are stated at unpaid principal balances, net of unamortized discounts and valuation allowances. Valuation allowances are based on the present value of expected future cash flows discounted at the loan's original effective interest rate or on its collateral value if the loan is collateral dependent. However, if foreclosure is or becomes probable, the collateral value measurement method is used.

   Mortgage loans also are individually evaluated quarterly by the IUS Committee for impairment, including an assessment of related collateral value. Commercial mortgages 60 days or more past due and agricultural mortgages 90 days or more past due, as well as all mortgages in the process of foreclosure, are identified as problem mortgages. Based on its monthly monitoring of mortgages, a class of potential problem mortgages are also identified, consisting of mortgage loans not currently classified as problems but for which management has doubts as to the ability of the borrower to comply with the present loan payment terms and which may result in the loan becoming a problem or being restructured. The decision whether to classify a performing mortgage loan as a potential problem involves significant subjective judgments by management as to likely future industry conditions and developments with respect to the borrower or the individual mortgaged property.

   For problem mortgage loans a valuation allowance is established to provide for the risk of credit losses inherent in the lending process. The allowance includes loan specific reserves for loans determined to be non-performing as a result of the loan review process. A non-performing loan is defined as a loan for which it is probable that amounts due according to the contractual terms of the loan agreement will not be collected. The loan specific portion of the loss allowance is based on MLOA's assessment as to ultimate collectability of loan principal and interest. Valuation allowances for a non-performing loan are recorded based on the present value of expected future cash flows discounted at the loan's effective interest rate or based on the fair value of the collateral if the loan is collateral dependent. The valuation allowance for mortgage loans can increase or decrease from period to period based on such factors.

   Impaired mortgage loans without provision for losses are loans where the fair value of the collateral or the net present value of the expected future cash flows related to the loan equals or exceeds the recorded investment. Interest income earned on loans where the collateral value is used to measure impairment is recorded on a cash basis. Interest income on loans where the present value method is used to measure impairment is accrued on the net carrying value amount of the loan at the interest rate used to discount the cash flows. Changes in the present value attributable to changes in the amount or timing of expected cash flows are reported as investment gains or losses.

   Mortgage loans on real estate are placed on nonaccrual status once management believes the collection of accrued interest is doubtful. Once mortgage loans on real estate are classified as nonaccrual loans, interest income is recognized under the cash basis of accounting and the resumption of the interest accrual would commence only after all past due interest has been collected or the mortgage loan on real estate has been restructured to where the collection of interest is considered likely. At December 31, 2013 and 2012, the carrying values of commercial mortgage loans on real estate that had been classified as nonaccrual loans were $6 million and $6 million, respectively.

   Troubled Debt Restructuring

   When a loan modification is determined to be a troubled debt restructuring, the impairment of the loan is re-measured by discounting the expected cash flows to be received based on the modified terms using the loan's original effective yield, and the allowance for loss is adjusted accordingly. Subsequent to the modification, income is recognized prospectively based on the modified terms of the loans. Additionally, the loan continues to be subject to the credit review process noted above.

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   Net Investment Income (Loss), Investment Gains (Losses), Net and Unrealized
   Investment Gains (Losses)

   Realized investment gains (losses) are determined by identification with the specific asset and are presented as a component of revenue. Changes in the valuation allowances are included in Investment gains (losses), net.

   Unrealized investment gains (losses) on fixed maturities and equity securities designated as AFS held by MLOA are accounted for as a separate component of AOCI, net of related deferred income taxes and amounts attributable to DAC and value of business acquired ("VOBA") related to variable life and investment-type products.

   Changes in unrealized gains (losses) reflect changes in fair value of only those fixed maturities classified as AFS and do not reflect any changes in fair value of policyholders' account balances and future policy benefits.

   Fair Value of Financial Instruments

   Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The accounting guidance established a fair value hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and identifies three levels of inputs that may be used to measure fair value:

Level 1 Unadjusted quoted prices for identical instruments in active markets. Level 1 fair values generally are supported by market transactions that occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2 Observable inputs other than Level 1 prices, such as quoted prices for similar instruments, quoted prices in markets that are not active, and inputs to model-derived valuations that are directly observable or can be corroborated by observable market data.

Level 3 Unobservable inputs supported by little or no market activity and often requiring significant management judgment or estimation, such as an entity's own assumptions about the cash flows or other significant components of value that market participants would use in pricing the asset or liability.

   MLOA defines fair value as the unadjusted quoted market prices for those instruments that are actively traded in financial markets. In cases where quoted market prices are not available, fair values are measured using present value or other valuation techniques. The fair value determinations are made at a specific point in time, based on available market information and judgments about the financial instrument, including estimates of the timing and amount of expected future cash flows and the credit standing of counterparties. Such adjustments do not reflect any premium or discount that could result from offering for sale at one time MLOA's entire holdings of a particular financial instrument, nor do they consider the tax impact of the realization of unrealized gains or losses. In many cases, the fair value cannot be substantiated by direct comparison to independent markets, nor can the disclosed value be realized in immediate settlement of the instrument.

   Management is responsible for the determination of the value of investments carried at fair value and the supporting methodologies and assumptions. Under the terms of various service agreements, MLOA often utilizes independent valuation service providers to gather, analyze, and interpret market information and derive fair values based upon relevant methodologies and assumptions for individual securities. These independent valuation service providers typically obtain data about market transactions and other key valuation model inputs from multiple sources and, through the use of widely accepted valuation models, provide a single fair value measurement for individual securities for which a fair value has been requested. As further described below with respect to specific asset classes, these inputs include, but are not limited to, market prices for recent trades and transactions in comparable securities, benchmark yields, interest rate yield curves, credit spreads, quoted prices for similar securities, and other market-observable information, as applicable. Specific attributes of the security being valued also are considered, including its term, interest rate, credit rating, industry sector, and when applicable, collateral quality and other security- or issuer-specific information. When insufficient market observable information is available upon which to measure fair value, MLOA either will request brokers knowledgeable about these securities to provide a non-binding quote or will employ widely accepted internal valuation models. Fair values received from independent valuation service providers and brokers and those internally modeled or otherwise estimated are assessed for reasonableness.

   Recognition of Insurance Income and Related Expenses

   Premiums from variable life and investment-type contracts are reported as deposits to policyholders' account balances. Revenues from these contracts consist of fees assessed during the period against policyholders' account balances for mortality charges, policy administration charges and surrender charges. Policy benefits and claims that are charged to expense include benefit claims incurred in the period in excess of related policyholders' account balances.

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   Premiums from non-participating traditional life and annuity policies with life contingencies generally are recognized in income when due. Benefits and expenses are matched with such income so as to result in the recognition of profits over the life of the contracts. This match is accomplished by means of the provision for liabilities for future policy benefits and the deferral and subsequent amortization of policy acquisition costs.

   For contracts with a single premium or a limited number of premium payments due over a significantly shorter period than the total period over which benefits are provided, premiums are recorded as revenue when due with any excess profit deferred and recognized in income in a constant relationship to insurance in-force or, for annuities, the amount of expected future benefit payments.

   DAC and VOBA

   DAC. Acquisition costs that vary with and are primarily related to the acquisition of new and renewal insurance business, reflecting incremental direct costs of contract acquisition with independent third parties or employees that are essential to the contract transaction, as well as the portion of employee compensation, including payroll fringe benefits and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts including commissions, underwriting, agency and policy issue expenses, are deferred. DAC is subject to recoverability testing at the time of policy issue and loss recognition testing at the end of each accounting period.

   After the initial establishment of reserves, premium deficiency and loss recognition tests are performed each period end using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums for the aggregate product group are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any DAC asset), DAC would first be written off and thereafter, if required, a premium deficiency reserve would be established by a charge to earnings.

   VOBA. VOBA, which arose from MLOA's 2004 acquisition by AXA Financial, was established in accordance with purchase accounting guidance for business combinations. VOBA is the actuarially determined present value of estimated future gross profits from insurance contracts in force at the date of the acquisition. VOBA is amortized over the expected life of the contracts (up to 50 years from the date of issue) according to the type of contract using the methods described below as applicable. VOBA is subject to loss recognition testing at the end of each accounting period.

   AMORTIZATION POLICY. For universal life ("UL") and investment-type products, DAC and VOBA are amortized over the expected total life of the contract group as a constant percentage of estimated gross profits arising principally from investment results, Separate Account fees, mortality and expense margins and surrender charges based on historical and anticipated future experience, updated at the end of each accounting period. When estimated gross profits are expected to be negative for multiple years of a contract life, DAC and VOBA are amortized using the present value of estimated assessments. The effect on the amortization of DAC and VOBA of revisions to estimated gross profits or assessments is reflected in earnings in the period such estimated gross profits or assessments are revised. A decrease in expected gross profits or assessments would accelerate DAC and VOBA amortization. Conversely, an increase in expected gross profits or assessments would slow DAC and VOBA amortization. The effect on the DAC and VOBA assets that would result from realization of unrealized gains (losses) is recognized with an offset to AOCI in shareholders' equity as of the balance sheet date.

   A significant assumption in the amortization of DAC and VOBA on variable and interest-sensitive life insurance relates to projected future Separate Account performance. Management sets estimated future gross profit or assessment assumptions related to Separate Account performance using a long-term view of expected average market returns by applying a reversion to the mean approach, a commonly used industry practice. This future return approach influences the projection of fees earned, as well as other sources of estimated gross profits. Returns that are higher than expectations for a given period produce higher than expected account balances, increase the fees earned resulting in higher expected future gross profits and lower DAC and VOBA amortization for the period. The opposite occurs when returns are lower than expected.

   In applying this approach to develop estimates of future returns, it is assumed that the market will return to an average gross long-term return estimate, developed with reference to historical long-term equity market performance.

   Currently, the average gross long-term return estimate is measured from December 31, 2008. Management has set limitations as to maximum and minimum future rate of return assumptions, as well as a limitation on the duration of use of these maximum or minimum rates of return. At December 31, 2013, the average gross short-term and long-term annual return estimate on variable and interest-sensitive life insurance was 9.0% (7.83% net of product weighted average Separate Account fees), and the gross maximum and minimum short-term annual rate of return limitations were 15.0% (13.83% net of product weighted average Separate Account fees) and 0.0% (-1.17% net of

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA product weighted average Separate Account fees), respectively. The maximum duration over which these rate limitations may be applied is 5 years. This approach will continue to be applied in future periods. These assumptions of long-term growth are subject to assessment of the reasonableness of resulting estimates of future return assumptions.

   If actual market returns continue at levels that would result in assuming future market returns of 15.0% for more than 5 years in order to reach the average gross long-term return estimate, the application of the 5 year maximum duration limitation would result in an acceleration of DAC and VOBA amortization. Conversely, actual market returns resulting in assumed future market returns of 0.0% for more than 5 years would result in a required deceleration of DAC and VOBA amortization. At December 31, 2013, current projections of future average gross market returns assume a 0.0% annualized return for the next nine quarters, which is the minimum limitation, grading to a reversion to the mean of 9.0% in eleven quarters.

   In addition, projections of future mortality assumptions related to variable and interest-sensitive life products are based on a long-term average of actual experience. This assumption is updated quarterly to reflect recent experience as it emerges. Improvement of life mortality in future periods from that currently projected would result in future deceleration of DAC and VOBA amortization. Conversely, deterioration of life mortality in future periods from that currently projected would result in future acceleration of DAC and VOBA amortization. Generally, life mortality experience has been improving in recent years.

   Other significant assumptions underlying gross profit estimates for UL and investment-type products relate to contract persistency and General Account investment spread.

   Prior to the reinsurance agreement with Protective Life, DAC and VOBA associated with non-participating traditional life policies were amortized in proportion to anticipated premiums. Assumptions as to anticipated premiums were estimated at the date of policy issue and were consistently applied during the life of the contracts. Deviations from estimated experience were reflected in earnings (loss) in the period such deviations occur. For these contracts, the amortization periods generally were for the total life of the policy. DAC and VOBA related to these policies were subject to recoverability testing as part of AXA Financial Group's premium deficiency testing. If a premium deficiency existed, DAC and VOBA were reduced by the amount of the deficiency or to zero through a charge to current period earnings (loss). If the deficiency exceeded the DAC balance, the reserve for future policy benefits was increased by the excess, reflected in earnings (loss) in the period such deficiency occurred.

   Deferred Cost of or Gain on Reinsurance

   The cost of or gain on reinsurance at the inception of a coinsurance treaty, defined as the difference between the initial coinsurance premium paid and the amount of the net liabilities relating to the underlying reinsured policies in accordance with the reinsurance agreement, net of the ceded commission received is deferred and amortized over the lives of the underlying policies.

   Policyholders' Account Balances and Future Policy Benefits

   Policyholders' account balances for variable life and investment-type contracts are equal to the policy account values. The policy account values represent an accumulation of gross premium payments plus credited interest less expense and mortality charges and withdrawals.

   MLOA had issued certain variable annuity products with a guaranteed minimum death benefit ("GMDB") feature. MLOA also had issued certain variable annuity products that contain a GMIB feature which, if elected by the policyholder after a stipulated waiting period from contract issuance, guarantees a minimum lifetime annuity based on predetermined annuity purchase rates that may be in excess of what the contract account value can purchase at then-current annuity purchase rates. This minimum lifetime annuity is based on predetermined annuity purchase rates applied to a GMIB base. Reserves for GMDB and GMIB obligations are calculated on the basis of actuarial assumptions related to projected benefits and related contract charges generally over the lives of the contracts using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC and VOBA. The determination of this estimated liability is based on models that involve numerous estimates and subjective judgments, including those regarding expected market rates of return and volatility, contract surrender and withdrawal rates, mortality experience, and, for contracts with the GMIB feature, GMIB election rates. Assumptions regarding Separate Account performance used for purposes of this calculation are set using a long-term view of expected average market returns by applying a reversion to the mean approach, consistent with that used for DAC and VOBA amortization. There can be no assurance that actual experience will be consistent with management's estimates.

   In connection with the reinsurance agreement with Protective Life, MLOA has reinsured 100% of the risk associated with GMDB and GMIB variable annuity products.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   For reinsurance contracts other than those covering GMIB exposure, reinsurance recoverable balances were calculated using methodologies and assumptions that are consistent with those used to calculate the direct liabilities.

   For non-participating traditional life insurance policies, future policy benefit liabilities are estimated using a net level premium method on the basis of actuarial assumptions as to mortality, persistency and interest established at policy issue. Assumptions established at policy issue as to mortality and persistency are based on MLOA's experience that, together with interest and expense assumptions, includes a margin for adverse deviation. Benefit liabilities for traditional annuities during the accumulation period are equal to accumulated contractholders' fund balances and, after annuitization, are equal to the present value of expected future payments.

   When the liabilities for future policy benefits plus the present value of expected future gross premiums for a product are insufficient to provide for expected future policy benefits and expenses for that product, DAC and VOBA are written off and thereafter, if required, a premium deficiency reserve is established by a charge to earnings.

   Separate Accounts

   Generally, Separate Accounts established under Arizona State Insurance Law are not chargeable with liabilities that arise from any other business of MLOA. Separate Accounts assets are subject to General Account claims only to the extent Separate Accounts assets exceed Separate Accounts liabilities. Assets and liabilities of the Separate Accounts represent the net deposits and accumulated net investment earnings (loss) less fees, held primarily for the benefit of contractholders, and for which MLOA does not bear the investment risk. Separate Accounts' assets and liabilities are shown on separate lines in the balance sheets. Assets held in Separate Accounts are reported at quoted market values or, where quoted values are not readily available or accessible for these securities, their fair value measures most often are determined through the use of model pricing that effectively discounts prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security's duration, also taking into consideration issuer-specific credit quality and liquidity. The assets and liabilities of two Separate Accounts are presented and accounted for as General Account assets and liabilities due to the fact that not all of the investment performance in those Separate Accounts is passed through to policyholders. Investment assets in these Separate Accounts principally consist of fixed maturities that are classified as AFS in the accompanying consolidated financial statements.

   The investment results of Separate Accounts, including unrealized gains (losses), on which MLOA does not bear the investment risk are reflected directly in Separate Accounts liabilities and are not reported in revenues in the statements of earnings (loss). For 2013, 2012 and 2011, investment results of such Separate Accounts were gains (losses) of $256 million, $196 million and $(49) million, respectively.

   Deposits to Separate Accounts are reported as increases in Separate Accounts liabilities and are not reported in revenues. Mortality, policy administration and surrender charges on all policies including those funded by Separate Accounts are included in revenues.

   MLOA reports the General Account's interests in Separate Accounts as other invested assets in the balance sheets.

   Other Accounting Policies

   AXA Financial and certain of its consolidated subsidiaries, including MLOA, file a consolidated Federal income tax return. Current Federal income taxes are charged or credited to operations based upon amounts estimated to be payable or recoverable as a result of taxable operations for the current year. Deferred income tax assets and liabilities are recognized based on the difference between financial statement carrying amounts and income tax bases of assets and liabilities using enacted income tax rates and laws.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

3) INVESTMENTS

   Fixed Maturities and Equity Securities

   The following table provides information relating to fixed maturities classified as AFS; no equity securities were classified as AFS.

                AVAILABLE-FOR-SALE SECURITIES BY CLASSIFICATION

                                                           GROSS      GROSS
                                              AMORTIZED  UNREALIZED UNREALIZED               OTTI
                                                COST       GAINS      LOSSES   FAIR VALUE IN AOCI/(3)/
                                              ---------- ---------- ---------- ---------- -----------
                                                                   (IN MILLIONS)
DECEMBER 31, 2013:
------------------
Fixed Maturity Securities:
  Corporate.................................. $      608  $      33   $      8 $      633    $     --
  U.S. Treasury, government and agency.......         34         --         --         34          --
  States and political subdivisions..........          6         --         --          6          --
  Commercial mortgage-backed.................         46          1         23         24           1
  Redeemable preferred stock.................         18         --          2         16          --
                                              ----------  ---------   -------- ----------    --------

Total at December 31, 2013................... $      712  $      34   $     33 $      713    $      1
                                              ==========  =========   ======== ==========    ========

December 31, 2012:
------------------
Fixed Maturity Securities:
  Corporate.................................. $    1,553  $     167   $      1 $    1,719    $     --
  U.S. Treasury, government and agency.......        106          7         --        113          --
  States and political subdivisions..........         25          3         --         28          --
  Foreign governments........................          2         --         --          2          --
  Commercial mortgage-backed.................         57          5         27         35           2
  Residential mortgage-backed/(1)/...........         19          1         --         20          --
  Asset-backed/(2)/..........................          9          2         --         11          --
  Redeemable preferred stock.................         97          2          1         98          --
                                              ----------  ---------   -------- ----------    --------

Total at December 31, 2012................... $    1,868  $     187   $     29 $    2,026    $      2
                                              ==========  =========   ======== ==========    ========

  /(1)/Includes publicly traded agency pass-through securities and collateralized mortgage obligations.
  /(2)/Includes credit-tranched securities collateralized by sub-prime mortgages and other asset types and credit tenant loans. /(3)/Amounts represent OTTI losses in AOCI, which were not included in earnings (loss) in accordance with current accounting guidance.

   The contractual maturities of AFS fixed maturities (excluding redeemable preferred stock) at December 31, 2013 are shown in the table below. Bonds not due at a single maturity date have been included in the table in the final year of maturity. Actual maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                 AVAILABLE-FOR-SALE FIXED MATURITY SECURITIES
                  CONTRACTUAL MATURITIES AT DECEMBER 31, 2013

                                              AMORTIZED
                                                COST    FAIR VALUE
                                              --------- ----------
                                                 (IN MILLIONS)
Due in one year or less...................... $     102  $     104
Due in years two through five................       184        198
Due in years six through ten.................       302        311
Due after ten years..........................        60         60
                                              ---------  ---------
   Subtotal..................................       648        673
Commercial mortgage-backed securities........        46         24
                                              ---------  ---------
Total........................................ $     694  $     697
                                              =========  =========

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table shows proceeds from sales, gross gains (losses) from sales and OTTI for AFS fixed maturities during 2013, 2012 and 2011:

                                                   December 31,
                                              ----------------------
                                                2013     2012   2011
                                              --------  -----  -----
                                                   (IN MILLIONS)
Proceeds from sales/(1)/..................... $  1,200  $  13  $  20
                                              ========  =====  =====
Gross gains on sales/(2)/.................... $     84  $   2  $   1
                                              ========  =====  =====
Gross losses on sales/(3)/................... $      9  $  --  $   1
                                              ========  =====  =====
Total OTTI................................... $     (6) $  (7) $  (2)
Non-credit losses recognized in OCI..........       --     --     --
                                              --------  -----  -----
Credit losses recognized in earnings (loss).. $     (6) $  (7) $  (2)
                                              ========  =====  =====

  /(1)/Includes $1,090 million of transfer of assets to Protective Life. /(2)/Includes $81 million of gross gains from assets transferred to
       Protective Life.
  /(3)/Includes $6 million of gross losses from assets transferred to Protective Life.

   The following table sets forth the amount of credit loss impairments on fixed maturity securities held by MLOA at the dates indicated and the corresponding changes in such amounts.

             FIXED MATURITY SECURITIES -- CREDIT LOSS IMPAIRMENTS

                                               2013    2012
                                              ------  ------
                                               (IN MILLIONS)
Balances at January 1,....................... $  (72) $  (74)
Previously recognized impairments on
  securities that matured, paid, prepaid or
  sold.......................................     18       9
Recognized impairments on securities
  impaired to fair value this period/(1)/....     --      --
Impairments recognized this period on
  securities not previously impaired.........     (6)     (6)
Additional impairments this period on
  securities previously impaired.............     --      (1)
Increases due to passage of time on
  previously recorded credit losses..........     --      --
Accretion of previously recognized
  impairments due to increases in expected
  cash flows.................................     --      --
                                              ------  ------
Balances at December 31,..................... $  (60) $  (72)
                                              ======  ======

  /(1)/Represents circumstances where MLOA determined in the current period that it intends to sell the security or it is more likely than not that it will be required to sell the security before recovery of the security's amortized cost.

   Net unrealized investment gains (losses) on fixed maturities and equity securities classified as AFS are included in the balance sheets as a component of AOCI. The table below presents these amounts as of the dates indicated:

                                               DECEMBER 31,
                                               -------------
                                                2013   2012
                                               -----  ------
                                               (IN MILLIONS)
AFS Securities:
  Fixed maturity securities:
   With OTTI loss............................. $  (4) $    2
   All other..................................     5     156
                                               -----  ------
Net Unrealized (Gains) Losses................. $   1  $  158
                                               =====  ======

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Changes in net unrealized investment gains (losses) recognized in AOCI include reclassification adjustments to reflect amounts realized in Net earnings (loss) for the current period that had been part of OCI in earlier periods. The tables that follow below present a roll forward of net unrealized investment gains (losses) recognized in AOCI, split between amounts related to fixed maturity securities on which an OTTI loss has been recognized, and all other:

  NET UNREALIZED GAINS (LOSSES) ON FIXED MATURITY SECURITIES WITH OTTI LOSSES

                                                                                              AOCI GAIN
                                                                                                (LOSS)
                                              NET UNREALIZED                   DEFERRED       RELATED TO
                                                  GAINS                         INCOME      NET UNREALIZED
                                               (LOSSES) ON                     TAX ASSET      INVESTMENT
                                               INVESTMENTS     DAC AND VOBA   (LIABILITY)   GAINS (LOSSES)
                                              --------------  -------------  -------------  --------------
                                                                      (IN MILLIONS)
BALANCE, JANUARY 1, 2013.....................   $          2  $          (1) $          --    $          1
Net investment gains (losses) arising during
  the period.................................             (5)            --             --              (5)
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)...........             (1)            --             --              (1)
   Excluded from Net earnings (loss)/(1)/....             --             --             --              --
Impact of net unrealized investment gains
  (losses) on:
   DAC and VOBA..............................             --            (48)            --             (48)
   Deferred income taxes.....................             --             --             19              19
                                                ------------  -------------  -------------    ------------
BALANCE, DECEMBER 31, 2013...................   $         (4) $         (49) $          19    $        (34)
                                                ============  =============  =============    ============

BALANCE, JANUARY 1, 2012.....................   $         (5) $           1  $           2    $         (2)
Net investment gains (losses) arising during
  the period.................................              6             --             --               6
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)...........              1             --             --               1
   Excluded from Net earnings (loss)/(1)/....             --             --             --              --
Impact of net unrealized investment gains
  (losses) on:
   DAC and VOBA..............................             --             (2)            --              (2)
   Deferred income taxes.....................             --             --             (2)             (2)
                                                ------------  -------------  -------------    ------------
BALANCE, DECEMBER 31, 2012...................   $          2  $          (1) $          --    $          1
                                                ============  =============  =============    ============

  /(1)/Represents "transfers in" related to the portion of OTTI losses recognized during the period that were not recognized in earnings (loss) for securities with no prior OTTI loss.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

          ALL OTHER NET UNREALIZED INVESTMENT GAINS (LOSSES) IN AOCI

                                                                                               AOCI GAIN
                                                                                                 (LOSS)
                                              NET UNREALIZED                    DEFERRED       RELATED TO
                                                  GAINS                          INCOME      NET UNREALIZED
                                               (LOSSES) ON                      TAX ASSET      INVESTMENT
                                               INVESTMENTS     DAC AND VOBA    (LIABILITY)   GAINS (LOSSES)
                                              --------------  -------------  --------------  --------------
                                                                      (IN MILLIONS)
BALANCE, JANUARY 1, 2013.....................   $        156  $         (31) $          (44) $           81
Net investment gains (losses) arising during
  the period.................................            (84)            --              --             (84)
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)...........            (67)            --              --             (67)
   Excluded from Net earnings (loss)/(1)/....             --             --              --              --
Impact of net unrealized investment gains
  (losses) on:
   DAC and VOBA..............................             --             91              --              91
   Deferred income taxes.....................             --             --              21              21
                                                ------------  -------------  --------------  --------------
BALANCE, DECEMBER 31, 2013...................   $          5  $          60  $          (23) $           42
                                                ============  =============  ==============  ==============

BALANCE, JANUARY 1, 2012.....................   $        115  $         (27) $          (31) $           57
Net investment gains (losses) arising during
  the period.................................             37             --              --              37
Reclassification adjustment for OTTI losses:
   Included in Net earnings (loss)...........              4             --              --               4
Impact of net unrealized investment gains
  (losses) on:
   DAC and VOBA..............................             --             (4)             --              (4)
   Deferred income taxes.....................             --             --             (13)            (13)
                                                ------------  -------------  --------------  --------------
BALANCE, DECEMBER 31, 2012...................   $        156  $         (31) $          (44) $           81
                                                ============  =============  ==============  ==============

  /(1)/Represents "transfers out" related to the portion of OTTI losses during the period that were not recognized in earnings (loss) for securities with no prior OTTI loss.

   The following tables disclose the fair values and gross unrealized losses of the 143 issues at December 31, 2013 and the 76 issues at December 31, 2012 of fixed maturities that are not deemed to be other-than-temporarily impaired, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position for the specified periods at the dates indicated:

                                               LESS THAN 12 MONTHS    12 MONTHS OR LONGER           TOTAL
                                              ---------------------  ---------------------  ---------------------
                                                           GROSS                  GROSS                  GROSS
                                                         UNREALIZED             UNREALIZED             UNREALIZED
                                              FAIR VALUE   LOSSES    FAIR VALUE   LOSSES    FAIR VALUE   LOSSES
                                              ---------- ----------  ---------- ----------  ---------- ----------
                                                                         (IN MILLIONS)
DECEMBER 31, 2013
-----------------
Fixed Maturity Securities:
  Corporate.................................. $      109  $      (6)  $      38 $       (2)  $     147  $      (8)
  U.S. Treasury, government and agency.......         21         --          --         --          21         --
  States and political subdivisions..........          1         --          --         --           1         --
  Commercial mortgage-backed.................         13        (13)          8        (10)         21        (23)
  Redeemable preferred stock.................          8         (2)         --         --           8         (2)
                                              ----------  ---------   --------- ----------   ---------  ---------

Total........................................ $      152  $     (21)  $      46 $      (12)  $     198  $     (33)
                                              ==========  =========   ========= ==========   =========  =========

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                               LESS THAN 12 MONTHS    12 MONTHS OR LONGER           TOTAL
                                              ---------------------  ---------------------  ---------------------
                                                           GROSS                  GROSS                  GROSS
                                                         UNREALIZED             UNREALIZED             UNREALIZED
                                              FAIR VALUE   LOSSES    FAIR VALUE   LOSSES    FAIR VALUE   LOSSES
                                              ---------- ----------  ---------- ----------  ---------- ----------
                                                                         (IN MILLIONS)

December 31, 2012
-----------------
Fixed Maturity Securities:
  Corporate..................................  $      44  $      --   $      14  $      (1)  $      58  $      (1)
  U.S. Treasury, government and agency.......          1         --          --         --           1         --
  Foreign governments........................         --         --           2         --           2         --
  Commercial mortgage-backed.................         --         (1)         26        (26)         26        (27)
  Redeemable preferred stock.................         14         --          30         (1)         44         (1)
                                               ---------  ---------   ---------  ---------   ---------  ---------

Total........................................  $      59  $      (1)  $      72  $     (28)  $     131  $     (29)
                                               =========  =========   =========  =========   =========  =========

   MLOA's investments in fixed maturity securities do not include concentrations of credit risk of any single issuer greater than 10% of the shareholder's equity of MLOA, other than securities of the U.S. government, U.S. government agencies and certain securities guaranteed by the U.S. government. MLOA maintains a diversified portfolio of corporate securities across industries and issuers and does not have exposure to any single issuer in excess of 2.8% of total investments. The largest exposures to a single issuer of corporate securities held at December 31, 2013 and 2012 were $27 million and $27 million, respectively. Corporate high yield securities, consisting primarily of public high yield bonds, are classified as other than investment grade by the various rating agencies, i.e., a rating below Baa3/BBB- or the National Association of Insurance Commissioners ("NAIC") designation of 3 (medium grade), 4 or 5 (below investment grade) or 6 (in or near default). At December 31, 2013 and 2012, respectively, approximately $60 million and $125 million, or 8.4% and 6.7%, of the $712 million and $1,868 million aggregate amortized cost of fixed maturities held by MLOA were considered to be other than investment grade. These securities had net unrealized losses of $22 million and $17 million at December 31, 2013 and 2012, respectively.

   MLOA does not originate, purchase or warehouse residential mortgages and is not in the mortgage servicing business. MLOA's fixed maturity investment portfolio before September 30, 2013 included residential mortgage backed securities ("RMBS") backed by subprime and Alt-A residential mortgages, comprised of loans made by banks or mortgage lenders to residential borrowers with lower credit ratings. The criteria used to categorize such subprime borrowers include Fair Isaac Credit Organization ("FICO") scores, interest rates charged, debt-to-income ratios and loan-to-value ratios. Alt-A residential mortgages are mortgage loans where the risk profile falls between prime and subprime; borrowers typically had clean credit histories but the mortgage loan has an increased risk profile due to higher loan-to-value and debt-to-income ratios and/or inadequate documentation of the borrowers' income. At December 31, 2013 and 2012, respectively, MLOA owned $0 million and $0 million in RMBS backed by subprime residential mortgage loans. RMBS backed by subprime residential mortgages were fixed income investments supporting General Account liabilities.

   At December 31, 2013, the carrying value of fixed maturities that were non-income producing for the twelve months preceding that date was $2 million.

   Valuation Allowances for Mortgage Loans:

   Allowances for credit losses for mortgage loans in 2013, 2012 and 2011 are as follows:

                                              COMMERCIAL MORTGAGE LOANS
                                              -------------------------
                                               2013      2012    2011
                                              ------    ------  ------
                                                  (IN MILLIONS)
ALLOWANCE FOR CREDIT LOSSES:
Beginning Balance, January 1,................ $    4    $    3  $    2
   Charge-offs...............................     --        --      --
   Recoveries................................     (1)       --      --
   Provision.................................     --         1       1
                                                ------   ------  ------
Ending Balance, December 31,................. $    3    $    4  $    3
                                                ======   ======  ======

Ending Balance, December 31,:
   Individually Evaluated for Impairment..... $    3    $    4  $    3
                                                ======   ======  ======

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   There were no allowances for credit losses for agricultural mortgage loans in 2013, 2012 and 2011.

   The values used in these ratio calculations were developed as part of the periodic review of the commercial mortgage loan portfolio, which includes an evaluation of the underlying collateral value. The following tables provide information relating to the loan-to-value and debt service coverage ratio for commercial mortgage loans at December 31, 2013, and 2012, respectively.

       MORTGAGE LOANS BY LOAN-TO-VALUE AND DEBT SERVICE COVERAGE RATIOS
                               DECEMBER 31, 2013

                                                         DEBT SERVICE COVERAGE RATIO
                                              -------------------------------------------------
                                                                                         LESS    TOTAL
                                               GREATER  1.8X TO 1.5X TO 1.2X TO 1.0X TO  THAN   MORTGAGE
                                              THAN 2.0X  2.0X    1.8X    1.5X    1.2X    1.0X    LOANS
LOAN-TO-VALUE RATIO:/(2)/                     --------- ------- ------- ------- ------- ------- --------
                                                                    (IN MILLIONS)
COMMERCIAL MORTGAGE LOANS/(1)/
  0% - 50%...................................  $     -- $    --  $   16 $    -- $    -- $    -- $     16
  50% - 70%..................................        --      --      --       6      --      --        6
  70% - 90%..................................        --      --      --      --      --      --       --
  90% plus...................................         9      --      --      --      --      --        9
                                               -------- -------  ------ ------- ------- ------- --------

Total Commercial Mortgage Loans..............  $      9 $    --  $   16 $     6 $    -- $    -- $     31
                                               ======== =======  ====== ======= ======= ======= ========

  /(1)/The debt service coverage ratio is calculated using the most recently reported net operating income results from property operations divided by annual debt service.
  /(2)/The loan-to-value ratio is derived from current loan balance divided by the fair market value of the property. The fair market value of the underlying commercial properties is updated annually.

       Mortgage Loans by Loan-to-Value and Debt Service Coverage Ratios
                               December 31, 2012

                                                         Debt Service Coverage Ratio
                                              --------------------------------------------------
                                                                                          Less    Total
                                               Greater  1.8x to 1.5x to 1.2x to 1.0x to   than   Mortgage
                                              than 2.0x  2.0x    1.8x    1.5x    1.2x     1.0x    Loans
Loan-to-Value Ratio:/(2)/                     --------- ------- ------- ------- -------- ------- --------
Commercial Mortgage Loans/(1)/                                       (In Millions)
  0% - 50%...................................   $     4 $    -- $    17  $   -- $     12 $    --  $    33
  50% - 70%..................................        --      --      --       6       --      --        6
  70% - 90%..................................        --      --      --      --       --      --       --
  90% plus...................................        10      --      --      --       --      --       10
                                                ------- ------- -------  ------ -------- -------  -------

Total Commercial Mortgage Loans..............   $    14 $    -- $    17  $    6 $     12 $    --  $    49
                                                ======= ======= =======  ====== ======== =======  =======

  /(1)/The debt service coverage ratio is calculated using the most recently reported net operating income results from property operations divided by annual debt service.
  /(2)/The loan-to-value ratio is derived from current loan balance divided by the fair market value of the property. The fair market value of the underlying commercial properties is updated annually.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table provides information relating to the aging analysis of past due mortgage loans at December 31, 2013 and 2012, respectively.

              AGE ANALYSIS OF PAST DUE COMMERCIAL MORTGAGE LOANS

                                                                                                             RECORDED
                                                                                                            INVESTMENT
                                                                                             TOTAL    (GREATER THAN) 90 DAYS
                                              30-59 60-89      90 DAYS                     FINANCING           AND
                                              DAYS  DAYS  OR (GREATER THAN) TOTAL CURRENT RECEIVABLES        ACCRUING
                                              ----- ----- ----------------- ----- ------- ----------- ----------------------
                                                                              (IN MILLIONS)
DECEMBER 31, 2013
-----------------

Total Commercial
  Mortgage Loans............................. $  -- $  --          $     -- $  --  $   31  $       31             $       --
                                              ===== =====          ======== =====  ======  ==========             ==========

December 31, 2012
-----------------

Total Commercial Mortgage Loans.............. $  -- $  --          $     -- $  --  $   49  $       49             $       --
                                              ===== =====          ======== =====  ======  ==========             ==========

   The following table provides information relating to impaired loans at December 31, 2013 and 2012, respectively.

                     COMMERCIAL MORTGAGE LOANS -- IMPAIRED

                                                          UNPAID                  AVERAGE       INTEREST
                                               RECORDED  PRINCIPAL   RELATED      RECORDED       INCOME
                                              INVESTMENT  BALANCE   ALLOWANCE  INVESTMENT/(1)/ RECOGNIZED
                                              ---------- --------- ----------  --------------  ----------
                                                                    (IN MILLIONS)
DECEMBER 31, 2013
-----------------

  With no related allowance recorded......... $       --  $     -- $       --     $        --  $       --
  With related allowance recorded............ $        9  $      9 $       (3)    $        10  $       --

December 31, 2012
-----------------

  With no related allowance recorded......... $       --  $     -- $       --     $        --  $       --
  With related allowance recorded............ $       10  $     10 $       (4)    $        10  $       --

  /(1)/Represents a five-quarter average of recorded amortized cost.

   Equity Investments

   MLOA holds equity in limited partnership interests and other equity method investments that primarily invest in securities considered to be other than investment grade. The carrying values at December 31, 2013 and 2012 were $1 million and $2 million, respectively.

   The following table presents MLOA's investment in 2.6 million units in AllianceBernstein, an affiliate, which is included in Other invested assets:

                                               2013   2012
                                              -----  -----
                                              (IN MILLIONS)

Balance at January 1,........................ $  69  $  72
Equity in net earnings (loss)................     5      2
Impact of repurchase/issuance of
  AllianceBernstein Units....................    --     (2)
Dividends received...........................    (4)    (3)
                                              -----  -----
Balance at December 31,...................... $  70  $  69
                                              =====  =====

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The tables below detail the condensed balance sheets and statements of earnings (loss) of AllianceBernstein and MLOA's equity investment and equity in earnings (loss) of AllianceBernstein.

                                              DECEMBER 31,
                                              -------------
                                               2013   2012
                                              ------ ------
                                              (IN MILLIONS)
BALANCE SHEETS:
Total Assets................................. $7,386 $8,115
                                              ====== ======
Total Liabilities............................  3,316  4,312
Total Partners' Capital......................  4,070  3,803
                                              ------ ------
  Total Liabilities and Partners' Capital.... $7,386 $8,115
                                              ====== ======
MLOA's Equity investment in AllianceBernstein $   70 $   69
                                              ====== ======

                                               2013   2012   2011
                                              ------ ------ ------
                                                  (IN MILLIONS)
STATEMENTS OF EARNINGS (LOSS):
Total revenues............................... $2,915 $2,737 $2,750
                                              ------ ------ ------
Total Expenses...............................  2,351  2,534  2,958
                                              ------ ------ ------
  Net Earnings (Loss)........................ $  518 $  189 $ (175)
                                              ====== ====== ======
MLOA's Equity in earnings (loss) of
  AllianceBernstein.......................... $    5 $    2 $   (2)
                                              ====== ====== ======

   Derivatives and Offsetting Assets and Liabilities

   MLOA uses derivatives for asset/liability risk management primarily to reduce exposures to equity market risks. Derivative hedging strategies are designed to reduce these risks from an economic perspective and are all executed within the framework of a "Derivative Use Plan" approved by the State of Arizona Insurance Department ("AID"). Operation of these hedging programs is based on models involving numerous estimates and assumptions, including, among others, mortality, lapse, surrender and withdrawal rates, election rates, market volatility and interest rates.

   MLOA uses equity index options on the S&P 500, Russell 2000, Morgan Stanley Capital International ("MSCI"), Europe, Australasia and Far East ("EAFE"), for the purpose of hedging crediting rate exposure in its Market Stabilizer Option(R) ("MSO") in the MLOA's variable life insurance products and Indexed Universal Life ("IUL") insurance products. This involves entering into a package of calls and/or put options whose payoff mimics the crediting rate embedded in individual segments of the products.

   Although notional amount is the most commonly used measure of volume in the derivatives market, it is not used as a measure of credit risk. A derivative with positive fair value (a derivative asset) indicates existence of credit risk because the counterparty would owe money to MLOA if the contract were closed at the reporting date. Alternatively, a derivative contract with negative fair value (a derivative liability) indicates MLOA would owe money to the counterparty if the contract were closed at the reporting date. To reduce credit exposures in over-the-counter ("OTC") derivative transactions, MLOA generally enters into master agreements that provide for a netting of financial exposures with the counterparty and allow for collateral arrangements. MLOA further controls and minimizes its counterparty exposure through a credit appraisal and approval process.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The tables below present quantitative disclosures about MLOA's derivative instruments, including those embedded in other contracts though required to be accounted for as derivative instruments.

                      DERIVATIVE INSTRUMENTS BY CATEGORY

                                                             FAIR VALUE
                                                       -----------------------
                                                                               GAINS (LOSSES)
                                              NOTIONAL    ASSET     LIABILITY    REPORTED IN
                                               AMOUNT  DERIVATIVES DERIVATIVES EARNINGS (LOSS)
                                              -------- ----------- ----------- ---------------
                                                                (IN MILLIONS)
AT OR FOR THE YEAR ENDED DECEMBER 31, 2013:
FREESTANDING DERIVATIVES:
Equity contracts:/(1)/
  Options....................................  $   158   $      20  $        6   $           8
                                                                                 -------------
   NET INVESTMENT INCOME (LOSS)..............                                                8
                                                                                 -------------

EMBEDDED DERIVATIVES:
  GMIB reinsurance contracts/(2)/............       --          --          --              (7)
  MSO and IUL indexed features/(3)/..........       --          --          14              (8)
                                               -------   ---------  ----------   -------------

Balances, December 31, 2013..................  $   158   $      20  $       20   $          (7)
                                               =======   =========  ==========   =============

At or For the Year Ended December 31, 2012:
Freestanding derivatives:
Equity contracts:/(1)/
  Options....................................  $    29   $       2  $        1   $          --
                                                                                 -------------
   Net investment income (loss)..............                                               --
                                                                                 -------------

Embedded derivatives:
  GMIB reinsurance contracts/(2)/............       --           7          --              (2)
                                               -------   ---------  ----------   -------------
Balances, December 31, 2012..................  $    29   $       9  $        1   $          (2)
                                               =======   =========  ==========   =============

  /(1)/Reported in Other invested assets in MLOA's balance sheets. /(2)/Reported in Other assets in MLOA's balance sheets.
  /(3)/MSO and IUL are reported in Future policyholders' benefits and other policyholders' liabilities in the balance sheets.

   The standardized ISDA Master Agreement under which MLOA conducts its OTC derivative transactions includes provisions for payment netting. In the normal course of business activities, if there is more than one derivative transaction with a single counterparty, MLOA will set-off the cash flows of those derivatives into a single amount to be exchanged in settlement of the resulting net payable or receivable with that counterparty. In the event of default, insolvency, or other similar event pre-defined under the ISDA Master Agreement that would result in termination of OTC derivatives transactions before their maturity, netting procedures would be applied to calculate a single net payable or receivable with the counterparty.

   Under the ISDA Master Agreement, MLOA generally has executed a CSA with each of its OTC derivative counterparties that require both posting and accepting collateral either in the form of cash or high-quality securities, such as U.S. Treasury securities or those issued by government agencies. These CSAs are bilateral agreements that require collateral postings by the party "out-of-the-money" or in a net derivative liability position. Various thresholds for the amount and timing of collateralization of net liability positions are applicable. Consequently, the credit exposure of MLOA's OTC derivative contracts is limited to the net positive estimated fair value of those contracts at the reporting date after taking into consideration the existence of netting agreements and any collateral received pursuant to CSAs. Derivatives are recognized at fair value in the balance sheets and are reported either as assets in Other invested assets or as liabilities in Other liabilities. MLOA nets the fair value of all derivative financial instruments with counterparties for which an ISDA Master Agreement and related CSA have been executed.

   At December 31, 2013 and 2012, respectively, MLOA held $12 million and $0 million in cash and securities collateral delivered by trade counterparties, representing the fair value of the related derivative agreements. This unrestricted cash collateral is reported in Cash and cash equivalents, and the obligation to return it is reported in Other liabilities in the balance sheets. The aggregate fair value of all collateralized derivative transactions that were in a liability position at December 31, 2013 and 2012 was not material.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   On June 10, 2013, new derivative regulations under Title VII of the Dodd-Frank Wall Street Reform and Consumer Protection Act went into effect, requiring financial entities, including U.S. life insurers, to clear newly executed OTC interest rate swaps with central clearing houses, and to post larger sums of higher quality collateral, among other provisions. Counterparties subject to these new regulations are required to post initial margin to the clearing house as well as variation margin to cover any daily negative mark-to-market movements in the value of newly executed OTC interest rate swap contracts. Centrally cleared OTC interest rate swap contracts, protected by initial margin requirements and higher quality collateral-eligible assets, are expected to reduce the risk of loss in the event of counterparty default. MLOA has counterparty exposure to the clearing house and its clearing broker for futures and OTC derivative contracts. Since the introduction of these new derivative regulations, there have been no significant impacts from the Company's compliance as existing derivative positions are grandfathered. Similarly, MLOA does not expect the new regulations to materially increase the amount or change the quality of collateral that otherwise would have been imposed directly with its counterparties under CSAs.

   The following table presents information about MLOA's offsetting of financial assets and liabilities and derivative instruments at December 31, 2013.

   OFFSETTING OF FINANCIAL ASSETS AND LIABILITIES AND DERIVATIVE INSTRUMENTS
                             AT DECEMBER 31, 2013

                                                             GROSS
                                                GROSS       AMOUNTS       NET AMOUNTS
                                               AMOUNTS   OFFSET IN THE  PRESENTED IN THE
                                              RECOGNIZED BALANCE SHEETS  BALANCE SHEETS
                                              ---------- -------------- ----------------
                                                            (IN MILLIONS)
ASSETS
DESCRIPTION
Derivatives:
Equity contracts.............................  $      20   $          6  $            14
                                               ---------   ------------  ---------------
  Total Derivatives, subject to an ISDA
   Master Agreement/(1)/.....................         20              6               14
Other financial instruments..................         70             --               70
                                               ---------   ------------  ---------------
  Other invested assets......................  $      90   $          6  $            84
                                               =========   ============  ===============

LIABILITIES
DESCRIPTION
Derivatives:
Equity contracts.............................  $       6   $          6  $            --
                                               ---------   ------------  ---------------
  Total Derivatives, subject to an ISDA
   Master Agreement/(1)/.....................          6              6               --
Other financial liabilities..................         83             --               83
                                               ---------   ------------  ---------------
  Other liabilities..........................  $      89   $          6  $            83
                                               =========   ============  ===============

  /(1)/There were no derivatives not subject to ISDA Master Agreements at December 31, 2013.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table presents information about MLOA's gross collateral amounts that are not offset in the balance sheets at December 31, 2013.

           GROSS COLLATERAL AMOUNTS NOT OFFSET IN THE BALANCE SHEETS
                             AT DECEMBER 31, 2013

                                                               COLLATERAL (RECEIVED)/HELD
                                                NET AMOUNTS    -------------------------
                                              PRESENTED IN THE  FINANCIAL                   NET
                                               BALANCE SHEETS  INSTRUMENTS      CASH      AMOUNTS
                                              ---------------- -----------     ------     --------
                                                              (IN MILLIONS)
ASSETS
Counterparty A...............................    $           6  $       --     $   (6)    $     --
Counterparty H...............................                1          --         --            1
Counterparty K...............................                2          --         (2)          --
Counterparty L...............................                4          --         (4)          --
                                                 -------------  ----------        ------  --------
  Total Derivatives..........................    $          13  $       --     $  (12)    $      1
Other financial assets.......................               71          --         --           71
                                                 -------------  ----------        ------  --------
OTHER INVESTED ASSETS........................    $          84  $       --     $  (12)    $     72
                                                 =============  ==========        ======  ========

   The following table presents information about MLOA's offsetting of financial assets and liabilities and derivative instruments at 2012.

   Offsetting of Financial Assets and Liabilities and Derivative Instruments
                             At December 31, 2012

                                                             Gross
                                                Gross       Amounts       Net Amounts
                                               Amounts   Offset in the  Presented in the
                                              Recognized Balance Sheets  Balance Sheets
                                              ---------- -------------- ----------------
                                                            (In Millions)
ASSETS
Description
Derivatives:
Equity contracts.............................  $       2    $         1     $          1
                                               ---------    -----------     ------------
Total Derivatives, subject to an ISDA Master
  Agreement/(1)/.............................          2              1                1
Other financial instruments..................         70             --               70
                                               ---------    -----------     ------------
  Other invested assets......................  $      72    $         1     $         71
                                               =========    ===========     ============

LIABILITIES
Description
Derivatives:
Equity contracts.............................  $       1    $         1     $         --
                                               ---------    -----------     ------------
Total Derivatives, subject to an ISDA Master
  Agreement/(1)/.............................          1              1               --
Other financial liabilities..................         52             --               52
                                               ---------    -----------     ------------
  Other liabilities..........................  $      53    $         1     $         52
                                               =========    ===========     ============

  /(1)/There were no derivatives not subject to ISDA Master Agreements at December 31, 2012.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table presents information about MLOA's gross collateral amounts that are not offset in the balance sheets at December 31, 2012.

           Gross Collateral Amounts Not Offset in the Balance Sheets
                             At December 31, 2012

                                                               Collateral (Received)/Held
                                                Net Amounts    --------------------------
                                              Presented in the  Financial                     Net
                                                Balance Sheets Instruments      Cash        Amounts
                                              ---------------- -----------   -----------  -----------
                                                                 (In Millions)
ASSETS
Counterparty H...............................                1          --            --            1
                                                  ------------   -----------  ----------- -----------
  Total Derivatives..........................     $          1 $        --   $        --  $         1
Other financial assets.......................               70          --            --           70
                                                  ------------   -----------  ----------- -----------
  Other invested assets......................     $         71 $        --   $        --  $        71
                                                  ============   ===========  =========== ===========

   Net Investment Income (Loss)

   The following table breaks out Net investment income (loss) by asset category:

                                               2013   2012    2011
                                              -----  ------  ------
                                                  (IN MILLIONS)
Fixed maturities............................. $  79  $   97  $  102
Mortgage loans on real estate................     2       9      10
Policy loans.................................     6       8       8
Derivative instruments.......................     8      --      --
                                              -----  ------  ------
Gross investment income (loss)...............    95     114     120
Investment expenses..........................    (3)     (4)     (4)
                                              -----  ------  ------
  Net Investment Income (Loss)............... $  92  $  110  $  116
                                              =====  ======  ======

   For 2013, Net investment income (loss) from derivatives included $2 million of realized gains (losses) on contracts closed during those periods and $6 million of unrealized gains (losses) on derivative positions at year end.

   Investment Gains (Losses), Net

   Investment gains (losses), net including changes in the valuation allowances and OTTI are as follows:

                                              2013   2012   2011
                                              ----- -----  -----
                                                 (IN MILLIONS)
Fixed maturities............................. $  67 $  (5) $  (2)
Impact of (repurchase) issuance of
  AllianceBernstein Units....................    --    (2)     2
Mortgage loans on real estate................     1     2     (1)
                                              ----- -----  -----
Investment Gains (Losses), Net............... $  68 $  (5) $  (1)
                                              ===== =====  =====

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

4) VALUE OF BUSINESS ACQUIRED

   The following table presents MLOA's VOBA asset at December 31, 2013 and 2012:

                                               GROSS     ACCUMULATED
                                              CARRYING   AMORTIZATION
                                               AMOUNT     AND OTHER        NET
                                              -------- ------------       ------
                                                        (IN MILLIONS)
VOBA
----
DECEMBER 31, 2013............................ $    416  $      (398)/(1)/    $18
                                              ========  ===========       ======
December 31, 2012............................ $    416  $      (313)      $  103
                                              ========  ===========       ======

  /(1)/Includes reactivity to unrealized investment gains (losses) and $117 million of accelerated VOBA amortization resulting from the reinsurance agreement with Protective Life which is included in the deferred cost of reinsurance.

   For 2013, 2012 and 2011, amortization (negative amortization) expense related to VOBA was $11 million, $(13) million and $10 million, respectively. VOBA amortization is estimated to range between $1 million and $3 million annually through 2018.

5) FAIR VALUE DISCLOSURES

   Assets measured at fair value on a recurring basis are summarized below. Fair value measurements also are required on a non-recurring basis for certain assets, including goodwill, mortgage loans on real estate, equity real estate held for production of income, and equity real estate held for sale, only when an OTTI or other event occurs. When such fair value measurements are recorded, they must be classified and disclosed within the fair value hierarchy. At December 31, 2013 and 2012, no assets were required to be measured at fair value on a non-recurring basis.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                            FAIR VALUE MEASUREMENTS

                                               LEVEL 1  LEVEL 2 LEVEL 3  TOTAL
                                               -------- ------- ------- --------
                                                         (IN MILLIONS)
DECEMBER 31, 2013
-----------------
ASSETS:
Investments:
  Fixed maturity Securities,
  available-for-sale:
   Corporate.................................. $     --  $  624   $   9 $    633
   U.S. Treasury, government and agency.......       --      34      --       34
   States and political subdivisions..........       --       6      --        6
   Commercial mortgage-backed.................       --      --      24       24
   Redeemable preferred stock.................        8       8      --       16
                                               --------  ------   ----- --------
     Subtotal.................................        8     672      33      713
                                               --------  ------   ----- --------
  Other equity investments....................        1      --      --        1
  Options.....................................       --      14      --       14
Cash equivalents..............................      127      --      --      127
Separate Accounts' assets.....................    1,823      15      --    1,838
                                               --------  ------   ----- --------
   Total Assets............................... $  1,959  $  701   $  33 $  2,693
                                               ========  ======   ===== ========

LIABILITIES:
MSO and IUL indexed features' liability....... $     --  $   14   $  -- $     14
                                               --------  ------   ----- --------
   Total Liabilities.......................... $     --  $   14   $  -- $     14
                                               ========  ======   ===== ========

December 31, 2012
-----------------
Assets:
Investments:
  Fixed maturity Securities,
  available-for-sale:
   Corporate.................................. $     --  $1,684   $  35 $  1,719
   U.S. Treasury, government and agency.......       --     113      --      113
   States and political subdivisions..........       --      28      --       28
   Foreign governments........................       --       2      --        2
   Commercial mortgage-backed.................       --      --      35       35
   Residential mortgage-backed/(1)/...........       --      20      --       20
   Asset-backed/(2)/..........................       --       5       6       11
   Redeemable preferred stock.................       37      61      --       98
                                               --------  ------   ----- --------
     Subtotal.................................       37   1,913      76    2,026
                                               --------  ------   ----- --------
  Other equity investments....................        1      --      --        1
Cash equivalents..............................      145      --      --      145
GMIB reinsurance contracts....................       --      --       7        7
Separate Accounts' assets.....................    1,623      15      --    1,638
                                               --------  ------   ----- --------
   Total Assets............................... $  1,806  $1,928   $  83 $  3,817
                                               ========  ======   ===== ========

  /(1)/Includes publicly traded agency pass-through securities and collateralized obligations.
  /(2)/Includes credit-tranched securities collateralized by sub-prime mortgages and other asset types and credit tenant loans.

   At December 31, 2013 and 2012, respectively, the fair value of public fixed maturities is approximately $556 million and $1,557 million or approximately 20.6% and 40.9% of MLOA's total assets measured at fair value on a recurring basis (excluding GMIB reinsurance contracts measured at fair value on a recurring basis at December 31, 2012). The fair values of MLOA's public fixed maturity securities are generally based on prices obtained from independent valuation service providers and for which MLOA maintains a vendor hierarchy by asset type based on historical pricing experience and vendor expertise. Although each security generally is priced by multiple independent valuation service providers, MLOA ultimately uses the price received from the independent valuation service provider highest in the vendor hierarchy based on the respective asset type, with limited exception. To validate reasonableness, prices also are internally reviewed by those with relevant expertise through comparison with directly observed recent market trades. Consistent with the fair value hierarchy, public fixed

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



   maturity securities validated in this manner generally are reflected within Level 2, as they are primarily based on observable pricing for similar assets and/or other market observable inputs. If the pricing information received from independent valuation service providers is not reflective of market activity or other inputs observable in the market, MLOA may challenge the price through a formal process in accordance with the terms of the respective independent valuation service provider agreement. If as a result it is determined that the independent valuation service provider is able to reprice the security in a manner agreed as more consistent with current market observations, the security remains within Level 2. Alternatively, a Level 3 classification may result if the pricing information then is sourced from another vendor, non-binding broker quotes, or internally-developed valuations for which MLOA's own assumptions about market-participant inputs would be used in pricing the security.

   At December 31, 2013 and 2012, respectively, the fair value of private fixed maturities is approximately $157 million and $469 million or approximately 5.8% and 12.3% of MLOA's total assets measured at fair value on a recurring basis. The fair values of MLOA's private fixed maturities, which primarily are comprised of investments in private placement securities generally are determined using a discounted cash flow model. In certain cases, these models use observable inputs with a discount rate based upon the average of spread surveys collected from private market intermediaries who are active in both primary and secondary transactions, taking into account, among other factors, the credit quality and industry sector of the issuer and the reduced liquidity associated with private placements. Generally, these securities have been reflected within Level 2. For certain private fixed maturities, the discounted cash flow model may also incorporate unobservable inputs, which reflect MLOA's own assumptions about the inputs market participants would use in pricing the asset. To the extent management determines that such unobservable inputs are significant to the fair value measurement of a security, a Level 3 classification generally is made.

   At December 31, 2013 and 2012, respectively, investments classified as Level 1 comprise approximately 72.8% and 47.4% of assets measured at fair value on a recurring basis and primarily include redeemable preferred stock, cash equivalents and Separate Accounts assets. Fair value measurements classified as Level 1 include exchange-traded prices of fixed maturities, equity securities and net asset values for transacting subscriptions and redemptions of mutual fund shares held by Separate Accounts. Cash equivalents classified as Level 1 include money market accounts, overnight commercial paper and highly liquid debt instruments purchased with an original maturity of three months or less, and are carried at cost as a proxy for fair value measurement due to their short-term nature.

   At December 31, 2013 and 2012, respectively, investments classified as Level 2 comprise approximately 26.0% and 50.6% of assets measured at fair value on a recurring basis and primarily include U.S. government and agency securities and certain corporate debt securities, such as public and private fixed maturities. As market quotes generally are not readily available or accessible for these securities, their fair value measures are determined utilizing relevant information generated by market transactions involving comparable securities and often are based on model pricing techniques that effectively discount prospective cash flows to present value using appropriate sector-adjusted credit spreads commensurate with the security's duration, also taking into consideration issuer-specific credit quality and liquidity.

   Observable inputs generally used to measure the fair value of securities classified as Level 2 include benchmark yields, reported secondary trades, issuer spreads, benchmark securities and other reference data. Additional observable inputs are used when available, and as may be appropriate, for certain security types, such as prepayment, default, and collateral information for the purpose of measuring the fair value of mortgage- and asset-backed securities. At December 31, 2012, $20 million of AAA-rated mortgage- and asset-backed securities are classified as Level 2 for which the observability of market inputs to their pricing models is supported by sufficient, albeit more recently contracted, market activity in these sectors. At December 31, 2013 MLOA did not own any AAA-rated mortgage- and asset-backed securities.

   MLOA currently offers indexed investment options in the IUL product and in the MSO investment option available in some life contracts. These investment options, which depending on the product and on the index selected can currently have 1 or 3 year terms, provide for participation in the performance of specified indices up to a segment-specific declared maximum rate. Under certain conditions that vary by product, e.g. holding these segments for the full term, these segments also shield policyholders from some or all negative investment performance associated with these indices. These investment options have defined formulaic liability amounts, and the current values of the option component of these segment reserves are accounted for as Level 2 embedded derivatives. The fair values of these embedded derivatives are based on prices obtained from independent valuation service providers.

   At December 31, 2013 and 2012, respectively, investments classified as Level 3 comprise approximately 1.2% and 2.0% of assets measured at fair value on a recurring basis and primarily include commercial mortgage-backed securities ("CMBS") and corporate debt securities. Determinations to classify fair value measures within Level 3 of the valuation hierarchy generally are based upon the significance of the unobservable factors to the overall fair value measurement. Included in the Level 3 classification at December 31, 2012, were approximately $9 million of fixed maturities with indicative pricing obtained from brokers that otherwise could not be corroborated to market observable data. MLOA applies various due-diligence procedures, as considered appropriate, to validate these non-binding broker quotes for

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



   reasonableness, based on its understanding of the markets, including use of internally-developed assumptions about inputs a market participant would use to price the security. In addition, approximately $24 million and $41 million of mortgage- and asset-backed securities, including CMBS, are classified as Level 3 at December 31, 2013 and 2012, respectively. At
   June 30, 2013, MLOA changed its methodology for measuring the fair value of CMBS securities below the senior AAA tranche from a risk-adjusted present value technique to pricing obtained from an independent valuation service vendor as returning liquidity in CMBS markets contributed to the availability of more reliable and representative measures of fair value. In applying the risk-adjusted present value technique in periods prior to June 30, 2013, MLOA adjusted the projected cash flows of these securities for origination year, default metrics, and level of subordination, with the objective of maximizing observable inputs, and weighted the result with a 10% attribution to pricing sourced from a third party service whose process placed significant reliance on market trading activity.

   Level 3 amounts at December 31, 2012 also include the GMIB reinsurance contract asset which was accounted for as derivative contract. The GMIB reinsurance contract asset's fair value reflected the present value of reinsurance premiums and recoveries and risk margins over a range of market consistent economic scenarios. The valuation of the GMIB reinsurance contract asset incorporates significant non-observable assumptions related to policyholder behavior, risk margins and projections of equity Separate Account funds consistent with the S&P 500 Index. The credit risks of the counterparty and of MLOA are considered in determining the fair values of its GMIB reinsurance contract asset, after taking into account the effects of collateral arrangements. Incremental adjustment to the swap curve, adjusted for non-performance risk, is made to the resulting fair values of the GMIB reinsurance contract asset to reflect change in the claims-paying ratings of counterparties to the reinsurance treaties. After giving consideration to collateral arrangements, MLOA made no adjustment to reduce the fair value of its GMIB asset at December 31, 2012 to recognize incremental counterparty non-performance risk.

   In 2013, there were no AFS fixed maturities transferred from Level 2 into the Level 3 or from Level 3 to Level 2 classification.

   In 2012, AFS fixed maturities with fair values of $3 million were transferred from Level 2 into the Level 3 classification. These transfers in the aggregate represent approximately 0.4% of total equity at December 31, 2012.

   The table below presents a reconciliation for all Level 3 assets at December 31, 2013 and 2012, respectively.

                              LEVEL 3 INSTRUMENTS
                            FAIR VALUE MEASUREMENTS

                                                                 COMMERCIAL                     GMIB
                                                                 MORTGAGE-       ASSET-      REINSURANCE
                                                  CORPORATE        BACKED        BACKED       CONTRACTS
                                                -------------  -------------  ------------  ------------
                                                                      (IN MILLIONS)
BALANCE, JANUARY 1, 2013....................... $          35  $          35  $          6  $          7
Total gains (losses), realized and
  unrealized, included in:
   Earnings (loss) as:
     Net investment income (loss)..............            --             --            --            --
     Investment gains (losses), net............             2             (9)            2            --
     Increase (decrease) in the fair value
       of reinsurance contracts................            --             --            --            (7)
                                                -------------  -------------  ------------  ------------
  Subtotal.....................................             2             (9)            2            (7)
                                                -------------  -------------  ------------  ------------
Other comprehensive income (loss)..............            (2)            (1)           (2)           --
Purchases......................................            --             --            --            --
Sales..........................................           (26)            (1)           (6)           --
Transfers into Level 3/(1)/....................            --             --            --            --
                                                -------------  -------------  ------------  ------------
BALANCE, DECEMBER 31, 2013..................... $           9  $          24  $         --  $         --
                                                =============  =============  ============  ============

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                              LEVEL 3 INSTRUMENTS
                            FAIR VALUE MEASUREMENTS

                                                                 COMMERCIAL                    GMIB
                                                                 MORTGAGE-       ASSET-     REINSURANCE
                                                  CORPORATE        BACKED        BACKED      CONTRACTS
                                                -------------  -------------  ------------ ------------
                                                                     (IN MILLIONS)

BALANCE, JANUARY 1, 2012....................... $          34  $          29  $          5 $          9
Total gains (losses), realized and
  unrealized included in:
   Earnings (loss) as:
     Net investment income (loss)..............            --             --            --           --
     Investment gains (losses), net............             1             (7)           --           --
     Increase (decrease) in the fair value
       of reinsurance contracts................            --             --            --           (2)
                                                -------------  -------------  ------------ ------------
  Subtotal..................................... $           1  $          (7) $         -- $         (2)
                                                -------------  -------------  ------------ ------------
Other comprehensive income (loss)..............            --             13             1           --
Sales..........................................            (3)            --            --           --
Transfers into Level 3/(1)/....................             3             --            --           --
                                                -------------  -------------  ------------ ------------
BALANCE, DECEMBER 31, 2012..................... $          35  $          35  $          6 $          7
                                                =============  =============  ============ ============

  /(1)/Transfers into/out of Level 3 classification are reflected at beginning-of-period fair values.

   The table below details changes in unrealized gains (losses) for 2013 and 2012 by category for Level 3 assets still held at December 31, 2013 and 2012, respectively.

                                                 EARNINGS (LOSS)
                                                -----------------
                                                    INCREASE
                                                (DECREASE) IN THE
                                                  FAIR VALUE OF
                                                   REINSURANCE
                                                    CONTRACTS      OCI
                                                -----------------  ---
LEVEL 3 INSTRUMENTS
FULL YEAR 2013
STILL HELD AT DECEMBER 31, 2013:
  Change in unrealized gains (losses):
   Fixed maturity securities,
   available-for-sale:
     Commercial mortgage-backed................                --   (2)
     Other fixed maturities,
       available-for-sale......................                --   --
                                                  ---------------  ---
       Total...................................   $            --  $(2)
                                                  ===============  ===

Level 3 Instruments
Full Year 2012
Still Held at December 31, 2012:
  Change in unrealized gains (losses):
   Fixed maturity securities,
   available-for-sale:
     Commercial mortgage-backed................                --   13
     Other fixed maturities,
       available-for-sale......................                --    1
                                                  ---------------  ---
       Subtotal................................   $            --  $14
                                                  ---------------  ---
     GMIB reinsurance contracts................                (2)  --
                                                  ---------------  ---
       Total...................................   $            (2) $14
                                                  ===============  ===

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




   The following table discloses quantitative information about Level 3 fair value measurements by category for assets and liabilities as of December 31, 2012. At December 31, 2013 all Level 3 investments primarily consist of certain debt securities with limited trading activity, including corporate and CMBS instruments. Their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants.

        Quantitative Information about Level 3 Fair Value Measurements
                               December 31, 2012

                                Fair       Valuation        Significant Unobservable
                                Value      Technique                 Input                  Range
                                ----- --------------------- ------------------------  -----------------
                                                             (In Millions)
Assets:
Investments:
  Fixed maturity securities,
  available-for- sale:
   Corporate...................  $11  Matrix pricing model           Spread over the
                                                                   industry-specific
                                                               benchmark yield curve  600 bps - 650 bps
-------------------------------------------------------------------------------------------------------

   Commercial mortgage-backed..   35  Discounted Cash flow          Constant default    3.0% - 25.0%
                                                                 rate Probability of        55.0%
                                                                        default Loss        49.0%
                                                              severity Discount rate   3.72% - 13.42%
-------------------------------------------------------------------------------------------------------

   GMIB reinsurance contracts..    7  Discounted Cash flow    Lapse Rates Withdrawal    2.5% - 27.5%
                                                              Rates GMIB Utilization        3.5%
                                                               Rates Non-performance    0.0% - 15.0%
                                                             risk Volatility rates -      13.5 bps
                                                                              Equity    24.0% - 36.0%
-------------------------------------------------------------------------------------------------------

   Excluded from the table above at December 31, 2013 and 2012, are approximately $33 million and $30 million, respectively, Level 3 fair value measurements of investments for which the underlying quantitative inputs are not developed by MLOA and are not reasonably available. The fair value measurements of these Level 3 investments comprise approximately 100.0% and 39.5% of total assets classified as Level 3 and represent only 1.2% and 0.8% of total assets measured at fair value on a recurring basis. These investments primarily consist of certain privately placed debt securities with limited trading activity, including asset-backed instruments, and their fair values generally reflect unadjusted prices obtained from independent valuation service providers and indicative, non-binding quotes obtained from third-party broker-dealers recognized as market participants. Significant increases or decreases in the fair value amounts received from these pricing sources may result in MLOA's reporting significantly higher or lower fair value measurements for these Level 3 investments.

   Included in the table above at December 31, 2012 are approximately $11 million fair value of privately placed, available-for-sale corporate debt securities classified as Level 3 that is determined by application of a matrix pricing model, representing approximately 31.4% of the total fair value of Level 3 securities in the corporate fixed maturities asset class. The significant unobservable input to the matrix pricing model is the spread over the industry-specific benchmark yield curve. Generally, an increase or decrease in spreads would lead to directionally inverse movement in the fair value measurements of these securities.

   At December 31, 2012, commercial mortgage-backed securities classified as Level 3 consist of holdings subordinate to the AAA-tranche position and for which MLOA applies a discounted cash flow methodology to measure fair value. The process for determining fair value first adjusts the contractual principal and interest payments to reflect performance expectations and then discounts the securities' cash flows to reflect an appropriate risk-adjusted return. The significant unobservable inputs used in these fair value measurements are default rate and probability, loss severity, and the discount rate. An increase either in the cumulative default rate, probability of default, or loss severity would result in a decrease in the fair value of these securities; generally, those assumptions would change in a directionally similar manner. A decrease in the discount rate would result in directionally inverse movement in the fair value measurement of these securities. At December 31, 2013, all CMBS securities were valued using prices obtained from an independent valuation service vendor and therefore were excluded from the quantitative disclosures discussed above.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Significant unobservable inputs with respect to the fair value measurement of the Level 3 GMIB reinsurance contract asset and the Level 3 liabilities identified in the table above were developed using Company data. Validations of unobservable inputs are performed to the extent MLOA has experience. When an input is changed the model is updated and the results of each step of the model are analyzed for reasonableness.

   The significant unobservable inputs used in the fair value measurement of MLOA's GMIB reinsurance contract asset were lapse rates, withdrawal rates and GMIB utilization rates. Significant increases in GMIB utilization rates or decreases in lapse or withdrawal rates in isolation would tend to increase the GMIB reinsurance contract asset.

   Fair value measurement of the GMIB reinsurance contract asset included dynamic lapse and GMIB utilization assumptions whereby projected contractual lapses and GMIB utilization reflect the projected net amount of risks of the contract. As the net amount of risk of a contract increases, the assumed lapse rate decreases and the GMIB utilization increases. Increases in volatility would increase the asset.

   The carrying values and fair values at December 31, 2013 and December 31, 2012 for financial instruments not otherwise disclosed in Note 3 are presented in the table below. Certain financial instruments are exempt from the requirements for fair value disclosure, such as insurance liabilities other than financial guarantees and investment contracts and pension and other postretirement obligations.

                                                                 FAIR VALUE
                                              CARRYING -------------------------------
                                               VALUE   LEVEL 1 LEVEL 2 LEVEL 3  TOTAL
                                              -------- ------- ------- ------- -------
                                                           (IN MILLIONS)
DECEMBER 31, 2013
-----------------
Mortgage loans on real estate................  $    28 $    -- $    -- $    28 $    28
Policyholders liabilities: Investment
  contracts..................................      193      --      --     196     196

December 31, 2012
-----------------
Mortgage loans on real estate................  $    45 $    -- $    -- $    46 $    46
Policyholders liabilities: Investment
  contracts..................................      200      --      --     233     233

   Fair values for commercial mortgage loans on real estate are measured by discounting future contractual cash flows to be received on the mortgage loan using interest rates at which loans with similar characteristics and credit quality would be made. The discount rate is derived from taking the appropriate U.S. Treasury rate with a like term to the remaining term of the loan and adding a spread reflective of the risk premium associated with the specific loan. Fair values for mortgage loans anticipated to be foreclosed and problem mortgage loans are limited to the fair value of the underlying collateral, if lower.

   The fair values for MLOA's supplementary contracts not involving life contingencies ("SCNILC"), single premium deferred annuities and certain annuities, which are included in Policyholder's account balances, are estimated using projected cash flows discounted at rates reflecting current market rates. Significant unobservable inputs reflected in the cash flows include lapse rates and withdrawal rates. Incremental adjustments may be made to the fair value to reflect non-performance risk.

6) GMDB, GMIB AND NO LAPSE GUARANTEE FEATURES

    A) Variable Annuity Contracts -- GMDB and GMIB

   MLOA has certain variable annuity contracts with GMDB and GMIB features in-force that guarantee one of the following:

      . Return of Premium: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals);

      . Ratchet: the benefit is the greatest of current account value, premiums paid (adjusted for withdrawals), or the highest account value on any anniversary up to contractually specified ages (adjusted for withdrawals);

      . Roll-Up: the benefit is the greater of current account value or premiums paid (adjusted for withdrawals) accumulated at contractually specified interest rates up to specified ages; or

      . Combo: the benefit is the greater of the ratchet benefit or the roll-up benefit which may include a five year or an annual reset.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The following table summarizes the GMDB and GMIB liabilities, before reinsurance ceded, reflected in the General Account in future policy benefits and other policyholders' liabilities:

                                                GMDB      GMIB     TOTAL
                                              --------  -------- --------
                                                     (IN MILLIONS)

Balance at January 1, 2011................... $      6  $      2 $      8
  Paid guarantee benefits....................       (2)       --       (2)
  Other changes in reserve...................        3        --        3
                                              --------  -------- --------
Balance at December 31, 2011.................        7         2        9
  Paid guarantee benefits....................       (2)       --       (2)
  Other changes in reserve...................        3        --        3
                                              --------  -------- --------
Balance at December 31, 2012.................        8         2       10
  Paid guarantee benefits....................       (3)       --       (3)
  Other changes in reserve...................       --        --       --
                                              --------  -------- --------
Balance at December 31, 2013................. $      5  $      2 $      7
                                              ========  ======== ========

   Related GMDB reinsurance ceded amounts were:

                                                                          GMDB
                                                                      -------------
                                                                      (IN MILLIONS)

Balance at January 1, 2011...........................................   $         3
  Paid guarantee benefits............................................            --
  Other changes in reserve...........................................             1
                                                                        -----------
Balance at December 31, 2011.........................................             4
  Other changes in reserve...........................................             1
                                                                        -----------
Balance at December 31, 2012.........................................             5
  Paid guarantee benefits............................................            (1)
  Other changes in reserve...........................................             1
                                                                        -----------
Balance at December 31, 2013.........................................   $         5
                                                                        ===========

   The GMIB reinsurance contracts through September 30, 2013 were considered derivatives and were reported at fair value. As a result of the Reinsurance agreement with Protective Life, MLOA reinsured 100% of the insurance risk and benefits associated with the GMIB reinsurance contracts to Protective Life. As a result, MLOA's GMIB reinsurance contracts are no longer considered an embedded derivative and the ceded reserve is calculated on the same basis as the gross reserve. At December 31, 2013 the GMIB reinsurance ceded liability amount totaled $2 million.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The December 31, 2013 values for variable annuity contracts in-force on such date with GMDB and GMIB features are presented in the following table. For contracts with the GMDB feature, the net amount at risk in the event of death is the amount by which the GMDB benefits exceed related account values. For contracts with the GMIB feature, the net amount at risk in the event of annuitization is the amount by which the present value of the GMIB benefits exceeds related account values, taking into account the relationship between current annuity purchase rates and GMIB guaranteed annuity purchase rates. Since variable annuity contracts with GMDB guarantees may also offer GMIB guarantees in the same contract, the GMDB and GMIB amounts listed are not mutually exclusive:

                                               RETURN OF
                                                PREMIUM    RATCHET   ROLL-UP    COMBO     TOTAL
                                               ---------  --------  ---------  -------  --------
                                                             (DOLLARS IN MILLIONS)
GMDB:
-----
  Account values invested in:
   General Account............................  $    119  $    192  $     N/A  $    30  $    341
   Separate Accounts..........................  $    321  $    407  $     N/A  $    62  $    790
  Net amount at risk, gross...................  $      2  $     33  $     N/A  $    11  $     46
  Net amount at risk, net of amounts
   reinsured..................................  $     --  $     --  $     N/A  $    --  $     --
  Average attained age of contractholders.....      66.2      66.9        N/A     67.0      66.6
  Percentage of contractholders over age 70...      26.8%     27.5%       N/A     26.7%     27.2%
  Contractually specified interest rates......       N/A       N/A        N/A      5.0%      5.0%

GMIB:
-----
  Account values invested in:
   General Account............................       N/A       N/A  $      30  $   N/A  $     30
   Separate Accounts..........................       N/A       N/A  $      61  $   N/A  $     61
  Net amount at risk, gross...................       N/A       N/A  $       2  $   N/A  $      2
  Net amount at risk, net of amounts
   reinsured..................................       N/A       N/A  $      --  $   N/A  $     --
  Weighted average years remaining until
   annuitization..............................       N/A       N/A        1.5      N/A       1.5
  Contractually specified interest rates......       N/A       N/A        5.0%     N/A       5.0%

   The liabilities for MSO and IUL features, not included above, was $14 million at December 31, 2013, which are accounted for as embedded derivatives. The liabilities for MSO and IUL reflect the present value of expected future payments assuming the segments are held to maturity.

    B) Separate Account Investments by Investment Category Underlying GMDB and GMIB Features

   The total account values of variable annuity contracts with GMDB and GMIB features include amounts allocated to the guaranteed interest option, which is part of the General Account and variable investment options that invest through Separate Accounts in variable insurance trusts. The following table presents the aggregate fair value of assets, by major investment category, held by Separate Accounts that support variable annuity contracts with GMDB and GMIB benefits and guarantees. The investment performance of the assets impacts the related account values and, consequently, the net amount of risk associated with the GMDB and GMIB benefits and guarantees. Since variable annuity contracts with GMDB benefits and guarantees may also offer GMIB benefits and guarantees in each contract, the GMDB and GMIB amounts listed are not mutually exclusive:

              INVESTMENT IN VARIABLE INSURANCE TRUST MUTUAL FUNDS

                                              DECEMBER 31,
                                              -------------
                                               2013   2012
                                              ------ ------
                                              (IN MILLIONS)
GMDB:
-----
Equity....................................... $  696 $  643
Fixed income.................................     57     73
Balanced.....................................     16     15
Other........................................     21     28
                                              ------ ------
Total........................................ $  790 $  759
                                              ====== ======

GMIB:
-----
Equity....................................... $   52 $   47
Fixed income.................................      8      9
Other........................................      1      3
                                              ------ ------
Total........................................ $   61 $   59
                                              ====== ======

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

    C) Variable and Interest-Sensitive Life Insurance Policies - No Lapse Guarantee

   The no lapse guarantee feature contained in variable and interest-sensitive life insurance policies keeps them in force in situations where the policy value is not sufficient to cover monthly charges then due. The no lapse guarantee remains in effect so long as the policy meets a contractually specified premium funding test and certain other requirements. At
   December 31, 2013 and 2012, MLOA had liabilities of $1 million and $1 million, respectively, for no lapse guarantees reflected in the General Account in future policy benefits and other policyholders' liabilities.

7) REINSURANCE

   On October 1, 2013, MLOA entered into an agreement with Protective Life to reinsure an in-force book of life insurance and annuity policies, written primarily prior to 2004. As of December 31, 2013 included in MLOA's balance sheet were Amounts due from reinsurers of $1,207 million (net of ceded policy loans) relating to the reinsurance agreement with Protective Life. During 2013, total premiums ceded to Protective Life were $6 million and policyholder benefits ceded in 2013 were $18 million. As of December 31, 2013 Protective Life is rated AA-. As a result of the reinsurance agreement Protective Life will receive all the benefits from and assumes all the risks from other reinsurance contracts to which MLOA was a party for the block of business reinsured.

   For business not reinsured with Protective Life, MLOA generally reinsures its variable life, interest-sensitive life and term life insurance policies on an excess of retention basis. In 2013, MLOA generally retained up to a maximum of $4 million of mortality risk on single-life policies and up to a maximum of $6 million of mortality risk on second-to-die policies. For amounts applied for in excess of those limits, reinsurance is ceded to AXA Equitable Life Insurance Company ("AXA Equitable"), an affiliate and wholly-owned subsidiary of AXA Financial, up to a combined maximum of $20 million of risk on single-life policies and up to a maximum of $25 million on second-to-die policies. For amounts issued in excess of those limits MLOA typically obtained reinsurance from unaffiliated third parties. The reinsurance arrangements obligate the reinsurer to pay a portion of any death claim in excess of the amount MLOA retained in exchange for an agreed-upon premium.

   Based on management's estimates of future contract cash flows and experience, the estimated fair values of the GMIB reinsurance contracts, considered derivatives at December 31, 2012 was $7 million. The increases (decreases) in fair value were $(2) million and $7 million for 2012 and 2011, respectively.

   At December 31, 2013 and 2012, respectively, reinsurance recoverables related to insurance contracts amounted to $1,304 million and $158 million, of which $51 million in 2013 (not including Protective Life) and $53 million in 2012 related to one specific reinsurer, which is rated AA- with the remainder of the reinsurers rated BBB and above or not rated. A contingent liability exists with respect to reinsurance should the reinsurers be unable to meet their obligations. MLOA evaluates the financial condition of its reinsurers in an effort to minimize its exposure to significant losses from reinsurer insolvencies.

   The following table summarizes the effect of reinsurance:

                                               2013   2012   2011
                                              -----  -----  -----
                                                 (IN MILLIONS)

Direct premiums.............................. $  72  $  56  $  68
Assumed......................................     1      2      2
Reinsurance ceded............................   (48)   (26)   (28)
                                              -----  -----  -----
Premiums..................................... $  25  $  32  $  42
                                              =====  =====  =====
Variable Life and Investment-type Product
  Policy Fee Income Ceded.................... $  31  $  29  $  31
                                              =====  =====  =====
Policyholders' Benefits Ceded................ $ 125  $  84  $  39
                                              =====  =====  =====

8) RELATED PARTY TRANSACTIONS

   In 2013, MLOA used a portion of the consideration received from the reinsurance agreement with Protective to return $200 million of capital to its parent AEFS and to donate $20 million to AXA Foundation, Inc. (the "Foundation"). The Foundation was organized for the purpose of distributing grants to various tax-exempt charitable organizations and administering various matching gift programs for AXA Equitable its subsidiaries and affiliates, including MLOA.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   In August 2012, MLOA sold its entire portfolio of agricultural mortgage loans on real estate to AXA Equitable, an affiliate, in exchange for $42 million dollars in cash. MLOA recorded a pre-tax net realized gain of $3 million related to the sale.

   Under its service agreement with AXA Equitable, personnel services, employee benefits, facilities, supplies and equipment are provided to MLOA to conduct its business. The associated costs related to the service agreement are allocated to MLOA based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support MLOA. As a result of such allocations, MLOA incurred expenses of $89 million, $57 million and $54 million for 2013, 2012 and 2011, respectively. At December 31, 2013 and 2012, respectively, MLOA reported a $26 million and $23 million payable to AXA Equitable in connection with its service agreement.

   Various AXA affiliates, including MLOA, cede a portion of their life, health and catastrophe insurance business through reinsurance agreements to AXA Global Life in beginning in 2010 (and AXA Cessions in 2009 and prior), AXA affiliated reinsurers. Beginning in 2008 AXA Global Life, in turn, retrocedes a quota share portion of these risks to MLOA on a one-year term basis.

   MLOA cedes a portion of its life business through excess of retention treaties to AXA Equitable on a yearly renewal term basis and reinsured the no lapse guarantee riders through AXA RE Arizona Company.

   During 2013, 2012 and 2011, premiums, claims and expenses assumed and ceded under these agreements were not significant.

   In 2013, 2012 and 2011, respectively, MLOA paid AXA Distribution and its subsidiaries $47 million, $32 million and $24 million of commissions and fees for sales of insurance products. MLOA charged AXA Distribution's subsidiaries $29 million, $25 million and $3 million, respectively, for their applicable share of operating expenses in 2013, 2012 and 2011, pursuant to the Agreements for Services.

   In addition to the AXA Equitable service agreement, MLOA has various other service and investment advisory agreements with affiliates. The amount of expenses incurred by MLOA related to these agreements were $2 million, $2 million and $2 million for 2013, 2012 and 2011, respectively.

9) SHARE-BASED COMPENSATION

   Certain employees of AXA Equitable, who perform services on a full-time basis for MLOA, participate in various share-based payment arrangements sponsored by AXA Financial. MLOA was allocated $3 million, $3 million and $1 million of compensation costs, included in Compensation and benefits in the statement of Earnings (Loss), for share-based payment arrangements during 2013, 2012 and 2011, respectively.

10)INCOME TAXES

   A summary of the income tax (expense) benefit in the statements of earnings
   (loss) follows:

                                                2013    2012    2011
                                              -------  ------  ------
                                                   (IN MILLIONS)
Income tax (expense) benefit:
  Current (expense) benefit.................. $   (90) $   (4) $   39
  Deferred (expense) benefit.................      74      (2)    (38)
                                              -------  ------  ------
Total........................................ $   (16) $   (6) $    1
                                              =======  ======  ======

   The Federal income taxes attributable to operations are different from the amounts determined by multiplying the earnings (loss), before income taxes by the expected Federal income tax rate of 35%. The sources of the difference and their tax effects are as follows:

                                               2013    2012    2011
                                              ------  ------  ------
                                                   (IN MILLIONS)
Tax at statutory rate........................ $  (15) $  (15) $  (26)
Dividends received deduction.................      1       2       2
Tax settlement...............................     --       9       7
Valuation allowance..........................     --      --      19
Prior year adjustment........................     (2)     --      --
Other........................................     --      (2)     (1)
                                              ------  ------  ------
Income Tax (Expense) Benefit................. $  (16) $   (6) $    1
                                              ======  ======  ======

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   MLOA recorded an out-of-period adjustment in its financial statements as of and for the year ended December 31, 2013, increasing Current and deferred income taxes and Income tax expense by $2 million. MLOA has concluded the amount is not material.

   MLOA recognized a tax benefit in 2012 of $9 million related to the settlement with the IRS of the audit for tax years 2004 - 2007. The tax benefit for 2011 reflected a benefit in the amount of $19 million related to the determination that the valuation allowance previously established on deferred tax assets related to net operating loss carry forwards was no longer necessary and a $7 million benefit in settlement of refund claims for tax years 1994 - 1997.

   The components of the net deferred income taxes are as follows:

                                              DECEMBER 31, 2013  December 31, 2012
                                              ------------------ ------------------
                                              ASSETS LIABILITIES Assets Liabilities
                                              ------ ----------- ------ -----------
                                                          (IN MILLIONS)
Reserves and reinsurance.....................  $  77     $    --   $ --      $   21
DAC..........................................     --          56     --          46
VOBA.........................................     --           6     --          34
Investments..................................     --          13     --          25
Goodwill and other intangible assets.........     --           9     --           9
Other........................................     --           7      8          --
                                               -----     -------   ----      ------
Total........................................  $  77     $    91   $  8      $  135
                                               =====     =======   ====      ======

   MLOA does not provide income taxes on the undistributed earnings related to its investment in AllianceBernstein units except to the extent that such earnings are not permanently invested outside the United States. As of December 31, 2013, $6 million of accumulated undistributed earnings related to its investment in AllianceBernstein units were permanently invested. At existing applicable income tax rates, additional taxes of approximately $2 million would need to be provided if such earnings were remitted.

   At December 31, 2013 and 2012, respectively, the total amount of unrecognized tax benefits were $5 million and $4 million, all of which would affect the effective tax rate.

   MLOA recognizes accrued interest and penalties related to unrecognized tax benefits in tax (expense) benefit. Interest and penalties included in the amounts of unrecognized tax benefits at December 31, 2013 and 2012 were $0 million and $1 million, respectively. Tax (expense) benefit for 2013 reflected a benefit of $0 million in interest expense related to unrecognized tax benefits.

   A reconciliation of unrecognized tax benefits (excluding interest and penalties) follows:

                                              2013 2012  2011
                                              ---- ----  -----
                                               (IN MILLIONS)
Balance, beginning of year................... $  4 $ 17  $  16
Additions for tax positions of prior years...    1    1      1
Reductions for tax positions of prior years..   --   (2)    --
Settlements with tax authorities.............   --  (12)    --
                                              ---- ----  -----
Balance, End of Year......................... $  5 $  4  $  17
                                              ==== ====  =====

   In 2012, the IRS concluded its examination of the tax returns of MONY Life and its subsidiaries from the date of its acquisition by AXA Financial in 2004 through 2007. The completion of this examination resulted in the release of $12 million of unrecognized tax benefits for MLOA. It is reasonably possible that the total amounts of unrecognized tax benefits will change within the next 12 months. The possible change in the amount of unrecognized tax benefits cannot be estimated at this time.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

11)ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)

   AOCI represents cumulative gains (losses) on investments that are not reflected in earnings (loss). The balances for the past three years follow:

                                                 DECEMBER 31,
                                              -------------------
                                              2013   2012   2011
                                              ----- ------ ------
                                                 (IN MILLIONS)
Unrealized gains (losses) on investments,
  net of adjustments......................... $   8 $   82 $   55
                                              ----- ------ ------
Total Accumulated Other Comprehensive Income
  (Loss)..................................... $   8 $   82 $   55
                                              ===== ====== ======

   The components of OCI for the past three years follow:

                                                   DECEMBER 31,
                                              ----------------------
                                               2013    2012    2011
                                              ------  ------  ------
                                                   (IN MILLIONS)
Change in net unrealized gains (losses) on
  investments:
  Net unrealized gains (losses) arising
   during the year........................... $  (58) $   28  $   22
  (Gains) losses reclassified into net
   earnings (loss) during the year/(1)/......    (44)      3       1
                                              ------  ------  ------
Change in net unrealized gains (losses) on
  investments................................   (102)     31      23
Adjustments for DAC and VOBA.................     28      (4)    (13)
                                              ------  ------  ------
Other Comprehensive Income (Loss), net of
  adjustments and (net of deferred income
  tax expense (benefit) of $(40) million,
  $15 million and $6 million................. $  (74) $   27  $   10
                                              ======  ======  ======

  /(1)/See "Reclassification adjustments" in Note 3. Reclassification amounts presented net of income tax expense (benefit) of $24 million, $(2) million and $(1) million for 2013, 2012 and 2011.

   Investment gains and losses reclassified from AOCI to net earnings (loss) primarily consist of realized gains (losses) on sales and OTTI of AFS securities and are included in Total investment gains (losses), net on the statements of earnings (loss). Amounts presented in the table above are net of tax.

12)LITIGATION

   INSURANCE LITIGATION

   MLOA is involved in various legal actions and proceedings in connection with its business. Some of the actions and proceedings have been brought on behalf of various alleged classes of claimants and certain of these claimants seek damages of unspecified amounts. While the ultimate outcome of such matters cannot be predicted with certainty, in the opinion of management no such matter is likely to have a material adverse effect on MLOA's financial position or results of operations. However, it should be noted that the frequency of large damage awards, including large punitive damage awards that bear little or no relation to actual economic damages incurred by plaintiffs in some jurisdictions, continues to create the potential for an unpredictable judgment in any given matter.

   INSURANCE REGULATORY MATTERS

   MLOA is subject to various statutory and regulatory requirements concerning the payment of death benefits and the reporting and escheatment of unclaimed property, and is subject to audit and examination for compliance with these requirements. MLOA, along with other life insurance industry companies, has been the subject of various inquiries regarding its death claim, escheatment, and unclaimed property procedures and is cooperating with these inquiries. For example, MLOA is under audit by a third party auditor acting on behalf of a number of U.S. state jurisdictions reviewing compliance with unclaimed property laws of those jurisdictions. In addition, a number of life insurance industry companies have received a multistate targeted market conduct examination notice issued on behalf of various U.S. state insurance departments reviewing use of the U.S. Social Security Administration's Death Master File or similar database, claims processing and payments to beneficiaries. In December 2012, MLOA received an examination notice on behalf of at least six insurance departments. The audits and related inquiries have resulted in the payment of death benefits and changes to MLOA's relevant procedures. MLOA expects it will also result in the reporting and escheatment of unclaimed death benefits, including potential interest on such payments, and the payment of examination costs. In addition, MLOA, along with other life insurance industry companies, is subject to lawsuits that may be filed by state regulatory agencies or other litigants.

           ---------------------------------------------------------

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   In addition to the matters described above, a number of lawsuits, claims and assessments have been filed against life and health insurers in the jurisdictions in which MLOA does business. These actions and proceedings involve, among other things, insurers' sales practices, alleged agent misconduct, alleged failure to properly supervise agents, contract administration and other matters. Some of the matters have resulted in the award of substantial judgments against other insurers, including material amounts of punitive damages, or in substantial settlements. In some states, juries have substantial discretion in awarding punitive damages. MLOA, like other life and health insurers, from time to time is involved in such actions and proceedings. Some of these actions and proceedings filed against MLOA have been brought on behalf of various alleged classes of plaintiffs and certain of these plaintiffs seek damages of unspecified amounts. While the ultimate outcome of such matters cannot be predicted with certainty, in the opinion of management no such matter is likely to have a material adverse effect on MLOA's financial position or results of operations. However, it should be noted that the frequency of large damage awards, including large punitive damage awards that bear little or no relation to actual economic damages incurred by plaintiffs in some jurisdictions, continues to create the potential for an unpredictable judgment in any given matter.

   Although the outcome of litigation and regulatory matters generally cannot be predicted with certainty, management intends to vigorously defend against the allegations made by the plaintiffs in the actions described above and believes that the ultimate resolution of the litigation and regulatory matters described therein involving MLOA should not have a material adverse effect on the financial position of MLOA. Management cannot make an estimate of loss, if any, or predict whether or not any of the litigations and regulatory matters described above will have a material adverse effect on MLOA's results of operations in any particular period.

13)STATUTORY FINANCIAL INFORMATION

   MLOA is restricted as to the amounts it may pay as dividends to AEFS. Under Arizona Insurance Law, a domestic life insurer may, without prior approval of the Superintendent, pay a dividend to its shareholder not exceeding an amount calculated based on a statutory formula. This formula would permit MLOA to pay shareholder dividends not greater than $36 during 2014. For 2013, 2012 and 2011, MLOA's statutory net income (loss) was $34 million, $33 million and $35 million, respectively. Statutory surplus, capital stock and Asset Valuation Reserve ("AVR") totaled $367 million and $295 million at December 31, 2013 and 2012, respectively. There were no shareholder dividends paid to its parent by MLOA in 2013, 2012 and 2011. In 2013, MLOA utilized a portion of the consideration from the reinsurance agreement with Protective Life to return $200 million of surplus to its parent, AEFS.

   At December 31, 2013, MLOA, in accordance with various government and state regulations, had $6 million of securities on deposit with such government or state agencies.

   At December 31, 2013 and for the year then ended, there were no differences in net income (loss) and capital and surplus resulting from practices prescribed and permitted by the State of Arizona Insurance Department (the "AID") and those prescribed by NAIC Accounting Practices and Procedures effective at December 31, 2013.

   Accounting practices used to prepare statutory financial statements for regulatory filings of stock life insurance companies differ in certain instances from U.S. GAAP. The differences between statutory surplus and capital stock determined in accordance with Statutory Accounting Principles ("SAP") and total shareholder's equity under U.S. GAAP are primarily:
   (a) the inclusion in SAP of an AVR intended to stabilize surplus from fluctuations in the value of the investment portfolio; (b) future policy benefits and policyholders' account balances under SAP differ from U.S. GAAP due to differences between actuarial assumptions and reserving methodologies; (c) certain policy acquisition costs are expensed under SAP but deferred under U.S. GAAP and amortized over future periods to achieve a matching of revenues and expenses; (d) under SAP, Federal income taxes are provided on the basis of amounts currently payable with limited recognition of deferred tax assets while under U.S. GAAP, deferred taxes are recorded for temporary differences between the financial statements and tax basis of assets and liabilities where the probability of realization is reasonably assured; (e) the valuation of assets under SAP and U.S. GAAP differ due to different investment valuation and depreciation methodologies, as well as the deferral of interest-related realized capital gains and losses on fixed income investments; (f) the valuation of the investment in Alliance Units under SAP reflects a portion of the market value appreciation rather than the equity in the underlying net assets as required under U.S. GAAP;
   (g) computer software development costs are capitalized under U.S. GAAP but expensed under SAP; (h) certain assets, primarily pre-paid assets, are not admissible under SAP but are admissible under U.S. GAAP (i) the fair valuing of all acquired assets and liabilities including VOBA assets required for U.S. GAAP purchase accounting and (j) cost of reinsurance is recognized as expense under SAP and amortized over the life of the underlying reinsured policies under U.S. GAAP.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                            SELECTED FINANCIAL DATA

   The following selected financial data have been derived from MLOA's audited financial statements. The statements of earnings (loss) for the years ended December 31, 2013, 2012 and 2011, and the balance sheet data at December 31, 2013 and 2012 have been derived from MLOA's audited financial statements included elsewhere herein. The statements of earnings (loss) for the years ended December 31, 2010 and 2009, and the balance sheet data at December 31, 2011, 2010 and 2009 have been derived from MLOA's previously reported audited financial statements not included herein. This selected financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and related notes included elsewhere herein.

                                                           YEARS ENDED DECEMBER 31,
                                                    --------------------------------------
                                                     2013    2012    2011    2010    2009
                                                    ------  ------  ------  ------  ------
                                                                 (IN MILLIONS)
STATEMENTS OF EARNINGS (LOSS) DATA:
-----------------------------------
REVENUES:
  Universal life and investment-type product
   policy fee income............................... $  131  $  117  $  123  $  122  $  129
  Premiums.........................................     25      32      42      39      40
Net investment income (loss):
  Investment income (loss) from derivatives........      8      --      --      --      --
  Other investment income (loss)...................     84     110     116     119     122
                                                    ------  ------  ------  ------  ------
   Net investment income (loss)....................     92     110     116     119     122
  Investment gains (losses), net:
   Total other-than-temporary impairment losses....     (6)     (7)     (2)    (56)    (53)
   Portion of loss recognized in other
     comprehensive income (loss)...................     --      --      --       2      --
                                                    ------  ------  ------  ------  ------
     Net impairment losses recognized..............     (6)     (7)     (2)    (54)    (53)
   Other investment gains (losses), net............     74       2       1       6      (3)
                                                    ------  ------  ------  ------  ------
     Total investment gains (losses), net..........     68      (5)     (1)    (48)    (56)
                                                    ------  ------  ------  ------  ------
  Equity in earnings (loss) of AllianceBernstein...      5       2      (2)      4       5
  Other income.....................................      5       5       6       4       6
  Increase (decrease) in the fair value of the
   reinsurance contract asset......................     (7)     (2)      7       1      (7)
                                                    ------  ------  ------  ------  ------
     Total revenues................................    319     259     291     241     239
                                                    ------  ------  ------  ------  ------

BENEFITS AND OTHER DEDUCTIONS:
  Policyholders' benefits..........................     78     103      96      93      84
  Interest credited to policyholders' account
   balances........................................     65      61      61      68      71
  Compensation and benefits........................     32      25      30      32      26
  Commissions......................................     80      38      33      27      30
  Interest expense.................................     --      --      --       1       1
  Amortization of deferred policy acquisition
   costs and value of business acquired............     21     (27)    (12)     41      22
  Capitalization of deferred policy acquisition
   costs...........................................    (81)    (31)    (25)    (21)    (23)
  Amortization of deferred cost of reinsurance.....      4      --      --      --      --
  Rent expense.....................................      2       2       3       3       4
  Other operating costs and expenses...............     74      44      29      27      25
                                                    ------  ------  ------  ------  ------
   Total benefits and other deductions.............    275     215     215     271     240
                                                    ------  ------  ------  ------  ------
Earnings (loss), before income taxes...............     44      44      76     (30)     (1)
Income tax benefit (expense).......................    (16)     (6)      1      11       4
                                                    ------  ------  ------  ------  ------
Net Earnings (Loss)................................ $   28  $   38  $   77  $  (19) $    3
                                                    ======  ======  ======  ======  ======

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                                                    DECEMBER 31,
                                                   -----------------------------------------------
                                                    2013     2012      2011      2010      2009
                                                   ------- --------- --------- --------- ---------
                                                                    (IN MILLIONS)
BALANCE SHEET DATA:
-------------------
Total Investments................................. $   967 $   2,279 $   2,299 $   2,251 $   2,317
Separate Accounts assets..........................   1,839     1,640     1,604     1,840     1,832
Total Assets......................................   4,598     4,588     4,408     4,603     4,657
Policyholders' account balances...................   1,777     1,615     1,608     1,664     1,774
Future policy benefits and other policyholders
  liabilities.....................................     323       397       380       374       360
Separate Accounts liabilities.....................   1,839     1,640     1,604     1,840     1,832
Total liabilities.................................   4,104     3,847     3,733     4,016     4,109
Total shareholder's equity........................     494       741       675       587       548

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

   THE FOLLOWING MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS ("MD&A") FOR MONY LIFE INSURANCE COMPANY OF AMERICA ("MLOA") SHOULD BE READ IN CONJUNCTION WITH "RISK FACTORS," "SELECTED FINANCIAL DATA" AND THE FINANCIAL STATEMENTS AND RELATED NOTES TO FINANCIAL STATEMENTS INCLUDED ELSEWHERE HEREIN.

   FORWARD LOOKING INFORMATION

   This document contains "forward-looking statements" that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. We assume no obligation to update any forward-looking statements as a result of new information or future events or developments.

   These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like "plans," "seeks," "expects," "will," "should," "anticipates," "estimates," "intends," "believes," "likely," "targets" and other words with similar meanings. These statements may address, among other things, our strategy for growth, product development, investment results, regulatory approvals, market position, expenses, financial results, litigation and reserves. We believe that these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements.

   In addition to the normal risks of business, we are subject to significant risks and uncertainties, including those listed in the "Risk Factors" section of this report, which apply to us. These risks constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995 and readers should carefully review such cautionary statements as they identify certain important factors that could cause actual results to differ materially from those in the forward-looking statements and historical trends. These cautionary statements are not exclusive and are in addition to other factors discussed elsewhere in this document, in our filings with the Securities and Exchange Commission ("SEC") or in materials incorporated therein by reference.

   BACKGROUND

   MLOA, established in the state of Arizona in 1969, is a wholly owned subsidiary of AXA Equitable Financial Services LLC ("AEFS"). MLOA's primary business is to provide life insurance products to both individuals and businesses. MLOA is licensed to sell its products in 49 states (not including New York), the District of Columbia and Puerto Rico.

   AEFS is an indirect wholly owned subsidiary of AXA Financial and AXA Financial is an indirect wholly owned subsidiary of AXA, a French holding company for an international group of insurance and related financial services companies. For additional information regarding AXA, see "Description of Business -- Parent Company".

   PROTECTIVE LIFE REINSURANCE AGREEMENT

   On October 1, 2013, AXA Financial and AEFS completed the sale of the stock of MONY Life Insurance Company ("MONY Life") and the reinsurance of an in-force book of life insurance and annuity policies written primarily prior to 2004 by MLOA to Protective Life Insurance Company ("Protective Life"). Prior to closing the transaction, MONY Life's subsidiaries, including MLOA, were distributed to AEFS. MLOA transferred and ceded assets to Protective Life equal to $1,308 million, net of ceding commission of $370 million in consideration of the transfer of liabilities amounting to $1,374 million in connection with the reinsurance agreement. As a result of the reinsurance agreement MLOA recorded a deferred cost of reinsurance asset amounting to $95 million which is amortized over the life of the underlying reinsured policies.

   CURRENT MARKET CONDITIONS AND OVERVIEW

   EARNINGS. MLOA's business results of operations are materially affected by conditions in the capital markets and the economy, generally. MLOA's net earnings for 2013 were $28 million.

   SALES. Life insurance first year premiums and deposits by MLOA increased by $113 million, or 133% from 2012, primarily due to higher sales of indexed life insurance products. As part of AXA Financial's ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of AXA Financial Group, in 2013, most sales of indexed life insurance to policyholders located outside of New York were issued through MLOA instead of AXA Equitable, another life insurance subsidiary of AXA Financial. It is expected that, in 2014, AXA Financial will continue to issue new life insurance

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



   products, which are issued to policyholders located outside of New York through MLOA instead of AXA Equitable. Since future decisions regarding product development depend on factors and considerations not yet known, management is unable to predict the extent to which we will offer other products in the future.

   BRANDING.In first quarter 2014, AXA Financial rolled out a branding initiative intended to help AXA Financial deliver on its strategy. As part of this initiative, the AXA Financial Group companies have enhanced their brand identity in the marketplace by using AXA as the single brand for AXA Financial's advice, retirement and life insurance lines of business. As a result, MLOA has simplified its brand in the U.S. marketplace to "AXA". AXA Financial believes that this simplification and marketing of the brand will emphasize its strategic transformation in the U.S., help it become a more prominent player in the U.S. life insurance marketplace and enable a more seamless global brand with MLOA's ultimate parent company, AXA. MLOA further believes that the AXA brand is a more digitally friendly brand name allowing customers an easier way to get to us, find us and do business with us.

   CRITICAL ACCOUNTING ESTIMATES

   MLOA's MD&A is based upon its financial statements that have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP"). The preparation of these financial statements requires the application of accounting policies that often involve a significant degree of judgment, requiring management to make estimates and assumptions (including normal, recurring accruals) that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management, on an ongoing basis, reviews and evaluates the estimates and assumptions used in the preparation of the financial statements, including those related to investments, recognition of insurance income and related expenses, DAC and value of business acquired ("VOBA") and future policy benefits. MLOA bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. The results of such factors form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. If management determines that modifications in assumptions and estimates are appropriate given current facts and circumstances, the results of operations and financial position as reported in the Financial Statements could change significantly.

   Management believes the critical accounting policies relating to the following areas are most dependent on the application of estimates, assumptions and judgments:

      .   Revenue Recognition

      .   Insurance Reserves and Policyholder Benefits

      .   DAC and VOBA

      .   Benefit plan costs

      .   Share-based and Other Compensation Programs

      .   Investments -- Impairments and Fair Value Measurements

      .   Income Taxes

   REVENUE RECOGNITION

   Prior to the reinsurance agreement with Protective Life, profits on non-participating traditional life policies and annuity contracts with life contingencies emerged from the matching of benefits and other expenses against the related premiums. Profits on universal life-type and investment-type contracts emerge from the matching of benefits and other expenses against the related contract margins after the impacts of reinsurance ceded. This matching was accomplished by means of the provision for liabilities for future policy benefits and the deferral, and subsequent amortization, of policy acquisition costs. Trends in the general population and MLOA's own mortality, morbidity, persistency and claims experience, net of reinsurance, have a direct impact on the benefits and expenses reported in any given period.

   INSURANCE RESERVES AND POLICYHOLDER BENEFITS

   NON-PARTICIPATING TRADITIONAL LIFE POLICIES

   The future policy benefit reserves for non-participating traditional life insurance policies relate primarily to non-participating term life products and are calculated using a net level premium method equal to the present value of expected future benefits plus the present value of future maintenance expenses less the present value of future net premiums. The expected future benefits and expenses are determined using

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



   actuarial assumptions as to mortality, persistency and interest established at policy issue. Reserve assumptions established at policy issue reflect best estimate assumptions based on MLOA's experience that, together with interest and expense assumptions, include a margin for adverse deviation. Mortality assumptions are reviewed annually and are generally based on MLOA's historical experience or standard industry tables, as applicable; expense assumptions are based on current levels of maintenance costs, adjusted for the effects of inflation; and interest rate assumptions are based on current and expected net investment returns.

   UNIVERSAL LIFE AND INVESTMENT-TYPE CONTRACTS

   Policyholders' account balances for UL and investment-type contracts represent an accumulation of gross premium payments plus credited interest less expense and mortality charges and withdrawals.

   MLOA had issued certain variable annuity products with guaranteed minimum death benefit ("GMDB") and guaranteed minimum income benefit ("GMIB") features. The GMDB feature provided that in the event of an insured's death, the beneficiary would receive the higher of the current contract account balance or another amount defined in the contract. The GMIB feature which, if elected by the policyholder after a stipulated waiting period from contract issuance, guarantees a minimum lifetime annuity based on predetermined annuity purchase rates that may be in excess of what the contract account value can purchase at then-current annuity purchase rates applied to a guaranteed minimum income benefit base.

   Reserves for GMDB and GMIB obligations are calculated on the basis of actuarial assumptions related to projected benefits and related contract charges generally over the lives of the contracts using assumptions consistent with those used in estimating gross profits for purposes of amortizing DAC and VOBA. The determination of this estimated liability is based on models that involve numerous estimates and subjective judgments, including those regarding expected market rates of return and volatility, contract surrender and withdrawal rates, mortality experience, and, for contracts with the GMIB feature, GMIB election rates. Assumptions related to contractholder behavior and mortality are updated when a material change in behavior or mortality experience is observed in an interim period.

   SENSITIVITY OF FUTURE RATE OF RETURN ASSUMPTIONS ON GMDB/GMIB RESERVES

   The future rate of return assumptions used in establishing reserves for GMDB and GMIB features regarding Separate Account performance used for purposes of this calculation are set using a long-term view of expected average market returns by applying a reversion to the mean approach, consistent with that used for DAC and VOBA amortization. For additional information regarding the future expected rate of return assumptions and the reversion to the mean approach, see, "-- DAC and VOBA".

   The GMDB/GMIB reserve balance before reinsurance ceded was $8 million ($0 net of reinsurance) at December 31, 2013. Given that 100% of the GMDB/GMIB reserve balance is ceded, the sensitivity risk of any increase or decrease in interest rates is transferred to the reinsurer.

   TRADITIONAL ANNUITIES

   Prior to the reinsurance agreement with Protective Life, reserves for future policy benefits for annuities included payout annuities and during the accumulation period, are equal to accumulated contractholders' fund balances and, after annuitization, are equal to the present value of expected future payments based on assumptions as to mortality, retirement, maintenance expense, and interest rates.

   REINSURANCE

   Reinsurance recoverable balances are calculated using methodologies and assumptions that are consistent with those used to calculate the direct liabilities.

   DEFERRED COST OF OR GAIN ON REINSURANCE

   The cost of or gain on reinsurance at the inception of a coinsurance treaty, defined as the difference between the initial coinsurance premium paid and the amount of the net liabilities relating to the underlying policies, see
   Note 2 of Financial Statements, net of the ceded commission received is deferred and amortized over the lives of the underlying policies.

   DAC AND VOBA

   Acquisition costs that vary with and are primarily related to the acquisition of new and renewal insurance business, reflecting incremental direct costs of contract acquisition with independent third parties or employees that are essential to the contract transaction, as well as the

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



   portion of employee compensation, including payroll fringe benefits and other costs directly related to underwriting, policy issuance and processing, medical inspection, and contract selling for successfully negotiated contracts including commissions, underwriting, agency and policy issue expenses, are deferred. Depending on the type of contract, DAC is amortized over the expected total life of the contract group, based on MLOA's estimates of the level and timing of gross margins, gross profits or assessments, or anticipated premiums. In calculating DAC amortization, management is required to make assumptions about investment results including hedging costs, Separate Account performance, Separate Account fees, mortality and expense margins, lapse rates and anticipated surrender charges that impact the estimates of the level and timing of estimated gross profits or assessments, margins and anticipated future experience. VOBA, which arose from MLOA's acquisition by AXA Financial, was established in accordance with purchase accounting guidance for business combinations. VOBA is the actuarially determined present value of estimated future gross profits from insurance contracts in force at the date of the acquisition. DAC and VOBA are amortized over the expected life of the contracts (up to 50 years from date of issue) according to the type of contract using the methods described below as applicable. DAC and VOBA are subject to loss recognition testing at the end of each accounting period. As a result of the reinsurance agreement, effective October 1, 2013, with Protective Life, $188 million of DAC and VOBA amortization was accelerated, which is included in the deferred cost of reinsurance.

   NON-PARTICIPATING TRADITIONAL LIFE INSURANCE POLICIES

   Prior to the reinsurance agreement with Protective Life, DAC and VOBA associated with non-participating traditional life policies was amortized in proportion to anticipated premiums. Assumptions as to anticipated premiums were estimated at the date of policy issue and are consistently applied during the life of the contracts. Deviations from estimated experience are reflected in earnings (loss) in the period such deviations occurred. For these contracts, the amortization periods generally are for the total life of the policy.

   UNIVERSAL LIFE AND INVESTMENT-TYPE CONTRACTS

   DAC and VOBA associated with UL and investment-type products, are amortized over the expected total life of the contract group as a constant percentage of estimated gross profits arising principally from investment results, Separate Account fees, mortality and expense margins and surrender charges based on historical and anticipated future experience, updated at the end of each accounting period. When estimated gross profits are expected to be negative for multiple years of a contract life, DAC and VOBA are amortized using the present value of estimated assessments. The effect on the amortization of DAC of revisions to estimated gross profits or assessments is reflected in earnings (loss) in the period such estimated gross profits or assessments are revised. A decrease in expected gross profits or assessments would accelerate DAC and VOBA amortization. Conversely, an increase in expected gross profits or assessments would slow DAC and VOBA amortization. The effect on the DAC and VOBA assets that would result from realization of unrealized gains (losses) is recognized with an offset to accumulated other comprehensive income (loss) ("AOCI") in shareholder's equity as of the balance sheet date.

   Quarterly adjustments to the DAC and VOBA balances are made for current period experience and market performance related adjustments, and the impact of reviews of estimated total gross profits. The quarterly adjustments for current period experience reflect the impact of differences between actual and previously estimated expected gross profits for a given period. Total estimated gross profits include both actual experience and estimates of gross profits for future periods. To the extent each period's actual experience differs from the previous estimate for that period, the assumed level of total gross profits may change. In these cases, cumulative adjustment to all previous periods' costs is recognized.

   During each accounting period, the DAC and VOBA balances are evaluated and adjusted with a corresponding charge or credit to current period earnings for the effects of MLOA's actual gross profits and changes in the assumptions regarding estimated future gross profits. A decrease in expected gross profits or assessments would accelerate DAC and VOBA amortization. Conversely, an increase in expected gross profits or assessments would slow DAC and VOBA amortization. The effect on the DAC and VOBA assets that would result from realization of unrealized gains (losses) is recognized with an offset to AOCI in shareholder's equity as of the balance sheet date.

   For the variable and UL policies a significant portion of the gross profits is derived from mortality margins and therefore, are significantly influenced by the mortality assumptions used. Mortality assumptions represent the Company's expected claims experience over the life of these policies and are based on a long-term average of actual company experience. This assumption is updated quarterly to reflect recent experience as it emerges. Improvement of life mortality in future periods from that currently projected would result in future deceleration of DAC and VOBA amortization. Conversely, deterioration of life mortality in future periods from that currently projected would result in future acceleration of DAC and VOBA amortization. Generally, life mortality experience has been improving in recent years. However, changes to the mortality assumptions in future periods could have a significant adverse or favorable effect on the results of operations.

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




   PREMIUM DEFICIENCY RESERVES AND LOSS RECOGNITION TESTS

   After the initial establishment of reserves, premium deficiency and loss recognition tests are performed using best estimate assumptions as of the testing date without provisions for adverse deviation. When the liabilities for future policy benefits plus the present value of expected future gross premiums for the aggregate product group are insufficient to provide for expected future policy benefits and expenses for that line of business (i.e., reserves net of any DAC asset), DAC and VOBA would first be written off and thereafter, if required, a premium deficiency reserve would be established by a charge to earnings (loss).

   SENSITIVITY OF DAC AND VOBA TO CHANGES IN FUTURE MORTALITY ASSUMPTIONS

   The variable and UL policies DAC and VOBA balance was $235 million at December 31, 2013. The following table demonstrates the sensitivity of the DAC and VOBA balance relative to future mortality assumptions by quantifying the adjustments that would be required, assuming an increase and decrease in the future mortality rate by 1%. This information considers only the direct effect of changes in the mortality assumptions on the DAC and VOBA balance and not changes in any other assumptions used in the measurement of the DAC and VOBA balance and does not assume changes in reserves.

                     DAC AND VOBA SENSITIVITY -- MORTALITY
                               DECEMBER 31, 2013

                                                INCREASE/
                                               (REDUCTION)
                                               IN DAC AND
                                                  VOBA
                                              -------------
                                              (IN MILLIONS)
Decrease in future mortality by 1%...........    $        1
Increase in future mortality by 1%...........            (1)

   SENSITIVITY OF DAC AND VOBA TO CHANGES IN FUTURE RATE OF RETURN ASSUMPTIONS

   A significant assumption in the amortization of DAC and VOBA on variable and interest-sensitive life insurance relates to projected future Separate Account performance. Management sets estimated future gross profit or assessment assumptions related to Separate Account performance using a long-term view of expected average market returns by applying a reversion to the mean approach, a commonly used industry practice. This future return approach influences the projection of fees earned, as well as other sources of estimated gross profits. Returns that are higher than expectations for a given period produce higher than expected account balances, increase the fees earned resulting in higher expected future gross profits and lower DAC amortization for the period. The opposite occurs when returns are lower than expected.

   In applying this approach to develop estimates of future returns, it is assumed that the market will return to an average gross long-term return estimate, developed with reference to historical long-term equity market performance. Currently, the average gross long-term return estimate is measured from December 31, 2008. Management has set limitations as to maximum and minimum future rate of return assumptions, as well as a limitation on the duration of use of these maximum or minimum rates of return. At December 31, 2013, the average gross short-term and long-term annual return estimate on variable and interest-sensitive life insurance was 9.0% (7.83% net of product weighted average Separate Account fees), and the gross maximum and minimum short-term annual rate of return limitations were 15.0% (13.83% net of product weighted average Separate Account fees) and 0.0% (-1.17% net of product weighted average Separate Account fees), respectively. The maximum duration over which these rate limitations may be applied is 5 years. This approach will continue to be applied in future periods. These assumptions of long-term growth are subject to assessment of the reasonableness of resulting estimates of future return assumptions.

   If actual market returns continue at levels that would result in assuming future market returns of 15.0% for more than 5 years in order to reach the average gross long-term return estimate, the application of the 5 year maximum duration limitation would result in an acceleration of DAC and VOBA amortization. Conversely, actual market returns resulting in assumed future market returns of 0.0% for more than 5 years would result in a required deceleration of DAC and VOBA amortization. At December 31, 2012, current projections of future average gross market returns assume a 0.0% annualized return for the next nine quarters, which is within the maximum and minimum limitations, grading to a reversion to the mean of 9.0% in eleven quarters.

   Other significant assumptions underlying gross profit estimates for UL and investment-type products relate to contract persistency and General Account investment spread.

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   The following table provides an example of the sensitivity of that DAC and
   VOBA balance relative to future return assumptions by quantifying the adjustments to the DAC and VOBA balance that would be required assuming both an increase and decrease in the future rate of return by 1%. This information considers only the effect of changes in the future Separate Account rate of return and not changes in any other assumptions used in the measurement of the DAC and VOBA balance.

                  DAC AND VOBA SENSITIVITY -- RATE OF RETURN
                               DECEMBER 31, 2013

                                              INCREASE/(REDUCTION) IN
                                                   DAC AND VOBA
                                              -----------------------
                                                   (IN MILLIONS)
Decrease in future rate of return by 1%......    $                 (2)
Increase in future rate of return by 1%......                       2

   BENEFIT PLAN COSTS

   Although MLOA has no employees, under service agreements with affiliates, MLOA is charged for services, including personnel services that include a component related to employee benefits (see Note 8 of Notes to Financial Statements). Net periodic pension cost is the aggregation of the compensation cost of benefits promised, interest cost resulting from deferred payment of those benefits, and investment results of assets dedicated to fund those benefits. Each component of net periodic pension benefits cost is based on the affiliated company's best estimate of long-term actuarial and investment return assumptions and consider, as appropriate, an assumed discount rate, an expected rate of return on plan assets, inflation costs, expected increases in compensation levels and trends in health care costs. Of these assumptions, the discount rate and expected rate of return assumptions generally have the most significant impact on the resulting net periodic cost associated with these plans. Actual experience different from that assumed generally is recognized prospectively over future periods; however, significant variances could result in immediate recognition of net periodic cost or benefit if they exceed certain prescribed thresholds or in conjunction with a reconsideration of the related assumptions.

   SHARE-BASED AND OTHER COMPENSATION PROGRAMS

   Although MLOA has no employees, under service agreements with affiliates, MLOA is charged for services, including personnel services that include a component related to employee benefits (see Note 9 of Notes to Financial Statements). AXA and AXA Financial Group sponsor various share-based compensation plans for eligible employees and associates. Compensation expense related to these awards is measured based on the estimated fair value of the equity instruments issued or the liabilities incurred. AXA Financial Group uses the Black-Scholes option valuation model to determine the grant-date fair values of equity share/unit option awards and similar instruments, requiring assumptions with respect to the expected term of the award, expected price volatility of the underlying share/unit, and expected dividends. These assumptions are significant factors in the resulting measure of fair value recognized over the vesting period and require use of management judgment as to likely future conditions, including employee exercise behavior, as well as consideration of historical and market observable data.

   INVESTMENTS -- IMPAIRMENTS AND VALUATION ALLOWANCES AND FAIR VALUE
   MEASUREMENTS

   MLOA's investment portfolio principally consists of public and private fixed maturities, mortgage loans, derivative financial instruments, including equity options and Units in AllianceBernstein. In applying the Company's accounting policies with respect to these investments, estimates, assumptions, and judgments are required about matters that are inherently uncertain, particularly in the identification and recognition of other-than-temporary impairments ("OTTI"), determination of the valuation allowance for losses on mortgage loans and measurements of fair value.

   IMPAIRMENTS AND VALUATION ALLOWANCES

   The assessment of whether OTTIs have occurred is performed quarterly by MLOA's Investment Under Surveillance ("IUS") Committee, with the assistance of its investment advisors, on a security-by-security basis for each available-for-sale fixed maturity and equity security that has experienced a decline in fair value for purpose of evaluating the underlying reasons. The analysis begins with a review of gross unrealized losses by the following categories of securities: (i) all investment grade and below investment grade fixed maturities for which fair value has declined and remained below amortized cost by 20% or more; and (ii) below-investment-grade fixed maturities for which fair value has declined and remained below amortized cost for a period greater than 12 months. Integral to the analysis is an assessment of various indicators of credit deterioration to determine whether the investment security is expected to recover, including, but not limited to, consideration of the duration and severity of the unrealized loss, failure, if any, of the issuer of the security

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   to make scheduled payments, actions taken by rating agencies, adverse conditions specifically related to the security or sector, the financial strength, liquidity, and continued viability of the issuer and, for equity securities only, the intent and ability to hold the investment until recovery, resulting in identification of specific securities for which OTTI is recognized.

   If there is no intent to sell or likely requirement to dispose of the fixed maturity security before its recovery, only the credit loss component of any resulting OTTI is recognized in earnings and the remainder of the fair value loss is recognized in other comprehensive income (loss) ("OCI"). The amount of credit loss is the shortfall of the present value of the cash flows expected to be collected as compared to the amortized cost basis of the security. The present value is calculated by discounting management's best estimate of projected future cash flows at the effective interest rate implicit in the debt security prior to impairment. Projections of future cash flows are based on assumptions regarding probability of default and estimates regarding the amount and timing of recoveries. These assumptions and estimates require use of management judgment and consider internal credit analyses as well as market observable data relevant to the collectability of the security. For mortgage- and asset-backed securities, projected future cash flows also include assumptions regarding prepayments and underlying collateral value.

   Mortgage loans also are reviewed quarterly by the IUS Committee for impairment on a loan-by-loan basis, including an assessment of related collateral value. Commercial mortgages 60 days or more past due and agricultural mortgages 90 days or more past due, as well as all mortgages in the process of foreclosure, are identified as problem mortgages. Based on its monthly monitoring of mortgages, a class of potential problem mortgages also is identified, consisting of mortgage loans not currently classified as problems but for which management has doubts as to the ability of the borrower to comply with the present loan payment terms and which may result in the loan becoming a problem or being restructured. The decision whether to classify a performing mortgage loan as a potential problem involves significant subjective judgments by management as to likely future industry conditions and developments with respect to the borrower or the individual mortgaged property.

   For problem mortgage loans a valuation allowance is established to provide for the risk of credit losses inherent in the lending process. The allowance includes loan specific reserves for loans determined to be non-performing as a result of the loan review process. A non-performing loan is defined as a loan for which it is probable that amounts due according to the contractual terms of the loan agreement will not be collected. The loan specific portion of the loss allowance is based on the Company's assessment as to ultimate collectability of loan principal and interest. Valuation allowances for a non-performing loan are recorded based on the present value of expected future cash flows discounted at the loan's effective interest rate or based on the fair value of the collateral if the loan is collateral dependent. The valuation allowance for mortgage loans can increase or decrease from period to period based on such factors.

   FAIR VALUE MEASUREMENTS

   Investments reported at fair value in the balance sheets of MLOA include fixed maturity securities classified as available-for-sale ("AFS"). In addition, exposure in certain variable life products issued by MLOA are considered embedded derivatives and reported at fair value.

   When available, the estimated fair value of securities is based on quoted prices in active markets that are readily and regularly obtainable; these generally are the most liquid holdings and their valuation does not involve management judgment. When quoted prices in active markets are not available, MLOA estimates fair value based on market standard valuation methodologies, including discounted cash flow methodologies, matrix pricing, or other similar techniques. For securities with reasonable price transparency, the significant inputs to these valuation methodologies either are observable in the market or can be derived principally from or corroborated by observable market data. When the volume or level of activity results in little or no price transparency, significant inputs no longer can be supported by reference to market observable data but instead must be based on management's estimation and judgment.

   As required by the accounting guidance, MLOA categorizes its assets and liabilities measured at fair value into a three-level hierarchy, based on the priority of the inputs to the respective valuation technique, giving the highest priority to quoted prices in active markets for identical assets and liabilities (Level 1) and the lowest priority to unobservable inputs (Level
   3). For additional information regarding the key estimates and assumptions surrounding the determinations of fair value measurements, see Note 5 to the Financial Statements -- Fair Value Disclosures.

   INCOME TAXES

   Income taxes represent the net amount of income taxes that MLOA expects to pay to or receive from various taxing jurisdictions in connection with its operations. MLOA provides for Federal and state income taxes currently payable, as well as those deferred due to temporary differences between the financial reporting and tax bases of assets and liabilities. Deferred tax assets and liabilities are measured at the balance sheet date using enacted tax rates expected to apply to taxable income in the years the temporary differences are expected to reverse. The realization of deferred tax assets depends upon the existence of sufficient taxable income within the carry forward periods under the tax law in the applicable jurisdiction. Valuation allowances are established when management determines, based on available

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA information, that it is more likely than not that deferred tax assets will not be realized. Management considers all available evidence including past operating results, the existence of cumulative losses in the most recent years, forecasted earnings, future taxable income and prudent and feasible tax planning strategies. MLOA's accounting for income taxes represents management's best estimate of the tax consequences of various events and transactions.

   Significant management judgment is required in determining the provision for income taxes and deferred tax assets and liabilities and in evaluating MLOA's tax positions including evaluating uncertainties under the guidance for Accounting for Uncertainty in Income taxes. Under the guidance, MLOA determines whether it is more-likely-than-not that a tax position will be sustained upon examination by the appropriate taxing authorities before any part of the benefit can be recorded in the financial statements. Tax positions are then measured at the largest amount of benefit that is greater than 50 percent likely of being realized upon settlement.

   MLOA's tax positions are reviewed quarterly and the balances are adjusted as new information becomes available.

   RESULTS OF OPERATIONS

   The earnings narratives that follow discuss the results for 2013 compared to 2012's results, followed by the results for 2012 compared to 2011's results.

                    MONY LIFE INSURANCE COMPANY OF AMERICA
                             RESULTS OF OPERATIONS

                                                2013     2012     2011
                                              -------  -------  -------
                                                    (IN MILLIONS)
REVENUES
Universal life and investment-type product
  policy fee income.......................... $   131  $   117  $   123
Premiums.....................................      25       32       42
Net investment income (loss):
  Investment income (loss) from derivatives
   instruments...............................       8       --       --
  Other investment income (loss).............      84      110      116
                                              -------  -------  -------
   Total Net investment income (loss)........      92      110      116
Investment gains (losses), net:
  Total other-than-temporary impairment
   losses....................................      (6)      (7)      (2)
                                              -------  -------  -------
  Net impairment losses recognized...........      (6)      (7)      (2)
  Other investment gains (losses), net.......      74        2        1
                                              -------  -------  -------
   Total investment gains (losses), net......      68       (5)      (1)
                                              -------  -------  -------
Equity in earnings (loss) of
  AllianceBernstein..........................       5        2       (2)
Other income (loss)..........................       5        5        6
Increase (decrease) in the fair value of the
  reinsurance contract.......................      (7)      (2)       7
                                              -------  -------  -------
   Total revenues............................     319      259      291
                                              -------  -------  -------

BENEFITS AND OTHER DEDUCTIONS
Policyholders' benefits......................      78      103       96
Interest credited to policyholders' account
  balances...................................      65       61       61
Compensation and benefits....................      32       25       30
Commissions..................................      80       38       33
Amortization of deferred policy acquisition
  costs and value of business acquired.......      21      (27)     (12)
Capitalization of deferred policy
  acquisition costs..........................     (81)     (31)     (25)
Amortization of deferred costs of reinsurance       4       --       --
Rent expense.................................       2        2        3
Other operating costs and expenses...........      74       44       29
                                              -------  -------  -------
   Total benefits and other deductions.......     275      215      215
                                              -------  -------  -------
Earnings (loss) before income taxes..........      44       44       76
Income tax (expense) benefit.................     (16)      (6)       1
                                              -------  -------  -------
Net Earnings (Loss).......................... $    28  $    38  $    77
                                              =======  =======  =======

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   YEAR ENDED DECEMBER 31, 2013 COMPARED TO YEAR ENDED DECEMBER 31, 2012

   Net earnings (loss) were $28 million in 2013, a decrease of $10 million from net earnings (loss) of $38 million in 2012, primarily related to $48 million higher amortization of DAC and VOBA, $42 million higher commission expense, $30 million higher other operating costs and expenses and $26 million lower net investment income and higher income tax expense partially offset by $73 million higher realized gains, $50 million higher capitalization of DAC, $25 million lower future policyholders' benefits and $14 million higher universal life and investment products policy fee income.

   Income tax expense was $16 million in 2013 as compared to $6 million in 2012. The $10 million higher income tax expense was primarily related to the absence of the income tax benefit from the 2012 settlement of refund claims for tax years 2004-2007.

   Earnings (loss) before income taxes were $44 million in both 2013 and 2012.

   REVENUES. Total revenues in 2013 increased $60 million to $319 million from $259 million in 2012, primarily due to higher investment gains (losses), net and higher universal life and investment-type product policy fee income offset by the decrease in the fair value of the reinsurance contract asset and lower investment income.

   Universal life and investment-type product policy fee income increased $14 million in 2013 to $131 million from $117 million in 2012 primarily due to higher fees earned on higher Separate Account balances and $5 million higher release of the initial fee liability.

   Premiums totaled $25 million in 2013, a decrease of $7 million from $32 million in 2012 primarily related to higher premiums ceded partially offset by higher first year premiums.

   Net investment income decreased $18 million in 2013 to $92 million from $110 million in 2012 principally due to assets transferred to Protective Life and lower investment income on fixed maturities reflecting lower yields and lower investment income from mortgage loans on real estate reflecting the impact of MLOA's sale of its entire portfolio of agricultural mortgage loans to AXA Equitable in August of 2012 partially offset by income from derivatives reflecting increased use of equity options to hedge the crediting rate exposure of some insurance products.

   Investment gains (losses), net increased $73 million in 2013 to $68 million from a loss of $(5) million in 2012 primarily due to $75 million of realized gains on the transfer of assets to Protective Life resulting from the reinsurance agreement.

   Increase (decrease) in the fair value of the reinsurance contract asset decreased $5 million in 2013 to a decrease of $7 million from $2 million in 2012. The 2013 decrease reflected the impacts of the market conditions through September 30, 2013. As a result of reinsuring 100% of the risk of GMIB liabilities to Protective Life, the GMIB ceded liabilities are no longer considered an embedded derivative resulting in the write off of the remaining $2 million balance of the asset at September 30, 2013 in fourth quarter 2013. The 2012 decrease reflected existing market conditions and assumption changes.

   BENEFITS AND OTHER DEDUCTIONS. Total benefits and other deductions totaled $275 million in 2013, an increase of $60 million from $215 million in 2012, primarily due to higher DAC and VOBA amortization, and higher operating costs and expenses partially offset decreases in policyholder benefits in 2013.

   Policyholders' benefits decreased $25 million in 2013 to $78 million from $103 million in 2012 primarily due to a $22 million lower death claims (including $12 million ceded to Protective) and by $3 million lower payments on supplementary contracts with life contingencies (including $3 million ceded to Protective).

   Compensation and benefits expense increased $7 million to $32 million in 2013 from $25 million in 2012 due to higher allocated compensation.

   Commissions increased $42 million in 2013 to $80 million from $38 million in 2012 due to higher first year sales as a result of AXA Financial Group's strategy to issue most of its indexed life sales outside of New York through MLOA instead of AXA Equitable.

   DAC and VOBA amortization in 2013 was $21 million reflecting higher baseline amortization as a result of higher sales. The 2012 $27 million negative DAC and VOBA amortization resulted from updated expectations of lower future mortality assumptions and better lapse experience in annuities and interest sensitive-life products.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   DAC capitalization totaled $81 million in 2013, an increase of $50 million from the $31 million reported in 2012. The increase was primarily due to $41 million higher deferrable commissions on higher sales of MLOA's indexed life products and $9 million higher deferrable expenses.

   Other operating costs and expenses, totaled $74 million in 2013, an increase of $30 million from the $44 million reported in 2012. The increase was primarily due to a $20 million donation from MLOA to the AXA Foundation from the consideration received from Protective Life and $11 million of allocated transaction and transition costs related to the reinsurance agreement with Protective Life.

   YEAR ENDED DECEMBER 31, 2012 COMPARED TO YEAR ENDED DECEMBER 31, 2011

   Net earnings (loss) were $38 million in 2012, a decrease of $39 million from net earnings (loss) of $77 million in 2011, primarily related to a decrease in the fair value of the reinsurance contract asset in 2012 as compared to an increase in 2011, lower investment income on fixed maturities reflecting lower yields, higher writedowns on fixed maturities, higher policyholders' benefits and higher other operating costs and expenses partially offset by higher negative DAC and VOBA amortization.

   Income tax expense was $6 million in 2012 as compared to an income tax benefit of $1 million in 2011. The $7 million higher income tax expense was primarily related to the absence of the valuation allowance reversal in 2011 partially offset by lower pre-tax earnings in 2012 compared to 2011. The 2012 income tax expense was reduced by a $9 million income tax benefit from the conclusion of the 2004-2007 IRS audit. In 2011, the income tax benefit for MLOA reflected a release of $19 million of valuation allowance related to prior periods and a $7 million income tax benefit from the settlement of refund claims for tax years 1994-1997.

   Earnings (loss) before income taxes were $44 million in 2012, a decrease of $32 million from earnings (loss) before income taxes of $76 million in 2011.

   REVENUES. Total revenues in 2012 decreased $32 million to $259 million from $291 million in 2011, primarily due to lower premiums, lower universal life and investment-type product policy fee income, a decrease in the fair value of the reinsurance contract asset as compared to an increase in 2011 and lower investment income on fixed maturities.

   UL and investment-type product policy fee income decreased $6 million in 2012 to $117 million from $123 million in 2011 period primarily due to lower initial fee liability amortization resulting from updated expectations of lower future mortality in 2012.

   Premiums totaled $32 million in 2012, a decrease of $10 million from $42 million in 2011 primarily related to lower premiums on supplementary contracts with life contingencies and lower renewals partially offset by higher first year life premiums.

   Net investment income decreased $6 million in 2012 to $110 million from $116 million in 2011 principally due to lower investment income on fixed maturities reflecting lower yields and lower investment income from mortgage loans on real estate reflecting the impact of MLOA's sale of its entire portfolio of agricultural mortgage loans to AXA Equitable in August of 2012.

   Investment losses, net increased $4 million in 2012 to $5 million from $1 million in 2011 due to writedowns of $7 million on fixed maturities during 2012 as compared to $1 million of writedowns in 2011, all of which related to commercial mortgage-backed securities ("CMBS") for both periods, partially offset by $2 million higher gains on sales of fixed maturities and the $3 million gain recorded on MLOA's sale of its agricultural mortgage loan portfolio.

   Increase (decrease) in the fair value of the reinsurance contract asset decreased $9 million in 2012 to a decrease of $2 million from an increase of $7 million in 2011; both periods changes reflected existing market conditions and assumption changes.

   BENEFITS AND OTHER DEDUCTIONS. Total benefits and other deductions totaled $215 million in 2012 and 2011, respectively, as the impact of negative DAC and VOBA amortization and higher DAC capitalization were offset by higher operating costs and expense and increases in policyholder benefits in 2012.

   Policyholders' benefits increased $7 million in 2012 to $103 million from $96 million in 2011 primarily due to a $6 million increase in death and annuity benefit expenses and a $1 million higher increase in GMIB and GMDB reserves in 2012 as compared to 2011.

   Compensation and benefits expense decreased $5 million to $25 million in 2012 from $30 million in 2011 due to lower allocated salary expenses reflecting AXA Financial Group's expense reduction initiatives partially offset by higher allocated shared based compensation expenses.

   Commissions increased $5 million in 2012 to $38 million from $33 million in 2011 due to higher first year commissions on increased sales of life insurance and annuity products.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Amortization of DAC and VOBA decreased $15 million in 2012 (negative amortization of $27 million in 2012 as compared to negative amortization of $12 million in 2011) as a result of updated expectations of lower future mortality assumptions and better lapse experience in annuities and interest sensitive-life products. The negative amortization in 2011 resulted from unlocking of assumptions due to better lapse experience in annuities and interest sensitive-life products.

   DAC capitalization totaled $31 million in 2012, an increase of $6 million from the $25 million reported in 2011. The increase was primarily due to $9 million capitalization of higher first year commissions partially offset by $3 million lower capitalization of other expenses.

   Other operating costs and expenses, substantially all of which are allocated, totaled $44 million in 2012, an increase of $15 million from the $29 million reported in 2011. The increase was primarily due to $6 million higher other operating costs and expenses (reflecting $3 million higher expenses related to AXA Technology Services and $1 million higher outsourcing costs), $3 million higher restructuring costs, $2 million higher depreciation and $2 million higher consulting and auditing fees.

   YEAR ENDED DECEMBER 31, 2011 COMPARED TO YEAR ENDED DECEMBER 31, 2010

   Net earnings (loss) were $77 million in 2011, an increase of $96 million from net earnings (loss) of $(19) million in 2010, primarily due to negative DAC and VOBA amortization in 2011 as compared to amortization in 2010 and lower impairment of fixed maturities in 2011.

   Income tax benefit decreased $10 million in 2011 to $1 million as compared to $11 million in 2010. In first quarter of 2011, management reviewed the intercompany tax sharing agreement between MLOA and MONY Life and determined that the valuation allowance previously established on deferred tax assets related to net operating loss carryforwards was no longer necessary. Consequently, the tax benefit for MLOA for 2011 reflected a release of $19 million of valuation allowances related to prior periods. MLOA also recognized a $7 million tax benefit in settlement of refund claims for tax years 1994-1997. These benefits more than offset the tax expense on $76 million of pre-tax earnings. The tax benefit in 2010 was due to pre-tax losses of $30 million.

   Earnings (loss) before income taxes were $76 million in 2011, an increase of $106 million from the earnings (loss) before income taxes of $(30) million in 2010.

   REVENUES. Total revenues in 2011 increased $50 million to $291 million from $241 million in 2010, primarily due to lower impairments and a higher increase in the fair value of the reinsurance contract asset in 2011 as compared to 2010.

   UL and investment-type product policy fee income increased $1 million to $123 million from $122 million in 2010 primarily due to higher initial fee liability capitalization resulting from the unlocking of assumptions due to better lapse experience in interest sensitive life products.

   Net investment income decreased $3 million in 2011 to $116 million from $119 million in 2010 principally due to lower investment income on fixed maturities.

   Investment losses, net decreased $47 million in 2011 to $1 million from $48 million in 2010 due to writedowns of $2 million on fixed maturities during 2011 as compared to $54 million in writedowns in 2010, all of which related to CMBS for both periods, partially offset by lower gains on sales of fixed maturities.

   Increase (decrease) in the fair value of the reinsurance contract asset increased $6 million in 2011 to $7 million from $1 million in 2010; both periods changes reflected existing market conditions.

   BENEFITS AND OTHER DEDUCTIONS. Total benefits and other deductions in 2011 decreased $56 million to $215 million from $271 million in 2010, primarily due to negative DAC and VOBA amortization and lower interest credited partially offset by higher commission expenses.

   Policyholders' benefits increased $3 million in 2011 to $96 million from $93 million in 2010 primarily due to a $1 million higher increase in reserves for supplementary contracts in 2011 as compared to 2010 and a $1 million charge for unreported death claims in 2011.

   Interest credited to policyholders' account balances decreased $7 million in 2011 to $61 million from $68 million in 2010 primarily related to lower fund values.

   Compensation and benefits expense decreased $2 million to $30 million in 2011 from $32 million in 2010 due to lower allocated salary and other benefit expenses.

   Commissions increased $6 million in 2011 to $33 million from $27 million in 2010 due to higher first year commissions on increased sales of life insurance and annuity products.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   Amortization of DAC and VOBA decreased $53 million in 2011 (negative amortization of $12 million in 2011 as compared to amortization of $41 million in 2010). The negative amortization in 2011 resulted from unlocking of assumptions due to better lapse experience in annuities and interest sensitive-life products. In 2010, revised estimates of future reinsurance costs and other updates resulted in amortization expense.

   PREMIUMS AND DEPOSITS

   As part of AXA Financial's ongoing efforts to efficiently manage capital amongst its insurance subsidiaries, improve the quality of the product line-up of its insurance subsidiaries and enhance the overall profitability of AXA Financial Group, in 2013, most sales of indexed life insurance to policyholders located outside of New York were issued through MLOA instead of AXA Equitable. It is expected that, in 2014, AXA Financial will continue to issue new life insurance products to policyholders located outside of New York through MLOA instead of AXA Equitable. Since future decisions regarding product development depend on factors and considerations not yet known, management is unable to predict the extent to which we will offer other products in the future.

   The following table lists the sales for major insurance product lines for 2013, 2012 and 2011. Premiums and deposits are presented net of internal conversions and are presented gross of reinsurance ceded.

                             PREMIUMS AND DEPOSITS

                                                    2013   2012   2011
                                                   ------ ------ ------
                                                      (IN MILLIONS)
RETAIL:
Annuities
  First year...................................... $   -- $   -- $   --
  Renewal.........................................     36     37     35
                                                   ------ ------ ------
                                                       36     37     35

Life/(1) /
  First year......................................    159     69     35
  Renewal.........................................    160    151    151
                                                   ------ ------ ------
                                                      319    220    186

Other/(2) (3) /
  First year......................................      2      5     12
  Renewal.........................................     --      6      6
                                                   ------ ------ ------
                                                        2     11     18
                                                   ------ ------ ------

  Total retail....................................    357    268    239
                                                   ------ ------ ------

WHOLESALE:
Annuities
  First year......................................     --     --      1
  Renewal.........................................      2      2      2
                                                   ------ ------ ------
                                                        2      2      3

Life/(1) /
  First year......................................     37     11     31
  Renewal.........................................     45     47     50
                                                   ------ ------ ------
                                                       82     58     81

Other.............................................     --      1      1
                                                   ------ ------ ------

  Total wholesale.................................     84     61     85
                                                   ------ ------ ------

Total Premiums and Deposits....................... $  441 $  329 $  324
                                                   ====== ====== ======

  /(1)/Includes variable, interest-sensitive and traditional life products. /(2)/Includes reinsurance assumed.
  /(3)/Includes premiums and deposits from supplementary contracts -- A form of settlement under a life insurance or annuity contract whereby funds are made payable or used by the beneficiary to purchase a new insurance policy.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   2013 COMPARED TO 2012. Total premiums and deposits for life insurance products for 2013 were $441 million, a $112 million increase from $329 million in 2012 while total first year premiums and deposits increased $113 million to $198 million in 2013 from $85 million in 2012. First year premiums and deposits for life insurance products increased $116 million, primarily due to the $90 million and $26 million increase in sales of indexed life insurance products in the retail and wholesale channels respectively. The increase in sales of life insurance products primarily reflects the impact that most sales of Indexed life insurance products to policyholders outside of New York were issued through MLOA, instead of AXA Equitable.

   2012 COMPARED TO 2011. Total premiums and deposits for insurance and annuity products for 2012 were $329 million, a $5 million increase from $324 million in 2011 while total first year premiums and deposits increased $6 million to $85 million in 2012 from $79 million in 2011. First year premiums and deposits for the life insurance products increased $14 million, primarily due to the $34 million increase in sales of universal life insurance products in the wholesale channel offset by the $20 million decrease in sales of universal life insurance products in the retail channel.

   SURRENDERS AND WITHDRAWALS.

   The following table presents surrender and withdrawal amounts and rates for major insurance product lines. Annuity surrenders and withdrawals are presented net of internal replacements.

                          SURRENDERS AND WITHDRAWALS

                                                                           RATES/(1)/
                                                                      -------------------
                                               2013    2012    2011    2013   2012   2011
                                              ------- ------- ------- -----  -----  -----
                                                         (DOLLARS IN MILLIONS)

Annuities.................................... $   150 $   207 $   266 11.7 % 15.9 % 17.9 %
Variable and interest-sensitive life.........      88      71      92  5.8 %  4.8 % 6.0 %
                                              ------- ------- -------
Total........................................ $   238 $   278 $   358
                                              ======= ======= =======

  /(1)/Surrender rates are based on the average surrenderable future policy benefits and/or policyholders' account balances for the related policies and contracts in force during each year.

   2013 COMPARED TO 2012. Surrenders and withdrawals decreased $40 million, from $278 million in 2012 to $238 million for 2013. There was a decrease of $57 million for individual annuities surrenders withdrawals partially offset by an increase of $17 million for variable and interest sensitive life insurance surrenders withdrawals. The annualized annuities surrender rate decreased to 11.7% in 2013 from 15.9% in 2012. The variable and interest sensitive life products' annualized surrender rate for 2013 and 2012 was 5.8% and 4.8% respectively.

   2012 COMPARED TO 2011. Surrenders and withdrawals decreased $80 million, from $358 million in 2011 to $278 million for 2012. There was a decrease of $59 million and $21 million, respectively, for individual annuities and variable and interest sensitive life insurance surrenders withdrawals. The annualized annuities surrender rate decreased to 15.9% in 2012 from 17.9% in 2011. The variable and interest sensitive life products' annualized surrender rate for 2012 and 2011 was 4.8% and 6.0%, respectively.

   GENERAL ACCOUNT INVESTMENT PORTFOLIO

   The General Account Investment Assets ("GAIA") portfolio consists of a well-diversified portfolio of public and private fixed maturities, commercial mortgages and other loans and other invested assets.

   The General Accounts' portfolios and investment results support the insurance liabilities of MLOA's business operations. The following table reconciles the balance sheet asset amounts to GAIA.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                       GENERAL ACCOUNT INVESTMENT ASSETS
                               DECEMBER 31, 2013

                                                BALANCE
                                              SHEET TOTAL  OTHER/(1)/     GAIA
BALANCE SHEET CAPTIONS:                       ------------ ----------  ----------
                                                         (IN MILLIONS)

Fixed maturities, available for sale, at
  fair value................................. $        713 $      (12) $      725
Mortgage loans on real estate................           28          2          26
Policy Loans.................................          142        130          12
Other invested assets........................           84         82           2
                                              ------------ ----------  ----------
  Total investments..........................          967        202         765
Cash and cash equivalents....................          139         66          73
                                              ------------ ----------  ----------
Total........................................ $      1,106 $      268  $      838
                                              ============ ==========  ==========

  /(1)/Assets listed in the "Other" category principally consist of MLOA's miscellaneous assets and liabilities related to GAIA that are reclassified from various balance sheet lines held in portfolios other than the General Account which are not managed as part of GAIA, including related accrued income or expense and certain reclassifications and, for fixed maturities, the reversal of net unrealized gains (losses). The "Other" category is deducted in arriving at GAIA.

   INVESTMENT RESULTS OF GENERAL ACCOUNT INVESTMENT ASSETS

   The following table summarizes investment results by asset category for the periods indicated.

                                                    2013              2012                2011
                                              ---------------  ------------------  ------------------
                                               YIELD   AMOUNT    Yield    Amount     Yield    Amount
                                              ------   ------  -------   --------  -------   --------
                                                               (DOLLARS IN MILLIONS)
FIXED MATURITIES:
  Investment grade
   Income (loss).............................   4.66%  $   70     4.95%  $     87     5.36%  $     90
   Ending assets.............................             664               1,763               1,728
  Below investment grade
   Income....................................   6.49%       9     6.83%         9     7.59%        12
   Ending assets.............................              61                 127                 152
MORTGAGES:
   Income (loss).............................   6.65%       2    10.30%        10     7.97%        10
   Ending assets.............................              26                  45                 125
POLICY LOANS:
   Income....................................   5.18%       6     5.84%         8     6.12%         8
   Ending assets.............................              12                 139                 136
CASH AND SHORT-TERM INVESTMENTS:
   Income....................................   0.08%      --     0.14%        --     0.11%        --
   Ending assets.............................              73                 140                  50
OTHER INVESTED ASSETS:
   Income....................................              --                  --                  --
   Ending assets.............................               2                   2                   2
TOTAL INVESTED ASSETS:
                                                       ------            --------            --------
   Income....................................   4.46%      87     4.91%       114     5.57%       120
   Ending Assets.............................             838               2,216               2,193
TOTAL:
                                                       ------            --------            --------
  Investment income..........................   4.46%      87     5.24%       114     5.60%       120
  Less: investment fees......................  (0.09)%     (2)   (0.11)%       (2)   (0.11)%       (2)
                                              ------   ======  -------   ========  -------   ========
  Investment Income, Net.....................   4.37%  $   85     5.13%  $    112     5.49%  $    118
                                                       ======            ========            ========
ENDING NET ASSETS                                      $  838            $  2,216            $  2,193
                                                       ======            ========            ========

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   FIXED MATURITIES

   The fixed maturity portfolio consists largely of investment grade corporate debt securities and includes significant amounts of U.S. government and agency obligations. At December 31, 2013, 76.5% of the fixed maturity portfolio was publicly traded. At December 31, 2013, GAIA held CMBS with an amortized cost of $24 million. The General Account had no direct exposure to the sovereign debt of Italy, Greece, Portugal, Spain and the Republic of Ireland.

   FIXED MATURITIES BY INDUSTRY

   The General Accounts' fixed maturities portfolios include publicly-traded and privately-placed corporate debt securities across an array of industry categories.

   The following table sets forth these fixed maturities by industry category as of the dates indicated along with their associated gross unrealized gains and losses.

                       FIXED MATURITIES BY INDUSTRY/(1)/

                                                          GROSS      GROSS
                                              AMORTIZED UNREALIZED UNREALIZED
                                                COST      GAINS      LOSSES    FAIR VALUE
                                              --------- ---------- ----------  ----------
                                                             (IN MILLIONS)
AT DECEMBER 31, 2013:
Corporate Securities:
  Finance.................................... $     103   $      6 $       --    $    109
  Manufacturing..............................       193         11         (4)        200
  Utilities..................................       103          6         (2)        107
  Services...................................        97          6         --         103
  Energy.....................................        66          3         (1)         68
  Retail and wholesale.......................        31          1         (1)         31
  Transportation.............................        15         --         --          15
  Other......................................        --         --         --          --
                                              ---------   -------- ----------    --------
   Total corporate securities................       608         33         (8)        633
                                              ---------   -------- ----------    --------
U.S. government..............................        34         --         --          34
Commercial mortgage-backed...................        46          1        (23)         24
Residential mortgage-backed/(2)/.............        --         --         --          --
Preferred stock..............................        18         --         (2)         16
State & municipal............................         6         --         --           6
Foreign governments..........................        --         --         --          --
Asset-backed securities......................        --         --         --          --
                                              ---------   -------- ----------    --------
Total........................................ $     712   $     34 $      (33)   $    713
                                              =========   ======== ==========    ========

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                       FIXED MATURITIES BY INDUSTRY/(1)/

                                                           GROSS      GROSS
                                              AMORTIZED  UNREALIZED UNREALIZED
                                                COST       GAINS      LOSSES   FAIR VALUE
                                              ---------- ---------- ---------- ----------
                                                             (IN MILLIONS)

At December 31, 2012:
Corporate Securities:
  Finance.................................... $      343   $     36    $    -- $      379
  Manufacturing..............................        506         57         --        563
  Utilities..................................        255         25          1        279
  Services...................................        201         24         --        225
  Energy.....................................         98         12         --        110
  Retail and wholesale.......................         90          9         --         99
  Transportation.............................         60          4         --         64
                                              ----------   --------    ------- ----------
   Total corporate securities................      1,553        167          1      1,719
                                              ----------   --------    ------- ----------
U.S. government..............................        106          7         --        113
Commercial mortgage-backed...................         57          5         27         35
Residential mortgage-backed/(2)/.............         19          1         --         20
Preferred stock..............................         97          2          1         98
State & municipal............................         25          3         --         28
Foreign governments..........................          2         --         --          2
Asset-backed securities......................          9          2         --         11
                                              ----------   --------    ------- ----------
Total........................................ $    1,868   $    187    $    29 $    2,026
                                              ==========   ========    ======= ==========

  /(1)/Investment data has been classified based on standard industry categorizations for domestic public holdings and similar classifications by industry for all other holdings.
  /(2)/Includes publicly traded agency pass-through securities and collateralized mortgage obligations.

   FIXED MATURITIES CREDIT QUALITY

   The Securities Valuation Office ("SVO") of the National Association of Insurance Commissioners ("NAIC"), evaluates the investments of insurers for regulatory reporting purposes and assigns fixed maturity securities to one of six categories ("NAIC Designations"). NAIC designations of "1" or "2" include fixed maturities considered investment grade, which include securities rated Baa3 or higher by Moody's or BBB- or higher by Standard & Poor's. NAIC Designations of "3" through "6" are referred to as below investment grade, which include securities rated Ba1 or lower by Moody's and BB+ or lower by Standard & Poor's. As a result of time lags between the funding of investments, the finalization of legal documents and the completion of the SVO filing process, the fixed maturity portfolio generally includes securities that have not yet been rated by the SVO as of each balance sheet date. Pending receipt of SVO ratings, the categorization of these securities by NAIC designation is based on the expected ratings indicated by internal analysis.

   The amortized cost of the General Accounts' public and private below investment grade fixed maturities totaled $50 million, or 7.0%, of the total fixed maturities at December 31, 2013 and $113 million, or 6.0%, of the total fixed maturities at December 31, 2012. Gross unrealized losses on public and private fixed maturities increased from $29 million in 2012 to $33 million in 2013. Below investment grade fixed maturities represented 39.4% and 44.8% of the gross unrealized losses at December 31, 2013 and 2012, respectively. For public, private and corporate fixed maturity categories, gross unrealized gains were higher and gross unrealized losses were lower in 2013 than in the prior year.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   PUBLIC FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Accounts' public fixed maturities portfolios by NAIC rating at the dates indicated.

                            PUBLIC FIXED MATURITIES

                                                         GROSS      GROSS
     NAIC                                   AMORTIZED  UNREALIZED UNREALIZED
DESIGNATION/(1)/  RATING AGENCY EQUIVALENT    COST       GAINS      LOSSES   FAIR VALUE
---------------   ------------------------  ---------- ---------- ---------- ----------
                                                           (IN MILLIONS)
AT DECEMBER 31, 2013:
1                  Aaa, Aa, A.............. $      365 $       14 $        6 $      373
2                  Baa.....................        161          8          2        167
                                            ---------- ---------- ---------- ----------
                   Investment grade........        526         22          8        540
                                            ---------- ---------- ---------- ----------

3                  Ba......................          5         --         --          5
4                  B.......................         13         --          3         10
5                  C and lower.............          1         --         --          1
6                  In or near default......         --          1         --          1
                                            ---------- ---------- ---------- ----------
                   Below investment grade..         19          1          3         17
                                            ---------- ---------- ---------- ----------
Total...................................... $      545 $       23 $       11 $      557
                                            ========== ========== ========== ==========

At December 31, 2012:
1                  Aaa, Aa, A.............. $      838 $       95 $       -- $      933
2                  Baa.....................        522         46          1        567
                                            ---------- ---------- ---------- ----------
                   Investment grade........      1,360        141          1      1,500
                                            ---------- ---------- ---------- ----------

3                  Ba......................         37          2         --         39
4                  B.......................         10         --          1          9
5                  C and lower.............          8         --          1          7
6                  In or near default......          1          1         --          2
                                            ---------- ---------- ---------- ----------
                   Below investment grade..         56          3          2         57
                                            ---------- ---------- ---------- ----------
Total...................................... $    1,416 $      144 $        3 $    1,557
                                            ========== ========== ========== ==========

  /(1)/At December 31, 2013 and 2012, no securities had been categorized based on expected NAIC designation pending receipt of SVO ratings.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   PRIVATE FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Accounts' private fixed maturities portfolios by NAIC rating at the dates indicated.

                           PRIVATE FIXED MATURITIES

                                                        GROSS       GROSS
     NAIC                                   AMORTIZED UNREALIZED  UNREALIZED FAIR
DESIGNATION/(1)/  RATING AGENCY EQUIVALENT    COST      GAINS       LOSSES   VALUE
---------------   ------------------------  --------- ----------- ---------- ------
                                                         (IN MILLIONS)
AT DECEMBER 31, 2013:
1                  Aaa, Aa, A.............. $      63 $         5 $       12 $   56
2                  Baa.....................        73           6         --     79
                                            --------- ----------- ---------- ------
                   Investment grade........       136          11         12    135
                                            --------- ----------- ---------- ------

3                  Ba......................         1          --         --      1
4                  B.......................        11          --          2      9
5                  C and lower.............         3          --         --      3
6                  In or near default......        16          --          8      8
                                            --------- ----------- ---------- ------
                   Below investment grade..        31          --         10     21
                                            --------- ----------- ---------- ------
Total...................................... $     167 $        11 $       22 $  156
                                            ========= =========== ========== ======

At December 31, 2012:
1                  Aaa, Aa, A.............. $     177 $        21 $       14 $  184
2                  Baa.....................       218          20          1    237
                                            --------- ----------- ---------- ------
                   Investment grade........       395          41         15    421
                                            --------- ----------- ---------- ------

3                  Ba......................        20          --          1     19
4                  B.......................        14          --          2     12
5                  C and lower.............         4          --          2      2
6                  In or near default......        19           2          6     15
                                            --------- ----------- ---------- ------
                   Below investment grade..        57           2         11     48
                                            --------- ----------- ---------- ------
Total...................................... $     452 $        43 $       26 $  469
                                            ========= =========== ========== ======

  /(1)/Includes no securities, as of December 31, 2013 and 2012, that have been categorized based on expected NAIC designation pending receipt of SVO ratings.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   CORPORATE FIXED MATURITIES CREDIT QUALITY. The following table sets forth the General Accounts' public and private holdings of corporate fixed maturities by NAIC rating at the dates indicated.

                          CORPORATE FIXED MATURITIES

                                                    GROSS      GROSS
   NAIC                                AMORTIZED  UNREALIZED UNREALIZED  FAIR
DESIGNATION  RATING AGENCY EQUIVALENT    COST       GAINS      LOSSES    VALUE
-----------  ------------------------  ---------- ---------- ---------- --------
                                                     (IN MILLIONS)
AT DECEMBER 31, 2013:
1             Aaa, Aa, A.............. $      362  $      18 $        5 $    375
2             Baa.....................        230         13          1      242
                                       ----------  --------- ---------- --------
              Investment grade........        592         31          6      617
                                       ----------  --------- ---------- --------

3             Ba......................          5         --          1        4
4             B.......................         12         --          1       11
5             C and lower.............         --         --         --       --
6             In or near default......         --          1         --        1
                                       ----------  --------- ---------- --------
              Below investment grade..         17          1          2       16
                                       ----------  --------- ---------- --------
Total................................. $      609  $      32 $        8 $    633
                                       ==========  ========= ========== ========

At December 31, 2012:
1             Aaa, Aa, A.............. $      833  $      99 $       -- $    932
2             Baa.....................        662         64         --      726
                                       ----------  --------- ---------- --------
              Investment grade........      1,495        163         --    1,658
                                       ----------  --------- ---------- --------

3             Ba......................         44          2         --       46
4             B.......................         11         --          1       10
5             C and lower.............          2         --         --        2
6             In or near default......          1          2         --        3
                                       ----------  --------- ---------- --------
              Below investment grade..         58          4          1       61
                                       ----------  --------- ---------- --------
Total................................. $    1,553  $     167 $        1 $  1,719
                                       ==========  ========= ========== ========

   ASSET-BACKED SECURITIES

   At December 31, 2012, the amortized cost and fair value of asset backed securities held were $9 million and $11 million, respectively. At December 31, 2013, MLOA did not own any asset-backed securities.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   COMMERCIAL MORTGAGE-BACKED SECURITIES

   The following table sets forth the amortized cost and fair value of the Company's commercial mortgage-backed securities at the dates indicated by credit quality and by year of issuance (vintage).

                     COMMERCIAL MORTGAGE-BACKED SECURITIES

                                                    DECEMBER 31, 2013
                                              ------------------------------
                                                  MOODY'S AGENCY RATING
                                              ------------------------------    TOTAL        TOTAL
                                                                      BA AND DECEMBER 31, DECEMBER 31,
                                               AAA   AA     A    BAA  BELOW      2013         2012
VINTAGE                                       ----- ----- ----- ----- ------ ------------ ------------
                                                                   (IN MILLIONS)
At amortized cost:
  2004....................................... $  -- $  -- $  -- $  --  $  --   $       --   $       --
  2005.......................................    --    --    --    --     19           19           23
  2006.......................................    --    --    --    --     12           12           14
  2007.......................................    --    --    --    --     15           15           20
                                              ----- ----- ----- -----  -----   ----------   ----------
Total CMBS................................... $  -- $  -- $  -- $  --  $  46   $       46   $       57
                                              ===== ===== ===== =====  =====   ==========   ==========

At fair value:
  2004....................................... $  -- $  -- $  -- $  --  $  --   $       --   $       --
  2005.......................................    --    --    --    --     10           10           18
  2006.......................................    --    --    --    --      3            3            5
  2007.......................................    --    --    --    --     10           10           12
                                              ----- ----- ----- -----  -----   ----------   ----------
Total CMBS................................... $  -- $  -- $  -- $  --  $  23   $       23   $       35
                                              ===== ===== ===== =====  =====   ==========   ==========

   MORTGAGES

   Investment Mix

   At December 31, 2013 and 2012, respectively, approximately 3.7% and 2.2% of GAIA were in commercial mortgage loans. At December 31, 2013 and 2012, respectively, the carrying value of commercial mortgage loans were $31 million and $49 million.

   The investment strategy for the mortgage loan portfolio emphasizes diversification by property type and geographic location with a primary focus on asset quality. The tables below show the breakdown of the amortized cost of the General Accounts investments in mortgage loans by geographic region and property type as of the dates indicated.

                  MORTGAGE LOANS BY REGION AND PROPERTY TYPE

                                                  DECEMBER 31, 2013          December 31, 2012
                                              -------------------------  -------------------------
                                              AMORTIZED COST % OF TOTAL  Amortized Cost % of Total
                                              -------------- ----------  -------------- ----------
                                                              (DOLLARS IN MILLIONS)
BY REGION:
U.S. Regions:
  Pacific....................................  $          16       51.6%   $         28       57.2%
  West South Central.........................              9       29.0              10       20.4
  South Atlantic.............................              3        9.7               7       14.3
  East South Central.........................              3        9.7               3        6.1
  East North Central.........................             --         --               1        2.0

Total Mortgage Loans.........................  $          31      100.0%   $         49      100.0%
                                               =============   ========    ============   ========
BY PROPERTY TYPE:
Industrial buildings.........................  $          26       83.9%   $         39       79.6%
Retail stores................................              5       16.1               6       12.2
Hospitality..................................             --         --               4        8.2

Total Mortgage Loans.........................  $          31      100.0%   $         49      100.0%
                                               =============   ========    ============   ========

   At December 31, 2013, the General Account investments in commercial mortgage loans had a weighted average loan-to-value ratio of 86%.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   The values used in these ratio calculations were developed as part of the periodic review of the commercial mortgage loan portfolio, which includes an evaluation of the underlying collateral value.

       MORTGAGE LOANS BY LOAN-TO-VALUE AND DEBT SERVICE COVERAGE RATIOS
                               DECEMBER 31, 2013

                                                     DEBT SERVICE COVERAGE RATIO/(1)/
                                              -----------------------------------------------
                                                                                        LESS   TOTAL
                                               GREATER  1.8X TO 1.5X TO 1.2X TO 1.0X TO THAN  MORTGAGE
                                              THAN 2.0X  2.0X    1.8X    1.5X    1.2X   1.0X   LOANS
LOAN-TO-VALUE RATIO                           --------- ------- ------- ------- ------- ----- ---------
                                                                    (IN MILLIONS)
0% - 50%.....................................  $     -- $    --  $   16  $   --  $   -- $  -- $      16
50% - 70%....................................        --      --      --       6      --    --         6
70% - 90%....................................        --      --      --      --      --    --        --
90% plus.....................................         9      --      --      --      --    --         9
                                               -------- -------  ------  ------  ------ ----- ---------

Total Commercial Mortgage Loans..............  $      9 $    --  $   16  $    6  $   -- $  -- $      31
                                               ======== =======  ======  ======  ====== ===== =========

  /(1)/The debt service coverage ratio is calculated using actual results from property operations.

   100% of commercial mortgage loans originated prior to 2007.

   At December 31, 2013 and 2012, there were no mortgage loans classified as problem loans or considered a TDR, while $9 million and $10 million were classified as potential problem loans.

   Valuation allowances for the commercial mortgage loan portfolio were related to loan specific reserves. The following table sets forth the change in valuation allowances for the commercial mortgage loan portfolio as of the dates indicated.

                                               2013    2012
                                              ------  ------
                                              (IN MILLIONS)
Balances, beginning of year.................. $    4  $    3
  Provision..................................     --       1
  Deductions for writedowns and asset
   dispositions..............................     (1)     --
                                              ------  ------
Balances, End of Year........................ $    3  $    4
                                              ======  ======

   OTHER EQUITY INVESTMENTS

   At December 31, 2013, private equity partnerships, hedge funds and real-estate related partnerships were 0.0% of total other equity investments. These interests, which represent 0.1% of GAIA, consist of a diversified portfolio of Leveraged Buyout ("LBO"), mezzanine, venture capital and other alternative limited partnerships, diversified by sponsor, fund and vintage year. The portfolio is actively managed to control risk and generate investment returns over the long term. Portfolio returns are sensitive to overall market developments.

                  OTHER EQUITY INVESTMENTS -- CLASSIFICATIONS

                                              DECEMBER 31, 2013 December 31, 2012
                                              ----------------- -----------------
                                                         (IN MILLIONS)
Common stock................................. $               1   $             1
Joint ventures and limited partnerships:
  Private equity.............................                --                 1
                                              -----------------   ---------------
Total Other Equity Investments............... $               1   $             2
                                              =================   ===============

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   REALIZED INVESTMENT GAINS (LOSSES)

   Realized investment gains (losses) are generated from numerous sources, including the sale of fixed maturity securities, equity securities, investments in limited partnerships and other types of investments, as well as adjustments to the cost basis of investments for OTTI. Realized investment gains (losses) are also generated from prepayment premiums received on private fixed maturity securities, recoveries of principal on previously impaired securities, provisions for losses on commercial mortgage and other loans and fair value changes on commercial mortgage loans carried at fair value.

   The following table sets forth "Realized investment gains (losses), net," for the years indicated:

                    REALIZED INVESTMENT GAINS (LOSSES), NET

                                               2013     2012     2011
                                              ------- -------  -------
                                                    (IN MILLIONS)
Fixed maturities............................. $    68 $    (5) $    (2)
Other........................................       1       2       (1)
                                              ------- -------  -------
Total........................................ $    69 $    (3) $    (3)
                                              ======= =======  =======

   The following table further describes realized gains (losses), net for Fixed maturities:

                               FIXED MATURITIES
                    REALIZED INVESTMENT GAINS (LOSSES), NET

                                               2013     2012     2011
                                              ------  -------  -------
                                                    (IN MILLIONS)
Gross realized investment gains:
  Gross gains on sales and maturities/(1)/... $   86  $     3  $     2
                                              ------  -------  -------
   Total gross realized investment gains.....     86        3        2
                                              ------  -------  -------
Gross realized investment losses:
  Other-than-temporary impairments
   recognized in earnings (loss).............     (6)      (7)      (2)
  Gross losses on sales and maturities/(2)/..    (12)      (1)      (2)
                                              ------  -------  -------
   Total gross realized investment losses....    (18)      (8)      (4)
                                              ------  -------  -------
Total........................................ $   68  $    (5) $    (2)
                                              ======  =======  =======

  /(1)/Includes $81 million of gross gains from assets transferred to
       Protective Life.
  /(2)/Includes $6 million of gross losses from assets transferred to Protective Life.

   The following table sets forth, for the periods indicated, the composition of other-than-temporary impairments recorded in Earnings (loss) by asset type.

         OTHER-THAN-TEMPORARY IMPAIRMENTS RECORDED IN EARNINGS (LOSS)

                                                2013     2012     2011
                                              -------  -------  -------
                                                    (IN MILLIONS)
Fixed Maturities:
  Public fixed maturities.................... $    --  $    (1) $    (1)
  Private fixed maturities...................      (6)      (6)      (1)
                                              -------  -------  -------
   Total fixed maturities securities......... $    (6) $    (7) $    (2)
                                              =======  =======  =======

   OTTI on fixed maturities recorded in income in 2013, 2012 and 2011 were due to credit events or adverse conditions of the respective issuer. In these situations, management believes such circumstances have caused, or will lead to, a deficiency in the contractual cash flows related to the investment. The amount of the impairment recorded in earnings (loss) is the difference between the amortized cost of the debt security and the net present value of its projected future cash flows discounted at the effective interest rate implicit in the debt security prior to impairment.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

   LIQUIDITY AND CAPITAL RESOURCES

   OVERVIEW

   MLOA's principal sources of cash flows are premiums and charges on policies and contracts, investment income, repayments of principal and proceeds from sales of fixed maturities and other General Account Investment Assets and capital contributions from AEFS. Liquidity management is focused around a centralized funds management process. This centralized process includes the monitoring and control of cash flow associated with policyholder receipts and disbursements and General Account portfolio principal, interest and investment activity. Funds are managed through a banking system designed to reduce float and maximize funds availability.

   In addition to gathering and analyzing information on funding needs, the Company has a centralized process for both investing short-term cash and borrowing funds to meet cash needs. In general, the short-term investment positions have a maturity profile of 1-7 days with considerable flexibility as to availability.

   MLOA's liquidity requirements principally relate to the payment of benefits under its various life insurance and annuity products, cash payments in connection with policy surrenders, withdrawals and loans and payment of its operating expenses, including payments to affiliates in connection with service agreements.

   In managing the liquidity of MLOA's business, management also considers the risk of policyholder and contractholder withdrawals of funds earlier than assumed when selecting assets to support these contractual obligations. Surrender charges and other contract provisions are used to mitigate the extent, timing and profitability impact of withdrawals of funds by customers from annuity contracts and deposit liabilities. The following table sets forth withdrawal characteristics of MLOA's General Account annuity reserves and deposit liabilities (based on statutory liability values) as of the dates indicated.

           GENERAL ACCOUNTS ANNUITY RESERVES AND DEPOSIT LIABILITIES

                                                    DECEMBER 31, 2013    December 31, 2012
                                                   -------------------  -------------------
                                                    AMOUNT  % OF TOTAL   Amount  % of Total
                                                   -------- ----------  -------- ----------
                                                             (DOLLARS IN MILLIONS)
Not subject to discretionary withdrawal provisions $     93        6.5% $     99        7.0%
Subject to discretionary withdrawal, with
  adjustment:
  With market value adjustment....................    1,026       72.2       998       70.9
   Subtotal.......................................    1,119       78.7        --         --
Subject to discretionary withdrawal at contract
  value with no surrender charge or surrender
  charge of less than 5%..........................      303       21.3       310       22.1
                                                   --------  ---------  --------  ---------
Total Annuity Reserves And Deposit Liabilities.... $  1,422      100.0% $  1,407      100.0%
                                                   ========  =========  ========  =========

   ANALYSIS OF STATEMENT OF CASH FLOWS

   YEARS ENDED DECEMBER 31, 2013 AND 2012

   Cash and cash equivalents were $139 million at December 31, 2013 a decrease of $12 million from $151 million at December 31, 2012.

   Net cash used in operating activities was $227 million in 2013 as compared to $49 million in 2012. Cash flows from operating activities include such sources as premiums and investment income offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

   Net cash provided by investing activities was $165 million in 2013 as compared to net cash provided by investing activities of $57 million in 2012. The change was principally due to net sales and maturities of $150 million in 2013 as compared to net sales and maturities of $65 million in 2012.

   Net cash provided by financing activities was $50 million in 2013 as compared to $82 million in 2012. The impact of the net deposits to policyholders' account balances was $238 million in 2013 as compared to net deposits to policyholders' account balances of $82 million in 2012. In addition to the $238 million net deposits to policyholders' account balances in 2013, there was a $12 million change collateralized pledged liabilities and a $200 million return of capital to its parent AEFS.

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




   YEARS ENDED DECEMBER 31, 2012 AND 2011

   Cash and cash equivalents were $151 million at December 31, 2012 an increase of $90 million from $61 million at December 31, 2011.

   Net cash used in operating activities was $49 million in 2012 as compared to $23 million in 2011. Cash flows from operating activities include such sources as premiums and investment income offset by such uses as life insurance benefit payments, compensation reimbursements to affiliates and other cash expenditures.

   Net cash provided by investing activities was $57 million in 2012 as compared to net cash used in investing activities of $23 million in 2011. The change was principally due to net sales of $65 million in 2012 as compared to net purchases of $17 million in 2011.

   Net cash provided by financing activities was $82 million in 2012 as compared to $15 million in 2011. The impact of the net deposits to policyholders' account balances was $82 million in 2012 as compared to net withdrawals to policyholders' account balances of $15 million in 2011.

   SOURCES OF LIQUIDITY

   MLOA's primary source of short-term liquidity to support its insurance operations is a pool of highly liquid, high quality short-term instruments structured to provide liquidity in excess of the expected cash requirements. At December 31, 2013, this asset pool included an aggregate of $133 million in highly liquid short-term investments, as compared to $139 million at December 31, 2012. In addition, a substantial portfolio of public bonds including U.S. Treasury and agency securities and other investment grade fixed maturities is available to meet MLOA's liquidity needs.

   OFF BALANCE SHEET TRANSACTIONS

   At December 31, 2013 and 2012, MLOA was not a party to any off balance sheet transactions.

   STATUTORY REGULATION, CAPITAL AND DIVIDENDS

   MLOA is subject to the regulatory capital requirements of Arizona, which are designed to monitor capital adequacy. The level of an insurer's required capital is impacted by many factors including, but not limited to, business mix, product design, sales volume, invested assets, liabilities, reserves and movements in the capital markets, including interest rates and equity markets. As of December 31, 2013, the total adjusted capital of MLOA was in excess of Arizona's regulatory capital requirements.

   Management monitors its regulatory capital requirements on an ongoing basis taking into account the prevailing conditions in the capital markets. While future capital requirements will depend on future market conditions, management believes that MLOA will continue to have the ability to meet the capital requirements necessary to support its business. For additional information, see "Risk Factors".

   For 2013, 2012 and 2011, respectively, MLOA's statutory net income (loss) totaled $33 million, $33 million and $35 million. Statutory surplus, capital stock and Asset Valuation Reserve totaled $367 million and $295 million at December 31, 2013 and 2012, respectively. In 2013 MLOA used a portion of the consideration from the reinsurance agreement with Protective Life to return $200 million of capital to its parent AEFS.

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   SUPPLEMENTARY INFORMATION

   A schedule of future payments under certain of MLOA's contractual obligations follows:

                 CONTRACTUAL OBLIGATIONS -- DECEMBER 31, 2013

                                              PAYMENTS DUE BY PERIOD
                                  ----------------------------------------------
                                  LESS THAN 1                            OVER
                          TOTAL      YEAR      1 - 3 YEARS  4 - 5 YEARS 5 YEARS
                         -------- ------------ ------------ ----------- --------
                                             (IN THOUSANDS)
Contractual obligations:
  Policyholders
   liabilities --
   policyholders'
   account balances,
   future policy
   benefits and other
   policyholder
   liabilities/(1)/..... $  1,705 $         32 $         76 $        83 $  1,514
                         -------- ------------ ------------ ----------- --------
   Total Contractual
     Obligations........ $  1,705 $         32 $         76 $        83 $  1,514
                         ======== ============ ============ =========== ========

  /(1)/Policyholders liabilities represent estimated cash flows out of the General Account related to the payment of death and disability claims, policy surrenders and withdrawals, annuity payments, minimum guarantees on Separate Account funded contracts, matured endowments, policyholder dividends and future renewal premium-based and fund-based commissions offset by contractual future premiums and deposits on in-force contracts. These estimated cash flows are based on mortality, morbidity and lapse assumptions comparable with the MLOA experience and assume market growth and interest crediting consistent with assumptions used in amortizing DAC and VOBA. These amounts are undiscounted and, therefore, exceed the Policyholders' account balances and Future policy benefits and other policyholder liabilities included in the balance sheet included elsewhere herein. They do not reflect projected recoveries from reinsurance agreements. Due to the use of assumptions, actual cash flows will differ from these estimates (see "Critical Accounting Estimates -- Future Policy Benefits"). Separate Accounts liabilities have been excluded as they are legally insulated from General Account obligations and will be funded by cash flows from Separate Accounts assets.

   Unrecognized tax benefits of $5 million were not included in the above table because it is not possible to make reasonably reliable estimates of the occurrence or timing of cash settlements with the respective taxing authorities.

   In addition, MLOA has financial obligations under contingent commitments at December 31, 2013 including guarantees or commitments to fund private fixed maturities and floating rate commercial mortgages. Information on these contingent commitments can be found in Notes 5, 8 and 12 of Notes to Financial Statements.

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               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

                                     None.

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                   QUANTITATIVE AND QUALITATIVE DISCLOSURES
                               ABOUT MARKET RISK

   MLOA's operations are subject to financial, market, political and economic risks, as well as to risks inherent in its business operations. The discussion that follows provides additional information on market risks arising from its insurance asset/liability management activities. Primary market risk exposure results from interest rate fluctuations and changes in credit quality.

   MLOA's results of operations significantly depend on profit margins between investment results from General Account Investment Assets and interest credited on individual insurance products. Management believes its fixed rate liabilities should be supported by a portfolio principally composed of fixed rate investments that generate predictable, steady rates of return. Although these assets are purchased for long-term investment, the portfolio management strategy considers them available for sale in response to changes in market interest rates, changes in prepayment risk, changes in relative values of asset sectors and individual securities and loans, changes in credit quality outlook and other relevant factors. See the "Investments" section of Note 2 of Notes to Financial Statements for the accounting policies for the investment portfolios. The objective of portfolio management is to maximize returns, taking into account interest rate and credit risks. Insurance asset/liability management includes strategies to minimize exposure to loss as interest rates and economic and market conditions change. As a result, the fixed maturity portfolio has modest exposure to call and prepayment risk and the vast majority of mortgage holdings are fixed rate mortgages that carry yield maintenance and prepayment provisions.

   INVESTMENTS WITH INTEREST RATE RISK -- FAIR VALUE. MLOA's assets with interest rate risk include fixed maturities and mortgage loans that make up 88.4% of the carrying value of General Account Investment Assets at December 31, 2013. As part of its asset/liability management, quantitative analyses are used to model the impact various changes in interest rates have on assets with interest rate risk. The table that follows shows the impact an immediate 100 BP increase in interest rates at December 31, 2013 and 2012 would have on the fair value of fixed maturities and mortgage loans:

                                               DECEMBER 31, 2013      December 31, 2012
                                              -------------------- ------------------------
                                                     BALANCE AFTER            Balance After
                                              FAIR      +100 BP                  +100 BP
                                              VALUE     CHANGE     Fair Value    Change
                                              ------ ------------- ---------- -------------
                                                              (IN MILLIONS)
Fixed maturities............................. $  713   $       684   $  2,026 $       1,946
Mortgage loans on real estate................     28            28         46            46
                                              ------   -----------   -------- -------------
  Total...................................... $  741   $       712   $  2,072 $       1,992
                                              ======   ===========   ======== =============

   A 100 BP increase in interest rates is a hypothetical rate scenario used to demonstrate potential risk; it does not represent management's view of future market changes. While these fair value measurements provide a representation of interest rate sensitivity of fixed maturities and mortgage loans, they are based on various portfolio exposures at a particular point in time and may not be representative of future market results. These exposures will change as a result of ongoing portfolio activities in response to management's assessment of changing market conditions and available investment opportunities.

   LIABILITIES WITH INTEREST RATE RISK -- FAIR VALUE. At December 31, 2013 and 2012, respectively, the aggregate carrying value of policyholders' liabilities were $2,100 million and $2,012 million, approximately $557 million (net of amounts reinsured to Protective Life) and $1,825 million of which liabilities are reactive to interest rate fluctuations. The aggregate fair values of such contracts at December 31, 2013 and 2012 were $562 million and $2,067 million, respectively. The impact of a relative 1.0% decrease in interest rates would be an increase in the fair value of those contracts to $564 million and $2,145 million, respectively. While these fair value measurements provide a representation of the interest rate sensitivity of policyholders' liabilities, they are based on the composition of such liabilities at a particular point in time and may not be representative of future results.

   Asset/liability management is integrated into many aspects of MLOA's operations, including investment decisions, product development and determination of crediting rates. As part of the risk management process, numerous economic scenarios are modeled, including cash flow testing required for insurance regulatory purposes, to determine if existing assets would be sufficient to meet projected liability cash flows. Key variables include policyholder behavior, such as persistency, under differing crediting rate strategies.

   DERIVATIVES AND INTEREST RATE AND EQUITY RISKS -- FAIR VALUE. MLOA uses derivatives for asset/liability risk management primarily to reduce exposures to equity market fluctuations. Derivative hedging strategies are designed to reduce these risks from an economic perspective and are all executed within the framework of a "Derivative Use Plan" approved by the AID. To minimize credit risk exposure associated with its

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



   derivative transactions, each counterparty's credit is appraised and approved and risk control limits and monitoring procedures are applied. Credit limits are established and monitored on the basis of potential exposures that take into consideration current market values and estimates of potential future movements in market values given potential fluctuations in market interest rates. In addition, MLOA executed various collateral arrangements with counterparties to over-the-counter derivative transactions that require both the pledging and accepting of collateral either in the form of cash or high-quality Treasury or government agency securities.

   Mark to market exposure is a point-in-time measure of the value of a derivative contract in the open market. A positive value indicates existence of credit risk for MLOA because the counterparty would owe money to MLOA if the contract were closed. Alternatively, a negative value indicates MLOA would owe money to the counterparty if the contract were closed. If there is more than one derivative transaction outstanding with a counterparty, a master netting arrangement exists with the counterparty. In that case, the market risk represents the net of the positive and negative exposures with the single counterparty. In management's view, the net potential exposure is the better measure of credit risk.

   At December 31, 2013 and 2012, the net fair values of MLOA's derivatives were $14 million and $1 million, respectively. The table that follows shows equity sensitivities of those derivatives, measured in terms of fair value. These exposures will change as a result of ongoing portfolio and risk management activities.

                                                       EQUITY SENSITIVITIES
                                                       -------------------
                                                              BALANCE AFTER
                                              NOTIONAL FAIR    -10% EQUITY
                                               AMOUNT  VALUE   PRICE SHIFT
                                              -------- -----  -------------
DECEMBER 31, 2013
  Options....................................      296    14             12
December 31, 2012
  Options....................................       29     1              1

   In addition to the freestanding derivatives discussed above MLOA has liabilities associated with the MSO in MLOA's variable life insurance products and IUL insurance products features which are considered to be derivatives for accounting purposes and were reported at its fair value. The liability for MSO and IUL features was $14 million at December 31, 2013. The potential fair value exposure to an immediate 10% drop in equity prices from those prevailing at December 31, 2013, would be to decrease the liability balance to $10 million.

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



DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.

BOARD OF DIRECTORS

The Board currently consists of eleven members, including our President and Chief Executive Officer, two senior executives of AXA, one senior executive of AllianceBernstein and seven independent members.

The Board holds regular quarterly meetings, generally in February, May, September, and November of each year, and holds special meetings or takes action by unanimous written consent as circumstances warrant. The Board has standing Executive, Audit, Organization and Compensation, and Investment Committees, each of which is described in further detail below. Each of the Directors attended at least 75% of the Board and committee meetings to which he or she was assigned during 2013, except Mr. de Castries.

The current members of our Board are as follows:

MARK PEARSON

Mr. Pearson, age 55, has been a Director of MLOA since January 2011.
Mr. Pearson currently serves as Chairman of the Board, President and Chief Executive Officer. From February 2011 through September 2013, he served as Chairman of the Board and Chief Executive Officer. Mr. Pearson also serves as President and Chief Executive Officer of AXA Financial since February 2011 and as Chairman of the Board, President and Chief Executive Officer of AXA Equitable since February 2011. Mr. Pearson is also a member of the Management and Executive Committees at AXA. Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings (now AXA Asia Pacific Holdings) and was appointed Regional Chief Executive of AXA Asia Life in 2001. In 2008, he became President and Chief Executive Officer of AXA Japan Holding Co. Ltd. ("AXA Japan") and was appointed a member of the Executive Committee of AXA. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants and is a member of the Board of Directors of the American Council of Life Insurers and the Financial Services Roundtable. Mr. Pearson is also a director of AXA Financial (since January 2011), AXA Equitable (since January 2011) and AllianceBernstein Corporation (since February 2011).

Mr. Pearson brings to the Board diverse financial services experience developed though his service as an executive, including as a Chief Executive Officer, to AXA Financial, AXA Japan and other AXA affiliates.

HENRI DE CASTRIES

Mr. de Castries, age 59, has been a Director of MLOA since July 2004. Mr. de Castries has also served as Chairman of the Board of AXA Financial since April 1998. Since April 2010, Mr. de Castries has been Chairman of the Board and Chief Executive Officer of AXA. Mr. de Castries served as the Chairman of the Management Board of AXA from May 2000 through April 2010. Prior thereto, he served AXA in various capacities, including Vice Chairman of the AXA Management Board; Senior Executive Vice President-Financial Services and Life Insurance Activities in the United States, Germany, the United Kingdom and Benelux from 1996 to 2000; Executive Vice President-Financial Services and Life Insurance Activities from 1993 to 1996; Corporate Secretary from 1991 to 1993; and Central Director of Finances from 1989 to 1991. Mr. de Castries is a member of the Board of Directors of Nestle S.A., where he serves on the Audit Committee. Mr. de Castries is also a director of AXA Financial (since September 1993), AXA Equitable (since September 1993), AllianceBernstein Corporation (since October
1993) and various other subsidiaries and affiliates of the AXA Group.

Mr. de Castries brings to the Board his extensive experience as an AXA executive and, prior thereto, his financial and public sector experience gained from working in French government. The Board also benefits from his invaluable perspective as the Chairman and Chief Executive Officer of AXA.

RAMON DE OLIVEIRA

Mr. de Oliveira, age 59, has been a Director of MLOA since May 2011. Since April 2010, Mr. de Oliveira has been a member of AXA's Board of Directors, where he serves on the Finance Committee (Chair) and Audit Committee, and from April 2009 to May 2010, he was a member of AXA's Supervisory Board. He is currently the Managing Director of the consulting firm Investment Audit Practice, LLC, based in New York, NY. From 2002 and 2006, Mr. de Oliveira was an adjunct professor of Finance at Columbia University. Prior thereto, starting in 1977, he spent 24 years at JP Morgan & Co. where he was Chairman and Chief Executive Officer of JP Morgan Investment Management and was also a member of the firm's Management Committee since its inception in 1995. Upon the merger with Chase Manhattan Bank in 2001, Mr. de Oliveira was the only executive from JP Morgan & Co. asked to join the Executive Committee of the new firm with operating responsibilities. Mr. de Oliveira is

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



currently a member of the Board of Directors of Investment Audit Practice, LLC, the Kauffman Foundation, Fonds de Dotation du Louvre, Tattinger-Kobrand, Quilvest SA and The Red Cross. Previously he was a Director of JP Morgan Suisse, American Century Company, Inc., SunGard Data Systems and The Hartford Insurance Company. Mr. de Oliveira is also a director of AXA Financial and AXA Equitable since May 2011.

Mr. de Oliveira brings to the Board extensive financial services experience, and key leadership and analytical skills developed through his roles within the financial services industry and academia. The Board also benefits from his perspective as a director of AXA and as a former director of other companies.

DENIS DUVERNE

Mr. Duverne, age 60, has been a Director of MLOA since July 2004. Since April 2010, Mr. Duverne has been the Deputy Chief Executive Officer of AXA, in charge of Finance, Strategy and Operations and a member of AXA's Board of Directors. From January 2010 until April 2010, Mr. Duverne was AXA's Management Board member in charge of Finance, Strategy and Operations. Mr. Duverne was a member of the AXA Management Board from February 2003 through April 2010. He was Chief Financial Officer of AXA from May 2003 through December 2009. From January 2000 to May 2003, Mr. Duverne served as Group Executive Vice President-Finance, Control and Strategy. Mr. Duverne joined AXA as Senior Vice President in 1995. Mr. Duverne is also a director of AXA Financial (since November 2003), AXA Equitable (since February 1998), AllianceBernstein Corporation (since February
1996) and various other subsidiaries and affiliates of the AXA Group.

Mr. Duverne brings to the Board the highly diverse experience he has garnered throughout the years from the many key roles he has served for AXA. The Board also benefits from his invaluable perspective as director and Deputy Chief Executive Officer of AXA.

BARBARA FALLON-WALSH

Ms. Fallon-Walsh, age 61, has been a Director of MLOA since May 2012. From 2006 to December 2011, Ms. Fallon-Walsh served as Head of Institutional Retirement Plan Services at The Vanguard Group, Inc. ("Vanguard"). Ms. Fallon-Walsh joined Vanguard in 1995 and prior to becoming the Head of Institutional Retirement Plan Services, Ms. Fallon-Walsh served in several executive positions. Prior to joining Vanguard, Ms. Fallon-Walsh served as Executive Vice President, Bay Area Region and LA Gold Coast Region at Bank of America Corporation from 1992 to 1995. From 1981 to 1992, Ms. Fallon-Walsh held several senior and executive management positions at Security Pacific Corporation, which was acquired by Bank of America in 1992. Ms. Fallon-Walsh is also a director of AXA Financial and AXA Equitable since May 2012.

Ms. Fallon-Walsh brings to the Board extensive financial services and general management expertise through her executive positions at Vanguard, Bank of America and Security Pacific National Bank. The Board also benefits from her extensive knowledge of the retirement business.

DANNY L. HALE

Mr. Hale, age 69, has been a Director of MLOA since May 2010. From January 2003 to March 2008, Mr. Hale served as Senior Vice President and Chief Financial Officer of The Allstate Corporation. Prior to joining The Allstate Corporation in January 2003, he was Executive Vice President and Chief Financial Officer of the Promus Hotel Corporation until its acquisition by the Hilton Hotels Group in 1999. Prior to joining Promus Hotel Corporation, Mr. Hale was Executive Vice President and Chief Financial Officer of USF&G Corporation from 1993 to 1998. Mr. Hale joined insurer USF&G Corporation in 1991 as Executive Vice President of Diversified Insurance & Investment Operations. Prior thereto, Mr. Hale held various positions with each of Chase Manhattan Leasing and General Electric Company. Mr. Hale is also a director of AXA Financial and AXA Equitable since May 2010.

Mr. Hale brings to the Board invaluable expertise as an audit committee financial expert, and extensive financial services and insurance industry experience and his general knowledge and experience in financial matters, including as a Chief Financial Officer.

ANTHONY J. HAMILTON

Mr. Hamilton, age 72, has been a Director of MLOA since May 2006. From April 2010 to April 2013, Mr. Hamilton was a member of AXA's Board of Directors, where he served on the Audit Committee (Chair) and Compensation and Human Resources Committee. Prior thereto, he was a member of AXA's Supervisory Board from January 1996 to April 2010. Mr. Hamilton was also a director of AXA Equity and Law plc from 1993 to March 2013 and its Non-executive Chairman from 1995 to March 2013 and a director of AXA UK plc from 1995 to March 2013 and its Non-executive Chairman from September 2000 to March 2013. Mr. Hamilton joined the investment bank Fox-Pitt, Kelton Limited ("FPK") in 1978. He was a principal shareholder and served as executive chairman of FPK from 1994 until FPK was acquired by Swiss RE in March 1999. Mr. Hamilton retired from his executive responsibilities at FPK in 2004. Mr. Hamilton is currently a director of Tawa plc and is a former director of FPK; PinaultPrintempsRedoute SA; Swiss Re Capital Markets Limited; CX Reinsurance; and Binley Limited. Mr. Hamilton is also a director of AXA Financial (since December 1995) and AXA Equitable (since May 2006).

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Mr. Hamilton brings to the Board extensive financial services and insurance industry experience acquired through his years as a senior leader at FPK. The Board also benefits from his perspective as a director of Tawa plc and former director of AXA and certain of its other subsidiaries.

PETER S. KRAUS

Mr. Kraus, age 61, has been a Director of MLOA since February 2009. Since December 2008, Mr. Kraus has served as Chairman of the Board of AllianceBernstein Corporation and Chief Executive Officer of AllianceBernstein Corporation, AllianceBernstein and AllianceBernstein Holding. From September 2008 through December 2008, Mr. Kraus served as an executive vice president, the head of global strategy and a member of the Management Committee of Merrill Lynch & Co. Inc. ("Merrill Lynch"). Prior to joining Merrill Lynch, Mr. Kraus spent 22 years with Goldman Sachs Group Inc. ("Goldman"), where he most recently served as co-head of the Investment Management Division and a member of the Management Committee, as well as head of firm-wide strategy and chairman of the Strategy Committee. Mr. Kraus also served as co-head of the Financial Institutions Group. Mr. Kraus is a member of the Management and Executive Committees of AXA. Mr. Kraus is also a director of AXA Financial and AXA Equitable since February 2009.

Mr. Kraus brings to the Board extensive knowledge of the financial services industry and in-depth experience in the financial markets, including experience as co-head of the Investment Management Division and head of firm-wide strategy at Goldman.

BERTRAM L. SCOTT

Mr. Scott, age 62, has been a Director of MLOA since May 2012. Since November 2012, Mr. Scott has served as President and Chief Executive Officer of Affinity Health Plans, an independent, not-for-profit organization offering quality health care coverage to low income New Yorkers. From June 2010 to December 2011, Mr. Scott served as President, U.S. Commercial of CIGNA Corporation. Prior thereto, he served as Executive Vice President of TIAA-CREF from 2000 to June 2010 and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company from 2000 to 2007. Mr. Scott is currently a member of the Board of Directors of Becton, Dickinson and Company, where he serves on the Audit Committee and Compensation and Benefits Committee. Mr. Scott is also a director of AXA Financial and AXA Equitable since May 2012.

Mr. Scott brings to the Board invaluable expertise as an audit committee financial expert, and strong strategic and operational expertise acquired through the variety of executive roles in which he has served during his career. The Board also benefits from his perspective as a director of Becton, Dickinson and Company.

LORIE A. SLUTSKY

Ms. Slutsky, age 61, has been a Director of MLOA since September 2006. Since January 1990, Ms. Slutsky has been President and Chief Executive Officer of The New York Community Trust, a community foundation that manages a $2 billion endowment and annually grants more than $150 million to non-profit organizations. Ms. Slutsky is Treasurer and a board member of the Independent Sector and co-chaired its National Panel on the Non-Profit Sector, which focused on reducing abuse and improving governance practices at non-profits. She served on the Board of Directors of BoardSource from 1999 to 2008 and served as its Chair from 2005 to 2007. She also served on the Board of Directors of the Council on Foundations from 1989 to 1995 and as its Chair from 1992 to 1994. Ms. Slutsky served as Trustee and Chair of the Budget Committee of Colgate University from 1989 to 1997. Ms. Slutsky is also a director of AXA Financial and AXA Equitable (since September 2006) and AllianceBernstein Corporation (since July 2002).

Ms. Slutsky brings to the Board extensive corporate governance experience through her executive and managerial roles at The New York Community Trust, BoardSource and various other non-profit organizations.

RICHARD C. VAUGHAN

Mr. Vaughan, age 64, has been a Director of MLOA since May 2010. From 1995 to May 2005, Mr. Vaughan served as Executive Vice President and Chief Financial Officer of Lincoln Financial Group ("Lincoln"). Mr. Vaughan joined Lincoln in July 1990 as Senior Vice President and Chief Financial Officer of Lincoln's Employee Benefits Division. In June 1992, Mr. Vaughan was appointed Chief Financial Officer of Lincoln and was promoted to Executive Vice President of Lincoln in January 1995. Mr. Vaughan is a member of the Board of Directors of MBIA Inc., where he serves on the Audit Committee (Chair), Compensation and Governance Committee and Executive Committee. Previously, Mr. Vaughan was also a Director of The Bank of New York and Davita, Inc. Mr. Vaughan is also a director of AXA Financial and AXA Equitable since May 2010.

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Mr. Vaughan brings to the Board invaluable expertise as an audit committee financial expert, and extensive financial services and insurance industry experience and his general knowledge and experience in financial matters, including as a Chief Financial Officer. The Board also benefits from his perspective as a director of MBIA, Inc. and as a former director to other public companies.

EXECUTIVE OFFICERS

The current executive officers (other than Mr. Pearson, whose biography is included above in the Board of Directors information) are as follows:

DAVE S. HATTEM, SENIOR EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL

Mr. Hattem, age 57, joined AXA Financial Group in 1994 and currently serves as Senior Executive Vice President and General Counsel of AXA Financial and MLOA and as Senior Executive Director and General Counsel of AXA Equitable. Prior to his election as general counsel in 2010, Mr. Hattem served as senior vice president and deputy general counsel, taking on this role in 2004. Mr. Hattem is responsible for oversight of the Law Department, including the National Compliance Office, setting the strategic direction of the Department and ensuring the business areas are advised as to choices and opportunities available under existing law to enable company goals. Prior to joining AXA Financial Group, Mr. Hattem served in several senior management positions in the Office of the United States Attorney for the Eastern District of New York. Mr. Hattem began his professional legal career as an Associate in the Litigation Department of Barrett Smith Schapiro Simon & Armstrong. Since September 2012, Mr. Hattem has been a member of the Board of Directors of The Life Insurance Council of New York.

NICHOLAS B. LANE, SENIOR EXECUTIVE VICE PRESIDENT AND HEAD OF U.S. LIFE & RETIREMENT

Mr. Lane, age 40, rejoined AXA Financial Group in February 2011 and currently serves as Senior Executive Vice President and Head of U.S. Life & Retirement of AXA Financial and MLOA and as Senior Executive Director and Head of U.S. Life & Retirement of AXA Equitable. Prior to becoming the Head of U.S. Life & Retirement in November 2013, Mr. Lane served as Senior Executive Vice President and President, Retirement Savings. Mr. Lane is responsible for all aspects of manufacturing and distribution of AXA Financial Group's life and annuity business lines, including Financial Protection, Wealth Management, Employer Sponsored and Individual Annuity. Mr. Lane also leads AXA Equitable Funds Management Group. Mr. Lane rejoined AXA Financial Group from AXA, where he served as head of AXA Group Strategy since 2008. Prior to joining AXA Group in 2008, he was a director of AXA Advisors LLC and a director and Vice Chairman of AXA Network LLC, AXA Financial Group's retail broker dealer and insurance general agency, respectively. Prior to joining AXA Financial Group, he was a leader in the sales and marketing practice of the strategic consulting firm McKinsey & Co. Prior thereto, Mr. Lane served as a captain in the U.S. Marine Corps.

ANDERS MALMSTROM, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER

Mr. Malmstrom, age 46, joined AXA Financial Group in June 2012 and currently serves as Senior Executive Vice President and Chief Financial Officer of AXA Financial and MLOA and as Senior Executive Director and Chief Financial Officer of AXA Equitable. Mr. Malmstrom is responsible for all actuarial, investment, and risk management functions, with oversight of the controller, tax, expense management and corporate real estate, corporate sourcing and procurement, and distribution finance areas. Prior to joining AXA Financial Group, Mr. Malmstrom was a member of the Executive Board and served as the Head of the Life Business at AXA Winterthur. Prior to joining AXA Winterthur in January 2009,
Mr. Malmstrom was a Senior Vice President at Swiss Life, where he was also a member of the Management Committee. Mr. Malmstrom joined Swiss Life in 1997, and held several positions of increasing responsibility during his tenure.

SALVATORE PIAZZOLLA, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF HUMAN RESOURCES OFFICER

Mr. Piazzolla, age 60, joined AXA Financial Group in March 2011 and currently serves as Senior Executive Vice President and Chief Human Resources Officer of AXA Financial and MLOA and as Senior Executive Director and Chief Human Resources Officer of AXA Equitable. Mr. Piazzolla is responsible for developing and executing a business-aligned human capital management strategy focused on leadership development, talent management and total rewards. Prior to joining AXA Financial Group, Mr. Piazzolla was Senior Executive Vice President, Head of Human Resources at UniCredit Group, where he was responsible for all aspects of human resources management, including leadership development, learning and industrial relations. Before joining UniCredit Group in 2005, he held various human resources senior management positions in the United States and abroad at General Electric Company, Pepsi Cola International and S.C. Johnson Wax.

SHARON RITCHEY, SENIOR EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER

Ms. Ritchey, age 55, joined AXA Financial Group in November 2013 and currently serves as Senior Executive Vice President and Chief Operating Officer of AXA Financial and MLOA and as Senior Executive Director and Chief Operating Officer of AXA Equitable. Ms. Ritchey is

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responsible for operations and technology, including customer service centers, with an emphasis on leveraging AXA's global reach and optimizing organizational nimbleness and flexibility in the U.S. market. Prior to joining AXA Financial Group, Ms. Ritchey was Executive Vice President of the Retirement Plans Group at The Hartford. Ms. Ritchey joined The Hartford in 1999 and served in several roles of increasing responsibility throughout her tenure, including leading global operations and technology for the life business, and serving as chief operating officer of the U.S. wealth management, the North American property and casualty, and the affinity personal lines businesses, respectively. Prior to joining The Hartford, Ms. Ritchey spent four years in senior marketing and six sigma leadership roles at GE Capital, and got her start at Citi, with roles of increasing responsibility across the company's retail, banking and customer service divisions.

ROBERT O. ("BUCKY") WRIGHT, SENIOR EXECUTIVE VICE PRESIDENT AND HEAD OF WEALTH MANAGEMENT

Mr. Wright, age 59, joined AXA Financial Group in 2004 and currently serves as Senior Executive Vice President and Head of Wealth Management of AXA Financial and MLOA and as Senior Executive Director and Head of Wealth Management of AXA Equitable. Mr. Wright also serves as the Chairman and Chief Executive Officer of AXA Advisors. As the Head of Wealth Management, Mr. Wright is responsible for driving profitable revenue growth as well as increasing capacity by growing AXA Financial Group's sales force. In addition to expanding beyond AXA Financial Group's current markets and distribution platform, the focus is targeted on the development of new and experienced financial professionals, management, and hiring. Within wealth management are retail operations, communications, marketing and merchandising, advanced markets sales support, and training and educational programs for AXA Financial Group's financial professionals. Mr. Wright joined AXA Financial Group in 2004 as part of the acquisition of The MONY Group by AXA Financial. Mr. Wright began his career with MONY in 1976 as a financial professional and held a variety of field management positions throughout his tenure with the company.

CORPORATE GOVERNANCE

COMMITTEES OF THE BOARD

The Executive Committee of the Board ("Executive Committee") is currently comprised of Mr. Pearson (Chair), Mr. de Castries, Mr. Duverne, Mr. Hamilton and Mr. Vaughan. The function of the Executive Committee is to exercise the authority of the Board in the management of the Company between meetings of the Board with the exceptions set forth in the Company's By-Laws. The Executive Committee held no meetings in 2013.

The Audit Committee of the Board ("Audit Committee") is currently comprised of Mr. Vaughan (Chair), Ms. Fallon-Walsh, Mr. Hale and Mr. Scott. The primary purposes of the Audit Committee are to: (i) assist the Board of Directors in its oversight of the (1) adequacy and effectiveness of the internal control and risk management frameworks, (2) financial reporting process and the integrity of the publicly reported results and disclosures made in the financial statements and (3) effectiveness and performance of the internal and external auditors and the independence of the external auditor; (ii) approve (1) the appointment, compensation and retention of the external auditor in connection with the annual audit and (2) the audit and non-audit services to be performed by the external auditor and (iii) resolve any disagreements between management and the external auditor regarding financial reporting. The Board has determined that each of Messrs. Vaughan, Hale and Scott is an "audit committee financial expert" within the meaning of Item 407(d) of Regulation S-K. The Board has also determined that each member of the Audit Committee is financially literate. The Audit Committee met eight times in 2013.

The Investment Committee of the Board ("Investment Committee") is currently comprised of Mr. Hamilton (Chair), Mr. de Castries, Ms. Fallon-Walsh, Mr. Hale and Mr. Vaughan. The primary purpose of the Investment Committee is to oversee the investments of the Company by (i) taking actions with respect to the acquisition, management and disposition of investments and (ii) reviewing investment risk, exposure and performance, as well as the investment performance of products and accounts managed on behalf of third parties. The Investment Committee met four times in 2013.

INDEPENDENCE OF CERTAIN DIRECTORS

Although not subject to the independence standards of the New York Stock Exchange, as a best practice we have applied the independence standards required for listed companies of the New York Stock Exchange to the current members of the Board of Directors. Applying these standards, the Board of Directors has determined that Mr. de Oliveira, Ms. Fallon-Walsh, Mr. Hale, Mr. Hamilton, Mr. Scott, Ms. Slutsky and Mr. Vaughan are independent.

CODE OF ETHICS

All of our officers and employees, including our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, are subject to the Policy Statement on Ethics (the "Code"), a code of ethics as defined under Regulation S-K.

The Code is available on our website at www.axa.com.

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                            EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we provide an overview of the goals and principal components of our executive compensation program and describe how we determine the compensation of our "Named Executive Officers." For 2013, our Named Executive Officers were:

   . MARK PEARSON, Chairman of the Board, President and Chief Executive Officer. Mr. Pearson became President effective close of business on September 12, 2013

   .   ANDERS B. MALMSTROM, Senior Executive Director and Chief Financial
       Officer

   . NICHOLAS B. LANE, Senior Executive Director and Head of U.S. Life and Retirement

   . SALVATORE F. PIAZZOLLA, Senior Executive Director and Chief Human Resources Officer

   . ROBERT O. ("BUCKY") WRIGHT, Senior Executive Director and Head of Wealth Management

   .   ANDREW MCMAHON, President until close of business on September 12, 2013

The details of each Named Executive Officer's compensation may be found in the Summary Compensation Table and other compensation tables included in this section.

       NOTE: Executive officers of MLOA are employees of AXA Equitable Life Insurance Company ("AXA Equitable") and receive no compensation directly from MLOA. Rather, a portion of their compensation from AXA Equitable is allocated to MLOA under the Amended Services Agreement between AXA Equitable and MLOA, effective as of February 1, 2005 (the "Services Agreement"). As a result, the compensation discussion set forth below represents the compensation decisions of AXA Equitable.

COMPENSATION PHILOSOPHY AND STRATEGY

OVERVIEW

The overriding goal of AXA Equitable's executive compensation program is to attract, retain and motivate top-performing executive officers who will dedicate themselves to the long-term financial and operational success of AXA Equitable and its parent, AXA Financial, Inc., as well as AXA Equitable's ultimate parent and shareholder, AXA. To this end, AXA Equitable has structured the program to foster a pay-for-performance management culture by:

   . providing total compensation opportunities that are competitive with the levels of total compensation available at the large diversified financial services companies with which AXA Equitable most directly competes in the marketplace;

   . making performance-based variable compensation the principal component of executive pay to drive superior performance by basing executive officers' financial success on the financial and operational success of AXA Financial Group's insurance-related businesses ("AXA Financial Life and Savings Operations");

   . setting performance metrics and objectives for variable compensation arrangements that reward executives for attaining both annual targets and medium-range and long-term business objectives, thereby providing individual executives with the opportunity to earn above-average compensation by achieving above-average results;

   . establishing equity-based arrangements that align executives' financial interests with those of AXA by ensuring executives have a material financial stake in the rising equity value of AXA and the business success of its affiliates; and

   .   structuring compensation packages and outcomes to foster internal equity.

COMPENSATION COMPONENTS

To support this pay-for-performance strategy, AXA Equitable's total compensation program provides a mix of fixed and variable compensation components that bases the majority of each executive's compensation on AXA Equitable's success and on an assessment of each executive's overall contribution to that success.

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Fixed Component

The fixed compensation component of AXA Equitable's total compensation program, base salary, falls within the market median of the large financial services companies that are major competitors and is meant to fairly and competitively compensate executives for their positions and the scope of their responsibilities.

Variable Components

The variable compensation components of AXA Equitable's total compensation program, short-term incentive compensation program and equity-based awards give executives the opportunity to receive compensation at the median of the market if they meet various corporate and individual financial and operational goals and at above the market average offered by AXA Equitable's competitors if they exceed their goals. The variable compensation components measure and reward performance with short-term, medium-term and long-term focuses.

The short-term incentive compensation program focuses executives on annual corporate and business unit goals that, when attained, drive global success. It also serves as the primary means for differentiating, recognizing and most directly rewarding individual executives for their personal achievements and leadership based on both qualitative and quantitative results.

Equity-based awards are structured to reward both medium-term and long-term value creation. Performance unit and performance share awards serve as a medium range incentive, with three-year vesting schedules. Stock options, on the other hand, are intended to focus executives on a longer time horizon. Stock options are typically granted with vesting schedules of four years and terms of 10 years so that they effectively merge a substantial portion of each executive's compensation with the long-term financial success of AXA. AXA Equitable is confident that such a direct alignment of the long-term interests of executives with those of AXA, combined with the multi-year time-vesting and performance periods of such awards, promotes executive retention, focuses executives on gearing their performances to long-term value-creation strategies and discourages excessive risk-taking.

HOW COMPENSATION DECISIONS ARE MADE

ROLE OF THE AXA BOARD OF DIRECTORS

The global framework governing the executive compensation policies for AXA Group and its U.S. subsidiaries, including AXA Equitable, is set and administered at the AXA level through the operations of AXA's Board of Directors. The AXA Board of Directors (i) oversees the activities of AXA,
(ii) reviews the compensation policies that apply to executives of AXA Group worldwide, which are then adapted to local law, conditions and practices by the boards of directors and compensation committees of AXA's subsidiaries, and
(iii) sets annual caps on equity-based awards and reviews and approves all AXA equity-based compensation programs prior to their implementation, which it does in accordance with French laws that govern equity-based compensation.

The Compensation and Governance Committee of the AXA Board of Directors is responsible for reviewing the compensation of key executives of the AXA Group, including Mr. Pearson. The Compensation and Governance Committee also recommends to the AXA Board of Directors the amount of equity-based awards to be granted to the members of the Management Committee, an internal committee established to assist the Chairman and Chief Executive Officer of AXA with the operational management of the AXA Group. Mr. Pearson is a member of the Management Committee. The Compensation and Governance Committee is exclusively composed of directors determined to be independent by the AXA Board of Directors in accordance with the criteria set forth in the AFEP/MEDEF Code (a code of corporate governance principles issued by the French Association of Private Companies (Association Francaise des Entreprises Privees -- AFEP) and the French Confederation of Business Enterprises (Mouvement des Entreprises de France -- MEDEF). The Vice-Chairman of the Board of Directors -- Lead Independent Director is associated with the Committee's work, even if not a member of the Committee, and presents the compensation policies of AXA each year at the AXA shareholder meeting.

ROLE OF THE ORGANIZATION AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF AXA EQUITABLE

Within the global framework of executive compensation policies that AXA has established, direct responsibility for overseeing the development and administration of the executive compensation program for AXA Equitable falls to the Organization and Compensation Committee (the "OCC") of the Board of Directors of AXA Equitable (the "Board of Directors"). The OCC consists of four members, all of whom were determined to be independent directors by the Board of Directors under New York Stock Exchange standards as of February 27, 2014. In implementing AXA's global compensation program at the entity level, the OCC is aided by the Chairman and Chief Executive Officer of AXA who, while not a formal member of the OCC, is a member of the Board of Directors and participates in the OCC's deliberations related to compensation issues and assists in ensuring coordination with AXA's global compensation policies.

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The OCC is primarily responsible for general oversight of compensation and compensation related matters, including reviewing new benefit plans, equity-based plans and the compensation practices of AXA Equitable to ensure they support AXA Equitable's business strategy and meet the objectives set by AXA for its global compensation policy. In particular, the OCC of AXA Equitable is responsible for:

   . evaluating the performance of the Named Executive Officers and recommending to the Board of Directors their compensation, including their salaries and variable compensation;

   . supervising the policies relating to compensation of officers and employees; and

   . reviewing and approving corporate goals and objectives included in variable compensation arrangements and evaluating executive management performance in light of those goals and objectives.

Following its review and discussion, the OCC submits its compensation recommendations to the Board of Directors for its discussion and approval. Pursuant to the provisions of the New York Insurance Law, the Board of Directors must approve the compensation of all principal officers of AXA Equitable and comparably paid employees. As of February 27, 2014, all of the Named Executive Officers were principal officers or comparably paid employees, except for Mr. McMahon and Mr. Wright.

ROLE OF THE CHIEF EXECUTIVE OFFICER

AXA Equitable's Chief Executive Officer, Mr. Pearson, assists the OCC in its review of the total compensation of all the Named Executive Officers except himself. Mr. Pearson provides the OCC with his assessment of their performances relative to the corporate and individual goals and other expectations set for them for the preceding year. Based on these assessments, he then provides his recommendations for each Named Executive Officer's total compensation and the appropriate goals for each in the year to come. However, the OCC is not bound by his recommendations.

Other than the Chief Executive Officer, no Named Executive Officer plays a decision-making role in determining the compensation of any other Named Executive Officer. As Chief Human Resources Officer, Mr. Piazzolla plays an administrative role as described below in "Role of AXA Equitable Human Resources."

ROLE OF AXA EQUITABLE HUMAN RESOURCES

AXA Equitable Human Resources supports the OCC's work on executive compensation matters, being responsible for many of the organizational and administrative tasks that underlie the compensation review and determination process and making presentations on various topics. Human Resources' efforts include, among other things:

   . evaluating the compensation data from peer groups, national executive pay surveys and other sources for the Named Executive Officers and other officers as appropriate;

   . gathering and correlating performance ratings and reviews for individual executive officers, including the Named Executive Officers;

   . reviewing executive compensation recommendations against appropriate market data and for internal consistency and equity; and

   .   reporting to, and answering requests for information from, the OCC.

Human Resources officers also coordinate and share information with their counterparts at AXA, and take part in its annual comprehensive review of the total compensation of executive officers, as described below in the section entitled "Executive Compensation Review."

ROLE OF COMPENSATION CONSULTANT

Towers Watson has been retained by AXA Equitable to serve as an executive compensation consultant. Towers Watson provides various services including advising senior management on various issues relating to executive compensation practices and providing market information and analysis regarding the competitiveness of the total compensation program.

During 2013, Towers Watson performed the following specific services for AXA
Equitable:

   . prepared a comparative review of the total compensation of Mr. Pearson against that received by chief executive officers at peer companies;

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   .   provided periodic updates on legal, accounting and other developments and trends affecting compensation and benefits generally and executive compensation specifically;

   . offered a competitive review of total compensation (including base, salary, targeted and actual annual incentives, annualized value of long-term incentives, welfare and retirement benefits) against selected peer companies, covering specific groups of executive and director positions; and

   . assisted in analyzing general reports published by third party national compensation consultants on corporate compensation and benefits.

Although executive management of Human Resources of AXA Equitable has full authority to approve all fees paid to Towers Watson, determine the nature and scope of its services, evaluate its performance and terminate its engagement upon 30 days' written notice to Towers Watson, the OCC reviewed the services to be provided by Towers Watson in 2013 as well as the related fees. The OCC also met with Towers Watson in 2013 to discuss current market trends in executive compensation. The total amount of fees paid to Tower Watson by AXA Equitable in 2013 was approximately $163,430 (including $54,861 for executive compensation support, $37,800 for broad-based employee compensation support and $70,769 for talent management). AXA Equitable also paid fees to Towers Watson for actuarial services unrelated to its compensation programs. AXA and other AXA affiliates may also pay fees to Towers Watson for various services.

USE OF COMPETITIVE COMPENSATION DATA

Because AXA Equitable competes most directly for executive talent with other large diversified financial services companies, AXA Equitable regards it as essential to regularly review the competitiveness of AXA Equitable's total compensation program for executives to ensure that it is providing compensation opportunities that compare favorably with the levels of total compensation offered to similarly situated executives by peer companies. AXA Equitable uses a variety of sources of compensation information to benchmark the competitive market for AXA Equitable's executives, including the Named Executive Officers.

PRIMARY COMPENSATION DATA SOURCE

For all Named Executive Officers, AXA Equitable currently relies primarily on the Tower Watson U.S. Diversified Insurance Study of Executive Compensation for information to compare their total compensation to the total compensation reported for equivalent executive officer positions, paid by peer groups of companies that included:

AFLAC                                         ING                   Phoenix Companies
AIG                                           John Hancock          Principal Financial
Allstate                                      Lincoln Financial     Prudential Financial
CIGNA                                         Massachusetts Mutual  Securian Financial
CNO Financial                                 MetLife               Sun Life Financial
Genworth Financial                            Nationwide            Thrivent Financial
Guardian Life                                 New York Life         TIAA-CREF
Hartford Financial                            Northwestern Mutual   Transamerica
                                              OneAmerica Financial  Unum Group
                                              Pacific Life          USAA

OTHER COMPENSATION DATA SOURCES

AXA Equitable supplements the above U.S. compensation data source with additional information from general surveys of corporate compensation and benefits published by various national compensation consulting firms. AXA Equitable also participates in surveys conducted by Mercer, McLagan Partners, Towers Watson and LOMA Executive Survey to benchmark both executive and non-executive compensation programs.

All these information sources are employed to measure and compare actual pay levels not only on a total compensation basis but also by breaking down the total compensation program component by component to review and compare specific compensation elements as well as the particular mixes of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at peer companies. This information, as collected and reviewed by AXA Equitable's Human Resources, is submitted to the OCC for review and discussion.

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PRICING PHILOSOPHY

AXA Equitable designs its compensation practices with the aid of the market data to target the compensation of each Named Executive Officer at the median for total compensation with respect to the pay for comparable positions at the appropriate peer group. The analysis takes into account certain individual factors such as the specific characteristics and responsibilities of a particular Named Executive Officer's position as compared to similarly situated executives at peer companies. Differences in the amounts of total compensation for AXA Equitable's Named Executive Officers in 2013 resulted chiefly from differences in each executive's level of responsibilities, tenure, performance and appropriate benchmark data as well as general considerations of internal consistency and equity.

EXECUTIVE COMPENSATION REVIEW

In addition to the foregoing processes, each year AXA Human Resources conducts a comprehensive review of the total compensation paid to the top approximately 200 executives of AXA Group worldwide, including all the Named Executive Officers except Mr. Pearson since compensation of the members of AXA's Management Committee is reviewed separately by the Compensation and Governance Committee of the AXA Board of Directors. The Management Committee participates in this review which focuses on the executives' performance over the last year and the decisions made about their compensation in light of those performances. AXA Equitable Human Resources provides detailed information to AXA Human Resources in preparation for the review.

COMPONENTS OF THE TOTAL REWARDS FOR EXECUTIVE OFFICERS

The Total Rewards Program for Named Executive Officers consists of six components. These components include the three components of the total compensation program (i.e., base salary, short-term incentive compensation and equity-based awards) as well as: (i) retirement, health and other benefit programs, (ii) severance and change-in-control benefits and (iii) perquisites.

BASE SALARY

The primary purpose of base salary is to compensate each Named Executive Officer fairly based on the position held, the Named Executive Officer's career experience, the scope of the position's responsibilities and the Named Executive Officer's own performance, all of which are reviewed with the aid of market survey data. Using this data, AXA Equitable maintains a 50/th/ percentile pricing philosophy, comparing base salaries against the median for comparable salaries at peer companies, unless exceptional conditions require otherwise (for example, Mr. Piazzolla's initial base salary was set at a higher level to match his compensation at his prior employer and to include an additional amount in lieu of providing Mr. Piazzolla with a housing allowance; Mr. Malmstrom's base salary includes an additional amount in lieu of providing Mr. Malmstrom with a housing or education allowance) or a Named Executive Officer's experience and tenure warrant a lower initial salary with an adjustment to market over time. Once set, base salaries for the Named Executive Officers usually do not increase, except to reflect a change in job responsibility, a sustained change in the market compensation for the position or a market adjustment for a Named Executive Officer whose initial base salary was set below the 50/th/ percentile.

Mr. Pearson is the only Named Executive Officer with an employment agreement. Under this agreement, Mr. Pearson's employment will continue until he is age 65 unless the employment agreement is terminated earlier by either party on 30 days' prior written notice. Mr. Pearson is entitled to a minimum rate of base salary of $1,150,000 per year, except that his rate of base salary may be decreased in the case of across-the-board salary reductions similarly affecting all officers with the title of Executive Director or higher. In setting
Mr. Pearson's base salary, the company included an additional amount in lieu of providing Mr. Pearson with a housing allowance.

In 2013, all the Named Executive Officers received an increase in their annual rate of base salary to offset a reduction in certain fringe benefits as follows: Mr. Pearson ($75,000), Mr. Malmstrom ($20,000), Mr. Piazzolla ($25,000), Mr. Lane ($25,000), Mr. Wright ($20,000) and Mr. McMahon ($50,000).
In addition, during 2013, Mr. Lane received an increase in his annual rate of base salary of $175,000 to reflect both a market adjustment and a change in job responsibility as he became responsible for all AXA Equitable lines of business in September 2013.

The base salaries earned by the Named Executive Officers in 2013 (and in the prior two fiscal years) are reported in the Summary Compensation Table included in this section.

SHORT-TERM INCENTIVE COMPENSATION PROGRAM

Annual variable cash awards for the Named Executive Officers are available under The AXA Equitable Short-Term Incentive Compensation Program (the "STIC Program").

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The purpose of the STIC Program is to:

   . align incentive awards with the company's strategic objectives and reward employees based on both company and individual performance;

   . enhance the performance assessment process with a focus on accountability;

   .   establish greater compensation differentiation based on performance;

   .   provide competitive total compensation opportunities; and

   .   attract, motivate and retain top performers.

The STIC Program awards are typically made in February each year, following review of each participant's performance and achievements over the course of the preceding fiscal year. Awards can vary from year to year, and differ by participant, depending primarily on the business and operational results of AXA Financial Life and Savings Operations, as measured by the performance objectives under the STIC Program and certain qualitative measures as well as the participant's individual contributions to those results. No individual is guaranteed any award under the STIC Program, except for certain limited guarantees for new hires.

Individual Targets

Initially, individual target awards are assigned to each STIC Program participant based on evaluations of competitive market data for his or her position. These individual award targets are reviewed each year and may be increased or decreased, but generally remain constant from year to year unless there has been a significant change in the level of the participant's responsibilities or a proven and sustained change in the market compensation for the position.

STIC Program Pool

All the money available to pay STIC Program awards to participants other than Mr. Pearson comes from, and is limited by, a cash pool (the "STIC Pool") from which the awards of all the participants under the STIC Program are paid. The size of this pool is determined each year by a formula under which the sum of all the individual award targets established for all STIC Program participants for the year is multiplied by a funding percentage (the "Funding Percentage"). The Funding Percentage is determined by combining the individual performance percentages for AXA Financial Life and Savings Operations (weighted 90%) and AXA Group (weighted 10%) which measure their performance against certain financial and other targets. The performance of the Investment Management segment of AXA Equitable is not considered for this purpose since it reports the business of AllianceBernstein, the officers of which do not participate in the STIC Program. AllianceBernstein maintains separate compensation plans and programs.

After the performance percentage for AXA Financial Life and Savings Operations is determined, it may be adjusted positively or negatively by the Management Committee, as described below, before being combined with the AXA Group performance percentage to arrive at the Funding Percentage.

Mr. Pearson's STIC Program award is determined independently of the STIC Program Pool and is based 20% on AXA Group's performance (which reflects his broader range of performance responsibilities within AXA Group worldwide as a member of the Management Committee), 30% on the performance of AXA Financial Life and Savings Operations and 50% on his individual performance.

Performance Percentages

Various performance objectives are established for AXA Financial Life and Savings Operations, and a target is set for each one. Each performance objective is separately subject to a 150% cap and a 50% cliff. For example, if a particular performance objective is weighted 15% for AXA Financial Life and Savings Operations, 15% will be added to the overall performance percentage for AXA Financial Life and Savings Operations if that target is met, regardless of AXA Financial Life and Savings Operations' performance on its other objectives. If the target for that performance objective is exceeded, the amount added to the overall performance percentage for AXA Financial Life and Savings Operations will be increased up to a maximum of 22.5% (150% x 15%). If the target for the performance objective is not met, the amount added to the performance percentage will be decreased down to a threshold of 7.5% (50% x 15%). If performance is below the threshold for a performance objective, 0% will be added to AXA Financial Life and Savings Operations' overall performance percentage.

AXA FINANCIAL LIFE AND SAVINGS OPERATIONS -- The following grid presents the targets for each of the performance objectives used to measure the performance of AXA Financial Life and Savings Operations in 2013, along with their relative weightings. The performance objectives for

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AXA Financial Life and Savings Operations and their relative weightings are standardized for AXA Group life and savings companies in mature markets worldwide and, accordingly, are not measures calculated and presented in accordance with generally accepted accounting principles in the United States.

AXA FINANCIAL LIFE AND SAVINGS OPERATIONS
PERFORMANCE OBJECTIVES                             WEIGHTING   TARGET/(1)/
-----------------------------------------          ---------  ------------
Underlying earnings/(2)/..........................      40.0%          543
Economic expenses/(3)/............................      10.0%        1,190
Gross Written Premiums/(4)/.......................      15.0%        2,700
Operating free cash flow/(5)/.....................      20.0%          469
Customer Centricity/(6)/
  Customer Scope..................................      10.0% 83.2% - 84.2%
  Total Aided Awareness...........................       5.0% 21.5% - 24.5%

/(1)/All numbers are in millions of U.S. dollars.
/(2)/"Underlying earnings" means net income excluding net realized capital gains (losses), goodwill and related intangibles, profit and loss on financial assets under the fair value option, derivatives and exceptional operations. Underlying earnings is measured using International Financial Reporting Standards ("IFRS") since AXA uses IFRS as its principal method of accounting.
/(3)/"Economic expenses" means various controllable expenses as determined by
     AXA.
/(4)/"Gross Written Premiums" means total premiums (first year premiums plus renewal premiums) for pure life insurance protection business. /(5)/"Operating Free Cash Flow" means the ability to generate dividends
     (distributable earnings for shareholders).
/(6)/"Customer Centricity" is comprised of two components -- Customer Scope and Total Aided Awareness. Generally, Customer Scope measures customers' overall satisfaction with AXA Equitable based on a weighted average of the percentage of favorable responses received for a certain customer survey question. Total Aided Awareness measures brand awareness among a representative sample of U.S. consumers based on the percentage of favorable responses received for a certain market research survey question.

Since the performance objectives are meant to cover only the key performance indicators for a year, there are generally no more than five objectives. The performance objectives are determined based on AXA's strategy and focus and may change from year to year as different metrics may become more relevant. For example, the weighting of operating free cash flow was increased for the 2013 STIC Program grid from 15% to 20% to reflect the importance of cash flow generation and the weighting of customer centricity has increased over the years as AXA Group has developed a global strategy of becoming more customer-focused. Also, operating return on short-term economic capital was removed from the 2013 STIC Program objectives to align with industry practice and Gross Written Premiums was added to align with AXA's strategy to focus on the life and health insurance protection businesses to rebalance its risk profile. Similarly, Brand Preference was replaced with Total Aided Awareness since it is more directly linked to AXA Financial's new brand strategy. Underlying earnings is generally the most highly weighted performance objective since AXA Equitable believes that underlying earnings is the strongest indicator of performance for a year and should be the dominant metric to determine an executive's annual incentive income.

AXA GROUP -- AXA Group's performance is primarily based on underlying earnings per share (65%). Return on equity (20%) and customer scope (15%) are also considered. For this purpose, "return on equity" means the ratio of the change in available financial resources for a year to the average short-term economic capital. Short-term economic capital measures the portion of the available financial resources that could be lost in a year if a 1 in 200 year "shock" were to occur.

Adjustment by the Management Committee

As stated above, the performance percentage for AXA Financial Life and Savings Operations may be adjusted by the Management Committee before being combined with AXA's performance percentage to arrive at the Funding Percentage. This adjustment reflects AXA Financial Life and Savings Operations' performance against other qualitative goals set by AXA at the beginning of the year and may increase or decrease the Performance Percentage by 15%, subject to an overall cap of 150% for the Funding Percentage. For 2013, these other qualitative goals included a wide range of customer centricity, trust and achievement, efficiency and other major strategic initiatives set at the beginning of the year. With respect to 2013, the Management Committee made a negative adjustment of 5.5%, primarily due to life insurance sales for 2013 being behind the 2013 plan.

Individual Determinations

Once the STIC Pool is determined, it is allocated to participants in the STIC Program based on their individual performance and demonstrated leadership behaviors. As stated above, no participant is guaranteed his or her target award or any award under the STIC Program except for certain limited guarantees for new hires. This section describes how the amounts of the STIC Program awards for the Named Executive Officers were determined.

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The OCC reviewed the performance of each Named Executive Officer during 2013 except Mr. McMahon since he entered into a separation agreement in September 2013 as described below under "Severance Arrangements." Based on its subjective determination of each Named Executive Officer's performance, the OCC made its recommendations as to the STIC Program award for each Named Executive Officer to the AXA Equitable Board of Directors who approved the final award amounts. In making its recommendations, the OCC took into account the factors that it deemed relevant, including the following accomplishments achieved in 2013 and the Funding Percentage. The accomplishments included:

   . AXA Financial successfully completed the sale of MONY Life Insurance Company ("MONY Life") and the reinsurance of an in-force book of life insurance policies written by MONY America primarily prior to 2004 for cash consideration of approximately $1.06 billion;

   . AXA Equitable continued to take steps to reduce the risk associated with the in-force business including initiating a program to purchase from certain policyholders the GMDB and GMIB riders contained in their Accumulator(R) contracts which AXA Equitable believes is mutually beneficial to both the company and policyholders who no longer need or want the GMDB and GMIB rider;

   . AXA Equitable continued to make solid progress in offering a more balanced, innovative and diversified product portfolio by introducing both Investment Edge/SM/, the latest investment only variable annuity designed for clients who may want a cost-efficient variable annuity without the expense and complexity of guaranteed benefits and Brightlife/SM/ Protect, a type of universal life policy that offers a low cost structure and the flexibility to adjust to a policyholder's changing needs;

   . AXA Financial developed a branding initiative intended to help it deliver on its strategy by introducing "AXA" as the single brand in the U.S. marketplace for all of AXA Financial's advice, retirement and life insurance lines of business;

   . AXA Equitable achieved significant productivity savings through management actions including headcount and real estate footprint reductions as well as lower spending across the organization; and

   . AXA Equitable continued to implement successful diversity initiatives resulting in a perfect score in the Human Rights Campaign's Corporate Equality Index, being named one of the Top 25 Best Companies for Multicultural Women in Working Mother magazine and being recognized as one of DiversityInc's 25 Noteworthy Companies for Diversity.

No specific weight was assigned to any particular factor and all were evaluated in the aggregate to arrive at the recommended STIC Program award for each of the Named Executive Officers.

The STIC Program awards earned by the Named Executive Officers in 2013 (and in the prior two fiscal years) are reported in the Summary Compensation Table included in this section.

EQUITY-BASED AWARDS

Annual equity-based awards for AXA Equitable's officers, including the Named Executive Officers, are available under the umbrella of AXA's global equity program. The value of the equity-based awards is linked to the performance of AXA's stock.

The purpose of the equity-based awards is to:

   . align strategic interests of participants with those of AXA Equitable's ultimate parent and shareholder, AXA;

   .   provide competitive total compensation opportunities;

   . focus on achievement of medium-range and long-term strategic business objectives; and

   .   attract, motivate and retain top performers.

Each year, AXA Equitable's OCC submits to the AXA Board of Directors recommendations with respect to equity-based awards for officers, including the Named Executive Officers. The AXA Board of Directors approves individual grants as it deems appropriate.

For 2013, proposed grants under AXA's global equity program involved a mix of two equity-based components: (1) AXA ordinary share options and (2) AXA performance shares. U.S. employees are granted AXA ordinary share options under the AXA Stock Option Plan for AXA Financial Employees and Associates (the "Stock Option Plan") and are granted AXA performance shares under the AXA International Performance Share Plan (the "International Performance Shares Plan").

Both the Stock Option Plan and the International Performance Shares Plan are subject to the oversight of the AXA Board of Directors, which is authorized to approve all stock option and performance share programs within AXA Group prior to their implementation within the global cap for grants authorized by AXA's shareholders. The AXA Board of Directors is also responsible for setting the size of the equity pool each year,

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after considering the amounts authorized by shareholders for stock options
(AXA's shareholders authorize a global cap for option awards every three to four years) and the recommendations of chief executive officers or boards of directors of affiliates worldwide on the number of option and performance share grants for the year. The pools are allocated annually among AXA Group affiliates based on each affiliate's contribution to AXA Group's financial results during the preceding year and with consideration for specific local needs (e.g., market competitiveness, consistency with local practices, group development).

The AXA Board of Directors sets the mix of performance shares and stock options for individual grants, which is standardized through AXA Group worldwide. Since 2004 there has been an increasing reliance on performance shares or units over stock options in equity-based awards since performance shares and units reduce the dilutive effects that accompany grants of stock options. In 2013, equity grants were awarded entirely in performance shares at the senior and junior officer levels. Executive officers have continued to receive a portion of their grant in stock options, however, since stock options are a long-term award and AXA believes that executive officers should have more of a long-term focus.

Equity-based awards are granted using dollar values. These dollar values are converted into euros using the U.S. dollar to euro exchange rate at the time of grant. The resulting euro grant value is then allocated between stock options and performance shares in accordance with the mix determined by the AXA Board of Directors. The number of stock options is then determined by dividing the portion of the euro grant value allocated to the options by the value of one stock option as determined using a Black-Scholes pricing methodology. The number of performance shares is then determined by dividing the portion of the euro grant value allocated to the performance shares by the value of one performance share. For this purpose, the value of a performance share is deemed to be equal to 2.5 times the value of a stock option. Note that the stock option and performance share values used in determining the amount of a grant are based on assumptions which differ from the assumptions used in determining an option's or performance share's grant date fair value reflected in the Summary Compensation Table which is based on FASB ASC Topic 718.

2013 GRANTS OF EQUITY-BASED AWARDS

On March 22, 2013, stock option and performance shares grants were made to the Named Executive Officers by the AXA Board of Directors taking into account the available equity pool allocation and based on a review of each officer's potential future contributions, consideration of the importance of retaining the officer in his current position, a review of competitive market data relating to equity-based awards for similar positions at peer companies, as described above in the section entitled, "Use of Competitive Compensation Data," and the recommendations of the AXA Equitable OCC.

For the Named Executive Officers, the equity-based award was comprised of 40% stock options and 60% performance shares. The amounts were as follows:
Mr. Pearson received 140,000 stock options and 84,000 performance shares.
Mr. Malmstrom received 34,934 stock options and 20,954 performance shares. Mr. Piazzolla received 26,200 stock options and 15,715 performance shares. Mr. Lane received 64,046 stock options and 38,416 performance shares.
Mr. Wright received 26,200 stock options and 15,715 performance shares.
Mr. McMahon received 87,336 stock options and 52,386 performance shares.

Stock Options

The stock options granted to the Named Executive Officers on March 22, 2013 have a 10-year term and a vesting schedule of four years, with one-third of the grant vesting on each of the second, third and fourth anniversaries of the grant, provided that the last third will be exercisable from March 22, 2017 only if the AXA ordinary share performs at least as well as the DowJones Europe Stoxx Insurance Index over a specified period (this performance condition applies to all of Mr. Pearson's options). The exercise price for the options is
13.81 euro, which was the average of the closing prices for the AXA ordinary share on NYSE Euronext Paris SA over the 20 trading days immediately preceding March 22, 2013.

In the event of a Named Executive Officer's retirement, the stock options continue to vest and may be exercised until the end of the term, except in the case of misconduct.

Performance Shares

The performance shares granted to the Named Executive Officers on March 22, 2013 have a cliff vesting schedule of three years and will be settled in shares.

A performance share is a "phantom" share of AXA stock that, once earned and vested, provides the right to receive an AXA ordinary share at the time of payment. Performance shares are granted unearned. Under the 2013 International Performance Shares Plan, the number of shares

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that is earned is determined at the end of a two-year performance period starting on January 1, 2013 and ending on December 31, 2014 by multiplying the number of shares granted by a percentage that is determined based on the performance of AXA Group and AXA Financial Life and Savings Operations over the performance period. If no dividend is paid by AXA for fiscal year 2013 or fiscal year 2014, the percentage will be divided in half.

PERFORMANCE OBJECTIVES -- AXA and AXA Financial Life and Savings Operations each have their own performance objectives under the 2013 International Performance Shares Plan, with AXA Group's performance over the two-year performance period counting for one-third and AXA Financial Life and Savings Operations' performance over the same period counting for two-thirds toward the final determination of how many performance shares a participant has earned. If performance targets are met, 100% of the performance shares initially granted is earned. Performance that exceeds the targets results in increases in the number of shares earned, subject to a cap of 130% of the initial number of shares. Performance that falls short of targets results in a decrease in the number of shares earned with a possible forfeiture of all shares. Since AXA uses IFRS as its principal method of accounting, the performance objectives are measured using IFRS. Accordingly, the performance objectives are not measures calculated and presented in accordance with generally accepted accounting principles in the United States.

For performance shares granted under the 2013 International Performance Shares Plan, the performance objectives are:

                                                 AXA FINANCIAL LIFE AND SAVINGS
AXA GROUP (1/3 WEIGHT)                               OPERATIONS (2/3 WEIGHT)
----------------------                        --------------------------------------
..  Net Income Per Share                       Net Income/(1)/        (weighted 50%)

                                              Underlying Earnings    (weighted 50%)

  /(1)/Net income means net income as determined under IFRS.

For AXA Group, net income per share is the key performance objective since it is aligned with shareholder dividends and provides differentiation from the STIC Program performance objectives. For AXA Financial Life and Savings Operations, underlying earnings is included as a performance objective since it measures operating performance.

PAYOUT -- The settlement of 2013 performance shares will be made in AXA ordinary shares on March 22, 2016 or on the immediately following day that is a business day if March 22, 2016 is not a business day.

PAYOUT OF 2010 PERFORMANCE UNITS IN 2013

In 2013, the Named Executive Officers with the exception of Mr. Piazzolla received the remaining 50% of their performance units under AXA's 2010 Performance Unit Plan. The payout of the units was in cash.

The 2010 Performance Unit Plan was similar to the 2013 International Performance Shares Plan except that 50% of the units earned were vested after two years, on March 19, 2012, and the remaining 50% vested on March 19, 2013. Also, settlement was in cash rather than stock. As in the 2013 International Performance Shares Plan, AXA Financial Life and Savings Operations and AXA Group each had their own performance objectives under the 2010 Performance Unit Plan, with AXA Financial Life and Savings Operations' performance over a two-year performance period (i.e., January 1, 2010 through December 31, 2011) counting for two-thirds and AXA Group's performance over the same period counting for one-third toward the final determination of how many performance units a participant earned. AXA Group's performance was based on net income per share while AXA Financial Life and Savings Operations' performance was based on net income (weighted 50%) and underlying earnings (weighted 50%). The performance percentage that was ultimately achieved under the plan was 77.28%.

Detailed information on the stock option and performance share grants for each of the Named Executive Officers in 2013 is reported in the 2013 Grants of Plan-Based Awards Table included in this section.

OTHER COMPENSATION AND BENEFITS

AXA Equitable believes a comprehensive benefits program that offers long-term financial support and security for all employees plays a critical role in attracting high caliber executives and encouraging their long-term service. Accordingly, it offers employees, including the Named Executive Officers, a benefits program that includes group health and disability coverage, group life insurance and various deferred compensation and retirement benefits.

AXA Equitable reviews the program from time to time to ensure that the benefits it provides continue to serve business objectives and remain cost-effective and competitive with the programs offered by other diversified financial services companies.

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TAX-QUALIFIED RETIREMENT PLANS

The following tax-qualified retirement plans are offered to eligible employees, including the Named Executive Officers, except Mr. Malmstrom who continues to participate in the Switzerland retirement fund:

AXA EQUITABLE 401(K) PLAN (THE "401(K) PLAN"). AXA Equitable sponsors the 401(k) Plan, a tax-qualified defined contribution plan with a cash or deferred arrangement, for its eligible employees, including the Named Executive Officers except for Mr. Malmstrom. Eligible employees may contribute to the 401(k) Plan on a before tax, after-tax, or Roth 401(k) basis (or any combination of the foregoing), up to a percentage of annual eligible compensation as defined in the plan. Before-tax and Roth 401(k) contributions are subject to contribution limits ($17,500 in 2013 and 2014) and compensation limits ($255,000 in 2013 and $260,000 in 2014) imposed by the Internal Revenue Code of 1986, as amended (the "Code"). The 401(k) Plan provides participants with the opportunity to earn a discretionary profit sharing contribution. The discretionary profit sharing contribution for a calendar year is based on company performance for that year and ranges from 0% to 4% of annual eligible compensation (subject to Code limits). Any contribution for a calendar year is expected to be made in the first quarter of the following year. A profit sharing contribution of 4% of annual eligible compensation is expected to be made for the 2013 plan year. In addition to the discretionary profit sharing contribution, a new company contribution was added to the 401(k) Plan effective January 1, 2014. The new company contribution is based on the following formula and subject to Code limits: (i) 2.5% of eligible compensation up to the Social Security Wage Base ($117,000 in 2014) plus, (ii) 5.0% of eligible compensation in excess of the Social Security Wage Base, up to the qualified plan compensation limit ($260,000 in 2014).

AXA EQUITABLE RETIREMENT PLAN (THE "RETIREMENT PLAN"). AXA Equitable sponsors the Retirement Plan, a tax-qualified defined benefit plan, for its eligible employees, including the Named Executive Officers except Mr. Malmstrom and Mr. Wright. The Retirement Plan provides for retirement benefits upon reaching age sixty-five and has provisions for early retirement, death benefits, and benefits upon termination of employment for vested participants. It has a three-year cliff-vesting schedule.

The Retirement Plan was frozen to new participants effective on December 31, 2013 and accruals of benefits generally ceased to accrue. Prior to the freeze, the Retirement Plan provided a cash balance benefit whereby AXA Equitable established a notional account in the name of each Retirement Plan participant. The notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the social security wage base plus 10% of eligible compensation above the social security wage base up to the qualified plan compensation limit. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012 up to December 31, 2013, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% or a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2013, pay credits earned prior to April 1, 2012 received an interest crediting rate of 4% while pay credits earned on or after April 1, 2012, received an interest crediting rate of .25%. For certain grandfathered participants, the Retirement Plan provides benefits under a formula based on final average pay, estimated Social Security benefits and service. None of the Named Executive Officers are grandfathered participants.

MONY LIFE RETIREMENT INCOME SECURITY PLAN FOR EMPLOYEES ("RISPE"). As a former employee of MONY Life, Mr. Wright participates in RISPE, a tax-qualified defined benefit plan sponsored by AXA Financial for former employees of MONY Life. RISPE provides for retirement benefits upon reaching age sixty-five and has provisions for early retirement, death benefits and benefits upon termination of employment for vested participants. RISPE was frozen to new entrants on July 8, 2004. It has a three-year cliff-vesting schedule.

For certain grandfathered participants, including Mr. Wright, RISPE provides benefits under a formula based on final average pay and years of accrual service. This formula benefit was frozen as of December 31, 2013.

For additional information on retirement plan benefits for the Named Executive Officers, see the Pension Benefits Table included in this section.

NONQUALIFIED RETIREMENT PLANS

AXA EQUITABLE EXCESS RETIREMENT PLAN (THE "EXCESS PLAN"). AXA Equitable sponsors the Excess Plan which allows eligible employees, including the Named Executive Officers except Mr. Malmstrom and Mr. Wright, to earn retirement benefits in excess of what is permitted under the Code with respect to the Retirement Plan. The Excess Plan was generally frozen as of December 31, 2013. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants, including the Named Executive Officers, to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for certain Code limits.

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AXA FINANCIAL, INC. EXCESS BENEFIT PLAN FOR SELECT EMPLOYEES (THE "RISPE EXCESS
PLAN"). As a former employee of MONY Life, Mr. Wright participates in the RISPE Excess Plan (prior to October 1, 2013, the Excess Benefit Plan for MONY Employees) which is sponsored by AXA Financial and allows former employees of MONY Life to earn retirement benefits in excess of what is permitted under the Code with respect to RISPE. The RISPE Excess Plan was generally frozen as of December 31, 2013. Prior to the freeze of RISPE, the RISPE Excess Plan permitted participants, including Mr. Wright, to accrue and be paid benefits that they would have earned and been paid under RISPE but for certain Code limits.

EXCESS 401(K) CONTRIBUTIONS. Because AXA Equitable believes that excess plans are an important component of competitive market-based compensation in both its peer group and generally, AXA Equitable began providing excess 401(k) contributions for participants in the 401(k) Plan with eligible compensation in excess of the qualified plan compensation limit on January 1, 2014. These contributions are equal to 10% of the participant's eligible compensation in excess of the qualified plan compensation limit and are made to the AXA Equitable Post-2004 Variable Deferred Compensation Plan for Executives.

NONQUALIFIED DEFERRED COMPENSATION PLAN

THE AXA EQUITABLE POST-2004 VARIABLE DEFERRED COMPENSATION PLAN FOR EXECUTIVES (THE "POST-2004 PLAN"). AXA Equitable sponsors the Post-2004 Plan which allows eligible employees to defer the receipt of compensation. The amount deferred is credited to a bookkeeping account established in the participant's name and participants may choose from a range of nominal investments according to which their accounts rise or decline. Participants annually elect the amount they want to defer, the date on which payment of their deferrals will begin and the form of payment. In addition, effective January 1, 2014, excess 401(k) contributions are made to the Post-2004 Plan. AXA Equitable believes that compensation deferral is a cost-effective method of enhancing the savings of executives.

For additional information on these plan benefits for the Named Executive Officers, see the Nonqualified Deferred Compensation Table included in this section.

FINANCIAL PROTECTION

THE AXA EQUITABLE EXECUTIVE SURVIVOR BENEFITS PLAN (THE "ESB PLAN"). AXA Equitable sponsors the ESB Plan which offers financial protection to a participant's family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant's eligible compensation (generally, base salary plus higher of most recent short-term incentive compensation award and the average of the three highest short-term incentive compensation awards) and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level.

SEVERANCE ARRANGEMENTS

THE AXA EQUITABLE SEVERANCE BENEFIT PLAN (THE "SEVERANCE PLAN"). AXA Equitable sponsors the Severance Plan to provide severance benefits to eligible employees whose jobs are eliminated for specific defined reasons. The Severance Plan generally bases severance payments to eligible employees on length of service or base salary. Payments are capped at 52 weeks' of base salary or, in some cases, $300,000. To obtain benefits under the Severance Plan, participants must execute a general release and waiver of claims against AXA Equitable and affiliates. For Named Executive Officers, the general release and waiver of claims typically includes non-competition and non-solicitation provisions.

THE AXA EQUITABLE SUPPLEMENTAL SEVERANCE PLAN FOR EXECUTIVES (THE "SUPPLEMENTAL SEVERANCE PLAN"). AXA Equitable sponsors the Supplemental Severance Plan for officers at the level of Executive Director or above. The Supplemental Severance Plan is intended solely to supplement, and is not duplicative of, any severance benefits for which an executive may be eligible under the Severance Plan. The Supplemental Severance Plan provides that eligible executives will receive, among other benefits:

   . Severance payments equal to 52 weeks' of base salary, reduced by any severance payments for which the executive may be eligible under the Severance Plan;

   .   Additional severance payments equal to the greater of:

      . The most recent short-term incentive compensation award paid to the executive;

      . The average of the three most recent short-term incentive compensation awards paid to the executive; and

      . The annual target short-term incentive compensation award for the executive for the year in which he or she receives notice of job elimination; and

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   .   A lump sum payment equal to the sum of: (a) the executive's short-term incentive compensation for the year in which the executive receives notice of job elimination, pro-rated based on the number of the executive's full calendar months of service in that year and (b) $40,000.

MR. PEARSON'S EMPLOYMENT AGREEMENT. Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is terminated by AXA Equitable prior to his attaining age 65 other than for cause, excessive absenteeism or death, or Mr. Pearson resigns for "good reason," Mr. Pearson will be entitled to certain severance benefits, including (i) severance pay equal to the sum of two years of salary and two times the greatest of:
(a) Mr. Pearson's most recent bonus, (b) the average of Mr. Pearson's last three bonuses and (c) Mr. Pearson's target bonus for the year in which termination occurred, (ii) a pro-rated bonus at target for the year of termination, (iii) excess pension plan accruals on the severance pay,
(iv) continued participation in the ESB Plan for an additional year following termination and (v) access to the company medical plans at Mr. Pearson's or his spouse's sole expense for two years from the date of termination. For this purpose, "good reason" includes a material reduction in Mr. Pearson's duties or authority, the removal of Mr. Pearson from his positions, AXA Equitable requiring Mr. Pearson to be based at an office more than 75 miles from New York City, a diminution of Mr. Pearson's titles, a material failure by the company to comply with the agreement's compensation provisions, a failure of the company to secure a written assumption of the agreement by any successor company and a change in control of AXA Financial (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). The severance benefits are contingent upon Mr. Pearson releasing all claims against AXA Equitable and its affiliates and his entitlement to severance pay will be discontinued if he provides services for a competitor. Also, in the event of a termination of Mr. Pearson's employment by AXA Equitable without cause or Mr. Pearson's resignation due to a change in control, Mr. Pearson's severance benefits will cease after one year if certain performance conditions are not met for each of the two consecutive fiscal years immediately preceding the year of termination.

MR. MCMAHON'S SEPARATION AGREEMENT. Mr. McMahon entered into a separation agreement effective on September 12, 2013. Pursuant to the terms of this separation agreement, Mr. McMahon terminated employment with AXA Equitable on February 28, 2014 (the "Termination Date"). In consideration for signing the agreement, Mr. McMahon received (a) his STIC Program award for 2013 at the targeted amount of $1,800,000, adjusted based on actual funding of the 2013 STIC Program pool, (b) a lump sum payment of $2,450,000, which is equal to fifty two weeks of his base salary plus his targeted STIC Program award for 2014, (c) an additional lump sum payment of $340,000, which is equal to his targeted STIC Program award for 2014, pro-rated for his service in 2014 plus $40,000, (d) an additional lump sum of $1,225,000 which is equal to six months of his salary plus a pro-rated targeted STIC Program award for 2014 and (e) the opportunity to enter into agent agreements with each of AXA Network, LLC and AXA Advisors, LLC. In addition, on January 31, 2014, Mr. McMahon was afforded the opportunity to receive continuation of his existing participation in the ESB Plan for a period of one year following the Termination Date in exchange for executing a separate confidential separation agreement and general release. His separation agreement also contains standard provisions related to confidentiality, non-disparagement, and non-solicitation/non-competition.

CHANGE IN CONTROL ARRANGEMENTS

AXA Equitable believes that it is important to provide employees with a level of protection to reduce anxiety that may accompany a change in control. Accordingly, change in control benefits are provided for stock options, restricted stock and performance units.

For stock options granted under the Stock Option Plan, if there is a change in control of AXA Financial, all stock options will become immediately exercisable for their term regardless of the otherwise applicable exercise schedule. Restricted stock granted to employees under The AXA Financial, Inc. 1997 Stock Incentive Plan will become non-forfeitable and be immediately transferable unless the Organization and Compensation Committee of the AXA Financial Board of Directors reasonably determines that: (i) the restricted stock will be honored, (ii) the restricted stock will be assumed or (iii) alternative awards will be substituted for the restricted stock. Such alternative awards must, among other items, provide rights and entitlements substantially equivalent to, or better than, the rights and entitlements of the existing awards and must have substantially equivalent economic value.

Under the 2012 and 2011 Performance Unit Plans, if there is a change in control of AXA Financial at any time between the end of the performance period and the settlement date of the performance units, participants in the plan will maintain the right to receive the settlement of their performance units on the settlement date.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

PERQUISITES

Named Executive Officers are provided with certain perquisites. Pursuant to his employment agreement, Mr. Pearson is entitled to unlimited personal use of a car and driver, two business class trips to the United Kingdom per year with his spouse, expatriate tax services, a company car for his personal use, excess liability insurance coverage, and repatriation costs. Each of the Named Executive Officers may use a car and driver for personal purposes from time to time and may occasionally bring spouses and guests on private aircraft flights otherwise being taken for business reasons. Also, Mr. Lane is permitted to use a corporate membership in a country club for personal purposes. Mr. McMahon also received this perquisite prior to his resignation as President of AXA Equitable on September 12, 2013 when he ceased to receive any perquisites other than certain tax preparation services.

In addition to the above, the Named Executive Officers receive financial planning and tax preparation services.

Tax gross-ups on most perquisites were discontinued starting in 2013.

The incremental costs of perquisites for the Named Executive Officers during 2013 are included in the column entitled "All Other Compensation" in the Summary Compensation Table included in this Item 12.

OTHER COMPENSATION POLICIES

CLAWBACKS

In the event an individual's employment is terminated for cause, all stock options and restricted stock awards held by the individual are forfeited as of the date of termination. In addition, if an individual retires and induces others to leave the employment of an AXA affiliate, misuses confidential information learned while in the employ of AXA affiliate or otherwise acts in a manner that is substantially detrimental to the business or reputation of any AXA affiliate, all outstanding stock options held by the individual will be forfeited.

SHARE OWNERSHIP POLICY

In September 2006, AXA Financial Group approved stock ownership guidelines for executive officers of AXA Equitable including the Named Executive Officers. The stock ownership requirements are expressed as a multiple of base salary, with the chief executive officer required to own stock valued at five times his base salary, senior executive directors required to own stock equal to three times their base salary and executive and managing directors required to own stock one and one half times their base salary. The requirement can be satisfied by owning AXA ordinary shares or AXA ADRs, including AXA ADRs held in accounts under the 401(k) Plan, vested restricted stock units held in the deferred compensation plan and earned performance shares and performance units. Individuals were given a five-year compliance window.

In September 2010, the compliance window was suspended until 2015 due to stock price decline, and because AXA's delisting of its ADRs and deregistration from the SEC decreased the number of vehicles available for the officers to meet their obligations.

DERIVATIVES TRADING AND HEDGING POLICIES

AXA Equitable's reputation for integrity and high ethical standards in the conduct of its affairs is of paramount importance to it. To preserve this reputation, all employees, including the Named Executive Officers, are subject to the AXA Financial Insider Trading Policy. This policy prohibits, among other items, all short sales of securities of AXA and its publicly-traded subsidiaries and any hedging of equity compensation awards (including stock option, performance unit, restricted stock or similar awards) or the securities underlying those awards. Members of AXA's Management Committee must pre-clear with the AXA Group General Counsel any derivatives transactions with respect to AXA securities and/or the securities of other AXA Group publicly-traded subsidiaries (including AllianceBernstein).

IMPACT OF TAX POLICIES

Code Section 162(m) limits tax deductions relating to executive compensation of certain executives of publicly held companies. Because neither AXA Financial nor any of its subsidiaries within the Insurance Segment, including AXA Equitable and MLOA, is deemed to be publicly held for purposes of Code
Section 162(m), these limitations are not applicable to the executive compensation program described above.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

COMPENSATION COMMITTEE REPORT

Not applicable.

CONSIDERATION OF RISK MATTERS IN DETERMINING COMPENSATION

AXA Equitable considered whether its compensation practices are reasonably likely to have a material adverse effect on AXA Equitable and determined that they do not. When conducting its analysis, AXA Equitable considered that the programs have a number of features that contribute to prudent decision-making and avoid an incentive to take excessive risk. The overall incentive design and metrics of the incentive compensation program effectively balance performance over time, considering both company earnings and individual results with various multi-year time-vesting and performance periods. The short-term incentive program mitigates risk by permitting discretionary adjustments for both funding and granting purposes. AXA Equitable also considered that its general risk management controls, oversight of its programs, award review and governance processes preclude decision-makers from taking excessive risk to achieve targets under the compensation plans.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Organization and Compensation Committee served as an officer or employee of AXA Equitable.

In 2013, Directors Duverne and Slutsky also served on the Compensation Committee of the Board of Directors of AllianceBernstein Corporation.

For additional information about the Organization and Compensation Committee, see "Directors, Executive Officers and Corporate Governance".

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

SUMMARY COMPENSATION TABLE

The following table, as well as all other executive compensation tables, presents the compensation of our Named Executive Officers for services performed for the AXA Financial Group for the years ended December 31, 2011, December 31, 2012, and December 31, 2013 allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. The compensation reported in the following table includes items such as salary and non-equity incentive compensation as well as the grant date fair value of performance shares, performance units, AXA miles and stock options. The performance shares, performance units, AXA miles and stock options may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent "total compensation" as described in the Compensation Discussion and Analysis.






                                                                                                       NON-EQUITY
                                              FISCAL                          STOCK       OPTION       INCENTIVE
NAME                                           YEAR  SALARY/(1)/ BONUS/(2)/ AWARDS/(3)/ AWARDS/(4)/ COMPENSATION/(5)/
----                                          ------ ----------  ---------  ----------  ----------  -----------------
PEARSON, MARK................................   2013   $ 58,729             $   72,906  $   12,094  $         116,976
CHAIRMAN AND CHIEF                              2012   $ 44,794             $   46,924  $   11,155  $          69,381
EXECUTIVE OFFICER                               2011   $ 39,800   $ 69,155  $   34,742  $   13,336  $           1,747

MALMSTROM, ANDERS............................   2013   $ 31,591             $   18,187  $    3,018  $          34,800
SENIOR EXECUTIVE                                2012   $ 14,457   $  5,850                          $          13,650
DIRECTOR AND CHIEF
FINANCIAL OFFICER

LANE, NICHOLAS...............................   2013   $ 29,482             $   33,342  $    5,533  $          49,680
SENIOR EXECUTIVE                                2012   $ 19,223             $   24,208  $    3,695  $          27,300
DIRECTOR AND HEAD OF                            2011   $ 16,838             $   12,667  $    3,255  $          21,060
US LIFE AND RETIREMENT

PIAZZOLLA, SALVATORE.........................   2013   $ 44,377             $   13,640  $    2,263  $          47,040
SENIOR EXECUTIVE                                2012   $ 35,070             $   13,157  $    2,006  $          32,760
DIRECTOR AND CHIEF                              2011   $ 29,012   $  5,850  $   10,556  $    2,713  $          25,350
HUMAN RESOURCES OFFICER

WRIGHT, ROBERT...............................   2013   $ 20,203             $   13,640  $    2,263  $          47,040
SENIOR EXECUTIVE DIRECTOR                       2012
AND CHAIRMAN,                                   2011
AXA ADVISORS

MCMAHON, ANDREW..............................   2013   $ 31,107             $   45,467  $    7,545  $         102,643
PRESIDENT                                       2012   $ 23,337             $   38,886  $    5,938  $          59,670
                                                2011   $ 22,888             $   38,003  $    9,765  $          59,670

                                                CHANGE IN
                                                 PENSION
                                                VALUE AND
                                               NONQUALIFIED
                                                 DEFERRED
                                                  COMP-       ALL OTHER
                                                 ENSATION       COMP-
NAME                                          EARNINGS/(6)/  ENSATION/(7)/   TOTAL
----                                          -------------- ------------  ---------
PEARSON, MARK................................ $       38,488  $    16,804  $ 315,977
CHAIRMAN AND CHIEF                            $       56,432  $     3,940  $ 232,626
EXECUTIVE OFFICER                             $        6,378  $    10,663  $ 175,821

MALMSTROM, ANDERS............................                 $    15,352  $ 102,948
SENIOR EXECUTIVE                              $          590  $     4,073  $  38,620
DIRECTOR AND CHIEF
FINANCIAL OFFICER

LANE, NICHOLAS............................... $        3,052  $     1,444  $ 122,533
SENIOR EXECUTIVE                              $       11,963  $     3,685  $  90,074
DIRECTOR AND HEAD OF                          $        9,575  $     2,086  $  65,481
US LIFE AND RETIREMENT

PIAZZOLLA, SALVATORE......................... $       18,868  $     1,895  $ 128,083
SENIOR EXECUTIVE                              $       11,091  $     3,680  $  97,764
DIRECTOR AND CHIEF                            $        3,960  $     9,255  $  86,696
HUMAN RESOURCES OFFICER

WRIGHT, ROBERT...............................                 $     1,580  $  84,726
SENIOR EXECUTIVE DIRECTOR
AND CHAIRMAN,
AXA ADVISORS

MCMAHON, ANDREW..............................                 $   195,595  $ 382,357
PRESIDENT                                     $       28,353  $     3,947  $ 160,131
                                              $       23,778  $     3,145  $ 157,249

/(1)/The amounts in this column reflect actual salary paid in 2013 allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement.
/(2)/No bonuses were paid to the Named Executive Officers in 2013.
/(3)/The amounts reported in this column represent the aggregate grant date fair value of performance shares, performance units and AXA miles awarded in each year in accordance with US GAAP accounting guidance. The 2013 performance share grants were valued at target which represents the probable outcome at grant date. A maximum payout for the performance share grants would result in additional values of: Pearson $94,778, Malmstrom $23,643, Lane $43,345, Piazzolla $17,731, Wright $17,731 and McMahon
     $59,108.
/(4)/The amounts reported in this column represent the aggregate grant date fair value of stock options awarded in each year in accordance with US GAAP accounting guidance.
/(5)/The amounts reported for 2013 are the awards paid in February 2014 to each of the Named Executive Officers based on their 2013 performance. The amounts reported for 2012 are the awards paid in February 2013 for 2012 performance. The amounts reported for 2011 are the awards paid in February 2012 for 2011 performance.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

/(6)/The amounts reported represent the increase in the actuarial present value of accumulated pension benefits for each Named Executive Officer. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2011, 2012 or 2013. Mr. Wright, Mr. Malmstrom and Mr. McMahon each experienced a decrease in the actuarial present value of their accumulated pension benefits in 2013 due to an increase in the interest rate used to calculate this value. The amounts of the decreases were: Mr. Wright ($50,498), Mr. Malmstrom ($254) and Mr. McMahon ($1,922). These amounts are not reflected in the "Total" column.
/(7)/The following table provides additional details for the compensation information found in the All Other Compensation column.

                                                                     EXCESS                    TAX        LIFE         OTHER
                                                                    LIABILITY    FINANCIAL    GROSS    INSURANCE    PERQUISITES/
NAME                                               TRANSPORT/(A)/ INSURANCE/(B)/ ADVICE/(C)/ UPS/(D)/ PREMIUMS/(E)/ BENEFITS/(F)/
----                                               -------------  -------------  ----------  -------- ------------  ------------
PEARSON, MARK................................ 2013    $      718     $      227   $   2,290            $    12,665   $       904
                                              2012    $      422     $      194   $   1,079  $  2,072                $       173
                                              2011    $      235     $      180   $     835  $  4,949                $     4,463

MALMSTROM, ANDERS............................ 2013    $       29                  $   1,208  $  7,317  $       138   $     6,660
                                              2012    $        8                  $     503  $    836  $        30   $     2,697

LANE, NICHOLAS............................... 2013    $       54                        735            $        63   $       592
                                              2012    $       28                  $     482  $  1,627  $        40   $     1,508
                                              2011    $       13     $       68   $     835  $    762  $        54   $       353

PIAZZOLLA, SALVATORE......................... 2013    $       60                  $   1,180            $       148   $       507
                                              2012    $       16                  $   1,546  $  1,550  $       130   $       438
                                              2011    $        3     $       68   $     835  $  3,744  $       158   $     4,448

WRIGHT, ROBERT............................... 2013                                $     403            $       687   $       490
                                              2012
                                              2011

MCMAHON, ANDREW.............................. 2013    $      671                  $     804            $       737   $   193,383
                                              2012    $      518                  $     630  $  1,547  $       553   $       699
                                              2011    $      409     $       68   $     590  $  1,138  $       599   $       342


NAME                                                  TOTAL
----                                               -----------
PEARSON, MARK................................ $    16,804
                                              $     3,940
                                              $    10,662

MALMSTROM, ANDERS............................ $    15,352
                                              $     4,074

LANE, NICHOLAS............................... $     1,444
                                              $     3,685
                                              $     2,085

PIAZZOLLA, SALVATORE......................... $     1,895
                                              $     3,680
                                              $     9,256

WRIGHT, ROBERT............................... $     1,580



MCMAHON, ANDREW.............................. $   195,595
                                              $     3,947
                                              $     3,146

/(a)/Mr. Pearson is entitled to the business and personal use of a dedicated car and driver. The personal use of this vehicle for 2013 was valued based on a formula considering the annual lease value of the vehicle, the compensation of the driver and the cost of fuel. The other Named Executive Officers may use cars and drivers for personal matters from time to time (up to September 12, 2013 for Mr. McMahon). The value for each executive's car use is based on a similar formula taking into account the annual lease value of the vehicle and the compensation of the driver.
/(b)/The company paid the premiums for excess liability insurance coverage for
     Mr. Pearson pursuant to his employment agreement.
/(c)/The company pays for financial planning and tax preparation services for each of the Named Executive Officers.
/(d)/In 2013, AXA Equitable reimbursed AXA Winterthur Switzerland for contributions it made to Mr. Malmstrom's Swiss retirement plan. Mr. Malmstrom was subject to tax in the U.S. on both the amount of these contributions as well as his 2013 earnings in the Swiss plan. AXA Equitable provided a tax gross-up related to both these amounts.
/(e)/This column shows the cost of life insurance coverage provided to the Named Executive Officers under the AXA Equitable Executive Survivor Benefits Plan less the amount of any contributions made by the Named Executive Officers. For this purpose, the cost of the life insurance coverage was determined by multiplying the amount of coverage by the actual policy cost of insurance rates. For Mr. Wright, this column also includes the amount of premiums paid on his behalf for life insurance coverage under the MONY Split Dollar Life Insurance Plan.
/(f)/This column includes the amount of any employer profit sharing contributions received by each Named Executive Officer under the AXA Equitable 401(k) Plan other than Mr. Malmstrom who does not participate in this plan. For Mr. Pearson, this column includes certain air travel and costs related to having a guest accompany him to a board meeting. For
     Mr. Malmstrom, this column includes air travel, reimbursements paid to AXA Winterthur Switzerland for its contribution to his Swiss retirement plan, his foreign housing costs for the month of January 2013 and certain costs related to having a guest accompany him to a board meeting. For
     Mr. Piazzolla, this column includes certain costs related to having a guest accompany him to a board meeting. For Mr. Lane, this column includes the value of his personal use of a company membership in a country club, and certain costs related to having a guest accompany him to a board meeting. For Mr. McMahon, this column includes air travel, certain costs related to having a guest accompany him on business trips and to board meetings and amounts received under his separation agreement ($192,720 which represents the sum of (a) a lump sum payment of $117,600, which is equal to fifty-two weeks of his base salary plus his targeted STIC Program award for 2014, (b) an additional lump sum payment of $16,320, which is equal to his targeted STIC Program award for 2014, pro-rated for his service in 2014, plus $1,920 and (c) an additional lump sum payment of $58,800 which is equal to six months of his salary plus a pro-rated targeted STIC Program award for 2014).

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

2013 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the Summary Compensation Table allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. This table include both equity and non-equity awards granted during 2013.

                                                                                               ALL OTHER
                                                          ESTIMATED FUTURE      ESTIMATED        STOCK
                                                           PAYOUTS UNDER      FUTURE PAYOUTS    AWARDS:  ALL OTHER
                                                             NON-EQUITY        UNDER EQUITY     NUMBER     OPTION
                                                           INCENTIVE PLAN     INCENTIVE PLAN      OF      AWARDS:    EXERCISE
                                                            AWARDS/(1)/        AWARDS/(2)/      SHARES   NUMBER OF   OR BASE
                                                         ------------------ ------------------    OF     SECURITIES  PRICE OF
                                                GRANT    THRE-         MAX- THRE-        MAX-   STOCKS   UNDERLYING   OPTION
NAME                                            DATE     SHOLD TARGET  IMUM SHOLD TARGET IMUM  OR UNITS   OPTIONS   AWARDS/(3)/
----                                          ---------- ----- ------- ---- ----- ------ ----- --------- ---------- ----------
PEARSON, MARK................................               -- $99,960  N/A
                                              03/22/2013                       --  6,720 6,720                        $  17.83
                                              03/22/2013                       --  4,032 5,242

MALMSTROM, ANDERS............................               -- $28,800  N/A
                                              03/22/2013                             559   559                1,118   $  17.83
                                              03/22/2013                           1,006 1,308

LANE, NICHOLAS...............................               -- $37,200  N/A
                                              03/22/2013                       --  1,025 1,025                2,050   $  17.83
                                              03/22/2013                       --  1,844 2,397

PIAZZOLLA, SALVATORE.........................               -- $38,400  N/A
                                              03/22/2013                       --    419   419                  838   $  17.83
                                              03/22/2013                       --    754   981

WRIGHT, ROBERT...............................               -- $43,200  N/A
                                              03/22/2013                       --    419   419                  838   $  17.83
                                              03/22/2013                       --    754   981

MCMAHON, ANDREW..............................               -- $86,400  N/A
                                              03/22/2013                       --  1,397 1,397                2,795   $  17.83
                                              03/22/2013                       --  2,515 3,269

                                                           GRANT
                                                            DATE
                                               CLOSING      FAIR
                                               MARKET      VALUE
                                                PRICE     OF STOCK
                                                 ON         AND
                                               DATE OF     OPTION
NAME                                          GRANT/(4)/ AWARDS/(5)/
----                                          ---------  ----------
PEARSON, MARK................................
                                                $ 18.08     $12,094
                                                            $72,906

MALMSTROM, ANDERS............................
                                                $ 18.08     $ 3,018
                                                            $18,187

LANE, NICHOLAS...............................
                                                $ 18.08     $ 5,533
                                                            $33,342

PIAZZOLLA, SALVATORE.........................
                                                $ 18.08     $ 2,263
                                                            $13,640

WRIGHT, ROBERT...............................
                                                $ 18.08     $ 2,263
                                                            $13,640

MCMAHON, ANDREW..............................
                                                $ 18.08     $ 7,545
                                                            $45,467

/(1)/The target column shows the target award for 2013 for each Named Executive
     Officer under the AXA Equitable 2013 Short-Term Incentive Compensation Plan assuming the plan was 100% funded. There is no minimum or maximum award for any participant in this plan. The actual 2013 awards granted to the Named Executive Officers are listed in the Non-Equity Incentive Compensation column of the Summary Compensation Table.
/(2)/The second row for each Named Executive Officer shows the stock options granted under The AXA Stock Option Plan for AXA Financial Employees and Associates on March 22, 2013. Except for those awarded to Mr. Pearson, these stock options have a ten-year term and a vesting schedule of four years, with one-third of the grant vesting on each of the second, third and fourth anniversaries of the grant date, provided that the last third is subject to a performance condition requiring the AXA ordinary share to perform at least as well as the DowJones Europe Stoxx Insurance Index over a specified period. This performance condition applies to all of Mr. Pearson's options. The third row for each Named Executive Officer shows the performance shares granted under the 2013 International Performance Shares Plan on March 22, 2013. These performance shares have a cliff vesting schedule of three years. Performance shares are granted unearned. Under the 2013 International Performance Shares Plan, the number of shares that is earned is determined at the end of a two-year performance period by multiplying the number of shares granted by a percentage that is determined based on the performance of AXA Group and AXA Financial Life and Savings Operations over the performance period.
/(3)/The exercise price for the stock options granted on March 22, 2013 is equal to the average of the closing prices for the AXA ordinary share on NYSE Euronext Paris SA over the 20 trading days immediately preceding March 22, 2013. For purposes of this table, the exercise price was converted to U.S. dollars using the euro to U.S. dollar exchange rate on March 21, 2013.
/(4)/The closing market price on the date of grant was determined by converting the closing AXA ordinary share price on NYSE Euronext Paris SA on March 22, 2013 to U.S. dollars using the euro to U.S. dollar exchange rate on March 22, 2013.
/(5)/The amounts in this column represent the aggregate grant date fair value of stock options and performance shares granted in 2013 in accordance with US GAAP accounting guidance.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2013

The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2013, allocated to MLOA in a manner consistent with the allocation of compensation expenses under the Services Agreement. The table includes outstanding equity grants from past years as well as the current year.

                                                                        OPTION AWARDS
                                              ------------------------------------------------------------------





                                                                                    EQUITY
                                                                                   INCENTIVE
                                                                                     PLAN
                                                                                    AWARDS:
                                                 NUMBER OF         NUMBER OF       NUMBER OF
                                                SECURITIES        SECURITIES      SECURITIES
                                                UNDERLYING        UNDERLYING      UNDERLYING
                                                UNEXERCISED       UNEXERCISED     UNEXERCISED   OPTION      OPTION
                                                  OPTIONS           OPTIONS        UNEARNED    EXERCISE   EXPIRATION
NAME                                          EXERCISABLE/(1)/ UNEXERCISABLE/(1)/ OPTIONS/(1)/ PRICE/(2)/    DATE
----                                          ---------------  -----------------  -----------  ---------  ----------
PEARSON, MARK................................       277                                           $25.57   03/29/15
                                                    245                                           $33.57   03/31/16
                                                    282                               141         $44.60   05/10/17
                                                    282                               141         $33.21   04/01/18
                                                   1,660                                          $21.59   06/10/19
                                                   1,936                              968         $21.08   03/19/20
                                                   2,200                             4,400        $20.63   03/18/21
                                                                                     5,568        $15.96   03/16/22
                                                                                     6,720        $17.83   03/22/23

MALMSTROM, ANDERS............................       280                               140         $21.08   03/19/20
                                                    185               185             185         $20.63   03/18/21
                                                                      346             173         $15.96   03/16/22
                                                                     1,118            559         $17.83   03/22/23

LANE, NICHOLAS...............................       132                                           $23.37   06/06/15
                                                    182                                           $33.78   03/31/16
                                                    135                                           $45.72   05/10/17
                                                    217                               108         $33.21   04/01/18
                                                    413                                           $13.34   03/20/19
                                                    336                               168         $21.08   03/19/20
                                                    537               537             537         $20.63   03/18/21
                                                                     1,229            615         $15.96   03/16/22
                                                                     2,050           1,025        $17.83   03/22/23

PIAZZOLLA, SALVATORE.........................       448               448             447         $20.63   03/18/21
                                                                      667             334         $15.96   03/16/22
                                                                      838             419         $17.83   03/22/23

WRIGHT, ROBERT...............................      1,969                                          $25.90   03/29/15
                                                   1,002                                          $33.78   03/31/16
                                                    538                               269         $45.72   05/10/17
                                                    741                               371         $33.21   04/01/18
                                                    401                                           $13.34   03/20/19
                                                    545                               272         $21.08   03/19/20
                                                    389               389             389         $20.63   03/18/21
                                                                      703             351         $15.96   03/16/22
                                                                      838             419         $17.83   03/22/23

                                                            STOCK AWARDS
                                              -----------------------------------------
                                                                                 EQUITY
                                                                      EQUITY    INCENTIVE
                                                                    INCENTIVE     PLAN
                                                                       PLAN      AWARDS:
                                                                     AWARDS:     MARKET
                                                                      NUMBER    OR PAYOUT
                                                NUMBER                  OF      VALUE OF
                                                  OF       MARKET    UNEARNED   UNEARNED
                                                SHARES    VALUE OF   SHARES,     SHARES,
                                               OR UNITS   SHARES OR  UNITS OR   UNITS OR
                                               OF STOCK   UNITS OF    OTHER       OTHER
                                                 THAT       STOCK     RIGHTS     RIGHTS
                                                 HAVE     THAT HAVE    THAT       THAT
                                                 NOT         NOT     HAVE NOT   HAVE NOT
NAME                                          VESTED/(3)/  VESTED   VESTED/(4)/  VESTED
----                                          ----------  --------- ----------  ---------
PEARSON, MARK................................      1,590    $44,321      7,373   $205,492









MALMSTROM, ANDERS............................        398    $11,104      1,490   $ 41,518




LANE, NICHOLAS...............................        582    $16,267      3,565   $ 99,365









PIAZZOLLA, SALVATORE.........................        486    $13,535      1,689   $ 47,065



WRIGHT, ROBERT...............................        423    $11,784      1,738   $ 30,610









      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                                                        OPTION AWARDS
                                              ------------------------------------------------------------------





                                                                                    EQUITY
                                                                                   INCENTIVE
                                                                                     PLAN
                                                                                    AWARDS:
                                                 NUMBER OF         NUMBER OF       NUMBER OF
                                                SECURITIES        SECURITIES      SECURITIES
                                                UNDERLYING        UNDERLYING      UNDERLYING
                                                UNEXERCISED       UNEXERCISED     UNEXERCISED   OPTION      OPTION
                                                  OPTIONS           OPTIONS        UNEARNED    EXERCISE   EXPIRATION
NAME                                          EXERCISABLE/(1)/ UNEXERCISABLE/(1)/ OPTIONS/(1)/ PRICE/(2)/    DATE
----                                          ---------------  -----------------  -----------  ---------  ----------
MCMAHON, ANDREW..............................      3,282                                          $25.90   03/29/15
                                                   1,530                                          $33.78   03/31/16
                                                    861                               431         $45.72   05/10/17
                                                    890                               445         $33.21   04/01/18
                                                                                      964         $21.08   03/19/20
                                                                     1,611           1,611        $20.63   03/18/21
                                                                     1,976            988         $15.96   03/16/22
                                                                     2,795           1,397        $17.83   03/22/23

                                                           STOCK AWARDS
                                              ---------------------------------------
                                                                               EQUITY
                                                                    EQUITY    INCENTIVE
                                                                  INCENTIVE     PLAN
                                                          MARKET     PLAN      AWARDS:
                                                          VALUE    AWARDS:     MARKET
                                                            OF      NUMBER    OR PAYOUT
                                                NUMBER    SHARES      OF      VALUE OF
                                                  OF        OR     UNEARNED   UNEARNED
                                                SHARES    UNITS    SHARES,     SHARES,
                                               OR UNITS     OF     UNITS OR   UNITS OR
                                               OF STOCK   STOCK     OTHER       OTHER
                                                 THAT      THAT     RIGHTS     RIGHTS
                                                 HAVE      HAVE      THAT       THAT
                                                 NOT       NOT     HAVE NOT   HAVE NOT
NAME                                          VESTED/(3)/ VESTED  VESTED/(4)/  VESTED
----                                          ----------  ------- ----------  ---------
MCMAHON, ANDREW..............................      2,504  $69,796      5,281   $147,181








/(1)/All stock options have ten-year terms. All stock options granted in 2007 and later (other than the options granted to Mr. Lane in 2007) have a vesting schedule of four years, with one-third of the grant vesting on each of the second, third and fourth anniversaries of the grant date, provided that the last third will vest only if the AXA ordinary share performs at least as well as the Dow Jones Europe Stoxx Insurance Index during a specified period (this condition applies to all options granted to Mr. Pearson in 2013, 2012 and 2011). All stock options granted in 2006 and earlier are vested.
/(2)/All stock options have euro exercise prices. All euro exercise prices have been converted to U.S. dollars based on the euro to U.S. dollar exchange rate on the day prior to the grant date. The actual U.S. dollar equivalent of the exercise price will depend on the exchange rate at the date of exercise.
/(3)/For Mr. Pearson, this column reflects earned performance units. For
     Mr. Malmstrom, Mr. Piazzolla, Mr. Lane, and Mr. Wright, this column reflects earned performance units and AXA miles. For Mr. McMahon, this column reflects earned performance units, restricted AXA ordinary shares granted in 2010 and AXA miles.
/(4)/The amounts in this column include all unearned and unvested performance units and performance shares as of December 31, 2013.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

OPTION EXERCISES AND STOCK VESTED IN 2013

The following table summarizes the value received from stock option exercises and stock grants vested during 2013, allocated in a manner consistent with the allocation of compensation expenses to MLOA under the Services Agreement.

                                                        OPTION AWARDS             STOCK AWARDS
                                                   ------------------------  -----------------------
                                                    NUMBER OF     VALUE       NUMBER OF      VALUE
                                                     SHARES      REALIZED      SHARES      REALIZED
                                                    ACQUIRED        ON       ACQUIRED ON      ON
NAME                                               ON EXERCISE EXERCISE/(1)/ VESTING/(2)/ VESTING/(3)/
----                                               ----------- ------------  -----------  -----------
PEARSON, MARK.....................................         609      $ 1,836          419     $  7,430
MALMSTROM, ANDERS.................................         215      $ 2,347          139        2,462
LANE, NICHOLAS....................................                                   162     $  2,875
PIAZZOLLA, SALVATORE..............................
WRIGHT, ROBERT....................................                                   235        4,165
MCMAHON, ANDREW...................................       4,982      $31,245          546     $  9,692

/(1)/This column reflects the actual sale price received for the stock acquired upon the option exercise less the exercise price and fees.
/(2)/This column reflects the number of performance units granted to the executives under the 2010 AXA Performance Unit Plan that vested on March 19, 2013.
/(3)/The value of the performance units that vested in 2013 was equal to the average of the closing prices for the AXA ordinary share on Euronext Paris over the 20 trading days immediately preceding March 19, 2013, converted to U.S. dollars using the euro to U.S. dollar exchange rate on March 18, 2013.

PENSION BENEFITS AS OF DECEMBER 31, 2013

The following table lists the pension program participation and actuarial present value of each Named Executive Officer's defined benefit pension at December 31, 2013, allocated in a manner consistent with the allocation of compensation expenses to MLOA under the Services Agreement.

                                                                                             NUMBER OF
                                                                                               YEARS   PRESENT VALUE OF
                                                                                             CREDITED    ACCUMULATED
NAME                                                         PLAN NAME/(1)/                   SERVICE      BENEFIT
----                                          ---------------------------------------------- --------- ----------------
PEARSON, MARK................................ AXA Equitable Retirement Plan                          4 $          2,779
                                              AXA Equitable Excess Retirement Plan                   4 $         20,726
                                              AXA Equitable Executive Survivor Benefit Plan          4 $         92,289
MALMSTROM, ANDERS............................ AXA Equitable Retirement Plan                         -- $              0
                                              AXA Equitable Excess Retirement Plan                  -- $              0
                                              AXA Equitable Executive Survivor Benefit Plan         -- $            473
LANE, NICHOLAS............................... AXA Equitable Retirement Plan                          7 $          7,013
                                              AXA Equitable Excess Retirement Plan                   7 $         13,588
                                              AXA Equitable Executive Survivor Benefit Plan          7 $         15,095
PIAZZOLLA, SALVATORE......................... AXA Equitable Retirement Plan                          1 $          1,746
                                              AXA Equitable Excess Retirement Plan                   1 $          8,961
                                              AXA Equitable Executive Survivor Benefit Plan          1 $         26,685
WRIGHT, ROBERT............................... MONY Life Retirement Income Security
                                              Plan for Employees                                    32 $         71,655
                                              AXA Financial Inc. Excess Benefit Plan For
                                              Select Employees                                      32 $        322,312
                                              AXA Equitable Executive Survivor Benefit Plan         32 $         79,858
MCMAHON, ANDREW.............................. AXA Equitable Retirement Plan                          7 $          7,727
                                              AXA Equitable Excess Retirement Plan                   7 $         55,418
                                              AXA Equitable Executive Survivor Benefit Plan          7 $         32,805


                                                PAYMENTS DURING
NAME                                          THE LAST FISCAL YEAR
----                                          --------------------
PEARSON, MARK................................                    0
                                                                 0
                                                                 0
MALMSTROM, ANDERS............................                    0
                                                                 0
                                                                 0
LANE, NICHOLAS...............................                    0
                                                                 0
                                                                 0
PIAZZOLLA, SALVATORE.........................                    0
                                                                 0
                                                                 0
WRIGHT, ROBERT...............................
                                                                 0

                                                                 0
                                                                 0
MCMAHON, ANDREW..............................                    0
                                                                 0
                                                                 0

/(1)/Except as described in the following sentence, the December 31, 2013 liabilities for the AXA Equitable Retirement Plan (the "Retirement Plan"), the MONY Life Retirement Income Security Plan for Employees ("RISPE"), the AXA Equitable Excess Retirement Plan (the "Excess Plan"), the AXA Financial, Inc. Excess Benefit Plan for Select Employees (the "RISPE Excess Plan") and the AXA Equitable Executive Survivor Benefits Plan (the "ESB Plan") were calculated using the same participant data, plan provisions and actuarial methods and assumptions used under U.S. GAAP accounting guidance. A retirement age of 65 is assumed for all pension plan calculations, except that a retirement age of 60 is assumed for Mr. Wright since he is eligible for unreduced plan benefits at age 60.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

THE RETIREMENT PLAN

The Retirement Plan is a tax-qualified defined benefit plan for eligible employees. The Retirement Plan was frozen to new participants effective December 31, 2013 and accruals of benefits generally creased to accrue.

Participants become vested in their benefits under the Retirement Plan after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan: (a) at age 65 (the "normal retirement date") or (b) if they are at least age 55 with at least 5 full years of service (an "early retirement date").

Prior to the freeze, the Retirement Plan provided a cash balance benefit whereby AXA Equitable established a notional account for each Retirement Plan participant. This notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security wage base plus 10% of eligible compensation above the Social Security wage base. Eligible compensation included base salary and short-term incentive compensation and was subject to limits imposed by the Internal Revenue Code ($255,000 in 2013 and $260,000 in 2014). These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012 up to December 31, 2013, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% or a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2013, pay credits earned prior to April 1, 2012 received an interest crediting rate of 4% while pay credits earned on or after April 1, 2012, received an interest crediting rate of .25%.

All of the Named Executive Officers, except Mr. Malmstrom and Mr. Wright, are entitled to a frozen cash balance benefit under the Retirement Plan.

Participants elect the time and form of payment of their Retirement Plan benefits after they separate from service. The normal form of payment for retirement plan benefits depends on a participant's marital status as of the payment commencement date. If the participant is unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment:

   .   Single life annuity;

   . Optional joint and survivor annuity of any whole percentage between 1% and 100%; and

   .   Lump sum (cash balance benefits only).

THE EXCESS PLAN

The Excess Plan which was generally frozen as of December 31, 2013, allows eligible employees to earn retirement benefits in excess of what is permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Internal Revenue Code, that cap both the amount of eligible compensation that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants' names.

The Excess Plan was amended effective September 1, 2008 to comply with the provisions of Code Section 409A. Pursuant to the amendment, a participant's Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service occurs, provided that payment will be delayed six months for "specified employees" (generally, the fifty most highly-compensated officers of AXA Group), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. The time and form of payment of Excess Plan benefits that vested prior to 2005 is the same as the time and form of payment of the participant's Retirement Plan benefits. Mr. Malmstrom and Mr. Wright do not participate in the Excess Plan.

RISPE

As a former employee of MONY Life, Mr. Wright participates in RISPE, which is a tax-qualified defined benefit plan sponsored by AXA Financial for former eligible employees of MONY Life. RISPE provides for retirement benefits upon reaching age 65 and has provisions for early retirement, death benefits, and benefits upon termination of employment for vested participants. RISPE was frozen to new entrants on July 8, 2004 and accruals of benefits generally ceased to accrue effective December 31, 2013. It has a three-year cliff-vesting schedule. Participants are eligible to retire and begin receiving benefits under RISPE: (a) at age 65 (the "normal retirement date") or (b) if they are at

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA least age 55 with at least 5 full years of service (an "early retirement date"). For certain grandfathered participants, including Mr. Wright, RISPE provides benefits under a formula based on final average pay and years of accrual service (as determined as of December 31, 2013 with the freeze of RISPE for grandfathered participants).

Participants elect the time and form of payment of their RISPE benefits after they separate from service. The normal form of payment depends on a participant's marital status as of the payment commencement date. If the participant is unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect an optional form. Among the options are single life annuity, optional joint and survivor annuity of any whole percentage between 1% and 100% and a lump sum.

None of the Named Executive Officers, except Mr. Wright, are entitled to a benefit under RISPE.

RISPE EXCESS PLAN

As a former employee of MONY Life, Mr. Wright participates in the RISPE Excess Plan (prior to October 1, 2013, the Excess Benefit Plan for MONY Employees) which is sponsored by AXA Financial. Prior to the freeze of this plan on December 31, 2013, the plan allowed former eligible employees of MONY Life to earn retirement benefits in excess of what is permitted under the Code with respect to RISPE. Specifically, RISPE is subject to rules under the Code that cap both the amount of eligible earnings that may be taken into account for determining benefits under RISPE and the amount of benefits RISPE may pay annually. The RISPE Excess Plan permitted participants, including Mr. Wright, to accrue and be paid benefits that they would have earned and been paid under RISPE but for these limits. The RISPE Excess Plan is an unfunded plan and no assets were actually set aside in participants' names.

None of the Named Executive Officers, except Mr. Wright, are entitled to a benefit under the Employee Excess Plan.

THE ESB PLAN

The ESB Plan offers financial protection to a participant's family in the case of his or her death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant's eligible compensation (generally, base salary plus higher of most recent short-term incentive compensation award and the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level.

Level 1

A participant can choose between two options at Level 1:

   . Lump Sum Option -- Under the Lump Sum Option, a life insurance policy is purchased on the participant's life. At death, the participant's beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.

   . Survivor Income Option -- Upon the participant's death, the Survivor Income Option provides the participant's beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.

Level 1 coverage continues after retirement until the participant attains age
65.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

Level 2

At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and:

   . Surviving Spouse Benefit Option -- The Surviving Spouse Benefit Option provides the participant's spouse with monthly income equal to about 25% of the participant's monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant's years of service at death (minimum of 5 years).

Level 2 coverage continues after retirement until the participant's death.

Levels 3 and 4

At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and:

   . Surviving Spouse Income Addition Option -- The Surviving Spouse Income Addition Option provides monthly income to the participant's spouse for life equal to 10% of the participant's monthly compensation. The payments are taxable but there is no annual taxation to the participant.

Participants are required to contribute to the cost of any option elected under Levels 3 and 4. Level 3 and 4 coverage continues after retirement until the participant's death provided that contributions are still made by the participant until age 65.

NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2013

The following table provides information on compensation Mr. Wright has elected to defer as described in the narrative that follows, allocated in a manner consistent with the allocation of compensation expenses to MLOA under the Services Agreement.

                                                     EXECUTIVE    REGISTRANT    AGGREGATE    AGGREGATE      AGGREGATE
                                                   CONTRIBUTIONS CONTRIBUTIONS EARNINGS IN WITHDRAWALS/    BALANCE AT
NAME                                                IN LAST FY    IN LAST FY     LAST FY   DISTRIBUTIONS   AT LAST FYE
----                                               ------------- ------------- ----------- ------------- ---------------
PEARSON, MARK
MALMSTROM, ANDERS
LANE, NICHOLAS
PIAZZOLLA, SALVATORE
WRIGHT, ROBERT                                                                  $      346               $         3,062
MCMAHON, ANDREW

THE AXA EQUITABLE POST-2004 VARIABLE DEFERRED COMPENSATION PLAN FOR EXECUTIVES (THE "POST-2004 PLAN").

The above table reflects amounts deferred by Mr. Wright under the "Post-2004 Plan".

The Post-2004 Plan allows eligible employees to defer the receipt of up to 25% of their base salary and short-term incentive compensation. Deferrals are credited to a bookkeeping account in the participant's name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant's name.

Account balances in the Post-2004 Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Post-2004 Plan currently offers a variety of earnings crediting options which are among those offered by the AXA Premier VIP Trust and EQ Advisors Trust.

Each year, participants in the Post-2004 Plan can elect to make deferrals into an account they have already established under the plan or they may open a new account, provided that they may not allocate any new deferrals into an account if they are scheduled to receive payments from the account in the next calendar year. When participants establish an account, they must elect the form and timing of payments for that account. They may receive payments of their account balance in a lump sum or in any combination of lump sum and/or annual installments paid over consecutive years. They may elect to commence payments from an account in July or December of any year after the year following the deferral election provided that payments must commence by the first July or December following age 71.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The table below and the accompanying text presents the hypothetical payments and benefits that would have been payable if the Named Executive Officers terminated employment, or a change-in-control of AXA Financial occurred, on December 31, 2013 (the "Trigger Date"), allocated in a manner consistent with the allocation of compensation expenses to MLOA under the Services Agreement. The payments and benefits described are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described.

Because Mr. McMahon entered into a separation agreement effective September 12, 2013, he is not included in the discussion below. For a description of the terms of his separation agreement, please see the Compensation Discussion and Analysis.

RETIREMENT

The Named Executive Officers would have been entitled to the following payments and benefits if they retired on the Trigger Date. For this purpose, "retirement" means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan. Note that the only Named Executive Officer eligible to retire on the Trigger Date was Mr. Wright.

Short-Term Incentive Compensation: Mr. Wright may have received short-term incentive compensation awards for 2013 under the Retiree Short-Term Incentive Compensation ("STIC") Program. Under that program, retirees who have satisfactory levels of performance and meet certain other requirements are eligible to receive a prorated STIC award based on their completed months of service during the calendar year in which they retire.

Stock Options: All stock options granted to Mr. Wright would have continued to vest and be exercisable until their expiration date, except in the case of misconduct (for which the options would be forfeited).

Performance Units, AXA Miles and Performance Shares: Mr. Wright would have been treated as if he continued in the employ of the company until the end of the vesting period for purposes of his performance unit, AXA Miles and performance share awards. Accordingly, Mr. Wright would have received performance unit, AXA Miles and performance share plan payouts at the same time and in the same amounts as he would have received such payouts if he had not retired.

Retirement Benefits: Mr. Wright would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above.

VOLUNTARY TERMINATION OTHER THAN RETIREMENT

NAMED EXECUTIVE OFFICERS OTHER THAN MR. PEARSON AND MR. MCMAHON

If the Named Executive Officers, other than Mr. Pearson and Mr. McMahon, had voluntarily terminated employment other than by retirement on the Trigger Date:

Short-Term Incentive Compensation: The executives would not have been entitled to any short-term incentive compensation awards for 2013.

Stock Options: All stock options granted to the executives would have been forfeited on the termination date.

Performance Units and Performance Shares: The executives would have forfeited all performance units and performance shares.

AXA Miles: The executives would have forfeited all 50 of the AXA miles granted on March 16, 2012.

Retirement Benefits: The executives would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above.

MR. PEARSON

If Mr. Pearson had voluntarily terminated on the Trigger Date for "Good Reason" as described below, he would have been entitled to: (i) severance pay equal to the sum of two years of salary and two times the greatest of: (a) Mr. Pearson's most recent bonus, (b) the average of Mr. Pearson's last three bonuses and
(c) Mr. Pearson's target bonus for the year in which termination occurred,
(ii) a pro-rated bonus at target for the year of termination, (iii) excess pension plan accruals on the severance pay, (iv) continued participation in the ESB Plan for an additional year following termination and (v) access to the company medical plans at Mr. Pearson's or his spouse's sole expense for two years from the date of termination.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

For this purpose, "Good Reason" includes a material reduction in Mr. Pearson's duties or authority, the removal of Mr. Pearson from his positions, AXA Equitable requiring Mr. Pearson to be based at an office more than 75 miles from New York City, a diminution of Mr. Pearson's titles, a material failure by the company to comply with the agreement's compensation provisions, a failure of the company to secure a written assumption of the agreement by any successor company and a change in control of AXA Financial (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). The severance benefits are contingent upon Mr. Pearson releasing all claims against AXA Equitable and its affiliates and his entitlement to severance pay will be discontinued if he provides services for a competitor. Also, in the event of a termination of Mr. Pearson's employment by AXA Equitable without cause or Mr. Pearson's resignation due to a change in control, Mr. Pearson's severance benefits will cease after one year if certain performance conditions are not met for each of the two consecutive fiscal years immediately preceding the year of termination.

The following table quantifies severance payments or benefits Mr. Pearson would have received if he had voluntarily terminated for Good Reason on the Trigger
Date:

Severance Pay..................................... $  317,520
Pro-Rated Bonus................................... $   99,960
Additional Pension Accruals....................... $   31,190

DEATH

If the Named Executive Officers had terminated employment due to death on the Trigger Date:

Short-Term Incentive Compensation: The executives would not have been entitled to any short-term incentive compensation awards for 2013.

Stock Options: All stock options would have immediately vested. All stock options granted to the executives would have continued to be exercisable until the earlier of their expiration date and the six-month anniversary of the date of death.

Performance Units and Performance Shares: The number of performance units granted in 2012 and the number of performance shares granted in 2013 would have been multiplied by an assumed performance factor of 1.3 and the number of performance units granted in 2011 would have been multiplied by the actual performance factor for that plan. The performance units would have been valued based on the closing price of the AXA ordinary share on NYSE Euronext Paris SA and the euro to U.S. dollar exchange rate on the Trigger Date and the resulting amount would have been paid in cash to the executive's heirs within 90 days following death. The performance shares would have been paid in AXA ordinary shares to the executive's heirs within 90 days following death.

AXA Miles: The executive's heirs would receive 50 AXA ordinary shares at the end of the vesting period (i.e., March 16, 2016).

Retirement Benefits: The executives' heirs would have been entitled to the benefits described in the pension and nonqualified deferred compensation tables above.

INVOLUNTARY TERMINATION WITHOUT CAUSE

NAMED EXECUTIVE OFFICERS OTHER THAN MR. PEARSON AND MR. MCMAHON

The Named Executive Officers, excluding Mr. Pearson and Mr. McMahon, would have been eligible for severance benefits under the AXA Equitable Severance Benefit Plan, as supplemented by the AXA Equitable Supplemental Severance Plan for Executives (collectively, the "Severance Plan"), if an involuntary termination of employment had occurred on the Trigger Date that satisfied the conditions in the Severance Plan. To receive benefits, the executives would have been required to sign a separation agreement including a release of all claims against AXA Equitable and its affiliates and non-solicitation provisions.

The severance benefits would have included:

   .   severance pay equal to 52 weeks' of base salary;

   . additional severance pay equal to the greater of: (i) the most recent STIC award paid to the executive, (ii) the average of the three most recent STIC awards paid to the executive or (iii) the executive's target STIC award for 2013;

   . a lump sum payment equal to the sum of: (i) the executive's target STIC award for 2013 and (ii) $40,000;

   .   one year's continued participation in the ESB Plan; and

   . pension accruals for all severance pay, subject to the terms of the Retirement Plan and the Excess Plan (or, in Mr. Wright's case, RISPE and the RISPE Excess Plan).

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




The following table lists the payments that the executives would have received if they were involuntarily terminated under the Severance Plan on the Trigger Date as well as the implications for their stock option, performance units and performance shares awards:

                           SEVERANCE BENEFITS                                          EQUITY GRANTS
                      -----------------------------  --------------------------------------------------------------
                                         ADDITIONAL
                                LUMP SUM  PENSION
NAME                  SEVERANCE PAYMENT  ACCRUALS                            STOCK OPTIONS
--------------------- --------- -------- ----------  --------------------------------------------------------------
MALMSTROM, ANDERS....   $60,318  $30,720     N/A     Options would continue to vest and be exercisable until the earlier of their expiration date and 30 days after the end of the one-year severance period.

LANE, NICHOLAS.......   $70,610  $39,120    $6,780   Options would continue to vest and be exercisable until the earlier of their expiration date and 30 days after the end of the one-year severance period.

PIAZZOLLA, SALVATORE.   $84,493  $40,320    $8,168   Options would continue to vest and be exercisable until the earlier of their expiration date and 30 days after the end of the one-year severance period.

WRIGHT, ROBERT.......   $63,190  $45,120    $9,622   Continued vesting in all options and ability to exercise the options through expiration date.





                      --------------------

                         PERFORMANCE
NAME                     UNITS/SHARES
--------------------- -------------------
MALMSTROM, ANDERS....     Forfeited



LANE, NICHOLAS.......     Forfeited



PIAZZOLLA, SALVATORE.     Forfeited



WRIGHT, ROBERT....... Continued vesting
                      in all performance
                       units and shares
                       granted prior to
                       the termination
                             date

Mr. Pearson

Under Mr. Pearson's employment agreement, he waived any right to participate in the Severance Plan. Rather, if Mr. Pearson's employment had been terminated without "Cause" as defined below on the Trigger Date, he would have been entitled to the same benefits as termination for Good Reason as described above, subject to the same conditions. "Cause" is defined in Mr. Pearson's employment agreement as: (i) willful failure to perform substantially his duties after reasonable notice of his failure, (ii) willful misconduct that is materially injurious to the company, (iii) conviction of, or plea of NOLO CONTEDERE to, a felony or (iv) willful breach of any written covenant or agreement with the company to not disclose information pertaining to them or to not compete or interfere with the company.

CHANGE-IN-CONTROL

With the exception of Mr. Pearson, none of the Named Executive Officers are entitled to any special benefits upon a change-in-control of AXA Financial other than the benefits provided to all employees for their stock options, restricted stock and performance units.

For stock options granted under the Stock Option Plan, if there is a change in control of AXA Financial, all stock options will become immediately exercisable for their term regardless of the otherwise applicable exercise schedule. Restricted stock granted under The AXA Financial, Inc. 1997 Stock Incentive Plan will become non-forfeitable and be immediately transferable unless the Organization and Compensation Committee of the AXA Financial Board of Directors reasonably determines that: (i) the restricted stock will be honored, (ii) the restricted stock will be assumed or (iii) alternative awards will be substituted for the restricted stock. Such alternative awards must, among other items, provide rights and entitlements substantially equivalent to, or better than, the rights and entitlements of the existing awards and must have substantially equivalent economic value.

Under the 2012 and 2011 Performance Unit Plans, if there is a change in control of AXA Financial at any time between the end of the performance period and the settlement date of the performance units, participants in the plan will maintain the right to receive the settlement of their performance units.

As mentioned above, Mr. Pearson's employment agreement provides that "Good Reason" includes Mr. Pearson's termination of employment in the event of a change-in-control (provided that Mr. Pearson delivers notice of termination within 180 days after the change in control). Accordingly, Mr. Pearson would have been entitled to the benefits described above, subject to the same conditions. For this purpose, a change-in-control includes: (a) any person becoming the beneficial owner of more than 50% of the voting stock of AXA Financial, (b) AXA and its affiliates ceasing to control the election of a majority of the AXA Financial Board of directors and (c) approval by AXA Financial's stock holders of a reorganization, merger or consolidation or sale of all or substantially all of the assets of AXA Financial unless AXA and its affiliates owned directly or indirectly more than 50% of voting power of the company resulting from such transaction.

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




2013 DIRECTOR COMPENSATION TABLE

The following table provides information on compensation that was paid to our directors for their services on the board of MLOA in 2013.

                                                                                                         CHANGE IN
                                                                                                       PENSION VALUE
                                                                                                            AND
                                                      FEES                                             NONQUALIFIED
                                                     EARNED                               NON-EQUITY     DEFERRED
                                                     OR PAID      STOCK       OPTION    INCENTIVE PLAN COMPENSATION
NAME                                               IN CASH/(1)/ AWARDS/(2)/ AWARDS/(3)/  COMPENSATION    EARNINGS
----                                               -----------  ----------  ----------  -------------- -------------
DE CASTRIES, HENRI................................          --          --          --              --            --
DUVERNE, DENIS....................................          --          --          --              --            --
DE OLIVEIRA, RAMON................................     $17,602     $21,664      $1,037              --            --
FALLON-WALSH, BARBARA.............................     $22,558     $21,664      $1,037              --            --
HALE, DANNY L.....................................     $25,076     $21,664      $1,037              --            --
HAMILTON, ANTHONY L...............................     $25,943     $21,664      $1,037              --            --
KRAUS, PETER S....................................          --          --          --              --            --
SCOTT, BERTRAM....................................     $21,420     $21,664      $1,037              --            --
SLUTSKY, LORIE A..................................     $21,935     $21,664      $1,037              --            --
VAUGHAN, RICHARD C................................     $27,486     $21,664      $1,037              --            --





                                                      ALL OTHER
NAME                                               COMPENSATION/(4)/  TOTAL
----                                               ----------------  -------
DE CASTRIES, HENRI................................             $155  $   155
DUVERNE, DENIS....................................             $155  $   155
DE OLIVEIRA, RAMON................................             $205  $40,508
FALLON-WALSH, BARBARA.............................             $491  $45,750
HALE, DANNY L.....................................             $870  $48,647
HAMILTON, ANTHONY L...............................             $137  $48,781
KRAUS, PETER S....................................               --       --
SCOTT, BERTRAM....................................             $269  $44,390
SLUTSKY, LORIE A..................................             $259  $44,895
VAUGHAN, RICHARD C................................             $677  $50,864

/(1)/For 2013, each of our non-officer directors received the following cash compensation:

   .   $17,602 cash retainer (pro-rated for partial years of service);

   .   $325 for each special board meeting attended;

   .   $406 for each Audit Committee meeting attended; and

   .   $325 for all other Committee meetings attended.

In addition, the Chairpersons of the Organization and Compensation Committee, the Investment Committee and the Investment and Finance Committee each received, a $2,708 retainer and the Chairman of the Audit Committee received a $3,385 retainer.

/(2)/The amounts reported in this column represent the aggregate grant date fair value of restricted and unrestricted stock awarded in 2013 in accordance with U.S. GAAP accounting guidance. As of December 31, 2013, our directors had outstanding restricted stock awards in the following amounts:

   Mr. De Oliveira                                 919 restricted shares
   Ms. Fallon-Walsh                                449 restricted shares
   Mr. Hale                                        1,329 restricted shares
   Mr. Hamilton                                    1,329 restricted shares
   Mr. Scott                                       449 restricted shares
   Ms. Slutsky                                     1,329 restricted shares
   Mr. Vaughan                                     1,329 restricted shares

/(3)/The amounts reported in this column represent the aggregate grant date fair value of stock options awarded in 2013 in accordance with U.S. GAAP accounting guidance. As of December 31, 2013, our directors had outstanding stock options in the following amounts:

   Mr. De Oliveira                                 1,181 options
   Ms. Fallon-Walsh                                576 options
   Mr. Hale                                        1,707 options
   Mr. Hamilton                                    4,852 options
   Mr. Scott                                       576 options
   Ms. Slutsky                                     3,603 options
   Mr. Vaughan                                     1,707 options

/(4)/This column lists premiums paid by the company for group life insurance coverage and any amounts paid by the company for a director's spouse to accompany the director on a business trip or event.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

THE EQUITY PLAN FOR DIRECTORS

Under The Equity Plan for Directors (the "Equity Plan"), non-officer directors are granted the following each year:

   .   an option award (granted in the first quarter);

   .   a restricted stock award (granted in the first quarter); and

   . a stock retainer of $13,540, payable in two installments in June and December.

Stock Options

The value of the stock option grants are determined using the Black-Scholes methodology or other methodology used with respect to option awards contemporaneously made to employees. The options are subject to a four-year vesting schedule whereby one-third of each grant vests on the second, third and fourth anniversaries of the grant date.

Restricted Stock

The number of shares of restricted stock to be granted to each non-officer director is determined by dividing $8,124 by the fair market value of the stock on the applicable grant date (rounded down to the nearest whole number). During the restricted period, the directors are entitled to exercise full voting rights on the restricted stock and receive all dividends and distributions. The restricted stock has a three-year cliff vesting schedule.

Termination of Service

In the event a non-officer director dies or, after completing one year of service, is removed without cause, is not reelected, retires or resigns:
(a) his or her options will become fully vested and exercisable at any time prior to the earlier of the expiration of the grant or five years from termination of service and (b) his or her restricted stock will immediately become non-forfeitable; provided that if the director performs an act of misconduct, all of his or her options and restricted stock then outstanding will become forfeited. Upon any other type of termination, all outstanding options and restricted stock are forfeited.

Deferrals of Restricted Stock and Stock Retainer

Non-officer directors may elect to defer receipt of at least ten percent of their stock retainer and/or restricted stock awards. Upon deferral, the director receives deferred stock units in the same number and with the same vesting restrictions, if any, as the underlying awards. The director is entitled to receive dividend equivalents on such deferred stock units, if applicable. The deferred stock units will be distributed in stock on an elected distribution date or upon the occurrence of certain events.

Change in Control

Upon a change in control of AXA Financial, unless the awards will be assumed or substituted following the change in control: (a) the options will either become fully exercisable or cancelled in exchange for a payment in cash equal to the excess, if any, of the change in control price over the exercise price, and
(b) the restricted stock will become immediately non-forfeitable.

CHARITABLE AWARD PROGRAM FOR DIRECTORS

Under the Charitable Award Program for Directors, a non-officer director may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $135,400 after his or her death. Although the company may purchase life insurance policies insuring the lives of the participants to financially support the program, it has not elected to do so.

MATCHING GIFTS

Non-officer directors may participate in AXA Foundation's Matching Gifts program. Under this program, the AXA Foundation matches donations made by participants to public charities of $50 or more, up to $542 per year.

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                                      126

BUSINESS TRAVEL ACCIDENT

All directors are covered for accidental loss of life while traveling to, or returning from:

   /(1)/ board or committee meetings;

   /(2)/ trips taken at our request; and

   /(3)/ trips for which the director is compensated.

Each director is covered up to four times their annual compensation, subject to certain maximums.

DIRECTOR EDUCATION

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the board generally, as well as to their responsibilities in their specific committee assignments and other roles. We generally reimburse non-officer directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $1,354 per director each calendar year.

THE POST-2004 VARIABLE DEFERRED COMPENSATION PLAN FOR DIRECTORS

Non-officer directors may defer up to 100% of their annual cash retainer and meetings fees under The Post-2004 Variable Deferred Compensation Plan for Directors (the "Deferral Plan"). Deferrals are credited to a bookkeeping account in the director's name in the month that the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the director's name. The minimum deferral is 10%.

Account balances in the Deferral Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Deferral Plan currently offers a variety of earnings crediting options which are among those offered by the AXA Premier VIP Trust and EQ Advisors Trust.

Participants in the Deferral Plan elect the form and timing of payments from their accounts. Payments may be received in any combination of a lump sum and/or annual installments paid in consecutive years. Payments may begin in any July or December after the year of deferral, but they must begin by the first July or the first December following age 70 (72 in the case of certain grandfathered directors). Participants make alternate elections in the event of separation from service prior to the specified payment date and death prior to both the specified payment date and separation from service.

The Deferral Plan was designed, and is intended to be administered, in accordance with the requirements of Code Section 409A.

DIRECTOR STOCK OWNERSHIP GUIDELINES

Stock ownership guidelines for non-officer directors were implemented in 2007 with a five-year compliance window. The guidelines require holdings of two times the annual cash retainer.

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



SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

We are an indirect wholly-owned subsidiary of AXA Financial. AXA Financial's common stock is 100% owned by AXA and its subsidiaries. For additional information regarding AXA, see "Business -- Parent Company".

SECURITY OWNERSHIP BY MANAGEMENT

The following table sets forth, as of March 1, 2014, certain information regarding the beneficial ownership of common stock of AXA by each of our directors and executive officers and by all of our directors and executive officers as a group.

                             AXA COMMON STOCK/(1)/

                                                   NUMBER OF SHARES AND
                                                   NATURE OF BENEFICIAL
NAME OF BENEFICIAL OWNER                                OWNERSHIP       PERCENT OF CLASS
------------------------                           -------------------- ----------------
Mark Pearson/(2)/.................................              266,775                *
Henri de Castries/(3)/............................            4,312,699                *
Ramon de Oliveria/(4)/............................               12,606                *
Denis Duverne/(5)/................................            2,680,109                *
Barbara Fallon-Walsh/(6)/.........................                5,976                *
Danny L. Hale/(7)/................................               17,745                *
Anthony J. Hamilton/(8)/..........................               62,506                *
Peter S. Kraus....................................                   --                *
Bertram L. Scott/(9)/.............................                5,977                *
Lorie A. Slutsky/(10)/............................               34,552                *
Richard C. Vaughan/(11)/..........................               17,850                *
Dave Hattem/(12)/.................................              129,532                *
Nick Lane/(13)/...................................              117,065                *
Anders Malmstrom/(14)/............................               39,170                *
Salvatore Piazzolla/(15)/.........................               41,360                *
Sharon Ritchey....................................                   --                *
Robert O. Wright/(16)/............................              200,102                *
All directors, director nominees and executive
  officers as a group (17 persons)/(17)/..........            7,944,024                *

* Number of shares listed represents less than 1% of the outstanding AXA common stock.
/(1)/Holdings of AXA American Depositary Shares ("ADS") are expressed as their equivalent in AXA ordinary shares. Each AXA ADS represents the right to receive one AXA ordinary share.
/(2)/Includes 143,363 shares Mr. Pearson can acquire within 60 days under option plans. Also includes 84,000 unvested AXA performance shares, which are paid out when vested based on the price of an AXA ordinary share at that time and are subject to achievement of internal performance conditions.
/(3)/Includes 2,646,547 shares Mr. de Castries can acquire within 60 days under option plans. Also includes 292,400 unvested AXA performance shares, which are paid out when vested based on the price of an AXA ordinary share at that time and are subject to achievement of internal performance conditions.
/(4)/Includes 745 shares Mr. de Oliveria can acquire within 60 days under options plans.
/(5)/Includes 1,973,578 shares Mr. Duverne can acquire within 60 days under option plans.
/(6)/Includes 5,442 deferred stock units under The Equity Plan for Directors. /(7)/Includes 2,040 shares Mr. Hale can acquire within 60 days under options plans.
/(8)/Includes (i) 13,653 shares Mr. Hamilton can acquire within 60 days under options plans and (ii) 36,869 deferred stock units under The Equity Plan for Directors.
/(9)/Includes 5,977 deferred stock units under The Equity Plan for Directors. /(10)/Includes (i) 9,042 shares Ms. Slutsky can acquire within 60 days under options plans and (ii) 24,465 deferred stock units under The Equity Plan for Directors.
/(11)/Includes 2,040 shares Mr. Vaughan can acquire within 60 days under options plans.

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



/(12)/Includes 70,461 shares Mr. Hattem can acquire within 60 days under option plans. Also includes 19,208 unvested AXA performance shares, which are paid out when vested based on the price of an AXA ordinary share at that time and are subject to achievement of internal performance conditions.
/(13)/Includes 64,451 shares Mr. Lane can acquire within 60 days under option plans. Also includes 38,416 unvested AXA performance shares, which are paid out when vested based on the price of an AXA ordinary share at that time and are subject to achievement of internal performance conditions.
/(14)/Includes 17,134 shares Mr. Malmstrom can acquire within 60 days under option plans. Also includes 20,954 unvested AXA performance shares, which are paid out when vested based on the price of an AXA ordinary share at that time and are subject to achievement of internal performance conditions.
/(15)/Includes 25,595 shares Mr. Piazzolla can acquire within 60 days under option plans. Also includes 15,715 unvested AXA performance shares, which are paid out when vested based on the price of an AXA ordinary share at that time and are subject to achievement of internal performance conditions.
/(16)/Includes 131,798 shares Mr. Wright can acquire within 60 days under option plans. Also includes 15,715 unvested AXA performance shares, which are paid out when vested based on the price of an AXA ordinary share at that time and are subject to achievement of internal performance conditions.
/(17)/Includes 5,100,447 shares the directors and executive officers as a group can acquire within 60 days under option plans.

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                                      129

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

POLICIES AND PROCEDURES REGARDING TRANSACTIONS WITH RELATED PERSONS

AXA Financial, our parent company, has formal policies covering its employees and directors that are designed to avoid conflicts of interests that may arise in certain related party transactions. For example, employees of AXA Financial and its subsidiaries are subject to the AXA Financial Policy Statement on Ethics (the "Ethics Policy Statement"). The Ethics Policy Statement includes provisions designed to avoid conflicts of interests that may lead to divided loyalties by requiring that employees, among other things, not exercise any responsibility in a transaction in which they have an interest, receive certain approvals before awarding any contract to a relative or close personal friend and not take for their own benefit business opportunities developed or learned of during the course of employment. Similarly, MLOA's non-officer directors are subject to the AXA Financial Policy Statement on Interests of Directors and Contracts With Directors And Their Relatives for Non-Officer Directors (the "Policy Statement"). The Policy Statement includes provisions designed to maintain the directors' independent judgment by requiring, among other things, disclosure of interests in any proposed transaction and abstention from voting if a director has a significant financial interest in the transaction or the transaction is with a business organization in which the director has an official affiliation. It further prohibits certain credit related transactions and requires disclosure of potential contracts with and employment of close relatives. Each director must submit a report annually regarding his or her compliance with the Policy Statement.

Other than as set forth above, MLOA does not have written policies regarding the employment of immediate family members of any of its related persons.

As a wholly-owned subsidiary of AXA Financial, and ultimately of AXA, MLOA enter into various transactions with both AXA Financial and AXA and their subsidiaries in the normal course of business including, among others, service agreements, reinsurance transactions, and lending and other financing arrangements. While there is no formal written policy for the review and approval of transactions between MLOA and AXA and/or AXA Financial, such transactions are routinely subject to a review and/or approval process. For example, payments made by MLOA to AXA and its subsidiaries pursuant to certain intercompany service or other agreements ("Intercompany Agreements") are reviewed with the Audit Committee on an annual basis. The amount paid by MLOA for any personnel, property and services provided under such Intercompany Agreements may not exceed the fair market value of such personnel, property and services. Additionally, Intercompany Agreements to which MLOA is a party are subject to the approval of the Arizona Department of Insurance, pursuant to Arizona's insurance holding company systems act.

In practice, any proposed related party transaction which management deems to be significant or outside of the ordinary course of business would be submitted to the Board of Directors for its approval.

TRANSACTIONS BETWEEN MLOA AND AFFILIATES

Under MLOA's service agreement with AXA Equitable, personnel services, employee benefits, facilities, supplies and equipment are provided to MLOA to conduct its business. The associated costs related to the service agreement are allocated to MLOA based on methods that management believes are reasonable, including a review of the nature of such costs and activities performed to support MLOA. As a result of such allocations, MLOA incurred expenses of $89,047,933, $56,589,740 and $53,519,970 for 2013, 2012 and 2011, respectively.

MLOA paid $47,037,841, $32,366,744 and $24,062,718 in commissions and fees for the sale of its insurance products to AXA Distribution Holding Corporation and its subsidiaries in 2013, 2012 and 2011 respectively. AXA Distribution Holding Corporation is an indirect wholly-owned subsidiary of AXA Financial and its subsidiaries include AXA Advisors, LLC, AXA Network LLC and PlanConnect, LLC. MLOA charged AXA Distribution Holding Corporation and its subsidiaries $29,393,106, $24,495,729 and $3,135,608 for their applicable share of operating expenses in 2013, 2012 and 2011, respectively.

In 2013, MLOA used a portion of the consideration received from the reinsurance agreement with Protective Life to return $200,000,000 in capital to its parent, AXA Equitable Financial Services, LLC, and to donate $20,000,000 to AXA Foundation, Inc. (the "Foundation"). The Foundation was organized for the purpose of distributing grants to various tax-exempt charitable organizations and administering various matching gift programs for AXA Equitable and its subsidiaries and affiliates, including MLOA.

In August 2012, MLOA sold its entire portfolio of agricultural loans on real estate to AXA Equitable in exchange for $42,000,000.

Various AXA affiliates cede a portion of their life, health and catastrophe insurance business through reinsurance agreements to AXA Global Life. AXA Global Life, in turn, retrocedes a quota share portion of these risks to MLOA on a one-year term basis. Premiums and experience refunds earned under this arrangement totaled $900,843, $1,160,113 and $1,820,395 in 2013, 2012 and 2011,
respectively. Claims and expenses paid were $748,071, $724,780 and $1,119,749 in 2013, 2012 and 2011, respectively.

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                                      130

MLOA cedes a portion of its life business through excess of retention treaties to AXA Equitable on a yearly renewal term basis. Premiums paid to AXA Equitable totaled $766,576, $570,437 and $426,414 in 2013, 2012 and 2012, respectively.
Claims and expenses were $0, $0 and $0 in 2013, 2012 and 2011, respectively.

MLOA ceded new variable life policies on an excess of retention basis with AXA Equitable and reinsured the no lapse guarantee riders through AXA RE Arizona Company. Ceded premiums totaled $251,881, $317,488 and $334,772 and in 2013, 2012 and 2011, respectively.

In addition to the AXA Equitable service agreement, MLOA has various other service and investment advisory agreements with affiliates. The amount of expenses incurred by MLOA related to these agreements was $1,782,242, $1,939,543 and $1,933,690 for 2013, 2012 and 2011, respectively.

      APPENDIX: INFORMATION ABOUT MONY LIFE INSURANCE COMPANY OF AMERICA

                                   PART II


ITEM 13.    OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


                                                                                 ESTIMATED
         ITEM OF EXPENSE                                                          EXPENSE
         --------------------------------------------------------------------   ----------
         Registration fees...................................................    $      0
         Federal taxes.......................................................         N/A
         State taxes and fees (based on 50 state average)....................         N/A
         Trustees' fees......................................................         N/A
         Transfer agents' fees...............................................         N/A
         Printing and filing fees............................................    $50,000*
         Legal fees..........................................................    $10,000*
         Accounting fees.....................................................         N/A
         Audit fees..........................................................    $20,000*
         Engineering fees....................................................         N/A
         Directors and officers insurance premium paid by Registrant.........         N/A



-------------------------------------------
*    Estimated expense.


ITEM 14.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

The By-Laws of MONY Life Insurance Company of America provide, in Article VI as follows:


                                 ARTICLE VI


        INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS

SECTION 1. NATURE OF INDEMNITY. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he or she is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

SECTION 6. SURVIVAL; PRESERVATION OF OTHER RIGHTS. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of Title 10, Arizona Revised Statutes are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

The indemnification provided by this Article shall not be deemed exclusive of any other right to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SECTION 7. INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this By-Law.


ITEM 15.    RECENT SALES OF UNREGISTERED SECURITIES

None


ITEM 16.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

     (1)  Underwriting Agreement.

          (a) Wholesale Distribution Agreement dated April 1, 2005 by and between MONY Life Insurance Company of America, MONY Securities Corporation, and AXA Distributors, LLC, is incorporated herein by reference to the Registration Statement on Form S-3 (File No. 333-177419) filed on October 20, 2011.

          (b) Broker-Dealer Distribution and Servicing Agreement dated June 6, 2005, made by and between MONY Life Insurance Company of America and AXA Advisors, LLC, is incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-180068), filed on March 13, 2012.

          (c) General Agent Sales Agreement dated June 6, 2005, by and between MONY Life Insurance Company of America and AXA Network, LLC, incorporated herein by reference to Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-180068), filed on March 13, 2012.

          (i) First Amendment dated as of August 1, 2006 to General Agent Sales Agreement dated as of August 1, 2006 by and between MONY Life Insurance Company of America and AXA Network, incorporated herein by reference to Exhibit (c)(9) to the Registration Statement on Form N-6 (File No. 333-134304) filed on March 1, 2012.

          (ii) Second Amendment dated as of April 1, 2008 to General Agent Sales Agreement dated as of April 1, 2008 by and between MONY Life Insurance Company of America and AXA Network, LLC, is incorporated herein by reference to Exhibit (d) (ii) to the Registration Statement on Form S-1 (File No. 333-180068) filed on March 13, 2012.

     (2)  Not Applicable.

     (3)  (i)  Articles of Incorporation.

              (a) Articles of Restatement of the Articles of Incorporation of MONY Life Insurance Company of America (as Amended July 22,
                   2004), incorporated herein by reference to post-effective amendment no. 7 to the registration statement on Form N-4 (File No. 333-72632) filed on April 22, 2005.

     (3)  (ii)  By-Laws.

              (a) By-Laws of MONY Life Insurance Company of America (as Amended July 22, 2004), incorporated herein by reference to post-effective amendment no. 8 to the registration statement on Form N-4 (File No. 333-72632) filed on May 4, 2005.

     (4)  Form of contract.

          (a) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to Exhibit 4 to Registration Statement (File No. 333-59717) on Form N-4, filed on July 23, 1998.

          (b) Proposed form of flexible payment variable annuity contract, incorporated herein by reference to Exhibit 4 to Registration Statement (File No. 333-72632) on Form N-4, filed on January 9,2002.

     (5)  Opinion and consent of counsel regarding legality

          (a) Opinion and consent of Dodie Kent as to the legality of securities being registered, filed herewith.

     (8) Opinion and consent of Robert Levy as to tax matters, incorporated herein by reference to Post-Effective Amendment No. 1 to Form S-1 on Form S-2 (File No. 333-105089) filed on August 4,2004.

     (9)  Not Applicable.

     (10) Material Contracts.

          (a) Services Agreement between The Mutual Life Insurance Company of New York and MONY Life Insurance Company of America, incorporated herein by reference to Post-Effective Amendment No. 22 to the registration statement on Form N-6 (File No. 333-06071) filed on April 30, 2003.

          (b) Amended and Restated Services Agreement between MONY Life Insurance Company of America and AXA Equitable Life Insurance Company dated as of February 1, 2005, incorporated herein by reference to Exhibit 10.2 to Annual Report (File No. 333-65423) on Form 10-K, filed on March 31, 2005.


          (c) Broker-Dealer and General Agent Servicing Agreement for In-Force MLOA Products dated October 1, 2013, MONY Life Insurance Company of America, AXA Advisors, LLC and AXA Network, LLC incorporated herein by reference to post-effective amendment no. 24 to the registration statement on Form S-6 (333-56969), filed on April 25, 2014.



          (d) Wholesale Level Servicing Agreement for In-Force MLOA Products dated October 1, 2013, MONY Life Insurance Company of America, AXA Distributors, LLC, incorporated herein by reference to post-effective amendment no. 24 to the registration statement on Form S-6 (333-56969), filed on April 25, 2014.



          (e) Reinsurance Agreement by and among MONY Life Insurance Company of America and Protective Life Insurance Company, dated October 1, 2013, incorporated herein by reference to post-effective amendment no. 24 to the registration statement on Form S-6 (333-56969), filed on April 25, 2014.


     (11) Not Applicable.

     (12) Not Applicable.

     (15) Not Applicable.

     (16) Not Applicable.

     (21) Not Applicable.

     (23) Consents of Experts and Counsel.

          (a) Consent of Pricewaterhouse Coopers, LLP filed herewith.

          (b) See Item (5) above.

     (24) Powers of Attorney.

          (a) Powers of Attorney, filed herewith.

     (25) Not Applicable.

     (26) Not Applicable.

101.INS.     XBRL Instance Document, filed herewith.

101.SCH.     XBRL Taxonomy Extension Schema Document, filed herewith.

101.CAL.     XRL Taxonomy Extension Calculation Linkbase Document, filed herewith.

101.LAB.     XBRL Taxonomy Label Linkbase Document, filed herewith.

101.PRE.     XBRL Taxonomy Extension Presentation Linkbase Document, filed herewith.

101.DEF.     XBRL Taxonomy Extension Definition Linkbase Document, filed herewith.

ITEM 17.    UNDERTAKINGS

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) to include any prospectus required by section 10 (a) (3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a) (1) (i), (a) (1) (ii) and (a) (1) (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15 (d) of the Securities Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424 (b) that is part of this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424 (b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

          (5) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424; (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant; (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and (iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

     (b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


As required by the Securities Act of 1933 and the Investment Company Act of 1940, the Depositor has caused this Amendment to the Registration Statement to be signed on its behalf, by the undersigned, duly authorized, in the City and State of New York, on the 25th day of April, 2014.









MONY Life Insurance Company of America
(Registrant)
By:/s/ Dodie Kent
DODIE KENT
VICE PRESIDENT AND ASSOCIATE GENERAL COUNSEL
MONY Life Insurance Company of America


Pursuant to the requirements of the Securities Act of 1933 and the Investment Company Act of 1940, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated:


PRINCIPAL EXECUTIVE OFFICERS:


                   *                    Chairman of the Board, Chief Executive Officer,
            Mark Pearson                  Director and President


PRINCIPAL FINANCIAL OFFICER:

                   *                    Senior Executive Vice President and Chief Financial
        Anders B. Malmstrom               Officer

PRINCIPAL ACCOUNTING OFFICER:


                   *                   Executive Vice President and Chief Accounting Officer
          Andrea M. Nitzan


*DIRECTORS:


Mark Pearson                          Peter S. Kraus                        Lorie A. Slutsky
Denis Duverne                         Ramon de Oliveira                     Richard C. Vaughan
Barbara Fallon-Walsh                  Bertram L. Scott                      Henri de Castries
Danny L. Hale                         Anthony J. Hamilton

*BY:        /S/ DODIE KENT
             Dodie Kent
           ATTORNEY-IN-FACT
            April 25, 2014


                                EXHIBIT INDEX


                EXHIBIT NO.                                 DESCRIPTION                                    TAG VALUE
               ------------    ---------------------------------------------------------------------    --------------

                  (5)(a)                         Opinion and Consent of Dodie Kent                         EX-99.5a

                  (23)(a)                     Consent of Pricewaterhouse Coopers LLC                       EX-99.23a

                  (24)(a)                               Powers of Attorney                                 Ex-99.24a

                  101.INS                             XBRL Instance Document                              EX-101.INS

                  101.SCH                     XBRL Taxonomy Extension Schema Document                     EX-101.SCH

                  101.CAL              XRL Taxonomy Extension Calculation Linkbase Document               EX-101.CAL

                  101.LAB                      XBRL Taxonomy Label Linkbase Document                      EX-101.LAB

                  101.PRE             XBRL Taxonomy Extension Presentation Linkbase Document              EX-101.PRE

                  101.DEF              XBRL Taxonomy Extension Definition Linkbase Document               EX-101.DEF